UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
South Jersey Industries, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☐	No fee required.
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Environmental, Social, Governance (ESG)
Since 2018 South Jersey Industries has been working to develop and formalize its ESG Strategy with the creation of a management ESG Committee. Our Board of Directors understands the importance and impact of ESG on our organization, and, as a result, it expanded the role of the Board’s Corporate Responsibility Committee and renamed it the ESG Committee to reflect enhanced oversight of our ESG Initiatives. The ESG Committee of the Board provides oversight, monitoring and guidance on environmental and social-related risk and opportunities. To learn more about the ESG Committee of the Board, please go to page 44.

In April of 2021, SJI announced a comprehensive clean energy plan, including a timeline to achieve carbon-neutral operations. SJI has set forth benchmarks to achieve a 70% carbon reduction of operational emissions and consumption by the year 2030 and 100% reduction by 2040. Moving forward, SJI is committing at least 25% of annual capital expenditures on sustainability projects. Additionally, during 2021, SJI formed a Sustainability and Greenhouse Gas Emissions (GHG) Reduction Committee responsible for the development, execution and oversight of all clean energy and sustainability initiatives for the organization.

Due to the COVID-19 pandemic we shifted most of our workforce to remote work and increased our efforts to both engage and focus on the emotional health and well-being of our employees during this unprecedented time. At SJI, we encourage our employees to use their voices to build a high-performing and engaged culture. We conduct biennial engagement surveys and periodic pulse surveys to measure how we’re performing in these areas. Our commitment to Diversity and Inclusion is central to who we are as One SJI, with inclusion as a core value in our Collective Ambition that unites us under a singular vision, purpose and aspiration. We have enhanced our Diversity, Equity and Inclusion (“DEI”) strategy to focus on three tenants: talent, supplier diversity and community partnerships, which serve as the foundation of SJI’s DEI program.

As described above, the Board of Directors has established an internal Environmental, Social and Governance (ESG) Management Committee that includes cross-functional members of management from key areas of the Company such as ESG, human resources, legal, risk management, communications, safety and environment. The committee is responsible for managing the implementation of the company’s key sustainability and ESG strategies, initiatives, and policies and provides guidance on the Company’s ESG reporting. To date, SJI has utilized the Edison Electric/American Gas Association (EEI/AGA) ESG Template and the Sustainability Accounting Standards Board (SASB) frameworks for its ESG reporting.

South Jersey Industries, Inc. 1 South Jersey Plaza Folsom, New Jersey 08037 Tel. (609) 561-9000 Fax (609) 561-7130
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Date:	May 10, 2022
Time:	10:00 a.m. Eastern Time
Online:	www.virtualshareholdermeeting.com/SJI2022
To the Shareholders of South Jersey Industries
NOTICE IS HEREBY GIVEN that South Jersey Industries, Inc.’s (the “Company” or “SJI”) 2022 Annual Meeting of Shareholders (the “Annual Meeting”) will be held online at: www.virtualshareholdermeeting.com/SJI2022 on May 10, 2022, at 10:00 a.m. Eastern Time, for the following purposes:
1.	To elect 10 director nominees who are listed in the accompanying proxy statement (term expiring 2023) (the “Director Elections Proposal”).
2.
To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of February 23, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among SJI, NJ Boardwalk Holdings LLC, a Delaware limited liability company (“Parent”) and Boardwalk Merger Sub, Inc., a New Jersey corporation and wholly owned subsidiary of Parent (“Merger Sub”) (the “Merger Proposal”).

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into SJI, with SJI continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”) and, if the Merger is completed, SJI shareholders will have the right to receive $36.00 in cash, without interest, for each share of common stock owned immediately prior to the effective time of the Merger.
3.
To consider and vote on a proposal to approve, on an advisory, non-binding basis, the compensation that may be paid or may become payable to SJI’s named executive officers in connection with the Merger (the “Merger Advisory Compensation Proposal”).

4.To hold an advisory vote to approve executive compensation (the “Annual Advisory Compensation Proposal”).
5.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2022 (the “Auditor Ratification Proposal”).
6.
To consider and vote on a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the Annual Meeting (the “Adjournment Proposal”).

Voting can be completed in one of four ways:
return the proxy card by mail	online at www.proxyvote.com
via telephone at 1-800-690-6903	attend the meeting online at: www.virtualshareholdermeeting.com/SJI2022
The Board of Directors has fixed the close of business on April 4, 2022 as the record date (the “Record Date”) for determining shareholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only shareholders of record on that date are entitled to notice of, and to vote at, the Annual Meeting.
The obligations of SJI, Parent and Merger Sub to complete the Merger are subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to this proxy statement, and you are encouraged to read it in its entirety.
The Board of Directors of the Company recommends that shareholders vote “FOR” the Director Elections Proposal, “FOR” the Merger Proposal, “FOR” the Merger Advisory Compensation Proposal, “FOR” the Annual Advisory Compensation Proposal, “FOR” the Auditor Ratification Proposal and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.
You may attend online at: www.virtualshareholdermeeting.com/SJI2022. While attending online, you will be able to vote your shares and submit questions by following the instructions on the website.

Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares now. Please complete and sign the enclosed proxy card and promptly return it in the envelope provided or, if you prefer, you may vote by telephone or on the Internet. Please refer to the enclosed proxy card for instructions on how to use these options. Should you attend the Annual Meeting, you may revoke your proxy and vote in person.
If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the enclosed voting instruction card. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt and approve the Merger Agreement, without your instructions.
The accompanying proxy statement provides you with more specific information about the Annual Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. You should carefully read the entire accompanying proxy statement, including the annexes and documents referred to or incorporated by reference therein. You may also obtain more information about the Company from the documents the Company files with the U.S. Securities and Exchange Commission (the “SEC”), including those incorporated by reference into the accompanying proxy statement.
If you have any questions or need assistance voting your shares, please contact: D.F. King & Co., Inc. the Company’s proxy solicitor, by calling (800) 549-6746 toll-free.
BY ORDER OF THE BOARD OF DIRECTORS

Corporate Secretary
Folsom, NJ
April 11, 2022
YOUR VOTE IS IMPORTANT. PLEASE VOTE, SIGN, DATE, AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR ON THE INTERNET.
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on May 10, 2022. The Proxy Statement, the Proxy Card and the 2021 Annual Report on Form 10-K are also available to view at www.sjindustries.com by clicking on Investors > Financial Reporting.
If you sign, date and mail your proxy card without indicating how you wish to vote, your shares will be voted as the Board of Directors recommends and your proxy will be counted as a vote “FOR” the Director Elections Proposal, “FOR” the Merger Proposal, “FOR” the Merger Advisory Compensation Proposal, “FOR” the Annual Advisory Compensation Proposal, “FOR” the Auditor Ratification Proposal, and “FOR” the Adjournment Proposal, if necessary or appropriate, to solicit additional proxies.
The Merger has not been approved or disapproved by the SEC or any state securities commission. Neither the SEC nor any state securities commission has passed upon the merits or fairness of the Merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.
THIS PROXY STATEMENT IS DATED APRIL 11, 2022 AND IS FIRST BEING MAILED
TO SHAREHOLDERS OF SJI ON OR ABOUT APRIL 11, 2022.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider, and you should read the entire Proxy Statement carefully before voting.
2022 Annual Meeting Information

Time	Date	Location
10:00 a.m. Eastern Time	May 10, 2022	www.virtualshareholdermeeting.com/SJI2022

Attending the Meeting
You may access the meeting by going to www.virtualshareholdermeeting.com/SJI2022 and following the prompts. You will be asked to provide your control number, as shown on your Proxy Card. If you do not have a control number, contact your broker for access or follow the instructions provided in your proxy materials.

Agenda, Voting Matters and the Board’s Recommendations
The following table summarizes the items that will be brought for a vote of our shareholders at the meeting, along with the recommendation of the Company’s Board of Directors (which we refer to as the “Board” or the “Board of Directors”) as to how shareholders should vote on each of them.
Proposals:	Board Recommendation	Page
1 Election of 10 director candidates nominated by the Board, each to serve a one-year term (the “Director Elections Proposal”)	FOR each nominee	14
2 The approval of the Merger Agreement (the “Merger Proposal”)	FOR	15
3 The advisory, non-binding compensation proposal relating to the Merger (the “Merger Advisory Compensation Proposal”)	FOR	23
4 An advisory vote to approve executive compensation (the “Annual Advisory Compensation Proposal”)	FOR	24
5 Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022 (the “Auditor Appointment Proposal”)	FOR	26
6 Adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the Annual Meeting (the “Adjournment Proposal”)	FOR	27
In addition to these matters, shareholders may be asked to vote on such other business as may properly be brought before the meeting or any adjournment or postponement thereof.
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Proxy Statement Summary
Votes Required for Approval
The table below summarizes the votes required for approval of each matter to be brought before the Annual Meeting, as well as the treatment of abstentions and broker non-votes.
Proposals:	Vote Required for Approval	Abstentions	Broker Non-Votes
1 Director Elections Proposal	Majority of votes cast	No effect	No effect
2 Merger Proposal	Majority of votes cast	No effect	No effect
3 Merger Advisory Compensation Proposal	Majority of votes cast	No effect	No effect
4 Annual Advisory Compensation Proposal	Majority of votes cast	No effect	No effect
5 Auditor Ratification Proposal	Majority of votes cast	No effect	Not applicable
6 Adjournment Proposal	Majority of votes cast	No effect	No effect
Websites
Links to websites included in this Proxy Statement are provided solely for convenience. Information contained on websites, including on our website, is not, and will not be deemed to be, a part of this Proxy Statement or incorporated by reference into any of our other filings with the Securities and Exchange Commission (the “SEC”).
Forward-looking and other statements in this document may also address our environmental, social, and governance (ESG) and diversity, inclusion, and belonging progress, plans, and goals. The inclusion of such statements is not an indication that these are material to investors or required to be disclosed in the Company’s filings with the SEC. In addition, historical, current, and forward-looking environmental, diversity, and social-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.
General Information
Shareholder Proposals and Nominations for the 2023 Annual Meeting of Shareholders
Any proposal that a qualified shareholder of the Company wishes to include in the Company’s Proxy Statement and form of proxy for the Company’s 2023 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must be received by the Company at its principal executive offices by December 12, 2022. To be included, proposals should be mailed to the Corporate Secretary at 1 South Jersey Plaza, Folsom, New Jersey 08037.
Additionally, a shareholder of the Company may wish to nominate a director or have other business presented at the 2023 Annual Meeting of Shareholders, but not to have such proposal included in the Company’s Proxy Statement and form of proxy relating to that meeting. In compliance with the Company’s bylaws, notice of any such proposal must be received by the Company at its principal executive offices between January 10, 2023 and February 9, 2023. However, if we hold our 2023 Annual Meeting of Shareholders more than 30 days before or 70 days after the anniversary date of the 2022 Annual Meeting of Shareholders, such notice must be received by us no later than the tenth day after the date on which we publicly disclose the date of the meeting. All such nominations and other proposals should be mailed to the Corporate Secretary at 1 South Jersey Plaza, Folsom, New Jersey 08037 and must satisfy the informational requirements set forth in our bylaws. If a nomination or proposal for other business is not received during this period, such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal. In addition to satisfying the deadlines in the advance notice provisions of our bylaws, a shareholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 to the Corporate Secretary no later than March 11, 2023.

South Jersey Industries, Inc. | 2022 Proxy Statement |	2

Proxy Statement Summary

Other Proposed Action for the 2022 Annual Meeting of Shareholders
The Board of Directors knows of no matters other than those set forth in the Notice of Annual Meeting of Shareholders to come before the 2022 Annual Meeting. However, if any other business should properly be presented at the meeting, the proxies will be voted in accordance with the judgment of the person or persons holding the proxies pursuant to Rule 14a-4(c) under the Exchange Act.

Householding of Annual Meeting Materials
Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to deliver a single copy of the proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement and the 2021 Form 10-K, to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, called “householding,” allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each shareholder will continue to be entitled to submit a separate proxy or voting instructions. Certain banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy materials. If you are a beneficial owner of our shares and would prefer to receive separate copies of our Proxy Statement or Annual Report on Form 10-K for other shareholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Beneficial owners of our shares sharing an address who are receiving multiple copies of our Proxy Statement and/or our Annual Report on Form 10-K and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
If you consent to householding, your election will remain in effect until you revoke it. Upon written or oral request to the Corporate Secretary at 1 South Jersey Plaza, Folsom, New Jersey 08037 Telephone: (609) 561-9000, the Company will promptly provide separate copies of the 2021 Annual Report on Form 10-K and/or this Proxy Statement.

3	| South Jersey Industries, Inc. | 2022 Proxy Statement

Proxy Statement Summary
Frequently Asked Questions About the Annual Meeting
Questions	Answers
Why am I being provided with these materials?
This Proxy Statement is furnished on behalf of the Board of Directors to solicit proxies for use at its Annual Meeting and at any adjournments or postponements thereof. The meeting is scheduled for May 10, 2022, at 10:00 a.m. online at: www.virtualshareholdermeeting.com/SJI2022.

Who will pay the cost of this proxy solicitation?
The Company bears the cost of this solicitation, which is primarily made by mail. However, the Corporate Secretary or Company employees may solicit proxies by phone, fax, e-mail or in person, but they will not be separately compensated for these services. The Company will also use D. F. King at a cost not expected to exceed $17,500, plus expenses, to distribute to brokerage houses and other custodians, nominees, and fiduciaries additional copies of the proxy materials and 2021 Annual Report on Form 10-K for beneficial owners of our stock.

Who is entitled to vote?
Only shareholders of record, meaning those holders whose shares of our common stock, $1.25 par value per share (“common stock”), are registered directly with our transfer agent, Broadridge Financial Solutions, Inc. (“Broadridge”) at the close of business on April 4, 2022 may vote at the meeting. If you are a beneficial owner, meaning you hold shares in our Company in “street name” (i.e., through a broker, bank or other nominee), you cannot vote your shares directly and must instead instruct your broker, bank or other nominee on how to vote your shares.
On the Record Date, the Company had 122,407,427.26 shares of common stock outstanding. Shareholders of common stock are entitled to one vote per share on each matter to be acted upon.

How do I vote my shares for the 2022 Annual Meeting?
If you are a shareholder of record, you may vote by granting a proxy. Specifically, you may vote:
• by internet—you may submit your proxy by going to www.proxyvote.com and following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your proxy card in order to vote by internet.
• by telephone—you may submit your proxy by using a touch-tone telephone to dial 1-800-690-6903 and following the recorded instructions. You will need the 16-digit number included on your proxy card in order to vote by telephone.
• by mail—you may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, you must indicate your name and title or capacity.
• online—www.virtualshareholdermeeting.com/SJI2022 Follow the instructions on the website to vote your shares.
If you are a beneficial owner holding your shares in “street name,” you may vote by submitting voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this on the internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

South Jersey Industries, Inc. | 2022 Proxy Statement |	4

Proxy Statement Summary
Questions	Answers

What do I need to do to attend the 2022 Annual Meeting of Shareholders and how will it be conducted?
The Company decided to hold a virtual meeting of shareholders this year in consideration of risks and uncertainties related to gathering shareholders, directors and management for an in-person meeting considering the current global pandemic. The meeting will be conducted on-line in a manner similar to an in-person meeting. You will be able to attend the Annual Meeting on-line, vote your shares electronically and submit questions related to the proposals during the meeting by visiting www.virtualshareholdermeeting.com/SJI2022 and following the instructions on your proxy. Rules and Conduct for the Annual Meeting will be available at the virtual forum site. The Annual Meeting will start promptly at 10:00 a.m. Eastern Time. The Company encourages you to access the Annual Meeting prior to the start time to allow time to complete the check-in procedures.

What constitutes a quorum?
A quorum is necessary to conduct the business. This means holders of at least a majority of the outstanding shares of common stock entitled to vote must be present at the meeting, either by proxy or in person. Abstentions and “broker non-votes” (as discussed below) will be treated as present to determine a quorum.
In the absence of a quorum, the Chairman or his designee presiding over the meeting may adjourn the 2022 Annual Meeting from time to time, without notice other than by oral announcement at the meeting, until the time that a quorum is present.

What is a “broker non-vote” and how does it affect voting on each proposal?
A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner in “street name” does not vote on a particular proposal, because the bank, broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. See “Proxy Statement Summary—Votes Required for Approval” on page 2 for a discussion of which proposals do and do not permit discretionary voting by brokers and the effect of a “broker non-vote.”

What am I voting on, how many votes are required to approve each proposal, how are votes counted and how does the Board of Directors recommend I vote?	See “Proxy Statement Summary—Votes Required for Approval” on page 2 and “Proxy Statement Summary—Voting Matters and the Board’s Recommendation” on page 1 for this information.

What if I receive more than one proxy card about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card, or, if you vote by Internet or telephone, vote once for each proxy card you receive

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Proxy Statement Summary
Questions	Answers
What will be the result if I submit my proxy card without making specific instructions or abstain from voting?
Properly signed proxies received by the Company will be voted at the meeting. If a properly signed proxy contains a specific instruction about any matter to be acted on, the shares represented by the proxy will be voted according to those instructions. Conversely, if you sign and return your proxy but do not indicate how to vote for a particular matter, your shares will be voted as the Board of Directors recommends. If you abstain from voting, such action will have no effect on the outcome of the vote for the proposals. If other matters are properly brought before the Annual Meeting, or any adjournment of the Annual Meeting, your shares will be voted as the Board of Directors recommends. See “Proxy Statement Summary—Voting Matters and the Board’s Recommendation” on page 1 for information on the Board of Directors’ voting recommendations.

May I revoke my proxy or change my vote?
Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may revoke your proxy or change your vote by:
• sending a written statement to that effect to the attention of our Corporate Secretary, 1 South Jersey Plaza, Folsom, New Jersey 08037, provided such statement is received no later than May 9, 2022, or, in the case of voting of shares held through the Company’s 401(k) plan, no later than May 6, 2022;
• voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on May 9, 2022, or, in the case of voting of shares held through the Company’s equity incentive plans, no later than May 6, 2022;
• submitting a properly signed proxy card with a later date that is received no later than May 9, 2022, or, in the case of voting of shares held through the Company’s 401(k) plan, no later than May 6, 2022; or
• attending the 2022 Annual Meeting and voting in person by ballot at the virtual meeting.
If you are a beneficial owner holding your shares in “street name”, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the 2022 Annual Meeting if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares in person.

Who will count the votes? Where can I find the results of the 2022 Annual Meeting?
A representative of Broadridge will serve as inspector of elections and count all of the proxies or ballots submitted. We will disclose the final voting results on a current report on Form 8-K within four business days after the 2022 Annual Meeting.

South Jersey Industries, Inc. | 2022 Proxy Statement |	6

Proxy Statement Summary
Questions and Answers About the Merger
Questions	Answers
What will happen in the Merger, and as a shareholder, what will I receive in the Merger?
On February 23, 2022, the Company entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) with NJ Boardwalk Holdings LLC, a Delaware limited liability company (“Parent”) and Boardwalk Merger Sub, Inc., a New Jersey corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Surviving Corporation”, and such transaction, the “Merger”). The Board is soliciting the vote of our shareholders to approve the Merger Proposal. The Merger cannot occur without the required approval of SJI’s shareholders. The Board unanimously recommends that shareholders vote “FOR” the Merger Proposal.
If the Merger is completed, the Company will become a wholly-owned subsidiary of Parent, and you will be entitled to receive $36.00 in cash, without interest (the “merger consideration”), for each share of common stock that you owned immediately prior to the effective time of the Merger (the “effective time”). In addition, while it is not part of the merger consideration, the Merger Agreement provides that the Company may continue to declare and pay dividends (subject to certain limitations contained in the Merger Agreement) prior to the completion of the Merger, including a “stub period” dividend with respect to the period between the last quarterly dividend paid by us and the effective time.

How do the Company’s directors and executive officers intend to vote?
Our directors and executive officers owned 579,401 shares of common stock on April 4, 2022, the record date for the Annual Meeting. These shares represented in total 0.47% of our common stock outstanding and entitled to vote as of the record date. We currently expect that the Company’s directors and executive officers will vote their shares of common stock in favor of the Merger Proposal and the other proposals to be considered at the Annual Meeting, although they have no obligation to do so.

When do you expect the Merger to be completed?
We seek to complete the Merger as soon as reasonably practicable, subject to receipt of necessary or advisable regulatory approvals and approval of the Merger Proposal by our shareholders (the “Company shareholder approval”). We expect the Merger to be completed in the fourth quarter of 2022, subject to the approval of the Merger Proposal by the Company’s shareholders, the receipt of regulatory approvals and other customary closing conditions. However, we cannot predict when regulatory review will be completed, whether regulatory or Company shareholder approval will be received or the potential terms and conditions of any regulatory approval that is received. In addition, the satisfaction of certain other conditions to the Merger, some of which are outside of our control, could require the parties to complete the Merger later than expected or not to complete it at all. For a discussion of the conditions to the completion of the Merger and of the risks associated with obtaining regulatory approvals in connection with the Merger, see “The Proposed Merger—The Merger Agreement—Conditions to the Merger” beginning on page 85 and “The Proposed Merger—Regulatory Matters Relating to the Merger” beginning on page 68.

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Proxy Statement Summary
Questions	Answers
Should I send in my stock certificates now?	No. After the Merger is completed, Parent will send former Company shareholders written instructions for exchanging their stock certificates for the merger consideration.

Who can answer any questions I may have about the Annual Meeting or the Merger?	Our shareholders may contact D.F. King & Co., Inc., the Company’s proxy solicitor, by calling (800) 549-6746 toll-free.

Will I have to pay taxes on the merger consideration I receive?
The exchange of shares of our common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder (as defined in “The Proposed Merger—U.S. Federal Income Tax Consequences of the Merger”) who receives cash in the Merger will generally recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) such U.S. Holder’s adjusted tax basis in the shares of our common stock exchanged in the Merger. Any such capital gain or loss will generally constitute long-term capital gain or loss if the U.S. Holder’s holding period for our common stock exchanged is more than one year as of the date of the Merger. A Non-U.S. Holder (as defined in “The Proposed Merger—U.S. Federal Income Tax Consequences of the Merger”) who receives cash in the Merger will generally not be subject to U.S. federal income tax on gain recognized, except in certain circumstances described in further detail below in “The Proposed Merger—U.S. Federal Income Tax Consequences of the Merger—Considerations for Non-U.S. Holders.” Each U.S. Holder is urged to consult its tax advisor regarding the U.S. federal income tax considerations to such U.S. Holder of the exchange of shares of our common stock for cash pursuant to the Merger in light of its particular circumstances (including the application and effect of any federal, state, local, or foreign tax laws).

What happens if I sell my shares of Company common stock before the Annual Meeting?
The record date for the Annual Meeting is earlier than the date of the Annual Meeting. If you own shares of common stock as of the close of business on the record date, but transfer your shares after the close of business on the record date but before the Annual Meeting, you will retain your right to vote such shares at the Annual Meeting, but you will no longer have the right to receive the merger consideration with respect to such shares.

Am I entitled to exercise dissenters’ rights instead of receiving the merger consideration for my shares of Company common stock?	No. Under Section 14A:11-1 of the New Jersey Business Corporation Act, Company shareholders do not have dissenters’ rights in connection with the Merger.

What happens if the Merger is not completed?
In the event that the Merger Proposal does not receive the required approval from our shareholders, or if the Merger is not completed for any other reason, our shareholders will not receive any payment for their shares of common stock in connection with the Merger. Instead, we will remain an independent public company and we expect that our common stock will continue to be listed and traded on the New York Stock Exchange (the “NYSE”), our common stock will continue to be registered under the Exchange Act, and shareholders will continue to own their shares of common stock.

South Jersey Industries, Inc. | 2022 Proxy Statement |	8

Proxy Statement Summary

Corporate Governance Highlights
SJI is governed by a Board of Directors in which nine out of ten (9 out of 10) Directors are not SJI employees. Our Board of Directors, elected by the shareholders, is the Company’s ultimate decision-making entity, aside from matters reserved for shareholder consideration.
independent Chairman
9 Independent Director nominees
board refreshment and diversity
the Board maintains six standing committees: Audit, Compensation, ESG, Executive, Nominating & Governance and Strategy & Finance
regular sessions of Independent Directors
annual election of Directors by majority vote
long-standing commitment to ESG
self-disclosure of diversity characteristics
annual Board Evaluation

9	| South Jersey Industries, Inc. | 2022 Proxy Statement

Proxy Statement Summary
Director Tenure and Diversity

Director Nominees
*All Director Nominees have elected to self-disclose the following diversity characteristics
Name	Age	Gender	Race/Ethnicity	Director Since	Principal Occupation
Sarah Barpoulis	57	F	International	2012	Owner, Interim Energy Solutions, LLC
Victor Fortkiewicz	70	M		2010	Of Counsel, Cullen and Dykman, LLP
Sheila Hartnett-Devlin	63	F		1999	Trustee, Sector Select Fund
G. Edison Holland Jr.	68	M		2019	Retired, President and CEO, Southern Company Holdings; Retired, EVP Southern Company Services
Sunita Holzer	60	F	Asian	2011	CHRO, Verisk Analytics
Kevin O’Dowd	49	M		2020	Co-President/CEO, Cooper University Health Care
Christopher Paladino	61	M		2020	President, New Brunswick Development Corporation
Michael Renna*	54	M		2014	President and CEO, South Jersey Industries, Inc.
Joseph Rigby	65	M		2016	Chairman, South Jersey Industries, Inc.
Frank Sims	71	M	African American	2012	Chairman, Atlanta Pension Fund
*All Director Candidates are independent except for Mr. Renna.
South Jersey Industries, Inc. | 2022 Proxy Statement |	10

Proxy Statement Summary
21st Century Clean Energy Infrastructure Company
SOUTH JERSEY INDUSTRIES, INC.
Utility		Non-Utility
South Jersey Gas	Elizabethtown Gas	Energy Production		Energy Management
		Renewables	Decarbonization	Wholesale Services	Retail Services
$3B+ infrastructure company supplying safe, reliable and affordable energy and supporting economic growth transitioning to low carbon and renewable energy future in U.S. and New Jersey launched utility-centered $3.5B, 5-year capital plan -- with ~60% for sustainability investment utilities remain our core growth engine -- focus on infrastructure modernization to ensure safety, reliability and redundancy to 700,000+ customers disciplined non-utility strategy is complementary to utility business -- aligns with clean energy goals of our region focusing on decarbonization investments that generate strong project returns and predictable earnings committed to investment grade balance sheet, ample liquidity and solid credit metrics to execute growth plan

~$3.9B Market Cap	~700,000 SJIU Customers	~1,100 SJI Employees
~$3.7B Rate Base	$178M 2021 Economic Earnings	23 Years of Consecutive Dividend Increases
70-80% Long-Term Regulated Earnings	~50% Emissions Reduction 2006-2019	~1.5% Annual Customer Growth Rate
11	| South Jersey Industries, Inc. | 2022 Proxy Statement

Proxy Statement Summary
Strong Track Record
Demonstrated Record of Commitment to Key Priorities
Environmental	Social	Governance

stated goal for 70% reduction in consumption and emissions by 2030 and 100% by 2040 at least 25% of annual capital spending for sustainability investment replacement of 800+ miles of vintage mains and related facilities energy efficiency programs that reduce customer consumption and cost
RNG/Hydrogen initiatives to lower carbon content of gas and reduce emissions fuel cell investments to reduce emissions and support grid reliability solar installations in support of clean energy goals of our region
200+ CNG vehicles across our fleet
focus on safety and customer service
51% workforce diversity across 1,100+ employees
focused attention on Diversity, Equity, and Inclusion efforts and programs commitment to supplier diversity
significant contributions to community & local non-profit organizations health and financial wellness programs to support employee engagement corporate giving and employee giving and volunteerism programs experienced board of directors with diverse skill set across disciplines
30% of board members are female
90% of board members are considered independent
ESG and Diversity Council oversight and accountability
annual independent third-party board effectiveness evaluation
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Proxy Statement Summary
Shareholder Engagement

Deceber - January	February - March
Enhance proxy statement and annual report content based on feedback and respond to shareholder concerns.	Ahead of annual meeting, conduct engagement with investors that have expressed any concerns or questions over ballot items and proxy statement

September - November	April - August
Conduct general off-season engagement outreach with shareholders and proxy advisors.	Review and summarize feedback from annual meeting, identify potential areas of concern, track governance trends, and finalize ESG Report.

Key Topics Discussed with Shareholders in 2021

COVID-19 Response	business operations continue to function effectively during pandemic
ESG	dynamic ESG Annual Report, updated in real time
Environment	demonstrated record of commitment to sustainability
decarbonization goal of 70% reduction in emissions by 2030 and 100% by 2040
60% of total capex 2021 – 2025 allocated toward sustainability investments ongoing commitment beyond 2025 for at least 25% of annual capex for sustainability investments
Social	focus on identifying D&I strengths and areas of talent opportunity while expanding sourcing channels to drive increased diverse representation purposeful emphasis and enhancements on community partnership initiatives and increased commitment to strengthening diverse supplier base committed focus on the emotional health and well-being of the entire employee population during the pandemic
Mission & Strategy	disciplined growth plan
sustainability investment
Corporate Governance	board of directors have diverse qualifications and experiences, and are aligned to our current and future strategy and business needs commitment to Board Refreshment – in last three years, three Directors have retired and three have been added commitment to Board Diversity – with at least 30% female representation and 30% ethnic diversity since 2012
One SJI Committed To A Clean Energy Future Through Environmental, Social and Governance Investment

13	| South Jersey Industries, Inc. | 2022 Proxy Statement

SUMMARY OF PROPOSAL 1   DIRECTOR ELECTIONS PROPOSAL
At the Annual Meeting, 10 directors are to be elected to the Board of Directors to hold office for a one-year term. The Board nominated the following persons: Sarah M. Barpoulis, Victor A. Fortkiewicz, Sheila Hartnett-Devlin, G. Edison Holland Jr., Sunita Holzer, Kevin M. O’Dowd, Christopher J. Paladino, Michael J. Renna, Joseph M. Rigby and Frank L. Sims. We do not anticipate that, if elected, any of the nominees will be unable to serve. If any should be unable to accept the nomination or election, the persons designated as proxies on the proxy card may vote for a substitute nominee selected by the Board of Directors. In accordance with its Charter, the Nominating & Governance Committee reviewed the education, experience, judgment, diversity and other applicable and relevant skills of each nominee and determined that each nominee possesses skills and characteristics that support the Company’s strategic vision. The Nominating & Governance Committee determined that the key areas of expertise include: corporate governance; cybersecurity/IT; enterprise leadership; environmental, social, governance (ESG); financial expertise (including accounting, finance, and “audit committee financial experts” as defined by the SEC); governmental and regulatory; human resources; public/shareholder relations; risk assessment/management; strategy formation/execution; and technical/industry. The Nominating & Governance Committee concluded that the nominees possess expertise and experience in these areas, and the Board approved the slate of nominees. Based on their expertise and experience, the Board, upon recommendation of the Nominating & Governance Committee, determined the following directors should be nominated for re-election to the Board at the Annual Meeting to serve until the 2023 Annual Meeting of Shareholders:
Highlights of Director Nominees
Sarah M. Barpoulis Age: 57 Director since: 2012 Owner of Interim Energy Solutions, LLC, Potomac, MD
Sheila Hartnett-Devlin, CFA Age: 63 Director since: 1999 Trustee, Select Sector SPDR Fund Boston, MA
Sunita Holzer Age: 60 Director since: 2011 Chief Human Resources Officer, Verisk Analytics, Jersey City, NJ
Christopher J. Paladino Age: 61 Director since: 2020 President, New Brunswick Development Corporation, New Brunswick, NJ

Joseph M. Rigby
Age: 65
Director since: 2016
Chairman, (non-executive) South Jersey Industries, Folsom, NJ Retired, Chairman, President and Chief Executive Officer of Pepco Holdings, Inc. Washington, D.C.

Victor A. Fortkiewicz Age: 70 Director since: 2010 Of Counsel, Cullen and Dykman, LLP, New York, NY
G. Edison Holland, Jr. Age: 68 Director since: 2019 Retired, President and CEO, Southern Company Holdings; Retired, Executive Vice President, Southern Company Services, Atlanta, GA
Kevin M. O’Dowd Age: 49 Director since: 2020 Co-President/CEO of Cooper University Health Care, Camden, NJ
Michael J. Renna Age: 54 Director since: 2014 President and CEO, South Jersey Industries, Folsom, NJ
Frank L. Sims Age: 71 Director since: 2012 Chairman of the Board, Atlanta Pension Fund, Atlanta, GA
South Jersey Industries, Inc. | 2022 Proxy Statement |	14

SUMMARY OF PROPOSAL 2 THE MERGER PROPOSAL
The Parties to the Merger (see page 50)
South Jersey Industries, Inc.
1 South Jersey Plaza
Folsom, New Jersey 08037
(609) 561-9000
South Jersey Industries, Inc., which we refer to as SJI or the Company, is an energy infrastructure holding company based in Folsom, NJ and delivers energy services to customers through two primary subsidiaries: SJI Utilities, Inc. (“SJIU”) and SJI Energy Enterprises, Inc. (“SJIEE”). SJIU houses the Company’s regulated natural gas utility operations, delivering safe, reliable and affordable natural gas to more than 700,000 residential, commercial and industrial customers across New Jersey via its South Jersey Gas and Elizabethtown Gas subsidiaries. SJIEE houses the Company’s non-utility operations primarily focused on clean energy development and decarbonization via renewable energy production and energy management activities. The Company’s common stock is listed and traded on the NYSE under the ticker symbol “SJI.”
NJ Boardwalk Holdings LLC
277 Park Avenue, 35th Floor
New York, New York 10172
(212) 270-6000
NJ Boardwalk Holdings LLC, a Delaware limited liability company which we refer to as Parent, is an affiliate of the Infrastructure Investments Fund (“IIF”), a private investment vehicle consisting of two master holding companies, which are advised by a dedicated infrastructure investment group within J.P. Morgan Investment Management Inc. Parent was formed solely for the purpose of entering into the Merger Agreement and completing the Merger and the other transactions contemplated by the Merger Agreement, including the financing related to the Merger.
Boardwalk Merger Sub, Inc.
277 Park Avenue, 35th Floor
New York, New York 10172
(212) 270-6000
Boardwalk Merger Sub, Inc., which we refer to as Merger Sub, is a New Jersey corporation formed by Parent solely for the purpose of entering into the Merger Agreement and completing the Merger and the other transactions contemplated by the Merger Agreement. Merger Sub is a wholly-owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement. Subject to the terms of the Merger Agreement, upon the completion of the Merger, Merger Sub will cease to exist and the Company will continue as the Surviving Corporation.
Infrastructure Investments Fund
277 Park Avenue, 35th Floor
New York, New York 10172
(212) 270-6000
Infrastructure Investments Fund, which we refer to as IIF, is an approximately $20 billion private investment vehicle focused on investing in critical infrastructure assets. IIF is responsible for investing and growing the retirement funds of more than 60 million families. Headquartered in New York with additional offices in London, and advised by a dedicated infrastructure investment group within J.P. Morgan Investment Management Inc., IIF is a long-term owner of companies that provide essential services, such as renewable energy, water, natural gas and electric utilities, and transportation infrastructure, all of which are vital to the economic health and productivity of the communities in which it operates.
IIF’s portfolio of companies serves over 10 million customers and employs over 10,000 people from local communities. Providing local essential services – with employees, customers and communities that often overlap – requires IIF’s companies to be well-governed, have a strong culture and be stewards of the environment in order to fulfill the terms of its social license to operate.
IIF’s 18 portfolio companies are located primarily in the United States, Europe and Australia, and include five utility companies globally. IIF also has significant experience developing renewable energy sources, having invested billions in renewable power generation assets which collectively provide 6.1 GW of renewable capacity.
Concurrently with the execution of the Merger Agreement, IIF US Holding 2 LP, an affiliate of IIF (the “Sponsor”), agreed to provide funding to Parent in connection with the closing of the Merger.
The Proposed Merger (see page 51)
Under the terms of the Merger Agreement, Merger Sub, a wholly-owned subsidiary of Parent, will merge with and into the Company with the Company continuing as the Surviving Corporation and becoming a wholly-owned subsidiary of Parent. The Merger will be completed only after the satisfaction or waiver, if applicable, of the conditions to the completion of the Merger discussed below.
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The Merger Agreement is attached as Annex B to this Proxy Statement. We encourage you to read the Merger Agreement carefully and fully, as it is the legal document that governs the Merger.
Certain Effects of the Merger; Merger Consideration (see page 51)
Under the terms of the Merger Agreement, Merger Sub will merge with and into the Company with the Company continuing as the Surviving Corporation in the Merger and becoming a wholly-owned subsidiary of Parent.
On and subject to the terms and conditions set forth in the Merger Agreement, at the effective time, each share our common stock issued and outstanding immediately prior to the effective time will be cancelled and converted into the right to receive the merger consideration of $36.00 in cash, without interest.
U.S. Federal Income Tax Consequences of the Merger (see page 70)
The exchange of shares of our common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder who receives cash in the Merger will generally recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) such U.S. Holder’s adjusted tax basis in the shares of our common stock exchanged in the Merger. Any such capital gain or loss will generally constitute long-term capital gain or loss if the U.S. Holder’s holding period for our common stock exchanged is more than one year as of the date of the Merger.
A Non-U.S. Holder who receives cash in the Merger pursuant to the Merger will generally not be subject to U.S. federal income tax on gain recognized, except in certain circumstances described in further detail below in “The Proposed Merger—U.S. Federal Income Tax Consequences of the Merger—Considerations for Non-U.S. Holders.”
Each Holder is urged to consult its tax advisor regarding the U.S. federal income tax considerations to such Holder of the exchange of shares of our common stock for cash pursuant to the Merger in light of its particular circumstances (including the application and effect of any federal, state, local, or foreign tax laws).
Additional Interests of the Company’s Directors and Executive Officers in the Merger (see page 72)
In considering the recommendations of the Board with respect to the Merger, our shareholders should be aware that our directors and executive officers have certain interests, including financial interests, in the Merger that may be different from, or in addition to, the interests of our shareholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement, and in making its recommendation that our shareholders approve the Merger Proposal.
See “The Proposed Merger—Additional Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 72.
No Dissenters’ Rights (see page 70)
Under Section 14A:11-1 of the New Jersey Business Corporation Act, shareholders do not have the right to dissent from any plan of merger or consolidation with respect to shares (1) of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger or consolidation or (2) for which, pursuant to the plan of merger or consolidation, such shareholder will receive cash. Accordingly, Company shareholders do not have dissenters’ rights in connection with the Merger.
Treatment of Company Equity Awards (see page 75)
Immediately prior to the effective time, (1) each then-outstanding restricted stock unit with respect to the Company common stock that vests solely based on the passage of time and was granted pursuant to any equity compensation plan, arrangement or agreement of the Company, including the 2015 Omnibus Equity Compensation Plan, whether vested or unvested (a “TRSU”), will be cancelled and, in exchange therefore, the Surviving Corporation will pay to each former holder of any such cancelled TRSU an amount in cash (without interest, and subject to deduction for any required withholding tax) equal to the product of (x) the merger consideration and (y) the number of shares of our common stock subject to such TRSU and (2) each then-outstanding restricted stock unit with respect to the Company common stock that vests in whole or in part based on the achievement of performance goals and was granted pursuant to a Company equity plan, whether vested or unvested (a “PRSU”), will be cancelled and, in exchange therefore, the Surviving Corporation will pay to each former holder of any such cancelled PRSU an amount in cash (without interest, and subject to deduction for any required withholding tax) equal to the product of (x) the merger consideration and (y) the greater of the number of shares of our common stock that would be delivered under the terms of the applicable award agreement based on (A) the actual achievement of the applicable performance criteria as if the performance period ended on the business day immediately preceding the closing date of the Merger, as determined in good faith by the Company and Parent, and (B) the achievement of the applicable performance criteria at the target level.
Dividends (see page 79)
Under the terms of the Merger Agreement, we have agreed not to declare dividends, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of our capital stock, other equity interests or voting securities, except for (1) regular quarterly cash dividends payable by us in respect of shares of
South Jersey Industries, Inc. | 2022 Proxy Statement |	16

our common stock not in excess of (A) $0.3100 per share for quarterly dividends declared before November 20, 2022, and (B) $0.3193 per share for quarterly dividends declared on or after November 20, 2022, in each case, on a schedule consistent with our past practice, and (2) a “stub period” dividend to holders of our common stock as of immediately prior to the effective time equal to the product of (x) the number of days from the record date for payment of the last quarterly dividend paid by us prior to the effective time and (y) a daily dividend rate determined by dividing the amount of the last quarterly dividend paid prior to the effective time by 91.
Recommendation of the Company’s Board of Directors (see page 57)
The Board has reviewed and considered the terms of the Merger and the Merger Agreement and has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of the Company and its shareholders, (2) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Agreement, (3) directed that the Merger Agreement, the Merger and the other transactions contemplated thereby be submitted for consideration at a shareholder meeting of the Company and (4) resolved to recommend the approval and adoption of the Merger Agreement, the Merger and the other transactions contemplated thereby by the shareholders of the Company. The Board unanimously recommends that our shareholders vote “FOR” the Merger Proposal.
Opinion of BofA Securities, Inc. (see page 59 and Annex C)
On February 23, 2022, at a meeting of the Board held to evaluate the Merger, BofA Securities, Inc. (“BofA Securities”), the Company’s financial advisor, delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated February 23, 2022, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in BofA Securities’ written opinion, the merger consideration to be received in the Merger by holders of Company common stock (other than excluded shares) was fair, from a financial point of view, to such holders.
The full text of BofA Securities’ written opinion to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this Proxy Statement and is incorporated by reference herein in its entirety. The summary of BofA Securities’ opinion included in this Proxy Statement is qualified in its entirety by reference to the full text of BofA Securities’ written opinion. BofA Securities delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Securities’ opinion does not address any other terms or other aspects or implications of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger. BofA Securities’ opinion does not address any other aspect of the Merger and does not express any opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter. See the section entitled “The Merger Proposal—Opinion of BofA Securities”, on page 59.
Financing of the Merger Consideration (see page 52)
We, Parent and Merger Sub expect the purchase price for the Merger to be funded through equity financing in an aggregate amount of up to $4.53 billion. See the section below entitled “The Proposed Merger—Financing of the Merger Consideration—Equity Commitment Agreement”. The Company’s existing Five-Year Revolving Credit Agreement is also expected to be replaced in connection with the closing of the Merger. See the section below entitled “The Proposed Merger—Financing of the Merger Consideration—Debt Commitment Letter.”
The consummation of the Merger under the Merger Agreement is not subject to any financing condition.
Regulatory Matters Relating to the Merger (see page 68)
To complete the Merger, the Company and Parent need to obtain approvals or consents from, or make filings with, a number of public utility, antitrust and other regulatory authorities, including (1) the filing of notification and report forms with the Antitrust Division of the Department of Justice (the “DOJ”) and the Federal Trade Commission (the “FTC”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), and expiration or early termination of any applicable waiting periods under the HSR Act, (2) authorization by the Federal Energy Regulatory Commission (the “FERC”) under Section 203 of the Federal Power Act (the “FPA”), (3) authorization of the Federal Communications Commission (the “FCC”) to assign or transfer control of our FCC licenses and (4) authorization and consent of the New Jersey Board of Public Utilities (the “NJBPU”).
Subject to the terms and conditions of the Merger Agreement, each of the Company and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other party in doing, all things necessary to cause the conditions to the closing of the Merger to be satisfied as promptly as reasonably practicable or to effect the closing of the Merger as promptly as reasonably practicable.
See “The Proposed Merger—Regulatory Matters Relating to the Merger” beginning on page 68 of this Proxy Statement for additional detail regarding the regulatory approval process.
17	| South Jersey Industries, Inc. | 2022 Proxy Statement

No Solicitation of Competing Proposals; Superior Proposal (see page 81)
We are subject to a “no shop” restriction that limits our ability to solicit alternative acquisition proposals or provide nonpublic information to, and engage in discussion with, third parties, except under limited circumstances to permit the Board to comply with its fiduciary duties.
We will not, and will not authorize our affiliates or any of our or their representatives to, either directly or indirectly, (1) initiate, solicit or knowingly encourage or knowingly facilitate (including by providing information) any inquiries, proposals or offers with respect to, or the making or completion of, a Company acquisition proposal (as defined below) or that would reasonably be expected to lead to a Company acquisition proposal; or (2) engage or participate in any negotiations or discussions concerning, or provide or cause to be provided any non-public information or data relating to the Company or its subsidiaries or joint ventures in connection with, a Company acquisition proposal. For purposes of this Merger Proposal, “subsidiary” shall have the meaning ascribed to it in the Merger Agreement.
Notwithstanding the foregoing, at any time prior to obtaining the Company shareholder approval, in response to a bona fide written Company acquisition proposal made after the date of the Merger Agreement that did not result from a material breach of our non-solicitation obligations and which the Board determines in good faith constitutes or may reasonably be expected to lead to a Company superior proposal (as defined below), we may (1) furnish information with respect to the Company or its subsidiaries or joint ventures to the person making such Company acquisition proposal and its representatives pursuant to a customary confidentiality agreement on terms that, taken as a whole, are not materially less restrictive to the other party than those contained in the confidentiality agreement between us and an affiliate of IIF (provided that any material non-public information has previously been provided to Parent or is provided to Parent prior to or concurrently with the provision of such information to such person), and (2) participate in discussions or negotiations with the person making such Company acquisition proposal (and its representatives) regarding such Company acquisition proposal.
For purposes of this Proxy Statement:
•
a “Company acquisition proposal” means any inquiry, offer or proposal concerning (1) any merger, reorganization, consolidation, share exchange or other business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any subsidiary of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole (for the 12-month period ending on the last day of the Company’s most recently completed fiscal quarter); or (2) the acquisition in any manner, directly or indirectly, of over 20% of the equity securities or consolidated total assets of the Company; in each case other than the Merger; and

•
a “Company superior proposal” means a bona fide written Company acquisition proposal (with all of the references to 20% in the definition of Company acquisition proposal described above adjusted to increase the percentages referenced therein to 50%) that the Board determines in good faith (after consultation with its financial advisors and outside counsel) (1) is more favorable from a financial point of view to our shareholders than the Merger, taking into account all the terms and conditions of such proposal, and the Merger Agreement and (2) is reasonably capable of being completed, taking into account all financial, regulatory (including the likelihood and timeliness of receiving regulatory approvals), legal and other aspects of such proposal and all changes committed to in writing by Parent to adjust the terms and conditions of the Merger Agreement, the debt financing and the equity commitment, in each case, that are committed to in writing by Parent.

See “The Merger Agreement—No Solicitation of Competing Proposals; Company Superior Proposal” beginning on page 81 of this Proxy Statement.
Obligation of the Board with Respect to its Recommendation (see page 81)
The Board has agreed not to (1) qualify, withdraw or modify in any manner adverse to Parent or Merger Sub, or propose publicly to do so, its recommendation that our shareholders should approve the Merger Proposal, (2) approve or recommend, or propose publicly to adopt, approve or recommend, any other Company acquisition proposal, (3) cause or permit the Company or any subsidiary of the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement providing for a Company acquisition proposal, (4) fail to include in this Proxy Statement its recommendation that our shareholders approve the Merger Proposal, (5) fail to publicly reaffirm the recommendation following Parent’s written request to do so if a Company acquisition proposal is publicly announced or disclosed (provided that Parent may only make such request twice with respect to any particular Company acquisition proposal or any material publicly announced or disclosed amendment or modification thereto), on or prior to the earlier of the tenth business day after the delivery of such request by Parent and three business days prior to our shareholder meeting or (6) fail to recommend against any then-pending tender or exchange offer that constitutes an acquisition proposal within 10 business days of being announced.
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Permitted Change of Recommendation – Company Superior Proposal
However, at any time prior to obtaining the Company shareholder approval, the Board may make a change of recommendation or terminate the Merger Agreement concurrently with payment to Parent of a termination fee of $140 million (the “Company termination fee”) following receipt of a Company superior proposal that did not result from a material breach of our non-solicitation obligation if all of the following conditions are met:
•
the Board determines in good faith, after consultation with outside counsel and its financial advisor that the failure to make a change of recommendation or terminate the Merger Agreement would be reasonably likely to be inconsistent with the Board’s exercise of its fiduciary duties under applicable law;

•
the Board provides Parent three business days’ written notice of its intent to make such a recommendation change, specifying its reasons therefor, including a description of the Company superior proposal;

•
during such three business day period, we negotiate in good faith with Parent regarding any revisions to the Merger Agreement that Parent proposes to make to cause such Company superior proposal to no longer constitute a Company superior proposal; and

•
after receipt of a proposal by Parent, the Board continues to determine in good faith after consultation with outside legal counsel and a financial adviser that the failure to make such a recommendation change or to terminate the Merger Agreement would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

In the event of any amendment to the financial terms or any other material amendments of such Company superior proposal, the Company must again comply with the foregoing conditions, except that the negotiation period will be reduced to two business days.
Permitted Change of Recommendation – Company Intervening Event
Further, at any time prior to obtaining the Company shareholder approval, the Board may make a change of recommendation upon the occurrence of a Company intervening event (as defined below) if all of the following conditions are met:
•
the Board provides Parent three business days’ written notice of its intent to make such a recommendation change, specifying its reasons therefor, including a description of the Company intervening event;

•
during such three business day period, we negotiate in good faith with Parent regarding any revisions to the Merger Agreement that Parent proposes to make such that the failure of the Board to make a recommendation change in response to the Company intervening event would no longer be reasonably likely to be inconsistent with the Board’s exercise of its fiduciary duties under applicable law; and

•
the Board determines in good faith, after consultation with outside counsel and its financial advisor, that in light of such Company intervening event and taking into account any revised terms proposed by Parent, the failure to make a change of recommendation would be reasonably likely to be inconsistent with the Board’s exercise of its fiduciary duties under applicable law;

For purposes of this Proxy Statement, a “Company intervening event” means a material effect that (1) was not known to, or reasonably foreseeable by, the Board prior to the execution of the Merger Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable), which effect, or any material consequence thereof, becomes known to, or reasonably foreseeable by, the Board prior to our shareholder meeting held to approve the Merger Proposal and (2) does not relate to a Company acquisition proposal, but excluding (A) events or circumstances solely related to Parent or Merger Sub or any of their affiliates, (B) any change in the trading price or trading volume of the Company’s securities on any national securities exchange or other trading market (provided that the exception in this clause (B) does not prevent or otherwise affect the event or circumstance underlying such change from being taken into account) or (C) any matter relating to our non-solicitation obligations under the Merger Agreement.
Conditions to the Merger (see page 85)
Each party’s obligation to complete the Merger is subject to the satisfaction or waiver of the following conditions:
•	Company shareholder approval of the Merger Proposal;
•
the absence of any restraining order, injunction or other judgment, order or decree or other legal restraint or prohibition, whether preliminary, temporary or permanent, in effect that prevents, makes illegal or prohibits the consummation of the Merger; and

•
receipt, at or prior to the effective time, of certain required governmental approvals, including the expiration or termination of any waiting period under the HSR Act applicable to the Merger, and all such approvals being final (see the section titled “The Proposed Merger—Regulatory Matters Relating to the Merger”).

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Each party’s obligation to consummate the Merger is also subject to the satisfaction or waiver of certain additional conditions, including:
•	subject to certain materiality and other qualifiers, the accuracy of the representations and warranties of the other party;
•	the performance, in all material respects, all obligations required to be performed by the other party under the Merger Agreement at or prior to the effective time;
•	delivery of a customary closing certificate signed on behalf of the respective party by an officer of the party certifying certain conditions have been satisfied;
•
in the case of Parent’s and Merger Sub’s obligations, (1) the absence of a material adverse effect on the Company (which term is described in the section titled “The Proposed Merger—The Merger Agreement—Representations and Warranties”) and (2) the absence of any law or order imposing terms or conditions that would constitute or reasonably be expected to constitute a Burdensome Condition (which term is described in the section titled “The Proposed Merger—Regulatory Matters Relating to the Merger”).

Each of Parent, Merger Sub and the Company may, to the extent permitted by applicable law, waive the conditions to the performance of its respective obligations under the Merger Agreement and complete the Merger even though one or more of these conditions have not been met. We cannot give any assurance that all of the conditions of the Merger will be either satisfied or waived or that the Merger will occur.
Termination; Termination Fees; Expenses (see page 86)
Termination
The Merger Agreement may be terminated by either the Company or Parent in accordance with its terms at any time prior to the effective time, whether before or after the Company shareholder approval:
•	by mutual written consent of Parent and the Company; and
•	by either Parent or the Company if:
•
the closing of the Merger is not completed by February 23, 2023 (the “outside date”); provided that if, prior to the outside date, all of the conditions to the closing of the Merger set forth in the Merger Agreement have been satisfied or waived, or will then be capable of being satisfied (except for conditions regarding Required Approvals, absence of legal restraints and those conditions that by their nature are to be satisfied at the closing of the Merger), either Parent or the Company may, prior to 5:00 p.m. Eastern time on the outside date, extend the outside date to May 23, 2023, provided that neither party will have the right to terminate the Merger Agreement if any action of such party or failure of such party to perform or comply with the covenants and agreements of such party set forth in the Merger Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by the outside date and such action or failure to perform constitutes a breach of the Merger Agreement;

•
any court of competent jurisdiction or other governmental entity has issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting the Merger or any of the other transactions contemplated by the Merger Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that the party seeking to terminate the Merger Agreement shall have sought to contest, appeal and remove such judgment, order, injunction, rule, decree, ruling or other action in accordance with the Merger Agreement; or

•	the Company shareholder approval is not obtained at our shareholder meeting, or at any adjournment thereof.
The Merger Agreement may be terminated in accordance with its terms by Parent as follows:
•	at any time prior to the receipt of the Company shareholder approval, if the Board effects a change of its recommendation with respect to the Merger; or
•
if (1) there is a breach by us of our representations, warranties, covenants or agreements under the Merger Agreement that results in a failure of the conditions relating to the accuracy of our representations and warranties or our performance or compliance with our obligations and (2) such breach cannot be cured by the outside date, provided that Parent delivers 30 days’ written notice to us of Parent’s intent to terminate and Parent or Merger Sub is not then in material breach of any of their covenants or agreements under the Merger Agreement.

South Jersey Industries, Inc. | 2022 Proxy Statement |	20

The Merger Agreement may be terminated in accordance with its terms by us as follows:
•
at any time prior to the receipt of the Company shareholder approval in order to enter into a transaction that is a Company superior proposal, if (1) we have complied in all material respects with our non-solicitation obligations and (2) prior to or concurrently with such termination, we pay the Company termination fee;

•
if (1) there is a breach by Parent or Merger Sub of their representations, warranties, covenants or agreements under the Merger Agreement that results in a failure of the conditions relating to the accuracy of their representations and warranties or their performance or compliance with their obligations and (2) such breach cannot be cured by the outside date, provided that we deliver 30 days’ written notice to Parent of our intent to terminate and we are not then in material breach of any of our covenants or agreements under the Merger Agreement; or

•
if (1) all of the conditions set forth in the Merger Agreement have been satisfied or waived in accordance with the terms of the Merger Agreement as of the date that the Merger should have closed (except for those conditions that by their terms are to be satisfied at the closing but which conditions would be satisfied or would be capable of being satisfied if the closing date were the date of such termination), (2) Parent and Merger Sub do not complete the closing on the day that the closing should have been consummated pursuant to the terms of the Merger Agreement, (3) we have delivered to Parent an irrevocable notice that we stand ready, willing and able to consummate the closing, and (4) Parent and Merger Sub fail to consummate the closing within four business days following their receipt of written notice from us requesting such consummation.

Termination Fees
Under the terms of the Merger Agreement, Parent must pay us a termination fee of $255 million (the “Parent termination fee”) if the Merger Agreement is terminated under certain circumstances, including relating to (1) the failure to satisfy certain closing conditions relating to receipt of regulatory approvals, (2) a final and non-appealable order enjoining the consummation of the Merger, and (3) failure by Parent to consummate the Merger once all of the conditions have been satisfied.
In addition, under the terms of the Merger Agreement, we must pay Parent the Company termination fee if the Merger Agreement is terminated under certain circumstances, including relating to (1) our entry into an agreement relating to a Company superior proposal, (2) our Board changing its recommendation in respect of the Merger and (3) within 12 months after the Merger Agreement has been terminated under certain circumstances, our entry into a definitive agreement with respect to, or consummation of, a Company acquisition proposal (with all of the references to 20% in the definition of Company acquisition proposal described above adjusted to increase the percentages referenced therein to 50%).
Delisting and Deregistration of Company Securities (see page 69)
If the Merger is completed, shares of our common stock, our 5.625% Junior Subordinated Notes due 2079 (the “subordinated notes”) and our corporate units (the “corporate units”) will be delisted from the NYSE and deregistered under the Exchange Act.
Litigation Relating to the Merger (see page 69)
In connection with the Merger Agreement, two complaints have been filed as individual actions in United States District Courts. One complaint has been filed in the United States District Court for the Southern District of New York and is captioned Stein v. South Jersey Industries, Inc., et al., 22-cv-2647 (filed March 31, 2022). The other complaint has been filed in the United States District Court for the Eastern District of New York and is captioned Hopkins v. South Jersey Industries, Inc., et al., 22-cv-1972 (filed April 6, 2022). The foregoing complaints are referred to as the “Complaints”.
The Complaints generally allege that the preliminary proxy statement filed by the Company with the SEC on March 30, 2022 misrepresents and/or omits certain purportedly material information relating to the Company’s financial projections and the analyses performed by BofA Securities for the Board in connection with the Merger. The Complaints assert violations of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder against the Company and the members of its Board. The Complaints seek, among other things, an injunction enjoining the shareholder vote on the Merger and the consummation of the Merger unless and until certain additional information is disclosed to Company shareholders, costs of the action, including plaintiffs’ attorneys’ fees and experts’ fees, and other relief the court may deem just and proper.
The Company cannot predict the outcomes of the Complaints. The Company believes that the Complaints are without merit and the Company and the individual defendants intend to vigorously defend against the Complaints and any subsequently filed similar actions. If additional similar complaints are filed, absent new or significantly different allegations, the Company will not necessarily disclose such additional filings.
21	| South Jersey Industries, Inc. | 2022 Proxy Statement

Required Vote of Shareholders (see page 89)
Approval of the Merger Proposal is a condition to completion of the Merger. Approval of the Merger Proposal requires the affirmative vote of at least a majority of the votes cast by the holders of shares entitled to vote thereon at the Annual Meeting. Accordingly, for shareholders of record who are not present in person or represented by proxy at the Annual Meeting and for beneficial owners who fail to instruct their bank, broker, trust or other nominee to vote on any proposal, a failure to vote will have no effect on the outcome of the vote for the Merger Proposal. Additionally, abstentions will have no effect on the outcome of the Merger Proposal.
The Board of Directors unanimously recommends a vote “FOR” the Merger Proposal.
South Jersey Industries, Inc. | 2022 Proxy Statement |	22

SUMMARY OF PROPOSAL 3 THE MERGER ADVISORY COMPENSATION PROPOSAL
The Company is asking its shareholders to approve, on an advisory (non-binding) basis, the compensation that will or may be paid to the Company’s named executive officers in connection with the Merger, as described in “The Proposed Merger—Additional Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 72. Because the vote on the Merger Advisory Compensation Proposal is advisory only, it will not be binding on the Board and may not be construed as overruling any decision by the Board. Accordingly, if the Merger Proposal is approved and the Merger is completed, the Merger-related compensation will be payable to the Company’s named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the approval of the Merger Advisory Compensation Proposal.
The Board of Directors unanimously recommends a vote “FOR” the non-binding resolution approving the compensation that will or may be paid to the Company’s named executive officers in connection with the Merger.
23	| South Jersey Industries, Inc. | 2022 Proxy Statement

SUMMARY OF PROPOSAL 4 THE ANNUAL ADVISORY COMPENSATION PROPOSAL
Our executive compensation program is designed to keep our senior leadership team focused on the seamless execution of the Company’s strategic plan and on delivering shareholder value over the long term.
During 2021, we again reached out to our largest shareholders, aggregating approximately 79% of our outstanding shares to discuss our executive compensation programs. Through these continued efforts, shareholders reiterated their support for the changes we implemented to our executive compensation programs over the last two years and were appreciative of our ongoing efforts to consider their feedback as our program evolves. They are also highly supportive of the emphasis we place on environmental, social and governance (“ESG”) matters in our Annual Incentive Plan (“AIP”) through quantitative and qualitative metrics in our Corporate Scorecard.
The details of our 2021 executive compensation program are outlined in our Compensation Discussion and Analysis (“CD&A”) beginning on page 92 of this Proxy Statement. Our compensation philosophy is supported by the following principal pay elements:
Pay Element	Description	Rationale
Base Salary	Fixed cash opportunity	Provides stable market-based compensation for role, level of responsibility and experience. Forms basis for other pay elements
Annual Incentive Plan (“AIP”)
Annual cash compensation with variable payout based on achievement of pre-determined Economic Earnings, Return on Invested Capital (“ROIC”), strategic goals (customer, safety, and strategy) and individual objectives for the fiscal year
Drives and incentivizes annual performance across key financial, strategic and individual performance measures. Also includes a significant emphasis on ESG initiatives in our Corporate Scorecard
Long-Term Incentives (“LTI”)
LTI is granted:
• 70% in PRSUs, based on three-year relative Total Shareholder Return (“TSR”) vs. peers and three-year Cumulative Economic Earnings Per Share (“EPS”), with caps on TSR and EPS portions based on TSR, and
• 30% in TRSUs

PRSU portion of awards, representing significant majority of total LTI opportunity, requires achievement of threshold level of performance for any payout; Combination of PRSUs and TRSUs drives long-term financial performance, shareholder value and executive retention

The following features of our executive compensation program promote sound compensation governance and are designed in the best interests of our shareholders and executives:
What We Do	What We Don’t Do
Seventy percent (70%) of LTI awards are performance-based for the NEOs	No excise tax gross ups

Three-year performance periods under our LTI awards	No repricing or exchange of equity awards without shareholder approval

Use a mix of absolute and relative financial performance metrics (including relative TSR) in the incentive plans, to avoid duplication of incentives across AIP and LTI plans	No employment agreements

Caps on incentive awards	No hedging or pledging of Company stock for employees or directors
Use of ESG metrics in the AIP	No tax gross ups for perquisites
Change-in-control “double-trigger” for equity award vesting and severance benefits	No one-time special recognition awards, other than inducement awards or internal promotion awards

Robust claw-back policy applying to all incentive awards

Limited number of perquisites
Independent compensation consultant
Robust stock ownership guidelines
South Jersey Industries, Inc. | 2022 Proxy Statement |	24

Pursuant to Section 14A(a)(1) of the Exchange Act, SJI is required to provide shareholders with a separate non-binding vote to approve the compensation of our NEOs, including the CD&A, the compensation tables, and any other narrative disclosure in this Proxy statement. Such a proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive compensation policies and procedures as described in this Proxy Statement. Shareholders may also abstain from voting.
Accordingly, shareholders are being asked to approve the following non-binding resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
Because your vote is advisory, it will not be binding on the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee values the opinions expressed by shareholders and expects to take into account the outcome of the vote when considering future executive compensation decisions.
The Board of Directors unanimously recommends a vote “FOR” the non-binding resolution approving the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion.
25	| South Jersey Industries, Inc. | 2022 Proxy Statement

SUMMARY OF PROPOSAL 5 AUDITOR RATIFICATION PROPOSAL

The Audit Committee is responsible for recommending the appointment of the independent registered public accounting firm to the Board and is directly responsible for the compensation and oversight of the independent auditor.
Annually, prior to making its recommendation, the Audit Committee considers the audit firm’s capabilities, effectiveness, industry experience, and use of technology and data analytics in its audits; knowledge of the Company including its personnel, processes, accounting systems and risk profile; tenure serving the Company; and independence, and other firms with comparable professional qualifications.
Deloitte & Touche LLP (“Deloitte”) is a top accounting firm with expertise in public utility accounting. Deloitte has been the Company’s, or its predecessor Company’s, auditor since 1948 giving it a unique understanding of the Company’s businesses and personnel. The Audit Committee considered the impact of tenure on Deloitte’s independence and determined Deloitte remains independent as, among other factors, the lead engagement partner is required to rotate off the Company’s audit every 5 years. The current lead engagement partner will rotate off after the 2023 audit. Further, the Audit Committee pre-approves all audit and non-audit services and related compensation and monitors the potential impact on independence. Finally, the Company has a policy restricting hiring certain persons formerly associated with Deloitte into an accounting or financial reporting oversight role to help ensure Deloitte’s continuing independence.
During 2021, the audit services performed for the Company consisted of (1) audits of the Company’s and its subsidiaries’ financial statements and the effectiveness of the Company’s internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002, Section 404 and the preparation of reports based on such audits related to filings with the Securities and Exchange Commission; and (2) services performed in connection with financing transactions.
The Audit Committee evaluates the quality of Deloitte’s services annually, considering the quality of their audit services, industry knowledge from an audit and tax perspective, continued independence, information from Public Company Accounting Oversight Board (“PCAOB”) inspection reports, and the Audit Committee’s discussions with management about Deloitte’s performance.
After considering all factors, the Audit Committee and the Board believe that the continued retention of Deloitte to serve as the Company’s Independent Registered Public Accounting Firm for 2022 is in the best interest of the Company and its shareholders. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Deloitte to our shareholders for ratification because we value the views of our shareholders on the Company’s Independent Registered Public Accounting Firm. If our shareholders fail to ratify the selection of Deloitte, it will be considered notice to the Board and Audit Committee to consider the selection of a different firm. Representatives of Deloitte will be at the meeting to respond to appropriate questions and may make a statement if they wish.
The Board of Directors unanimously recommends a vote “FOR” the ratification of the reappointment of Deloitte & Touche LLP, as the Independent Registered Public Accounting Firm for the year ending December 31, 2022.
South Jersey Industries, Inc. | 2022 Proxy Statement |	26

SUMMARY OF PROPOSAL 6 THE ADJOURNMENT PROPOSAL
The Annual Meeting may be adjourned to another time and place, including if necessary to permit solicitation of additional proxies if there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to this Proxy Statement is timely provided to Company shareholders. The Company is asking its shareholders to authorize the holder of any proxy solicited by the Board to vote in favor of any adjournment of the Annual Meeting to solicit additional proxies if a quorum is not present or if there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to this Proxy Statement is timely provided to shareholders.
The Board of Directors unanimously recommends a vote “FOR” the Adjournment Proposal.
27	| South Jersey Industries, Inc. | 2022 Proxy Statement

Cautionary Statement Regarding Forward-Looking Statements
This Proxy Statement, and the documents incorporated by reference in this Proxy Statement, include forward-looking statements. A “safe harbor” for forward-looking statements is provided by the Private Securities Litigation Reform Act of 1995 (the “Reform Act of 1995”). The Reform Act of 1995 was adopted to encourage such forward-looking statements without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Statements relating to the expected timetable for completing the Merger, anticipated benefits of the Merger, future opportunities for the Surviving Corporation, future financial performance and any other statements regarding our and Parent’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance are forward-looking statements. Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. When used in this filing, the words “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:
•	The risk that we may be unable to obtain the Company shareholder approval for the Merger.
•
The risk that Parent or the Company may be unable to obtain governmental and regulatory approvals required for the Merger, or that required governmental and regulatory approvals or agreements with other parties interested therein may delay the Merger or may be subject to or impose adverse conditions or costs.

•	The occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or could otherwise cause the failure of the Merger to close.
•	The risk that a condition to the closing of the Merger or the committed financing may not be satisfied.
•	The failure of Parent to obtain any equity, debt or other financing necessary to complete the Merger.
•	The outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the Merger.
•	The receipt of an unsolicited offer from another party to acquire our assets or capital stock that could interfere with the Merger.
•	The timing to consummate the Merger.
•	The costs incurred to consummate the Merger.
•	Disruption from the Merger making it more difficult to maintain relationships with customers, employees, regulators or suppliers.
•	The diversion of management time and attention on the Merger.
•
Other risks detailed in our filings with the SEC, including our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in our Quarterly Reports on Form 10-Q and other documents filed by us with the SEC after the date thereof. See the section entitled “Where You Can Find More Information.”

Any such forward-looking statement is qualified by reference to these risks and factors. The Company cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements. Forward-looking statements speak only as of the date of the particular statement, and the Company does not undertake to update any forward-looking statement contained herein.
South Jersey Industries, Inc. | 2022 Proxy Statement |	28

PROPOSAL 1 DIRECTOR ELECTIONS PROPOSAL
HIGHLIGHTS OF DIRECTOR NOMINEES
Our Director nominees possess skills and experience aligned to our current and future strategy and business needs. Annual Board evaluations also include an assessment of whether the Board has an appropriate mix of skills, experience and other characteristics.
All Director Nominees Have:
•	a reputation of high integrity	•	an ability to exercise sound judgement
		•	elected to self-disclose diversity characteristics

Board Refreshment
mandatory retirement age - 72		Additions to the Board of Directors Since 2019
annual self-evaluations	G. Edison Holland Jr. – Director since 2019		committees: • Audit Committee through April 2021 • Compensation Committee • Nominating & Governance Committee • Strategy & Finance Committee
	skills and experience: corporate governance cybersecurity/IT enterprise/leadership governmental and regulatory	risk assessment/management strategy industry
In the past 3 years –
3 Directors have retired, and 3 Directors have been added

	Kevin O’Dowd – Director since 2020		committees: • Audit Committee • Nominating & Governance Committee
	skills and experience: cybersecurity/IT enterprise/leadership environmental, social, governance governmental and regulatory	human resources public/shareholder relations strategy

average board tenure is 7.6 years	Christopher Paladino – Director since 2020		committees: • Audit Committee • ESG Committee
average age increased from 61 to 62 in 2021	skills and experience: corporate governance enterprise leadership ESG	governmental and regulatory risk assessment/ management strategy
Mandatory Retirement Age 72

29	| South Jersey Industries, Inc. | 2022 Proxy Statement

Director Elections | Proposal 1
SUMMARY OF BOARD NOMINEE EDUCATION, EXPERIENCE AND ATTRIBUTES
Our Director nominees possess skills and experience aligned to our current and future strategy and business needs. Annual Board evaluations conducted by an independent third party also include an assessment of whether the Board has an appropriate mix of skills, experience and other characteristics.

Corporate Governance 80%
Technical/Industry 50%
Cybersecurity/IT 30%
Strategy Formation/Execution 90%
Enterprise/Leadership 100%
10 Directors, One SJI
Risk Assessment/Mgt 70%
ESG 50%
Public/Shareholder Relations 40%
Financial Expertise 50%
Human Resources 50%
Governmental & Regulatory 50%

Corporate Governance Experience in public company corporate governance related issues and best practices	8 of 10
Cybersecurity/IT Experience with technology innovations and/or with oversight of cybersecurity programs	3 of 10
Enterprise/Leadership Experience with focusing on organizational outcomes and working on behalf of the whole organization	10 of 10
Environmental, Social, Governance (ESG) Experience with providing oversight of environmental, social and governance strategic initiatives	5 of 10
Financial Expertise Experience as a financial expert and/or as a public company CFO or audit partner	5 of 10
Governmental and Regulatory Experience in interacting with regulators and policymakers and/or working within government agencies	5 of 10
Human Resources Experience with Human Capital Management, Organizational Development and/or Executive Compensation	5 of 10
Public/Shareholder Relations Experience in community affairs, public relations and/or marketing	4 of 10
Risk Assessment/Management Experience with managing organizational (operational), financial and strategic risks	7 of 10
Strategy Formation/Execution Experience in strategic planning and growth and value creation	9 of 10
Technical/Industry Experience in operating a regulated utility business, such as our principal subsidiary, SJI Utilities, Inc	5 of 10
South Jersey Industries, Inc. | 2022 Proxy Statement |	30

Director Elections | Proposal 1
The Board of Directors recommends a vote “FOR” each of the following nominees:
Sarah M. Barpoulis Age: 57 Director since: 2012 Owner of Interim Energy Solutions, LLC, Potomac, MD	Skills and Qualifications:
•
Director Barpoulis’ areas of expertise include corporate governance; enterprise leadership; environmental, social, governance (ESG); financial expertise; risk assessment/management; strategy formation/execution and technical/industry.

	•	Director Barpoulis is a financial expert as defined by the SEC.
	•	Director Barpoulis is a National Association of Corporate Directors (NACD) Directorship Certified™ and is a Board Leadership Fellow.
SJI Boards and Committees:
	•	Chairman of the Audit Committee
	•	Nominating & Governance Committee
	•	Executive Committee
	•	Strategy & Finance Committee

Since 2003, Ms. Barpoulis has provided asset management and advisory services to the energy sector through Interim Energy Solutions, LLC, a company she founded. Ms. Barpoulis serves on the following boards: Director, Equitrans Midstream Corporation (a publicly traded company) and director, Educare DC; and was previously a director of SemGroup Corporation from 2009 to 2019 and Reliant Energy, Inc. from 2006 to 2008. Ms. Barpoulis earned a Bachelor of Science & Engineering in Civil Engineering & Operations Research from Princeton University and a Master of Business Administration from Tuck School of Business at Dartmouth College.

Victor A. Fortkiewicz Age: 70 Director since: 2010 Of Counsel, Cullen and Dykman, LLP, New York, NY	Skills and Qualifications:
•
Director Fortkiewicz’s areas of expertise include corporate governance; enterprise leadership; environmental, social, governance (ESG); governmental and regulatory; strategy formation/execution and technical/industry.

SJI Boards and Committees:
	•	Chairman of the Strategy & Finance Committee
	•	ESG Committee
SJIU
	•	Elizabethtown Gas Company Board of Directors
	•	South Jersey Gas Company Board of Directors

Mr. Fortkiewicz has been Of Counsel, Cullen and Dykman, LLP since October 2011. He served as Executive Director, New Jersey Board of Public Utilities from 2005 to 2010. Mr. Fortkiewicz earned a Bachelor of Science, Cum Laude in Civil & Environmental Engineering from Rutgers University; Master, Civil & Environmental Engineering from Cornell University; and Juris Doctor Law from Seton Hall Law School.

31	| South Jersey Industries, Inc. | 2022 Proxy Statement

Director Elections | Proposal 1
Sheila Hartnett- Devlin, CFA Age: 63 Director since: 1999 Trustee, Select Sector SPDR Fund, Boston, MA	Skills and Qualifications:
•
Director Hartnett-Devlin’s areas of expertise and experience include corporate governance; enterprise leadership; environmental, social, governance (ESG); financial expertise; public/shareholder relations and risk assessment/management.

	•	Director Hartnett-Devlin is an audit committee financial expert as defined by the SEC.
	•	Director Hartnett-Devlin is National Association of Corporate Directors (NACD) Directorship Certified™ and is a Board Leadership Fellow.
SJI Boards and Committees:
	•	Chairman of the ESG Committee
	•	Audit Committee
	•	Strategy & Finance Committee
	•	Executive Committee member, SJI Midstream, LLC; South Jersey Energy Solutions, LLC
Ms. Hartnett-Devlin serves as a member of the board of Mannington Mills, Inc.

Ms. Hartnett-Devlin formerly served as Senior Vice President, American Century Investments. She currently serves as a trustee of Select Sector SPDR Fund. She is a member of the NY Society of Security Analysts. She previously served on the board of the Mercy Investment Program. Ms. Hartnett-Devlin earned a Bachelor of Business Administration and a Master of Business Administration from Pace University.

G. Edison Holland, Jr. Age: 68 Director since: 2019 Retired, President and CEO, Southern Company Holdings; Retired, EVP Southern Company Services, Atlanta, GA	Skills and Qualifications:
•
Director Holland’s areas of expertise include corporate governance, cybersecurity/IT, enterprise leadership, governmental and regulatory, risk assessment/management, strategy formation/execution and technical/industry.

	•	Director Holland is an audit committee financial expert as defined by the SEC.
SJI Boards and Committees:
	•	Audit Committee, through April 2021
	•	Compensation Committee, effective April 2021
	•	Nominating & Governance Committee
	•	Strategy & Finance Committee

Mr. Holland served as President and Chief Executive Officer of Southern Company Holdings from January 2016 through 2017. Prior to that he served as President, Chief Executive Officer and Chairman of Mississippi Power from 2013 to 2015; President and Chief Executive Officer of Savannah Electric from 1997-2001 and Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of Southern Company from 2001 to 2013. He previously served on the Advisory Board of ClearPath and on the Board of the Atlantic Council. He has served on the Boards of the Mississippi Economic Council, Mississippi Energy Institute, the Mississippi partnership for Economic Development and Energy Insurance Mutual. Mr. Holland earned a Bachelor of Science degree in Political Science from Auburn University and a Juris Doctor from University of Virginia School of Law.

South Jersey Industries, Inc. | 2022 Proxy Statement |	32

Director Elections | Proposal 1
Sunita Holzer Age: 60 Director since: 2011 Chief Human Resources Officer, Verisk Analytics, Jersey City, NJ	Skills and Qualifications:
	•	Director Holzer’s areas of expertise include corporate governance, enterprise leadership, human resources, public/shareholder relations, risk assessment/management and strategy formation/execution.
SJI Boards and Committees:
	•	Chairman of the Nominating & Governance Committee
	•	Compensation Committee
	•	Executive Committee

Ms. Holzer currently serves as Chief Human Resources Officer, Verisk Analytics. She served as Executive Vice President, Chief Human Resource Officer, Realogy Holdings Corp. from March 2015 to January 2021. Ms. Holzer is formerly an advisory board member of Re: Gender. Ms. Holzer serves on the Human Resource Management Department Advisory Board at Rutgers School of Management and Labor Relations. She speaks and writes regularly about human resource management and leadership issues and is the author of Wednesday Wisdom, a weekly LinkedIn blog. She is a past member of the board for Jersey Battered Women’s Service and in 2009 was recognized as a Woman Who Makes a Difference by the National Organization for Research on Women. Ms. Holzer earned a Bachelor of Arts degree in Psychology /Business from Stony Brook University and Master of Science in HR Management/Labor Relations from NY Institute of Technology.

Kevin M. O’Dowd Age: 49 Director since: 2020 Co-President/CEO of Cooper University Health Care, Camden, NJ	Skills and Qualifications:
•
Director O’Dowd’s areas of expertise include cybersecurity/IT; enterprise leadership; environmental, social, governance (ESG); financial expertise; governmental and regulatory; human resources; public/shareholder relations; and strategy formation/execution.

	•	Director O’Dowd is an audit committee financial expert as defined by the SEC.
SJI Boards and Committees:
	•	Audit Committee
	•	Nominating & Governance Committee

Mr. O’Dowd currently serves as the Co-President/Chief Executive Officer of Cooper University Health Care. Mr. O’Dowd joined Cooper University Health Care in 2015 as Senior Executive Vice President/Chief Administrative Officer and served in that position until 2018. Before joining Cooper, Mr. O’Dowd served in the Cabinet of New Jersey Governor Chris Christie, including as chief of staff from 2012 to 2014. Mr. O’Dowd also served as a federal prosecutor in the U.S. Attorney’s Office for the District of New Jersey from 2003 to 2010 most recently as Chief of the Securities and Healthcare Fraud Unit. Prior to that he served as a Deputy Attorney General for the State of New Jersey. Mr. O’Dowd earned a Bachelor of Arts degree from The Catholic University of America and a Juris Doctor from St. John’s University School of Law.

33	| South Jersey Industries, Inc. | 2022 Proxy Statement

Director Elections | Proposal 1
Christopher J. Paladino Age: 61 Director since: 2020 President, New Brunswick Development Corporation, New Brunswick, NJ	Skills and Qualifications:
•
Director Paladino’s areas of expertise include corporate governance; enterprise/leadership; environmental, social, governance (ESG); governmental and regulatory; risk assessment/management; strategy formation/execution.

	•	Director Paladino is an audit committee financial expert as defined by the SEC.
SJI Boards and Committees:
	•	Audit Committee
	•	ESG Committee

Mr. Paladino has served as President of New Brunswick Development Corporation (DEVCO) since 1994. Prior to joining DEVCO, Mr. Paladino served as the Deputy Director of the New Jersey Economic Development Authority. Prior to that, he served as an Assistant Counsel to the Governor, as an associate in the firm of Connell, Foley & Geiser and as a Law Clerk to the Hon. Eugene Serpentelli, now retired.

He currently serves as a Distinguished Senior Policy Fellow at the Edward J. Bloustein School of Planning and Public Policy at Rutgers University and was honored by the University as a loyal son of Rutgers. He serves as a Trustee of the Robert Wood Johnson University Hospital Board and previously served as a Trustee of the Board of Crossroads of the American Revolution and as a member of the Rutgers Business School Real Estate Executive Committee. Mr. Paladino earned a Bachelor of Arts and a Law degree from Rutgers University.

Michael J. Renna Age: 54 Director since: 2014 President and CEO, South Jersey Industries, Folsom, NJ	Skills and Qualifications:
•
Director Renna’s areas of expertise include enterprise leadership, financial expertise, governmental and regulatory, human resources, risk assessment/management, strategy formation/execution and technical/industry.

SJI Boards and Committees:
	•	Chairman of the Board, Energy & Minerals, Inc.
	•	Chairman of the Board, R&T Group, Inc.
	•	Chairman of the Board, South Jersey Energy Company
	•	Chairman of the Executive Committee, South Jersey Energy Solutions, LLC; SJI Midstream, LLC; Marina Energy, LLC; and South Jersey Resources Group, LLC

Mr. Renna has been President and Chief Executive Officer of South Jersey Industries, Inc. since May 1, 2015. Prior to that, he served as President and Chief Operating Officer of South Jersey Industries, Inc. from January 2014 to April 30, 2015. Mr. Renna previously served as Senior Vice President of South Jersey Industries, Inc. from January 2013 to January 2014; and as Vice President of South Jersey Industries, Inc. from 2004 to 2013. Mr. Renna also held various officer-level positions with South Jersey Industries, Inc. and its wholly owned subsidiaries from 2002 to 2014. He serves on the board of directors of the New Jersey Chamber of Commerce, and previously served on the board of the United Way of Greater Philadelphia. Additionally, Mr. Renna sits on the board of trustees for The Hun School of Princeton. He also serves on the Advisory Council Forum of Executive Women, participates in the University of Delaware’s Student Mentoring Program and is a member of the Jefferson Health New Jersey Business Council. Mr. Renna earned a Bachelor of Science in Finance from the University of Delaware and a Master of Business Administration from Cornell University.

South Jersey Industries, Inc. | 2022 Proxy Statement |	34

Director Elections | Proposal 1
Joseph M. Rigby Age: 65 Director since: 2016 Chairman, (non-executive) South Jersey Industries, Folsom, NJ	Skills and Qualifications:
•
Director Rigby’s areas of expertise include corporate governance, cyber security/IT, enterprise leadership, financial expertise, human resources, public/shareholder relations, strategy formation/execution, and technical/industry.

	•	Director Rigby is an audit committee financial expert as defined by the SEC.
SJI Boards and Committees:
	•	Chairman, South Jersey Industries, Inc.
	•	Compensation Committee
	•	Chairman of SJI Utilities, Inc.; South Jersey Gas Company; Elizabethtown Gas Company
SJIU
	•	Chairman, Elizabethtown Gas Company Board of Directors
	•	Chairman, South Jersey Gas Company Board of Directors

Mr. Rigby served as Chairman, President and Chief Executive Officer of Pepco Holdings, Inc. from 2009 through 2016. He currently serves as a director, Dominion Energy, Inc. (a publicly traded company), and was previously a director to Dominion Midstream Partners from 2014 to 2017, Energy Insurance Mutual from 2010 to 2018 and Rutgers Board of Governance from 2015 to 2018. Mr. Rigby earned a Bachelor of Arts in Accounting from Rutgers University and a Master of Business Administration in Finance from Monmouth University.

Frank L. Sims Age: 71 Director since: 2012 Chairman of the Board, Atlanta Pension Fund, Atlanta, GA	Skills and Qualifications:
	•	Director Sims’ areas of expertise include corporate governance, enterprise leadership, financial expertise, human resources, risk assessment/management, and strategy formation/execution.
	•	Director Sims is an audit committee financial expert as defined by the SEC.
SJI Boards and Committees:
	•	Chairman of the Compensation Committee
	•	ESG Committee
	•	Executive Committee
	•	Strategy & Finance Committee

Mr. Sims currently serves as the Chairman of the Board for the Atlanta Pension Fund. He has served as the corporate Vice President and Platform Leader at Cargill, Inc. from 2002 to 2007. He also served as Interim President for Fisk University from 2015 to 2017. Mr. Sims served as a board member for PolyMet Mining Co. from 2008 through July 2014 and for Piper Jaffray Co. from 2004 to June 2013. Mr. Sims also served as Chairman of the Board, Minneapolis Federal Reserve Bank from 2002 to 2008. Mr. Sims earned a Bachelor of Arts in Business Administration from Paul Quinn College and holds a Certificate of Executive Management from Harvard University.

The Board of Directors unanimously recommends a vote “FOR” each of the above nominees.

35	| South Jersey Industries, Inc. | 2022 Proxy Statement

SECURITY OWNERSHIP
Directors and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of February 28, 2022, of: (a) each current director and nominee for director; (b) our principal executive officer, principal financial officer, the three other most highly compensated executive officers during 2021 collectively, the “Named Executive Officers” (NEOs); and (c) all of the directors and executive officers as a group.
	Number of Shares of Common Stock (1)	Percent of Class

Sarah M. Barpoulis	36,903(2)(3)	*
Steven R. Cocchi	18,166(2)	*
Victor A. Fortkiewicz	46,072(2)(3)	*
Sheila Hartnett-Devlin	19,219(2)(3)	*
G. Edison Holland, Jr.	10,511(2)(3)	*
Sunita Holzer	42,823(2)(3)	*
Kevin M. O’Dowd	9,014(2)	*
Melissa J. Orsen	12,528(2)(3)	*
Christopher J. Paladino	7,598(2)(3)	*
Michael J. Renna	178,278	*
Joseph M. Rigby	25,503(2)(3)	*
David Robbins, Jr.	73,828	*
Frank L. Sims	95,520(2)(3)	*
Eric Stein	3,275(2)	*
All directors, nominees for director and executive officers as a group (14 persons)	579,237(2)	*
*	Less than 1%.
(1)
Based on information furnished by the Company’s directors and executive officers. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the common stock shown as owned by him or her.

(2)	Includes shares previously vested and deferred under the Restricted Stock Deferral Plan (the “Plan”). Per the Plan, participants do not have voting rights on deferred stock.
(3)	Includes shares awarded to Director under Restricted Stock Program for Directors. Per the Restricted Stock Agreement, Directors do not have voting rights on Restricted Stock Awards.
South Jersey Industries, Inc. | 2022 Proxy Statement |	36

Security Ownership
Stock Ownership Requirements
The Board believes significant ownership of Company common stock better aligns the interests of management with those of the Company’s shareholders. Therefore, in 2001, the Board of Directors enacted the stock requirements listed below for officers which were effective through 2014 and were increased effective 2015 as outlined below and on page 47:
•	the Chief Executive Officer (“CEO”) stock ownership guideline is 5 times the CEO’s annual base salary.
•	all other executive officers are required to own shares of Company common stock with a market value equal to 2 times their annual salary.
As of December 31, 2021, Mr. Renna and Mr. Robbins have met their ownership guidelines. Mr. Cocchi, Mr. Stein and Ms. Orsen continue to accumulate shares and are on track to meet their guidelines.
•	other officers are required to own shares of Company common stock with a market value equal to their annual base salary.
•
shares owned outright will be combined with vested restricted shares awarded under the Stock-Based Compensation Plan and vested. Shares beneficially owned through any employee benefit plan for purposes of determining compliance with the stock ownership requirement for officers. All officers of the Company are required to retain at least 50 percent of vested and/or earned shares, net of taxes, until their new stock ownership guideline have been met.

•
members of the Board of Directors are required, within six years of becoming a director of the Company or any of its principal subsidiaries, or within six years of an increase in the share ownership guidelines, to own shares of Company common stock with a market value equal to a minimum of five times the current value of a Director’s annual cash retainer for board service. Shares owned outright will be combined with restricted shares awarded as part of the annual stock retainer for the purpose of meeting these requirements.

Security Ownership of Certain Beneficial Owners
The following table sets forth certain information, as of December 31, 2021, as to each person known to the Company, based on filings with the SEC, who beneficially owns 5 percent or more of the Company’s common stock. Based on filings made with the SEC, each shareholder named below has sole voting and investment power with respect to such shares.
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	20,005,336	17.8%
State Street Corporation SSGA Funds Management, Inc. One Lincoln Street Boston, MA 02111	14,428,355	12.8%
The Vanguard Group 100 Vanguard Blvd Malvern, PA 19355	12,888,864	11.5%
37	| South Jersey Industries, Inc. | 2022 Proxy Statement

CORPORATE GOVERNANCE
The Board of Directors
Leadership Structure
The Board of Directors separates the Chairman and CEO roles. Mr. Rigby serves as independent non-executive Chairman of the Board and Mr. Renna serves as President and CEO.
The non-executive Chairman of SJI’s Board of Directors performs the following roles:
•	provides leadership to the Board
•	chairs meetings of the Board of Directors
•	establishes procedures to govern the Board’s work
•	ensures the Board’s full discharge of its duties
•	schedules meetings of the full Board and works with the committee chairmen, CEO and Corporate Secretary to schedule meetings for committees
•	organizes and presents the agenda for regular or special Board meetings based on input from Directors, CEO and Corporate Secretary
•	ensures proper flow of information to the Board, reviewing adequacy and timing of documentary materials in support of management’s proposals
•	ensures adequate lead time for effective study and discussion of business under consideration
•	helps the Board fulfill the goals it sets by assigning specific tasks to members of the Board
•	identifies guidelines for the conduct of the Directors, and ensures that each Director is making a significant contribution
•	acts as liaison between the Board and CEO
•	works with the Governance Committee and CEO, and ensures proper committee structure, including assignments and committee chairmen
•	sets and monitors the ethical tone of the Board of Directors
•	manages conflicts which may arise with respect to the Board
•	monitors how the Board functions and works together effectively
•	carries out other duties as requested by the CEO and Board as a whole, depending on need and circumstances
•	serves as a resource to the CEO, Corporate Secretary and other Board members on corporate governance procedure and policies
Independence of Directors
The Board adopted Corporate Governance Guidelines (“Guidelines”) that require the Board to be composed of a majority of Directors who are “Independent Directors” as defined by the rules of the New York Stock Exchange (“NYSE”). No Director will be considered “Independent” unless the Board of Directors affirmatively determines that the Director has no material relationship with the Company. When making “Independence” determinations, the Board considers all relevant facts and circumstances, as well as any other facts and considerations specified by the NYSE, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the Company. As part of its
Guidelines, the Board established a policy that Board members may not serve on more than four other boards of publicly traded companies. SJI’s Guidelines are available on our website at www.sjindustries.com under the heading “Investors”.
For 2021, the Board has determined that all of its current Directors, except for Mr. Renna, meet both the New York Stock Exchange standards and the Company’s standards for independence and are therefore Independent Directors. Mr. Renna is not considered independent by virtue of his employment with the Company.
Director Education
Pursuant to the Guidelines, each Director shall attend at least one education activity per year, including one external continuing education seminar, class and/or conference on the topic of corporate governance, the utility/energy industry, or other courses designed for directors of publicly traded companies. Additionally, at a minimum, every other year, each Director should attend one external continuing education seminar, class, and/or conference on the topic of corporate governance and/or the utility industry. Finally, at the request of the New Jersey Board of Public Utilities, the Guidelines indicate that no more than two members should be given credit for attending any continuing education requirement offering as to encourage as much diversity of training as possible. During 2021, each director met the education requirements set forth above.
Certain Relationships
Mr. Fortkiewicz is of counsel at Cullen and Dykman, LLP, a law firm that provides legal representation to our subsidiaries Mr. Fortkiewicz is not a partner, officer or employee of Cullen and Dykman LLP and he does not provide legal services on any matters relating to the Company or its subsidiaries, and he did not receive any compensation as a result of the firm’s representation. Payments made by the Company or its subsidiaries to Cullen and Dykman LLP were less than 1% of Cullen and Dykman LLP’s annual consolidated gross revenues during its last completed fiscal year.
South Jersey Industries, Inc. | 2022 Proxy Statement |	38

Corporate Governance
Mr. Fortkiewicz does not serve on our Audit, Compensation or Nominating & Governance committees of the Board even though the Board considered and determined that he is independent under the NYSE listing standards.
Code of Conduct and Code of Ethics
The Company has adopted a Code of Conduct for all employees, Officers and Directors, and a Code of Ethics for our principal executive officer and principal financial officer within the meaning of the SEC regulations adopted pursuant to the Sarbanes-Oxley Act of 2002 (collectively the “Company Codes”). Additionally, the Company established a hotline and website for employees to anonymously report suspected violations.
Copies of the Company Codes are available on the Company’s website at www.sjindustries.com under Investors > Corporate Governance. Copies of our Company Codes are also available at no cost to any shareholder who requests them in writing at South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037, Attention: Corporate Secretary. If the Company were to ever amend or waive any provision of its Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K.
Communication with Directors
You may communicate with the Chairman of the Board and chairmen of the Audit, Compensation, ESG, Nominating & Governance, Strategy & Finance Committees by sending an e-mail to chairmanoftheboard@sjindustries.com, auditchair@sjindustries.com, compchair@sjindustries.com, ESGchair@sjindustries.com, govchair@sjindustries.com or StratandFinChair@sjindustries.com respectively, or you may communicate with our non-employee Directors as a group by sending an e-mail to sjidirectors@sjindustries.com. The charters and scope of responsibility for each of the Company’s committees are located on the Company’s website at www.sjindustries.com. You may also address any correspondence to the Chairman of the Board, chairmen of the committees or to the non-employee Directors at South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.
Corporate Governance Materials
Shareholders can see the Company’s Corporate Governance Guidelines and Profile, Charters of the Audit Committee, Compensation Committee, ESG Committee, Executive Committee, Nominating & Governance Committee, and Strategy & Finance Committee, and Codes of Ethics on the Company’s website at www.sjindustries.com under the headings Investors > Corporate Governance. Copies of these documents, as well as additional copies of this Proxy Statement, are available to shareholders without charge upon request to the Corporate Secretary at South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.
Board Evaluation Process
The Nominating & Governance Committee implements the Board Evaluation Process on an annual basis as a method of evaluating the effectiveness of the Board and Committees and to identify opportunities for Board enhancement. The 360° Third-Party Board Effectiveness Evaluation is conducted on an annual basis. The Nominating and Governance Committee engages an independent, third-party facilitator and uses surveys and interviews to ensure robust feedback. The third-party facilitator is reevaluated periodically to ensure that the feedback remains robust. The goal of the process is to gather anonymous input from Directors regarding the performance and effectiveness of the Board, the Board Committees, and individual Directors by evaluating the contribution of individual directors, Board and Committee culture, Committee roles and responsibilities and an evaluation of the alignment of members skill sets with SJI’s current and future strategic needs. The Executive Team participates in the assessment and interview process. Following the assessment, the Nominating & Governance Committee and the Chairman of the Board are responsible for implementing the recommendations generated from the evaluation results.
39	| South Jersey Industries, Inc. | 2022 Proxy Statement

Corporate Governance
Meetings of the Board of Directors and its Committees

The Board of Directors met eight times in 2021.	Each Director attended 75% or more of the total number of Board meetings and the Board committee meetings on which he or she served.
Directors are expected to attend regularly scheduled Board meetings, meetings of the Board committees on which they serve and the annual meeting of shareholders.
Each Director attended the 2021 Annual Meeting of Shareholders.
It is the Board’s policy that the Independent Directors meet in Executive Session at every in-person meeting of the Board or its Committees.
During 2021, the Independent Directors met five times at regularly scheduled SJI Board meetings. In addition, the Independent Directors of SJI Committees met in executive session approximately twenty nine times.

Topics of these Full Board sessions included, among other things, CEO and Officer Performance and Compensation, Succession Planning, Director Tenure, Retirement Age, Strategy and Discussions of Corporate Governance. Director Rigby, Chairman of the Board, chaired the meetings of the Independent Directors.

Committee Members and Leadership
	Age	Director Since	Audit Committee	Compensation Committee	ESG Committee	Executive Committee	Nominating & Governance Committee	Strategy & Finance Committee
Sarah Barpoulis	57	2012	Xc			X	X	X
Victor Fortkiewicz	70	2010			X			Xc
Sheila Hartnett-Devlin	63	1999	X		Xc			X
G. Edison Holland Jr.	68	2019		X			X	X
Sunita Holzer	60	2011		X		X	Xc
Kevin M. O’Dowd	49	2020	X				X
Christopher J. Paladino	61	2020	X		X
Michael Renna	54	2014				X
Joseph Rigby	65	2016		X		Xc
Frank Sims	71	2012		Xc	X	X		X
c	Committee chairman
South Jersey Industries, Inc. | 2022 Proxy Statement |	40

Corporate Governance
Board Oversight of Cybersecurity
We leveraged relationships with government and industry peers in several cybersecurity programs to maintain situational awareness on threats and vulnerabilities. Additionally, we educate employees regarding cybersecurity using yearly security awareness training, security bulletins, and phishing-simulations to reinforce training. Across our organization, we also conduct vulnerability scans and penetration testing and work with a third party to perform a yearly baseline assessment of the cyber program that measures improvement and informs our strategy. We partnered with the Department of Homeland (DHS) Cybersecurity Infrastructure and Security Agency (CISA) for their national cybersecurity assessment and technical services program and completed a Validated Architecture Design Review (VADR). We also validate recovery procedures and system resiliency to ensure if impacted we can return critical systems to normal operating levels in a timely manner. The National Institute of Science and Technology (NIST) Cybersecurity Framework informs our cyber program, and we have a Risk Management Committee that consists of senior management responsible for assessing risks including risks related to our cyber program. At each quarterly meeting of the Board of Directors, the SVP, CIO provides an overview of the cybersecurity program and related risks are discussed with the Board of Directors.

Board Oversight of ESG
A Board appointed ESG Management Committee was created to develop and implement the Company’s key ESG and corporate social responsibility strategies, initiatives and policies and manage the progress of SJI’s key environmental, social and sustainability areas. The ESG Management Committee includes cross-functional members of management from key areas of the Company such as ESG, human resources, legal, risk management, communications, safety, and environment. Management presents an update of the Company’s Environmental, Social and Governance activities at each ESG Board Committee meeting and the Chair of the ESG Committee provides a report to the Board of Directors at each quarterly meeting.
ESG Committee of the Board
independent board committee – provides oversight, monitoring and guidance on ESG-related matters oversees the production of the Company’s annual Environmental, Social and Governance (ESG) Report provides quarterly reports to the Board

ESG Management Committee
board-appointed management committee – includes cross-functional members of management responsible for the development and implementation of key ESG strategies, initiatives and policies provides oversight of SJI’s commitment to safety, environmental stewardship, human rights, human capital management, diversity, and inclusion, governance, and community support strategies

ESG Task Force
cross-functional management team – supports the implementation of ESG strategies, initiatives and policies serve as ESG ambassadors within the organization
assist with the collection and development of ESG data
41	| South Jersey Industries, Inc. | 2022 Proxy Statement

Corporate Governance
Board Oversight of Risk / Enterprise Risk Management
Enterprise Risk Management (“ERM”) is a company-wide systematic approach to identify, assess, monitor, and mitigate potential risks as well as seize strategic opportunities.

Board of Directors	Strategy& Finance Committee	Audit Committee	ESG Committee	Compensation Committee	Nominating & Governance Committee
Enterprise-Wide Risk Management	Enterprise-Wide Risk Management	Enterprise-Wide Risk Management			
Major Financial Risk Exposures and Tolerance	Major Financial Risk Exposures and Tolerance	Major Financial Risk Exposures and Tolerance			
Strategic and Financing	Strategic and Financing				
Insurance Programs	Insurance Programs				
Markets/Products/ Competition	Markets/Products/ Competition	Guidelines and Policies for Risk Assessment and Management			
Supplier	Capital Allocation/Requirements/ Trends	Major Financial Risk	Legal	Compensation Program	Governance
Operations	Counterparty credit and performance metrics/standards	Oversees Management Risk Committees	Ethical	Retirement Plans	Corporate Law Practices
Information Technology		Financial Reporting	Governmental		
Cybersecurity		Financial Disclosure	Corporate and Social Citizenship		
Regulatory/Legislative		Financial Controls	Environmental		
		Accounting/Taxes	Physical Security		
			Safety		
			Sustainability Culture and Human Capital		
			Regulatory/Legislative

The SJI Risk Management Committee (SJI RMC) establishes a general framework for measuring and monitoring business risks related to both financial and physical energy transactions, approves all methodologies used in risk measurement and ensures that objective and independent controls are in place. The SJI RMC is responsible for overseeing the energy transactions and the related risks for all the SJI companies. The SJI Utilities, Inc. RMC is responsible for gas supply risk management. Annually, the Board of Directors approves the SJI RMC members which include management from key Company areas such as finance, risk management, legal and business operations.

SJI and SJIU Risk Management Committees
• quarterly meetings with business area leaders
identify risks
• assess likelihood, criticality, financial impact, inherent and residual risk levels
• document mitigating controls
• assess fraud
• analysis/Reassess
• report to Audit Committee of the Board of Directors quarterly
• report to Board of Directors semi-annually
  • ERM dashboard
  • key risk indicators
  • ERM process
  • mitigation strategies
  • opportunities

• Audit Committee
  • reviews the Company's major financial risk exposures
  • reviews steps Management has taken to monitor and control these exposures
  • reviews guidelines and policies that govern risk assessment and management

• Board of Directors • enterprise-wide risk management • major financial risk exposures and tolerance • strategic and financing • insurance programs
South Jersey Industries, Inc. | 2022 Proxy Statement |	42

Corporate Governance
Committees of the Board of Directors

Audit Committee
Key Responsibilities
Committee Members Sarah Barpoulis, Chair Sheila Hartnett-Devlin Kevin O’Dowd Christopher Paladino G. Edison Holland Jr. was a member of the Committee from January 1, 2021 through April 30, 2021	•	selection and performance of the independent registered public accounting firm
	•	reviews the scope and results of each annual audit with the independent registered public accounting firm
•
reviews the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing with the independent registered public accounting firm, the Company’s internal auditors and management

	•	establishes policies and procedures for engaging the independent registered public accounting firm to provide audit and permitted non-audit services
	•	considers the possible effect on the objectivity and independence of the independent registered public accounting firm of any non-audit services to be rendered to the Company
The Committee met 8 times in 2021 The Audit Committee members met in Executive Session with Internal Audit and the independent registered public accounting firm at every quarterly meeting	•	reviewing the Company’s major financial risk exposures and the steps Management has taken to monitor and control these exposures
	•	review the guidelines and policies that govern the process by which risk assessment and management is undertaken by the Board and Management
Independence and Financial Literacy
	•	the Board determined that no member of the Audit Committee has a material relationship that would jeopardize such member’s ability to exercise independent judgment
	•	the Board of Directors determined that all members of the Audit Committee qualified as “audit committee financial experts” as defined by applicable SEC rules and regulations
The Committee Charter is available on our website at https://investors.sjindustries.com/governance/governance-overview. You may obtain a copy by writing to the Corporate Secretary, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

Compensation Committee
Key Responsibilities
Committee Members Frank Sims, Chair Sunita Holzer Joseph Rigby	•	review and determination of executive compensation
	•	structure and performance of significant, long-term employee defined benefits and defined contribution plans
Compensation Committee Interlocks and Insider Participation
Keith Campbell was a member of the Committee through April 30, 2021 G. Edison Holland Jr. became a member of the Committee on April 30, 2021 The Committee met 5 times in 2021	•	each member of the Compensation Committee met the enhanced independence standards under NYSE rules for committee membership
• all are “non-employee” directors under SEC rules and outside directors under the Internal Revenue Code of 1986, as amended (the “Code”)
• none of the Compensation Committee’s members are or were:
• an officer or employee of the Company
•
a participant in a related party transaction required to be disclosed under Item 404 of Regulation S-K (for a description of our policy on related party transactions, see “Policies and Procedures for Related Party Transactions” on page 47

• an executive officer of another entity at which one of our executive officers serves on the board of directors or the compensation committee
	•	all members of the Committee are independent under SEC and NYSE rules for Compensation Committee service
	•	no member of the Compensation Committee has ever been an Officer or employee of the Company, or any of its subsidiaries or affiliates
	•	during the last fiscal year, none of the Company’s Executive Officers served on a compensation committee or as a director for any other publicly traded company
43	| South Jersey Industries, Inc. | 2022 Proxy Statement

Corporate Governance
The Committee Charter is available on our website at https://investors.sjindustries.com/governance/governance-overview. You may obtain a copy by writing to the Corporate Secretary, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

ESG Committee
Committee Members Sheila Hartnett-Devlin, Chair Victor Fortkiewicz Christopher Paladino Frank Sims Keith Campbell was a member of the Committee through April 30, 2021	Key Responsibilities
	•	provides oversight, monitoring and guidance of environmental and social related risk and opportunities including:
		○	safety
		○	corporate and social citizenship
		○	public and legal policy
		○	work force initiatives
		○	corporate culture
		○	climate change
		○	environmental stewardship and compliance
		○	political and regulatory activities
		○	sustainability
		○	employee work life
		○	diversity and inclusion
		○	community economic and social vitality
The Committee met 4 times in 2021	•	oversees the production of the Company’s annual Environmental, Social and Governance (ESG) Report
The ESG at report is available at
https:
//www.sjindustries.com/esg/Home.
The Committee Charter is available on our website at https://investors.sjindustries.com/governance/governance-overview or you may obtain a copy by writing to the Corporate Secretary, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

Executive Committee
Committee Members Chairman of the Board of Directors CEO Audit Committee Chair Compensation Committee Chair Nominating & Governance Committee Chair	Key Responsibilities
•
acts as directed by or on behalf of the Board of Directors during intervals between meetings in the event a quorum of the Board is not available and, if at the discretion of the Chairman of the Board, immediate action is needed

	•	reviews and investigates other matters as directed by the Board of Directors
	•	reviews and recommends to the Board the organizational structure of the Company
	•	reviews and recommends to the Board the Officers of the Company and its direct subsidiaries
	•	monitors and implements the review or investigation of matters related to or involving the Company’s Officers
The Committee did not meet during 2021	•	takes action on such matters delegated to the Committee by the Board
The Committee Charter is available on our website at https://investors.sjindustries.com/governance/governance-overview or you may obtain a copy by writing to the Corporate Secretary, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.
South Jersey Industries, Inc. | 2022 Proxy Statement |	44

Corporate Governance

Nominating & Governance Committee
Committee Members Sunita Holzer, Chair Sarah Barpoulis G. Edison Holland Jr. Kevin O’Dowd The Committee met 4 times in 2021	Key Responsibilities
	•	maintains a list of prospective candidates for Director, and reviews qualifications of candidates for Director
	•	recommends nominees to fill vacancies of the Board of Directors as needed
	•	monitors and implements the Company’s Corporate Governance Guidelines
	•	annually reviews with the Board the appropriate skills and characteristics required of Board members in the context of the current Board make-up and the Company’s strategic forecast
	•	annually conducts a diversity assessment which includes a review of Board composition with regard to race, gender, age and geography
	•	reviews and recommends to the Board the Officers of the Company and its direct subsidiaries
	•	identifies the criteria that it believes is most relevant for the Board’s composition in the foreseeable future, as presented on the Skills Matrix on page 29
	•	conducts annual CEO leadership performance evaluation process

The Nominating & Governance Committee will consider nominees for the Board recommended by shareholders and submitted in compliance with the Company’s Bylaws, in writing, to the Corporate Secretary of the Company. The Nominating & Governance Committee uses the same criteria for evaluating nominees regardless of the source of referral. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company’s Corporate Secretary at 1 South Jersey Plaza, Folsom, New Jersey 08037, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a Director.

The Committee Charter is available on our website at https://investors.sjindustries.com/governance/governance-overview or you may obtain a copy by writing to the Corporate Secretary, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

Strategy & Finance Committee
Committee Members Victor Fortkiewicz, Chair Sarah Barpoulis Sheila Hartnett-Devlin G. Edison Holland Jr. Frank Sims The Committee met 8 times in 2021	Key Responsibilities
	•	oversight of the Company’s strategic, financial and financing plans
	•	advises the Board of Directors and provides input and support to Management in the development of the Company’s long-term strategic, operating, capital and financing plans
	•	monitors major strategic risks and potential impact on the Company’s strategic plans and oversees and reviews the Company’s risk assessment process, and risk management strategy and programs
	•	reviews the guidelines and policies used to assess and manage exposure to risk and reviews major financial risk exposures as well as management’s monitor and control process
	•	presents its findings to the full Board, which is charged with approving the Company’s risk appetite

The Committee Charter is available on our website at https://investors.sjindustries.com/governance/governance-overview or you may obtain a copy by writing to the Corporate Secretary, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

45	| South Jersey Industries, Inc. | 2022 Proxy Statement

Corporate Governance
2021 Director Compensation Program
It is the Company’s intention to set director compensation levels at or near the market median relative to directors at companies of comparable size, industry, and scope of operations in order to ensure directors are paid competitively for their time commitment and responsibilities. A market competitive package is important because it enables us to attract and retain highly qualified directors who are critical to our long-term success. Directors who are employees of the Company or its affiliates do not receive separate compensation for their Board activities.
In 2021, the Nominating & Governance Committee engaged Pearl Meyer as its independent consultant to review the Company’s Director Compensation Program (Program) to ensure that the Board attracts and retains highly qualified Directors. For the 2021 study, we considered market data for directors of the same set of peer companies considered for our executive compensation programs, as well as the NACD Director Compensation Report. The study revealed that the overall Program is aligned with market median practices, as is the design and pay mix between cash and equity. As a result, there were minor changes to the Independent Director Compensatio nProgram. The changes included i) increasing the Non-Executive Chairman annual retainer fee by $10,000 and eliminating the Non-Executive Chairman Annual ex-officio Committee member fee of $25,000; ii) the timing of the 2021 annual award was changed from January 1, 2021 to April 30, 2021 and iii) the pricing of the 2021 annual award was changed from using the daily average share price for the period July 1 through December 31 of the prior year to using the close of business price on the day of grant to calculate the number of restricted stock shares to issue on the date of grant. For 2021, each Independent Director received restricted stock valued at $105,000 for the period of April 30, 2021 through April 30, 2022 and pro-rata restricted stock valued at $34,219 for the period of January 1, 2021 – April 29, 2021 for a total award of $139,219.
Independent Director Compensation Program for 2021:
Cash—Annual Retainer for Board Service	$65,000
Restricted Stock—awarded in April (1)	$105,000
Non-Executive Chairman—stock and cash retainer (3)	$90,000
Annual Committee Chair Fees (4):
Audit	$15,000
Compensation	$12,500
Environmental, Social and Governance	$7,500
Nominating and Governance	$8,750
Strategy & Finance	$7,500
Annual Committee Member Fees (4)
Audit	$15,000
Compensation	$10,000
Environmental, Social and Governance	$5,000
Nominating and Governance	$7,500
Strategy & Finance	$7,500
(1)	The value of the shares is based on the daily average share price for the period July 1 through December 31 of the prior year.
(2)
The annual retainer for the Independent Subsidiary Chairman is payable monthly. The Chairman of the Board of Directors and non-independent directors are not eligible to receive the Independent Subsidiary Chairman annual retainer.

(3)	The Non-Executive Chairman retainer is comprised of 50% stock and 50% cash. The cash portion is payable monthly.
(4)	Committee Chair fees and Committee Member Fees are payable monthly.
Directors are reimbursed for their travel expenses, upon request.
South Jersey Industries, Inc. | 2022 Proxy Statement |	46

Corporate Governance
Independent Director Compensation for Fiscal Year 2021
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Sarah M. Barpoulis	110,000	139,219	—	—	—	372	249,591
Keith S. Campbell	26,667	34,229	—	—	—	124	61,020
Victor A. Fortkiewicz	85,000	139,219	—	—	—	372	224,591
Sheila Hartnett-Devlin	100,000	139,219	—	—	—	372	239,591
G. Edison Holland Jr.	95,000	139,219	—	—	—	372	234,591
Sunita Holzer	91,250	139,219	—	—	—	372	230,841
Kevin M. O’Dowd	87,500	139,219	—	—	—	372	227,091
Christopher J. Paladino	85,000	139,219	—	—	—	372	224,591
Joseph M. Rigby	120,000	198,891	—	—	—	372	319,263
Frank L. Sims	100,000	139,219	—	—	—	372	239,591
(1)
Per the 2021 Director Compensation Program, except for Director Rigby, the independent directors were granted 5,625 shares of restricted stock valued at $139,219 using the close of business price on the day of grant. The timing of the 2021 annual award was changed from January 1, 2021 to April 30, 2021. For 2021, each independent Director received restricted stock valued at $105,000 for the period of April 30, 2021 through April 30, 2022 and restricted stock valued at $34,219 for the period of January 1, 2021 – April 29, 2021, for a total award of $139,219. Director Rigby, as Chairman of the Board, was granted an additional 2,411 shares of restricted stock valued at $59,672. The above chart reflects the grant date fair value of restricted common stock awards calculated in accordance with FASB Accounting Standards Codification Topic 718, Compensation - Stock Compensation, which requires that the grant be measured at the grant date fair value.

(2)	Represents payments made by SJI for group life insurance and accident protection insurance.
Policies and Procedures for Related Party Transactions
Pursuant to a written policy adopted by the Company’s Nominating & Governance Committee, the Company’s executive officers, directors, and principal shareholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with the Company without the Nominating & Governance Committee’s or other independent Board committee’s prior consent, in cases in which it is inappropriate for the Nominating & Governance Committee to review the transaction due to a conflict of interest.
In approving or rejecting the proposed transaction, the Nominating & Governance Committee shall consider the facts and circumstances available and deemed relevant to the Nominating & Governance Committee. The Nominating & Governance Committee shall approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, the Company’s best interests, as the Nominating & Governance Committee determines in the good faith exercise of its discretion. There were no related party transactions reported to the Nominating and Governance Committee last year.
47	| South Jersey Industries, Inc. | 2022 Proxy Statement

Corporate Governance
Audit Committee Report
The Board’s Audit Committee comprises four directors, each of whom is independent as defined under the listing standards of the New York Stock Exchange. The Board has determined that each member of the Audit Committee is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Audit Committee’s activities and scope of its responsibilities are set forth in a written charter adopted by the Board and is posted on the Company’s website at www.sjindustries.com under the heading “Investors.”
In accordance with its Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial statements and financial reporting practices. Management has the primary responsibility for preparing the Company’s financial statements and establishing and maintaining adequate internal controls over financial reporting, including disclosure controls and procedures. The Audit Committee is responsible for the appointment, compensation and oversight of the independent registered public accounting firm, Deloitte. Deloitte is responsible for expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting with the criteria established in “Internal Control – Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission.
In performing its oversight, the Audit Committee monitors financial results and discusses the Company’s accounting practices and areas requiring significant management estimates or judgement with management and Deloitte. The Audit Committee reviews with Deloitte all communications required by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and, with and without management present, reviews and discusses the quality of the financial statements, clarity and completeness of the related disclosures, and the effectiveness of internal control over financial reporting. The Audit Committee receives and discusses reports from the Company’s internal audit department on the effectiveness of internal control over financial reporting and any changes to the Company’s internal controls. The Committee then periodically consults separately with the head of internal audit, out of the presence of management, about internal control over financial reporting, and reviews any recommendations and management’s response.
The Audit Committee has discussed with and received from Deloitte the written disclosures and letter regarding its independence from the Company as required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence. The Audit Committee requires that all services of Deloitte be pre-approved by the Audit Committee or the Audit Committee Chair. The Audit Committee has considered whether Deloitte’s provision of non-audit services to the Company and the total fees paid for non-audit services relative to fees paid for audit services are compatible with maintaining Deloitte’s independence. On the basis of its review, the Audit Committee determined that Deloitte has the requisite independence.
Based on the above-mentioned reviews and discussions with management, internal audit and Deloitte, the Audit Committee recommended to the Board that the Company’s audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the Securities and Exchange Commission.
Audit Committee
Sarah M. Barpoulis, Chair
Sheila Hartnett-Devlin
G. Edison Holland, Jr. (through April 30, 2021)
Kevin O’Dowd
Christopher Paladino
South Jersey Industries, Inc. | 2022 Proxy Statement |	48

Corporate Governance
Fees Paid to the Independent Registered Public Accounting Firm
The Audit Committee is responsible for compensating the independent registered public accounting firm for services performed, including both audit and non-audit services. To ensure the provision of services to the Company is compatible with maintaining the accountants’ independence, in accordance with its charter, the Audit Committee must pre-approve all services provided by Deloitte. Prior to approving, the Audit Committee discussed these services with management and Deloitte to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The fees for all services provided by the independent registered public accounting firm to the Company during 2021 and 2020 are contained in the table below. The Audit Committee believes these fees to be reasonable in light of the Company’s activity.
The fees for all services provided by the independent registered public accounting firm to the Company during 2021 and 2020 are as follows:
FY 2021		FY 2020
Audit Fees (a)	$4,015,459	Audit Fees (a)	$3,738,975
Audit-Related Fees (b)	—	Audit-Related Fees (b)	—
Tax Fees (c)	435,884	Tax Fees (c)	263,808
All Other Fees (d)	1,180	All Other Fees	8,582
Total	$4,452,523	Total	$4,011,365
(a)
Fees for audit services billed or expected to be billed relating to fiscal 2021 and 2020 include audits of the Company’s annual financial statements, evaluation and reporting on the effectiveness of the Company’s internal controls over financial reporting, reviews of the Company’s quarterly financial statements, comfort letters, consents and other services related to Securities and Exchange Commission matters.

(b)	SJI did not incur any fees for audit-related services during fiscal 2021 and 2020.
(c)
Fees for tax services provided during fiscal 2021 and 2020 consisted of tax compliance and compliance-related research. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and Federal, state and local income tax return assistance.

(d)	Other fees billed by Deloitte for research tools, subscription services and learning programs.
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PROPOSAL 2 THE MERGER PROPOSAL
THE PARTIES TO THE MERGER
South Jersey Industries, Inc.
1 South Jersey Plaza
Folsom, New Jersey 08037
(609) 561-9000
South Jersey Industries, Inc., which we refer to as SJI or the Company, is an energy infrastructure holding company based in Folsom, NJ and delivers energy services to customers through two primary subsidiaries: SJI Utilities, Inc. (“SJIU”) and SJI Energy Enterprises, Inc. (“SJIEE”). SJIU houses the Company’s regulated natural gas utility operations, delivering safe, reliable and affordable natural gas to more than 700,000 residential, commercial and industrial customers across New Jersey via its South Jersey Gas and Elizabethtown Gas subsidiaries. SJIEE houses the Company’s non-utility operations primarily focused on clean energy development and decarbonization via renewable energy production and energy management activities. The Company’s common stock is listed and traded on the NYSE under the ticker symbol “SJI.”
Additional information about the Company may be found elsewhere in this Proxy Statement and our other public filings. See the section entitled “Where You Can Find More Information” beginning on page 124.
NJ Boardwalk Holdings LLC
277 Park Avenue, 35th Floor
New York, New York 10172
(212) 270-6000
NJ Boardwalk Holdings LLC, a Delaware limited liability company which we refer to as Parent, is an affiliate of the Infrastructure Investments Fund, a private investment vehicle consisting of two master holding companies which we refer to as IIF, which are advised by a dedicated infrastructure investment group within J.P. Morgan Investment Management Inc. Parent was formed solely for the purpose of entering into the Merger Agreement and completing the Merger and the other transactions contemplated by the Merger Agreement, including the financing related to the Merger.
Boardwalk Merger Sub, Inc.
277 Park Avenue, 35th Floor
New York, New York 10172
(212) 270-6000
Boardwalk Merger Sub, Inc., which we refer to as Merger Sub, is a New Jersey corporation formed by Parent solely for the purpose of entering into the Merger Agreement and completing the Merger and the other transactions contemplated by the Merger Agreement. Merger Sub is a wholly-owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement. Subject to the terms of the Merger Agreement, upon the completion of the Merger, Merger Sub will cease to exist and the Company will continue as the Surviving Corporation.
Infrastructure Investments Fund
277 Park Avenue, 35th Floor
New York, New York 10172
(212) 270-6000
Infrastructure Investments Fund, which we refer to as IIF, is an approximately $20 billion private investment vehicle focused on investing in critical infrastructure assets. IIF is responsible for investing and growing the retirement funds of more than 60 million families. Headquartered in New York with additional offices in London, and advised by a dedicated infrastructure investment group within J.P. Morgan Investment Management Inc., IIF is a long-term owner of companies that provide essential services, such as renewable energy, water, natural gas and electric utilities, and transportation infrastructure, all of which are vital to the economic health and productivity of the communities in which it operates.
IIF’s portfolio of companies serves over 10 million customers and employs over 10,000 people from local communities. Providing local essential services – with employees, customers and communities that often overlap – requires IIF’s companies to be well-governed, have a strong culture and be stewards of the environment in order to fulfill the terms of its social license to operate.
IIF’s 18 portfolio companies are located primarily in the United States, Europe and Australia, and include five utility companies globally. IIF also has significant experience developing renewable energy sources, having invested billions in renewable power generation assets which collectively provide 6.1 GW of renewable capacity.
Concurrently with the execution of the Merger Agreement, IIF US Holding 2 LP, an affiliate of IIF which we refer to as the Sponsor, agreed to provide funding to Parent in connection with the closing of the Merger.
South Jersey Industries, Inc. | 2022 Proxy Statement |	50

THE PROPOSED MERGER
General
The Company and Parent agreed to the acquisition of the Company by Parent under the terms of the Merger Agreement that is described in this Proxy Statement. The Board is using this Proxy Statement to solicit proxies from the holders of its common stock for use at the Annual Meeting.
The discussion of the Merger and the Merger Agreement in this Proxy Statement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this Proxy Statement as Annex B. You should read the Merger Agreement carefully in its entirety.
Certain Effects of the Merger; Merger Consideration
Under the terms of the Merger Agreement, Merger Sub will merge with and into the Company with the Company continuing as the Surviving Corporation in the Merger and becoming a wholly-owned subsidiary of Parent.
On and subject to the terms and conditions set forth in the Merger Agreement, at the effective time, each share our common stock issued and outstanding immediately prior to the effective time will be cancelled and converted into the right to receive the merger consideration of $36.00 in cash, without interest. Immediately prior to the effective time, (1) each then-outstanding TRSU will be cancelled and, in exchange therefor, the Surviving Corporation will pay to each former holder of any such cancelled TRSU an amount in cash (without interest, and subject to deduction for any required withholding tax) equal to the product of (x) the merger consideration and (y) the number of shares of our common stock subject to such TRSU and (2) each then-outstanding PRSU will be cancelled and, in exchange therefor, the Surviving Corporation will pay to each former holder of any such cancelled PSU an amount in cash (without interest, and subject to deduction for any required withholding tax) equal to the product of (x) the merger consideration and (y) the greater of the number of shares of our common stock that would be delivered under the terms of the applicable award agreement based on (A) the actual achievement of the applicable performance criteria as if the performance period ended on the business day immediately preceding the closing date of the Merger, as determined in good faith by the Company and Parent, and (B) the achievement of the applicable performance criteria at the target level.
At the effective time, the certificate of incorporation and the bylaws of Merger Sub as in effect immediately prior to the effective time will become the certificate of incorporation and bylaws of the Surviving Corporation (except that the name of Merger Sub in its certificate of incorporation and bylaws will be changed to that of the Company and such certificate of incorporation and bylaws will include provisions related to indemnification, exculpation and advancement of expenses identical to those set forth in the Company’s certificate of incorporation and bylaws).
Following the Merger, all of our common stock will be owned, beneficially and as of record, by Parent, and none of the holders of common stock will, by virtue of the Merger, have any direct ownership interest in, or be a shareholder of, the Company, the Surviving Corporation or Parent. As a result, the holders of commons stock will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of common stock. Following the Merger, Parent will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.
Our common stock is currently registered under the Exchange Act and trades on the NYSE under the symbol “SJI.” Additionally, our subordinated notes are currently registered under the Exchange Act and trade on the NYSE under the symbol “SJIJ” and our corporate units are also currently registered under the Exchange Act and trade on the NYSE under the symbol “SJIV.” Following the consummation of the Merger, shares of common stock, subordinated notes and corporate units will no longer be traded on the NYSE or any other public market. In addition, the registration of the common stock, subordinated notes and corporate units under the Exchange Act will be terminated, and the Company will no longer be required to file periodic and other reports with the SEC with respect to the common stock or otherwise.
Following termination of registration of the common stock under the Exchange Act, the Company will no longer be required to furnish the information to the Company shareholders and the SEC, and the provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with shareholders’ meetings pursuant to Section 14(a) of the Exchange Act, will become inapplicable to the Company. Parent will become the beneficiary of the cost savings associated with the Company no longer being subject to the reporting requirements under the federal securities laws.
Effect on the Company if the Merger is not Completed
In the event that the Merger Proposal does not receive the required approval from our shareholders, or if the Merger is not completed for any other reason, our shareholders will not receive any payment for their shares of common stock in connection with the Merger. Instead, we will remain an independent public company and we expect that our common stock will continue to be listed and traded on the NYSE, our common stock will continue to be registered under the Exchange Act, and shareholders will continue to own their shares of common stock.
Furthermore, depending on the circumstances that would have caused the Merger not to be completed, it is possible that the price of our common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this Proxy Statement.
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Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. If the Merger is not consummated, the Board will continue to evaluate and review our business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance shareholder value. If the Merger Proposal is not approved by our shareholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board will be offered or that our business, prospects or results of operation will not be adversely impacted.
In addition, under specified circumstances, we may be required to pay Parent the Company termination fee, or may be entitled to receive the Parent termination fee, upon the termination of the Merger Agreement, as described under “The Merger Agreement—Termination; Termination Fees; Expenses—Termination Fees” on page 86 of this Proxy Statement.
Financing of the Merger Consideration
We, Parent and Merger Sub expect the purchase price for the Merger to be funded through equity financing in an aggregate amount of up to $4.53 billion. See the section below entitled “—Equity Commitment Agreement”. The Company’s existing Five-Year Revolving Credit Agreement is also expected to be replaced in connection with the closing of the Merger. See the section below entitled “—Debt Commitment Letter.”
The consummation of the Merger under the Merger Agreement is not subject to any financing condition.
Debt Commitment Letter
In connection with the entry into the Merger Agreement, KeyBank National Association, KeyBanc Capital Markets, PNC Bank National Association and PNC Capital Markets LLC (the “Lenders”) provided a commitment to Parent under a debt commitment letter dated February 23, 2022 (as may be amended in accordance with the terms thereof and of the Merger Agreement, the “Debt Commitment Letter”), pursuant to which the Lenders have committed to provide debt financing (the “debt financing”) consisting of (1) a 364-day senior unsecured term loan facility in an aggregate principal amount of $2.5 billion to finance amounts potentially payable to debtholders in connection with mandatory offers to prepay outstanding indebtedness of the Company that would be triggered upon closing of the Merger and (2) a 364-day senior unsecured revolving credit facility in an aggregate principal amount of $1 billion to replace the Company’s existing Five-Year Revolving Credit Agreement under which a “change of control” event of default would occur upon closing of the Merger. The Lenders’ obligation to provide the debt financing under the Debt Commitment Letter is subject to customary conditions including, without limitation, the following (subject to certain exceptions and qualifications as set forth in the Debt Commitment Letter):
•	the execution and delivery of definitive documentation with respect to the debt financing;
•	the substantially concurrent consummation of the Merger in accordance with the Merger Agreement (in all material respects);
•	the prior or substantially concurrent repayment in full of the Company’s existing Five-Year Revolving Credit Agreement;
•	the receipt of certain specified financial statements of the Company;
•	the absence of a material adverse effect on the Company since the date of the Merger Agreement;
•
the accuracy (subject to materiality standards set forth in the Debt Commitment Letter) of certain specified representations and warranties in the Merger Agreement and in the definitive documentation with respect to the debt financing; and

•	the payment of applicable fees and expenses.
Parent has also engaged the Lenders to arrange a five-year senior unsecured permanent replacement revolving credit facility in an aggregate principal amount of $1 billion and certain other debt capital markets transactions. The terms of the permanent replacement revolving facility are expected to be substantially the same as the terms of the Company’s existing Five-Year Revolving Credit Agreement.
Equity Commitment Agreement
In addition, concurrently with the execution of the Merger Agreement on February 23, 2022, the Sponsor executed and delivered to Parent an equity commitment agreement (the “Equity Commitment Agreement”) pursuant to which the Sponsor committed to make an equity contribution to Parent of up to $4.53 billion (the “equity commitment”) at or prior to the date of the Merger. The proceeds of the equity commitment will be used by Parent solely to satisfy its and Merger Sub’s obligations under the Merger Agreement, including their obligations:
•	if the Merger is completed, to fund a portion of the merger consideration to our shareholders; and
•
if the Merger Agreement is terminated, to pay the Parent termination fee and certain other reimbursement and indemnification obligations payable by Parent or Merger Sub at or after the termination of the Merger Agreement;

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in each case, subject to the conditions and limitations set forth in the Equity Commitment Agreement. The Company is an express third-party beneficiary of the Equity Commitment Agreement and has the right to enforce, on behalf of Parent, the Sponsor’s obligations under the Equity Commitment Agreement.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among members of the Board, IIF, the Company’s representatives, IIF’s representatives, and other parties. Other than as described below, there have been no material contacts between the Company and IIF in the past two years.
As a part of our efforts to strengthen our business and enhance shareholder value, the Board and our senior management regularly review and assess our operations, performance, prospects and strategic landscape in the industry, including the possibility of pursuing various strategic transactions. From time to time, members of the Board and our senior management, with the assistance of legal and financial advisors, review and evaluate potential strategic opportunities and alternatives available to us with a view toward maximizing shareholder value.
On October 25, 2021, the Board held a special meeting at which representatives of Company management were present, and discussed, among other things, potential strategic alternatives. The Board authorized Mr. Renna to discuss with representatives of BofA Securities, a leading investment bank with a long-standing relationship with the Company, the potential engagement of BofA Securities as financial advisor to assist in exploring the Company’s strategic options, including a potential sale of the Company. Representatives of Company management and the Board discussed that, in the context of a strategic review, they may wish to consider outreach to select parties with experience in the public utility sector and entertain certain informational meetings. In light of concerns regarding the risk of leaks and potential distractions to management and the Board and management’s view of the limited likely universe of potential acquirors, the Board authorized the Company to conduct a limited selective outreach with the assistance of BofA Securities, but not to commence an auction process.
On October 29, 2021, representatives of Company management and BofA Securities discussed the potential engagement of BofA Securities. The Company and BofA Securities also discussed potential suitable buyers of the Company, including IIF and three financial sponsors (referred to as Party A, Party B and Party C). The Company decided to contact these potential buyers because they had experience in acquiring regulated entities similar to the Company.
On November 15, 2021, representatives of the Company and IIF met in Mount Laurel, New Jersey to discuss the Company and a potential change of control transaction. On December 1, 2021, representatives of the Company and Party A met at BofA Securities’ offices in New York City to discuss the Company and a potential change of control transaction. On December 7, 2021, representatives of the Company and Party B met in Jersey City, New Jersey to discuss the Company and a potential change of control transaction. Party C declined the opportunity to meet with the Company regarding a potential change of control transaction. No non-public information was shared at these meetings and no proposals regarding a business combination were made.
Following the meeting on November 15, 2021, representatives of IIF expressed an interest in obtaining access to non-public information of the Company. On December 13, 2021, the Company and IIF entered into a confidentiality agreement and IIF subsequently received access to limited non-public information regarding the Company to enable it to form a preliminary view regarding valuation. During December 2021 the Company also engaged in discussions with Party A and Party B regarding a confidentiality agreement, but no agreement was executed and neither Party A nor Party B engaged further with the Company or its advisors.
On December 10, 2021, the Board held a special meeting at which representatives of Company management were present, and discussed, among other things, the recent meetings with IIF, Party A and Party B. Following those discussions, the Board authorized management to proceed to conduct a management presentation with IIF.
On December 16, 2021, representatives of Company management, IIF and Centerview Partners LLC, financial advisor to IIF, met in Princeton, New Jersey for a management presentation at which the Company’s management shared limited confidential information, including Company forecasts prepared by Company management. At the conclusion of the management presentation, IIF indicated that it was interested in pursuing a potential change of control transaction and planned to discuss with its investment committee and Board potentially submitting a non-binding indication of interest in early January.
On December 22, 2021, the Board held a special meeting at which representatives of Company management were present, and discussed, among other things, the management presentation with IIF and potential next steps, including a meeting with legal counsel to discuss, among other things, the Board’s fiduciary duties in the context of a potential change of control transaction. Thereafter, IIF also submitted an initial list of due diligence questions to the Company.
On January 6, 2022, the Board held a special meeting at which representatives of Company management and legal counsel from Gibson, Dunn & Crutcher, LLP (“Gibson Dunn”) were present. During the meeting, representatives of Gibson Dunn discussed with the Board its fiduciary duties under applicable law in the context of a potential change of control transaction. Representatives of Gibson Dunn also discussed the advisability of forming a Transaction Committee to consider, review, evaluate and negotiate a potential change of control transaction or other strategic alternatives available to the Company and make recommendations to the Board with respect to any such transactions. The Board and Gibson Dunn also discussed and considered whether it would make sense to conduct a pre-signing market check in the event the Board decided to pursue a potential change of control transaction with IIF. The Board considered the potential benefits of a pre-signing market check but discussed that any pre-signing market check would be very disruptive to Company management and its operation of the Company, and would increase the risk that a potential change of control transaction is leaked, which could further negatively
53	| South Jersey Industries, Inc. | 2022 Proxy Statement

impact the Company, and that neither Party A, Party B or Party C had engaged in substantial discussions regarding a potential change of control transaction. The Board further discussed the challenges associated with selling a regulated utility such as the Company. Representatives of Gibson Dunn also discussed with the Board that the Company could consider requesting a “go-shop”, which would permit the Company to solicit acquisition proposals from third parties after the signing of any definitive agreement, or, alternatively, the Company could ensure that any definitive agreement would not prohibit the Company’s ability to terminate the transaction in response to an unsolicited superior proposal.
On January 10, 2022, IIF submitted a non-binding indication of interest to acquire the Company for $33.50 per share in cash. IIF’s indication of interest noted that IIF is a long-term owner which does not require a realization event after a pre-defined hold period and that IIF has historically provided ongoing financing to support long-term capital requirements, which characteristics make it a desirable owner of public utilities by applicable regulators. IIF also indicated that it was able to fund the transaction with equity fully funded by IIF and that IIF would provide the Company with an equity commitment agreement to such effect in connection with the execution of a definitive merger agreement. IIF also noted it would obtain committed bridge financing in an amount necessary to cover a back-stop of any existing financing arrangements with change-of-control provisions and transaction costs. IIF’s indication of interest also noted that it would seek to complete due diligence and the negotiation of definitive agreements expeditiously, with the expectation of being in a position to publicly announce a transaction in advance of, or concurrently with, the Company’s fourth quarter earnings call scheduled for February 24, 2022.
On January 10, 2022, the Board held a special meeting at which representatives of Company management were present, to review the indication of interest from IIF. Following a review of the indication of interest, the Company’s directors determined that having a Transaction Committee would facilitate the Board’s consideration of a potential change of control transaction and alternatives thereto more efficiently, and that while a Transaction Committee could under certain circumstances be used to address director conflicts of interest, the Board was not aware of any such conflicts in connection with IIF’s proposal. The Company’s Transaction Committee, consisting of Sheila Hartnett-Devlin, G. Edison Holland, Victor A. Fortkiewicz and Joseph M. Rigby (the “Transaction Committee”), was formed to efficiently oversee and manage the process associated with the Company’s review of strategic alternatives and not because of any actual or potential conflict of interest among the members of the Board.
On January 11, 2022, the Board held a special meeting at which representatives of Company management and BofA Securities were present to discuss the indication of interest from IIF, including IIF’s financing plan and due diligence requirements and anticipated regulatory approvals. Representatives of BofA Securities noted their experience, which they had previously disclosed to management, working as financial advisor to an affiliate of IIF on two other M&A transactions, including the acquisition of El Paso Electric Company, in which an affiliate of IIF successfully obtained approvals from six regulatory authorities, including two state public utility commissions. Representatives of BofA Securities presented preliminary perspectives on valuation for the Company based on Company forecasts prepared by Company management and provided to BofA Securities, the historical and current trading prices of the Company’s common stock and Wall Street research analyst forecasts. Representatives of BofA Securities also discussed market conditions, standalone valuation considerations and potential other acquirors of the Company. After consideration of these and other factors, the Board concluded that the Company should continue negotiations with IIF without any exclusive arrangement that would restrict the Company’s ability to pursue alternative strategies or transactions and directed BofA Securities to communicate to IIF the Company’s counterproposal of $37.50 per share in cash.
On January 12, 2022, at the direction of the Board, representatives of BofA Securities communicated the counterproposal of $37.50 per share in cash to IIF. Later on January 12, 2022, IIF responded with a revised proposal of $35.00 per share in cash. Following discussion with Mr. Rigby and members of the Transaction Committee, representatives of BofA Securities, in accordance with such discussions, communicated to IIF that the Company would be prepared to provide additional due diligence information and start negotiating transaction documents if IIF increased its offer price to $36.00 per share in cash but that any transaction would remain subject to approval by the Board. Later on January 12, 2022, IIF provided an updated indication of interest letter providing for a purchase price of $36.00 per share in cash. The Company and IIF did not enter into any exclusive arrangements that would have restricted the Company’s ability to pursue alternative strategies or transactions.
On January 20, 2022, the Company provided IIF and its representatives with access to an electronic due diligence data room and provided additional diligence materials to IIF, including in response to diligence request lists from IIF.
On January 24, 2022, the Transaction Committee held a meeting at which representatives of Company management, Gibson Dunn and BofA Securities were present. Representatives of BofA Securities and Company management provided an update regarding IIF’s due diligence process. Representatives of Gibson Dunn discussed with the Transaction Committee key terms of the initial draft Merger Agreement, including, among other things, (1) the inclusion of a “go-shop” period commencing upon the signing of the Merger Agreement that would permit the Company to solicit acquisition proposals from third parties, (2) the scope of interim operating covenant restrictions on the Company, (3) the scope of regulatory obligations on Parent and its affiliates, including the definition of a Burdensome Condition and (4) the closing conditions and termination rights for each of the Company and Parent.
On January 28, 2022 representatives of Gibson Dunn sent an initial draft of the Merger Agreement to Skadden, Arps, Slate, Meagher & Flom LLP, legal counsel to IIF (“Skadden”). The draft of the Merger Agreement included, among other things, a “go-shop” provision and provided that the Company would be able to terminate the Merger Agreement in respect of a superior proposal and pay Parent a termination fee of 1% of the Company’s implied equity value if such superior proposal was with a party that made an offer during the “go-shop” period, and otherwise provided that such termination fee would be 2.5% of the Company’s implied equity value. The draft also provided that Parent would be required to use reasonable best efforts to obtain all regulatory approvals and required Parent and its affiliates to agree to make divestitures, litigate with governmental entities
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and agree to limitations on conduct, unless such action would reasonably be expected to result in a Burdensome Condition. The draft also required Parent and its affiliates not to enter into any new commercial activities or businesses unrelated to the Merger, including any transaction to acquire assets, that would reasonably be expected to materially increase the risk of not obtaining any required regulatory approvals. The initial draft of the Merger Agreement included a reverse termination fee equal to 7.5% of the Company’s implied equity value payable by Parent to the Company in the event of certain termination events, including due to a failure to obtain required regulatory approvals or Parent’s failure to close the Merger when otherwise required.
On January 31, 2022, the Transaction Committee held a meeting at which representatives of Company management, Gibson Dunn and BofA Securities were present. Representatives of Company management, Gibson Dunn and BofA Securities provided an update on transaction progress, including IIF’s due diligence process and IIF’s backstop debt financing related to the change of control provisions in the Company’s debt financing documents. Representatives of BofA Securities noted that in light of the change of control provisions contained in the Company’s debt financing documents the transaction had become more expensive for IIF to consummate than originally anticipated.
On February 4, 2022, representatives of Company management, Gibson Dunn, legal counsel from Cullen and Dykman, LLP and BofA Securities held a virtual meeting with representatives of IIF, Skadden and Centerview Partners LLC to discuss IIF’s proposed regulatory strategy and discussed other transaction updates regarding IIF’s backstop debt financing.
On February 6, 2022, representatives of Skadden sent a revised draft of the Merger Agreement to Gibson Dunn. The revised draft of the Merger Agreement removed the “go shop” provision and did not include amounts of the proposed termination fees. The revised draft of the Merger Agreement also removed certain restrictions on Parent and its affiliates’ ability to pursue transactions before the closing that could delay approval of the Merger and generally provided for additional restrictions on the operation of the Company’s business between signing and closing.
On February 7, 2022, the Transaction Committee held a meeting at which representatives of Company management, Gibson Dunn and BofA Securities were present. Representatives of Company management, Gibson Dunn and BofA Securities provided an update on transaction progress, including IIF’s due diligence process and the key issues from Skadden’s revised draft Merger Agreement, including the deletion of the “go-shop” provision.
On February 8, 2022, representatives of Skadden sent an initial draft of the Equity Commitment Agreement to Gibson Dunn.
On February 14, 2022, the Transaction Committee held a meeting at which representatives of Company management, Gibson Dunn and BofA Securities were present. Representatives of Company management, Gibson Dunn and BofA Securities provided an update on transaction progress and IIF’s due diligence process. Representatives of Gibson Dunn also discussed the revised draft of the Merger Agreement to be delivered to Skadden following discussion with the Transaction Committee.
On February 14, 2022, representatives of Gibson Dunn sent a revised draft Merger Agreement, a revised draft Equity Commitment Agreement and an initial draft of the disclosure letter to the Merger Agreement to Skadden. The revised draft Merger Agreement, among other things, reinserted the “go-shop” provision and reinserted restrictions on Parent’s ability to complete transactions that would reasonably be expected to prevent or materially interfere with the receipt of any government approvals required to complete the Merger. The revised draft did not contain a proposal regarding the amount of the applicable termination fees.
On February 16, 2022, BofA Securities provided a relationship disclosure letter to Company management, which in turn provided it to the Board, which included certain information regarding investment and corporate banking relationships between BofA Securities and the Company from January 1, 2020 through December 31, 2021, IIF Acquisitions LLC, Infrastructure Investment Group LLC (“IIG”) and JPMorgan Chase & Co. (“JPMC”) and reminded the Board, among other things, that certain members of the BofA Securities financial advisory deal team working with the Company were also members of the coverage team for IIF and/or IIG and/or had previously provided financial advisory services to an affiliate of IIF on two other M&A transactions unrelated to the Company, which transactions had closed prior to BofA Securities being engaged by the Company in connection with the Merger. As described under “—The Parties to the Merger”, Parent is an affiliate of IIF, a private investment vehicle consisting of two master holding companies, which are advised by a dedicated infrastructure investment group within J.P. Morgan Investment Management Inc., an affiliate of JPMC.
On February 17, 2022, the Board held a regular meeting at which representatives of Company management were present. Among other things, the Board approved updates to the Company forecasts previously prepared by management to reflect an increase to projected capital expenditures and RNG investments, which in turn increased the Company’s projected net income. Such updated Company forecasts were thereafter provided to IIF and are the Company Forecasts further described in the section entitled “Forward-Looking Financial Information”.
Later on February 17, 2022, the Board held a special meeting at which representatives of Company management, Gibson Dunn and BofA Securities were present. Representatives of BofA Securities provided an update to the Board on the progress of IIF’s due diligence and reviewed an updated preliminary valuation analysis of the Company as well as recent public market trading of Company shares. Representatives of Gibson Dunn reviewed with the Board its fiduciary duties in connection with a potential merger transaction with IIF. Representatives of Gibson Dunn also provided an updated summary of key terms of the Merger Agreement and discussed the key open issues including the continued rejection of a “go-shop” by IIF as well as potential ranges of agreeable termination fees to be negotiated with IIF. Following discussion, the Board agreed that it would forego a “go shop” so long as the Company had a meaningful opportunity to negotiate with any bidders that submit unsolicited proposals following announcement of a transaction and an ability to terminate the transaction with IIF upon payment of a reasonable termination fee.
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Between February 17, 2022 and February 23, 2022, representatives of Gibson Dunn and Skadden continued to negotiate the Merger Agreement, the Equity Commitment Agreement and updates to the disclosure letter to the Merger Agreement.
On February 21, 2022, the Transaction Committee held a meeting at which representatives of Company management, Gibson Dunn and BofA Securities were present, as well as certain of the other directors on the Board. Representatives of BofA Securities and Gibson Dunn provided an update on transaction progress, including remaining open items in the Merger Agreement, which included, among other things, certain obligations of, and restrictions on, Parent and its affiliates in connection with obtaining the regulatory approvals, the amount of the termination fees to be paid by each party, as well as certain interim operating covenants such as the Company’s ability to incur indebtedness and make capital expenditures. The Board then reviewed the relationship disclosure letter previously provided by BofA Securities and discussed the matters described therein, concluding that BofA Securities had no relationships that would impair its ability to serve as independent financial advisor to the Board. Representatives of BofA Securities next addressed questions that had been raised by the directors at the prior meeting regarding IIF’s history of M&A transactions, including questions relating to IIF’s track record with regulators similar to the NJBPU, its history as a long-term owner (without a pre-defined hold period) and of providing financing to support long-term capital requirements, its commitment to local communities and employees, its experience in completing complex public M&A transactions and other related matters. Representatives of BofA Securities also reviewed the proposed sources and uses for the transaction, noting that IIF would be providing an equity commitment of approximately $4.5 billion to pay the merger consideration, as well as a bridge commitment letter for approximately $3.5 billion in the aggregate to backstop the change of control provisions in the Company’s debt financing documents, including the Company’s existing Five-Year Revolving Credit Agreement.
Later on February 21, 2022, Mr. Renna and Andrew Gilbert, a managing director of IIF, discussed the open issues in the Merger Agreement, and Mr. Gilbert proposed reciprocal termination fees of 3% of the Company’s implied equity value. Following such discussion, representatives of Gibson Dunn and Skadden discussed the open issues in the Merger Agreement, and the representatives of Skadden, on behalf of IIF, reiterated IIF’s proposal of reciprocal termination fees of 3% of the Company’s implied equity value.
During the course of the day on February 22, 2022 and February 23, 2022, representatives of Gibson Dunn and Skadden continued to negotiate the open items in the Equity Commitment Agreement and the Merger Agreement, including the amount of the termination fees, the obligations of and restrictions on Parent and its affiliates in connection with obtaining the required regulatory approvals, the definition of Burdensome Condition and the interim operating covenant restrictions on the Company. At the direction of the Board, Company management and representatives of IIF, together with BofA Securities, also engaged in discussions regarding the open items in the Merger Agreement.
On February 23, 2022 the Board held a special meeting at which representatives of Company management, Gibson Dunn and BofA Securities were present. Mr. Holland was unable to attend the meeting and prior to the meeting discussed the materials and proposed transaction with Mr. Rigby. Mr. Rigby noted for the Board that Mr. Holland was a member of the Transaction Committee and had attended all prior meetings discussing the transaction updates and expressed strong support for the transaction. At the meeting, Mr. Rigby explained Mr. Holland’s absence and provided the other directors a summary of the conversation with Mr. Holland. Mr. Rigby also explained that the purpose of the meeting was to receive an update on the transaction documents and final valuation analysis from BofA Securities. Mr. Rigby stated that if the Board was supportive of the transaction, the Company would finalize all transaction documents and the Board would have the opportunity to approve the transaction by a unanimous written consent. Representatives of BofA Securities reviewed with the Board its financial analysis of the merger consideration and delivered to the Board and oral opinion, which was confirmed by delivery of a written opinion dated February 23, 2022, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in BofA Securities’ written opinion, the merger consideration of $36.00 per share in cash to be received in the Merger by holders of Company common stock (other than excluded shares) was fair, from a financial point of view, to such holders. Please see the section of this Proxy Statement entitled “—Opinion of BofA Securities” beginning on page 59 for further description of the respective opinions and analyses of BofA Securities. Thereafter, representatives of Gibson Dunn summarized the directors’ fiduciary duties and reviewed the proposed Merger Agreement, and discussed, among other things, the negotiation regarding the Company termination fee of $140 million and the Parent termination fee of $255 million, the Board’s ability under certain circumstances to respond to unsolicited acquisition proposals and to terminate the Merger Agreement, as well as the regulatory obligations, the Required Approvals and definition of Burdensome Condition. Following discussion, all directors present confirmed they wished to move forward with the transaction and Mr. Rigby noted that the unanimous written consent would be circulated upon finalizing the transaction documents. On February 23, 2022, BofA Securities also provided an updated version of its relationship disclosure letter addressed to the Board to update the covered period to February 1, 2020 through January 31, 2022 and list additional BofA Securities deal team members.
Later on February 23, 2022, the Board unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were advisable and fair to and in the best interests of the Company and its shareholders, (2) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Agreement, (3) directed that the Merger Agreement, the Merger and the other transactions contemplated thereby be submitted for consideration at a shareholder meeting of the Company and (4) resolved to recommend the approval and adoption of the Merger Agreement, the Merger and the other transactions contemplated thereby by the shareholders of the Company. For a description of the various factors considered by the Board, see the section entitled “The Merger—Recommendation of the Board.”
Thereafter, on February 23, 2022, the Company, Parent and Merger Sub signed the Merger Agreement. The Company and IIF issued a joint press release regarding the transaction before the market opened on February 24, 2022.
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Recommendation of the Company’s Board of Directors and its Reasons for the Merger
The Board has reviewed and considered the terms of the Merger and the Merger Agreement and has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of the Company and its shareholders, (2) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Agreement, (3) directed that the Merger Agreement, the Merger and the other transactions contemplated thereby be submitted for consideration at a shareholder meeting of the Company and (4) resolved to recommend the approval and adoption of the Merger Agreement, the Merger and the other transactions contemplated thereby by the shareholders of the Company. The Board unanimously recommends that our shareholders vote “FOR” the Merger Proposal.
In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Board consulted with the Company’s senior management team, as well as the Company’s outside legal and financial advisors, and considered a number of factors, including the following material factors (not necessarily listed in order of relative importance):
•
that the all-cash per share merger consideration will provide our shareholders with immediate fair value, in cash, for their shares of Company common stock, while avoiding the long-term business risk of retaining their shares of Company common stock, and while also providing such shareholders with certainty of value for their shares of our common stock;

•
that the merger consideration represented a premium of approximately 47.5% to the Company’s 30-day VWAP on February 22, 2022, the last trading day prior to the date that the Company, Parent and Merger Sub signed the Merger Agreement and a 51.5% premium to the closing price on February 22, 2022;

•
the Board’s understanding of the business, operations, financial condition, earnings and prospects of the Company, including the prospects of the Company as an independent publicly traded entity and its standalone operating plan;

•
the analysis and opinion of BofA Securities, dated February 23, 2022, to the Board to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in BofA Securities’ opinion, the merger consideration of $36.00 per share in cash to be received by the holders of Company common stock in the Merger was fair, from a financial point of view, to such holders, as more fully described below in the section titled “Opinion of BofA Securities” beginning on page 59 of this Proxy Statement and the full text of the written opinion of BofA Securities, which is attached as Annex C to this Proxy Statement;

•
the Board’s view that the merger consideration to be paid by Parent was the result of an arm’s-length negotiation and belief that the merger consideration of $36.00 per share represented Parent’s best and final offer;

•
the benefits that the Company was able to obtain during its negotiations with Parent, including an increase in Parent’s offer price per share from the beginning of the process to the end of the negotiations. The Board believed that the consideration reflected in the Merger Agreement was the best transaction that could be obtained by Company shareholders from Parent at the time, and that there was no assurance that a more favorable opportunity to sell the Company would arise later or through any alternative transaction;

•
the timing of the Merger and the risk that if the Company does not accept Parent’s offer, it may not have another opportunity to do so or to pursue an opportunity offering at least as much value to the Company’s shareholders;

•
the Company’s ability, prior to the time our shareholders adopt the Merger Agreement, to consider and respond to a written unsolicited bona fide acquisition proposal and provide information to and engage in discussions or negotiations with, the person making such proposal (subject to the Company’s obligations under the Merger Agreement);

•
the Company’s ability, under certain circumstances, to terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Company superior proposal subject to the Company’s obligations under the Merger Agreement, including the Company’s obligation to pay Parent the Company termination fee;

•
the Company’s ability, under the Merger Agreement, to withdraw, change, amend, modify or qualify the Board’s recommendation in certain circumstances, subject to Parent’s subsequent right to terminate the Merger Agreement and receive the Company termination fee;

•	the fact that the Merger will be subject to the approval of the Company’s shareholders;
•	the fact that the Merger does not require the approval of Parent’s shareholders, with the attendant risks associated with such a vote;
•
the likelihood that the Merger will be completed on a timely basis, including the likelihood that the Merger will receive all necessary regulatory approvals without unacceptable conditions and that all conditions to consummation of the Merger will be satisfied. To that end, the Board further considered the potential length of the regulatory approvals

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process and that the Merger Agreement provides that, subject to certain exceptions, it may not be terminated until February 23, 2023, which may be extended for an additional three months to May 23, 2023 under specified circumstances, together with the fact that the Company would be entitled to receive the Parent termination fee if the necessary regulatory approvals have not been obtained by such date and the Merger Agreement is terminated. The Board also considered the absence of a financing condition in the Merger Agreement and the fact that Parent has entered into the Debt Commitment Letter pursuant to which, subject to the terms and conditions set forth therein, the Lenders have committed to provide the debt financing to replace certain of the Company’s existing indebtedness and to finance mandatory offers to prepay certain other of the Company’s existing indebtedness (see “The Merger Agreement—Financing and Financing Cooperation”). The Board also considered that the Sponsor committed to make the equity commitment to Parent pursuant to the Equity Commitment Agreement; and
•
the fact that the Company can continue to pay quarterly cash dividends of $0.3100 for quarterly dividends declared before November 20, 2022 and at $0.3193 for quarterly dividends declared on or after November 20, 2022, and to pay a “stub” dividend in respect of the quarter in which the Merger is completed.

The Board also considered a variety of potentially negative factors in its deliberations concerning the Merger Agreement and the Merger, including the following (not necessarily listed in any relative order of importance):
•
that our shareholders will have no ongoing equity participation in the Company following the Merger, and that such shareholders will therefore cease to participate in the future earnings or growth that we may achieve, or to benefit from increases, if any, in the value of our common stock as a result of the Merger;

•
the significant costs involved in connection with entering into and completing the Merger and the substantial time and effort of management required to complete the Merger and related disruptions to the operation of our business;

•
that neither the Company nor its financial advisors publicly solicited proposals from potential acquirers or conducted a full market check immediately prior to signing the Merger Agreement as a means of determining whether there were other parties interested in acquiring, or entering into another strategic transaction with, the Company;

•
the regulatory approvals that are required in connection with the Merger and the risk that governmental authorities and third parties may seek to impose unfavorable terms or conditions on the required approvals or that those approvals may not be obtained at all;

•
the restrictions on the conduct of our business prior to the completion of the Merger, which, subject to specific exceptions, could delay or prevent us from undertaking business opportunities that may arise or any other action the Company would otherwise take with respect to our operations absent the pending completion of the Merger;

•
that the announcement and pendency of the Merger, or failure to complete the Merger, may cause substantial harm to relationships with our employees, vendors and customers and may divert management and employee attention away from the day-to-day operation of our business and may result in shareholder litigation;

•
the possibility that the Company termination fee payable by the Company upon the termination of the Merger Agreement under certain circumstances could discourage other potential acquirers from making a competing acquisition proposal to acquire the Company;

•	the risk that Parent’s matching rights might discourage third parties from submitting a competing acquisition proposal;
•
that, while we expect that the Merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied, including the receipt of necessary regulatory approvals, and, as a result, the Merger may not be consummated;

•
that certain of our executive officers and directors may have interests with respect to the Merger in addition to their interests as shareholders of the Company. See “Additional Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 72 for further information; and

•	that the receipt of cash in exchange for shares of Company common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes for many of our shareholders.
The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but includes the material factors considered. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Company Board based its recommendation on the totality of the information presented.
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The Board believes that, overall, the potential benefits of the Merger to our shareholders outweigh the risks and uncertainties of the Merger and the Board unanimously recommends that shareholders vote “FOR” approval of the Merger Proposal.
In considering the recommendations of the Board with respect to the Merger, our shareholders should be aware that the directors and executive officers of the Company have certain interests, including financial interests, in the Merger that may be different from, or in addition to, the interests of our shareholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement, and in making its recommendation that our shareholders approve the Merger Proposal. See “Additional Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 72 for more information.
Opinion of BofA Securities
The Company retained BofA Securities to act as its financial advisor in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company selected BofA Securities to act as the Company’s financial advisor in connection with the Merger on the basis of BofA Securities’ experience in transactions similar to the Merger, its reputation in the investment community and its familiarity with the Company and its business.
On February 23, 2022, at a meeting of the Board held to evaluate the Merger, BofA Securities delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated February 23, 2022, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in BofA Securities’ written opinion, the merger consideration to be received in the Merger by holders of Company common stock (other than excluded shares) was fair, from a financial point of view, to such holders.
The full text of BofA Securities’ written opinion to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this Proxy Statement and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of BofA Securities’ written opinion. BofA Securities delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Securities’ opinion does not address any other terms or other aspects or implications of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger. BofA Securities’ opinion does not address any other aspect of the Merger and does not express any opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.
In connection with rendering its opinion, BofA Securities, among other things:
•	reviewed certain publicly available business and financial information relating to the Company;
•
reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with BofA Securities by the management of the Company, including the Company Forecasts, which are summarized in the section entitled “Forward-Looking Financial Information”;

•	discussed the past and current business, operations, financial condition and prospects of the Company with members of senior management of the Company;
•	reviewed the trading history for the Company common stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;
•	compared certain financial and stock market information of the Company with similar information of other companies BofA Securities deemed relevant;
•	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;
•	reviewed a draft, dated February 22, 2022, of the Merger Agreement, referred to in this section as the “draft agreement”; and
•	performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.
In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Securities and has relied upon the assurances of the management of the Company that it was not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company Forecasts, BofA Securities was advised by the Company, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the
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Company as to the future financial performance of the Company. BofA Securities also relied, at the direction of the Company and with its consent, upon the assessments of the management of the Company as to the potential impact of market, governmental and regulatory trends and developments relating to or affecting the Company and its business. BofA Securities did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or any other entity, nor did BofA Securities make any physical inspection of the properties or assets of the Company or any other entity. BofA Securities did not evaluate the solvency or fair value of the Company, Parent or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of the Company, that the Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Company or any other entity or the Merger (including the contemplated benefits thereof). BofA Securities also assumed, at the direction of the Company, that the final executed Merger Agreement would not differ in any material respect from the draft agreement reviewed by BofA Securities.
BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the Merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Merger or any terms, aspects or implications of any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, to the holders of Company common stock (other than excluded shares) of the merger consideration to be received by such holders in the Merger and no opinion or view was expressed with respect to any consideration to be received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the merger consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger. In addition, BofA Securities did not express any view or opinion with respect to, and relied, with the consent of the Company, upon the assessments of the Company and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to the Company, any other entity or the Merger (including the contemplated benefits thereof) as to which BofA Securities understood that the Company obtained such advice as it deemed necessary from qualified professionals. BofA Securities further expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter. Except as described in this summary, the Company imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.
BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. While the credit, financial and stock markets have been experiencing unusual volatility, BofA Securities expressed no opinion or view as to any potential effects of such volatility on the Company, Parent or the Merger. It should be understood that subsequent developments may affect BofA Securities’ opinion, and BofA Securities does not have any obligation to update, revise, or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities.
The discussion set forth below in the subsection entitled “—Summary of Material Financial Analyses”, beginning on page 60, represents a brief summary of the material financial analyses presented by BofA Securities to the Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.
Summary of Material Financial Analyses
Selected Publicly Traded Companies Analysis.
BofA Securities reviewed publicly available financial and stock market information for the following nine publicly traded companies in the gas industry sectors indicated below:
Gas Utilities - Pure-Play Local Distribution Companies
•	Atmos Energy Corporation
•	Northwest Natural Gas Company
•	ONE Gas, Inc. (collectively referred to in this section as the “Pure-Play LDCs”)
Gas Utilities - Non Pure-Play Local Distribution Companies
•	New Jersey Resources Corporation
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•	Spire Inc.
•	Southwest Gas Corporation (collectively referred to in this section as the “Non-Pure-Play LDCs”)
Renewable Natural Gas
•	Montauk Renewables, Inc.
•	Archaea Energy Inc.
•	Anaergia Inc. (collectively referred to in this section as the “RNGs”)
BofA Securities reviewed, among other things, the market value of the equity (based on diluted shares outstanding using the treasury stock method) for each Pure-Play LDC and Non-Pure Play LDC as a multiple of Wall Street analyst consensus estimates of calendar years 2022, 2023 and 2024 net income (such multiples are referred to in this section as “2022E Equity Market Value/Net Income”, 2023E Equity Market Value/Net Income” and “2024E Equity Market Value/Net Income”, respectively). BofA Securities also reviewed the estimated enterprise values of the selected publicly traded companies, calculated as the market value of the equity plus short-term debt, long-term debt, preferred equity and non-controlling interests, minus cash, marketable securities and liquid investments, as applicable (“EV”) for each selected publicly traded company, as a multiple of Wall Street analyst consensus estimates of earnings before interest, taxes, depreciation and amortization (“EBITDA”) for calendar years 2022, 2023 and 2024 (such multiples are referred to in this section as “2022E EV/EBITDA”, “2023E EV/EBITDA” and “2024E EV/EBITDA”, respectively). Financial data of the selected publicly traded companies were based on their public filings and publicly available Wall Street research analysts’ estimates published by FactSet as of February 22, 2022.
The results of BofA Securities’ analysis were presented for the selected publicly traded companies, as indicated in the following table:
	Equity Market Value / Net Income			EV / EBITDA
Company	2022E	2023E	2024E	2022E	2023E	2024E
Pure-Play LDCs
Atmos Energy Corporation	19.3x	18.0x	16.8x	14.5x	12.8x	11.5x
Northwest Natural Gas Company	18.2x	17.1x	16.5x	9.5x	9.0x	8.6x
ONE Gas, Inc.	18.8x	17.7x	16.6x	14.4x	13.5x	12.3x
Non-Pure-Play LDCs
New Jersey Resources Corporation	17.9x	16.7x	14.2x	14.0x	12.9x	10.8x
Spire Inc.	16.4x	14.8x	13.8x	13.5x	12.3x	11.4x
Southwest Gas Corporation	14.9x	14.1x	13.9x	9.7x	9.1x	8.2x
RNGs
Montauk Renewables, Inc.	N/A	N/A	N/A	27.3x	15.8x	13.5x
Archaea Energy Inc.	N/A	N/A	N/A	15.9x	9.3x	6.4x
Anaergia Inc.	N/A	N/A	N/A	17.1x	8.9x	5.7x
Based on its professional judgment and experience, BofA Securities focused on the metrics for the Non-Pure-Play LDCs based on the similarity between the Company’s and the Non-Pure-Play LDCs’ respective businesses and operations. The overall low to high 2022E Equity Market Value/Net Income multiples observed for the Non-Pure-Play LDCs were 14.9x to 17.9x (with a mean of 16.4x and a median of 16.4x) and the overall low to high 2023E Equity Market Value/Net Income multiples observed for the Non-Pure Play LDCs were 14.1x to 16.7x (with a mean of 15.2x and a median of 14.8x). The overall low to high 2022E EV/EBITDA multiples observed for the Non-Pure-Play LDCs were 9.7x to 14.0x (with a mean of 12.4x and a median of 13.5x).
Based on BofA Securities’ professional judgment and experience and taking into consideration the observable ranges of the 2022E Equity Market Value/Net Income and 2023E Equity Market Value/Net Income multiples for the Non-Pure Play LDCs, BofA Securities applied a 2022E Equity Market Value/Net Income multiple reference range of 15.5x to 17.5x to the Company’s estimated earnings per share for fiscal year 2022 as reflected in the Company Forecasts (as thereafter adjusted for tax-adjusted mandatory interest expense and after taking into account the issuance of shares as a result of the conversion of the 6,700,000 equity units priced in March 2021 (the “Equity Units”) as required in connection with the Merger (the “Equity Units Conversion”), and a 2023E Equity Market Value/Net Income multiple reference range of 14.5x to 16.5x to the Company’s estimated earnings per share for fiscal year 2023 as reflected in the Company Forecasts (as thereafter adjusted for
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tax-adjusted mandatory interest expense and after taking into account the issuance of 13,318,930 shares of Company common stock as a result of the Equity Units Conversion), in each case, to calculate implied equity value reference ranges for the Company. BofA Securities then subtracted from such ranges the Company’s net debt as of December 31, 2021 as provided by Company management (which included $3.59 billion of gross debt, less cash and cash equivalents of $29 million, less $99 million for the unsettled portion of shares under the forward purchase agreements entered into by the Company in connection with its offering of $225 million of shares of Company common stock announced in March 2021, which are expected to be settled in the second quarter of fiscal year 2022, as reflected in the Company Forecasts (the “Forward Purchase Agreements”), and after taking into account the net debt reduction as a result of the Equity Units Conversion, and divided the results by a number of fully diluted shares of Company common stock (calculated on a treasury stock method basis), including 117,862,792 shares of Company Common Stock outstanding as of January 31, 2022, plus 210,349 TRSUs and PSRUs (“RSUs”) and 4,996,062 shares expected to be settled in the second quarter of fiscal year 2022 under the Forward Purchase Agreements and after taking into account the 13,318,930 shares issued following the Equity Units Conversion, in each case as provided to BofA Securities by Company management, to calculate reference ranges of implied 2022E Equity Market Value/Net Income and 2023E Equity Market Value/Net Income per share of Company common stock (rounded to the nearest $0.25).
Based on BofA Securities’ professional judgment and experience and taking into consideration the observable ranges of the 2022E EV/EBITDA multiples for the Non-Pure Play LDCs, BofA Securities also applied a 2022E EV/EBITDA multiple reference range of 10.0x to 14.0x to the Company’s estimated EBITDA for fiscal year 2022 as reflected in the Company Forecasts. BofA Securities then subtracted from such range the Company’s net debt as of December 31, 2021 as provided by Company management (which included $3.59 billion of gross debt, less cash and cash equivalents of $29 million, less $99 million for the unsettled portion of shares under the Forward Purchase Agreements, which are expected to be settled in the second quarter of fiscal year 2022, and after taking into account the net debt reduction as a result of the Equity Units Conversion), and dividing the result by a number of fully diluted shares of Company common stock (calculated on a treasury stock method basis), including 117,862,792 shares of Company Common Stock outstanding as of January 31, 2022, plus 210,349 RSUs and 4,996,062 shares expected to be settled in the second quarter of fiscal year 2022 under the Forward Purchase Agreements and after taking into account the 13,318,930 shares issued following the Equity Units Conversion, in each case as provided to BofA Securities by Company management, to calculate an implied equity value reference range per share of Company common stock (rounded to the nearest $0.25).
These analyses indicated the following approximate implied equity value reference ranges per share of Company common stock (rounded to the nearest $0.25), as compared to the per share merger consideration:
	Implied Equity Value Reference Range Per Share of Company Common Stock	Per Share Merger Consideration
2022E Equity Market Value/Net Income	$24.25 - $27.25	$36.00
2023E Equity Market Value/Net Income	$26.75 - $30.25
2022E EV/EBITDA	$18.50 - $35.00
No company used in this analysis is identical or directly comparable to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.
Selected Precedent Transactions Analysis.
BofA Securities reviewed, to the extent publicly available, financial information relating to the following 12 selected transactions involving acquisitions of gas LDC utility companies.
Date Announced	Target	Acquiror	EV /LTM EBITDA	Enterprise Value ($) (millions)
07/12/15	SourceGas Holdings LLC	Black Hills Corporation	14.1x	1,890
08/24/15	AGL Resources Inc.	Southern Company	11.0x	11,936
10/26/15	Piedmont Natural Gas Company, Inc.	Duke Energy Corporation	16.1x	6,684
02/01/16	Questar Corporation	Dominion Energy, Inc.	9.8x	5,953
04/26/16	EnergySouth, Inc.	Spire Inc. (Laclede Group, Inc.)	11.3x	344
01/25/17	WGL Holdings, Inc.	AltaGas Ltd.	13.9x	6,341
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Date Announced	Target	Acquiror	EV /LTM EBITDA	Enterprise Value ($) (millions)
10/16/17	Elizabethtown Gas Company & Elkton Gas Company	South Jersey Industries, Inc.	N/A	1,700
05/21/18	Florida City Gas	NextEra Energy, Inc.	12.7x	530
10/23/18	Peoples Gas	Aqua America, Inc.	14.8x	4,275
02/26/20	Columbia Gas of Massachusetts	Eversource Energy	N/A	1,100
04/29/21	CenterPoint Energy, Inc. Arkansas & CenterPoint Energy, Inc. Oklahoma	Summit Utilities, Inc.	N/A	1,725
06/14/21	Macquarie Infrastructure Corporation Hawaii	Argo Infrastructure Partners, LP	13.4x	514
For each of these transactions, BofA Securities reviewed the enterprise values for each transaction based on the consideration payable in the selected transaction, as multiples of estimates of the target company’s EBITDA for the last twelve months (“LTM”) as of the announcement of the relevant transaction, based on publicly available information at that time (such multiples are referred to in this section as “EV/LTM EBITDA”). As part of its review and based on its professional judgment and experience, BofA Securities focused on the EV/LTM EBITDA multiples of the target companies from the subset of selected transactions which occurred or were announced following the 2018 federal tax reforms. The overall low to high EV/LTM EBITDA multiples of the target companies in the selected transactions were 9.8x to 16.1x.
Based on BofA Securities’ review of the EV/LTM EBITDA multiples for the selected transactions and on its professional judgment and experience, BofA Securities applied an EV/LTM EBITDA multiple reference range of 12.50x to 14.75x to the Company’s EBITDA for fiscal year 2021 of $561 million as provided by Company management, to calculate a range of implied enterprise values for the Company. BofA Securities then calculated a range of implied equity values for the Company by subtracting from this range of implied enterprise values the Company’s net debt as of December 31, 2021 as provided by Company management (which included $3.59 billion of gross debt, less cash and cash equivalents of $29 million, less $99 million for the unsettled portion of shares under the Forward Purchase Agreements, which are expected to be settled in the second quarter of fiscal year 2022, and after taking into account the net debt reduction as a result of the Equity Units Conversion). BofA Securities then calculated an implied equity value reference range per share of Company common stock (rounded to the nearest $0.25) by dividing such implied equity values by a number of fully diluted-shares of Company common stock (calculated on a treasury stock method basis), including 117,862,792 shares of Company Common Stock outstanding as of January 31, 2022, plus 210,349 RSUs and 4,996,062 shares expected to be settled in the second quarter of fiscal year 2022 under the Forward Purchase Agreements and after taking into account the 13,318,930 shares issued following the Equity Units Conversion, in each case as provided to BofA Securities by Company management.
This analysis indicated the following approximate implied equity value reference ranges per share of Company common stock (rounded to the nearest $0.25), as compared to the per share merger consideration:
Implied Equity Value Reference Range Per Share of Company Common Stock Per Share Merger	Per Share Merger Consideration
$28.75 - $38.00	$36.00
No selected transaction used in this analysis or the applicable business or target company is identical or directly comparable to the Company or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics, market conditions and other factors that could affect the acquisition or other values of the companies or transactions to which the Company and the Merger were compared.
Discounted Cash Flow Analyses
BofA Securities performed (i) a discounted cash flow analysis of the Company (“WholeCo”) and (ii) a discounted cash flow sum-of-the-parts analysis of the Company (“SOTP”) based on a combination of the Company’s utility segment (comprising SJG and ETG) on a standalone basis (the “Utility Segment”) and the Company’s non-utility segment (comprising renewables, decarbonization and energy management) on a standalone basis (the “Non-Utility Segment”), as further described below.
WholeCo
BofA Securities performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone, unlevered, after-tax free cash flows that the Company was forecasted to generate during its fiscal years 2022 through 2025 based on the Company Forecasts. These cash flows were discounted to present value as of December 31, 2021,
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using discount rates ranging from 4.50% to 5.50%, which were based on an estimated range of the Company’s weighted average cost of capital of 4.4% to 5.3%, which was derived using the capital asset pricing model (which takes into account the risk-free rate, the levered beta and the applicable equity market risk premium) and the estimated marginal tax rate provided to BofA Securities by Company management.
BofA Securities then calculated a range of implied terminal enterprise values of the Company as of December 31, 2025 by applying a selected range of estimated price-to-earnings exit multiples (referred to in this section as “P/E multiples”) to the Company’s net income for the year ending December 31, 2025 as reflected in the Company Forecasts. BofA Securities selected P/E multiples of 15.5x to 17.5x based on its professional judgment and experience and taking into account the relevant metrics observed for the Non-Pure-Play LDCs. The implied terminal enterprise values of the Company were then discounted to present value using the discount rate range of 4.50% to 5.50% described above. These present values of the implied terminal enterprise values of the Company were then added to the present value of the standalone, unlevered, after-tax free cash flows of the Company described above, subtracting the Company’s net debt as of December 31, 2021 as provided by Company management (which included $3.59 billion of gross debt, less cash and cash equivalents of $29 million, less $99 million for the unsettled portion of shares under the Forward Purchase Agreements, which are expected to be settled in the second quarter of fiscal year 2022, and after taking into account the net debt reduction as a result of the Equity Units Conversion), and dividing the result by a number of fully diluted-shares of Company common stock (calculated on a treasury stock method basis), including 117,862,792 shares of Company Common Stock outstanding as of January 31, 2022, plus 210,349 RSUs and 4,996,062 shares expected to be settled in the second quarter of fiscal year 2022 under the Forward Purchase Agreements and after taking into account the 13,318,930 shares issued following the Equity Units Conversion), in each case as provided to BofA Securities by Company management.
This analysis indicated the following approximate implied equity value reference range per share of Company common stock (rounded to the nearest $0.25), as compared to the per share merger consideration:
Implied Equity Value Reference Range Per Share of Company Common Stock	Per Share Merger Consideration
$31.75 - $38.25	$36.00
SOTP
Utility Segment
BofA Securities performed a discounted cash flow analysis of the Utility Segment to calculate the estimated present values of the standalone, unlevered, after-tax free cash flows that the Utility Segment was forecasted to generate during the Company’s fiscal years 2022 through 2025 based on the Company Forecasts. These cash flows were discounted to present value as of December 31, 2021, using a discount rate range of 4.25% to 5.25%, which was based on estimated range of the Utility Segment’s weighted average cost of capital of 4.3% to 5.1%, which was derived using the capital asset pricing model (which takes into account the risk-free rate, the levered beta and the applicable equity market risk premium) and the estimated marginal tax rate provided to BofA Securities by Company management.
BofA Securities then calculated a range of implied terminal enterprise values of the Utility Segment as of December 31, 2025 by applying a selected range of estimated P/E multiples to the Utility Segment’s net income for the year ending December 31, 2025 as reflected in the Company Forecasts. BofA Securities selected P/E multiples of 18.0x to 20.0x based on its professional judgment and experience and taking into account the relevant metrics observed for the Pure-Play LDCs. The implied terminal enterprise values of the Company were then discounted to present value using the discount rate range of 4.25% to 5.25% described above. These present values of the implied terminal enterprise values of the Utility Segment were then added to the present value of the standalone unlevered, after-tax free cash flows of the Utility Segment described above, resulting in the implied enterprise values of the Utility Segment used to calculate the implied consolidated enterprise values of the Company described below.
Non-Utility Segment
BofA Securities performed a discounted cash flow analysis of the Non-Utility Segment to calculate the estimated present values of the standalone, unlevered, after-tax free cash flows that the Non-Utility Segment was forecasted to generate during the Company’s fiscal years 2022 through 2025 based on the Company Forecasts. These cash flows were discounted to present value as of December 31, 2021, using a discount rate range of 8.5% to 10.5%, which was based on an estimated range of the Non-Utility Segment’s weighted average cost of capital of 8.2% to 10.6%, which was derived using the capital asset pricing model (which takes into account the risk-free rate, the levered beta and the applicable equity market risk premium) and the estimated marginal tax rate provided to BofA Securities by Company management.
BofA Securities then calculated a range of implied terminal enterprise values of the Non-Utility Segment as of December 31, 2025 by applying a selected range of estimated EBITDA exit multiples (referred to in this section as “EBITDA multiples”) to the Non-Utility Segment’s EBITDA for the year ending December 31, 2025 as reflected in the Company Forecasts. BofA Securities selected EBITDA multiples of 9.5x to 13.0x using the Non-Utility Segment’s 2023E EBITDA based on its professional judgment and experience and taking into account the relevant metrics observed for the RNGs and BofA Securities’ determination, based on its professional judgment and experience, that, given the relative maturity of the RNG industry, 2022E EBITDA was inapplicable for purposes of this component of its analyses. In connection with this analysis, BofA Securities also reviewed the
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relevant metrics of two independent power producer companies, NRG Energy, Inc. and Vistra Corporation, which BofA Securities considered relevant based on its professional judgment and experience. The implied terminal enterprise values of the Company were then discounted to present value using the discount rate range of 8.5% to 10.5% described above. These present values of the implied terminal enterprise values of the Non-Utility Segment were then added to the implied present value of the standalone unlevered, after-tax free cash flows of the Non-Utility Segment described above, resulting in the implied enterprise values of the Non-Utility Segment used to calculate the implied consolidated enterprise values of the Company described below.
Consolidated Enterprise Value and Implied Equity Value
Ranges of the implied consolidated enterprise values of the Company were determined by combining the low endpoints of the implied enterprise value ranges for the Utility Segment and Non-Utility Segment as calculated above to comprise the low endpoint, and combining the high endpoints of the implied enterprise value ranges for the Utility Segment and Non-Utility Segment as calculated above to comprise the high endpoint. These implied consolidated enterprise values of the Company were then reduced by the Company’s net debt as of December 31, 2021 as provided by Company management (which included $3.59 billion of gross debt, less cash and cash equivalents of $29 million, less $99 million for the unsettled portion of shares under the Forward Purchase Agreements, which are expected to be settled in the second quarter of fiscal year 2022, and after taking into account the net debt reduction as a result of the Equity Units Conversion), and dividing the result by a number of fully diluted-shares of Company common stock (calculated on a treasury stock method basis), including 117,862,792 shares of Company Common Stock outstanding as of January 31, 2022, plus 210,349 RSUs and 4,996,062 shares expected to be settled in the second quarter of fiscal year 2022 under the Forward Purchase Agreements and after taking into account the 13,318,930 shares issued following the Equity Units Conversion, all as reflected in the Company Forecasts provided to BofA Securities by Company management.
This analysis indicated the following approximate implied equity value reference range per share of Company common stock (rounded to the nearest $0.25), as compared to the per share merger consideration:
Consolidated Implied Equity Value Reference Range (millions)	Consolidated Implied Equity Value Reference Range Per Share of Company Common Stock	Per Share Merger Consideration
$3,481 - $4,850	$25.50 - $35.50	$36.00
Other Factors
BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things the following:
•
52-Week Trading Range. BofA Securities reviewed the trading range of the shares of Company common stock for the 52-week period ended February 22, 2022 (which was the penultimate trading day prior to the announcement of the execution of the Merger Agreement), which was $21.25 to $28.80.

•
Wall Street Analysts Price Targets. BofA Securities reviewed nine publicly available Wall Street research analyst price targets for the shares of Company common stock available as of February 22, 2022 (which was the penultimate trading day prior to the announcement of the execution of the Merger Agreement), and noted that the range of such price targets (discounted by one year at the Company’s estimated cost of equity of 7.5% and rounded to the nearest $0.25) was $23.25 to $33.50.

Miscellaneous
As noted above, the discussion set forth above in this section entitled “—Summary of Material Financial Analyses” is a brief summary of the material financial analyses presented by BofA Securities to the Board in connection with its opinion, and is not a comprehensive description of all analyses undertaken or factors considered by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and Parent. The estimates of the future performance of the Company in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, to the holders
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of Company common stock (other than excluded shares) of the merger consideration to be received by such holders in the Merger and were provided to the Board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual value of the Company.
The type and amount of consideration payable in the Merger was determined through negotiations between the Company and Parent, rather than by any financial advisor, and was approved by the Board. The decision to enter into the Merger Agreement was solely that of the Board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Board in its evaluation of the Merger and should not be viewed as determinative of the views of the Board or the management of the Company or any other party with respect to the Merger or the merger consideration.
The Company has agreed to pay BofA Securities for its services in connection with the Merger an aggregate fee, which is estimated, based on the information available as of the date of announcement of the Merger, to be approximately $53 million, $2 million of which was payable upon delivery of its opinion and the remaining portion of which is contingent upon the closing of the Merger. The Company also has agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any of its affiliates, its and their respective directors, officers, employees and agents and each other person controlling BofA Securities or any of its affiliates, against certain liabilities, including liabilities under the federal securities laws, arising out of BofA Securities’ engagement or the Merger.
BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, Parent and certain of their respective affiliates.
BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to the Company and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (1) having acted or acting as financial advisor to the Company connection with certain matters, (2) having acted or acting as a book-running manager, bookrunner, manager, placement agent, remarketing agent, sales agent, structuring agent and/or underwriter for various debt and equity offerings of the Company and certain of its affiliates, (3) having acted or acting as a dealer, paying agent and issuing agent for a commercial paper program of the Company and/or an affiliate thereof, (4) having acted or acting as an administrative agent, syndication agent, bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit facilities and other credit arrangements of the Company and/or certain of its affiliates (including acquisition financing), (5) having provided or providing certain derivatives and other trading services to the Company and/or certain of its affiliates, and (6) having provided or providing certain treasury management products and services to the Company and/or certain of its affiliates. From February 1, 2020 through January 31, 2022, BofA Securities and its affiliates derived aggregate revenues from the Company and certain of its affiliates of approximately $20 million for investment and corporate banking services.
In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Parent and certain of its affiliates, and have received or in the future may receive compensation for the rendering of these services, including (1) having acted or acting as financial advisor to certain affiliates of Parent in connection with certain mergers and acquisition transactions, (2) having acted or acting as a bookrunner, dealer manager, manager, placement agent and/or underwriter for various debt and equity offerings of certain affiliates of Parent, (3) having acted or acting as an arranger and syndication agent for, and/or as a lender under, certain term loans, letters of credit, credit facilities and other credit arrangements of Parent and/or certain of its affiliates (including acquisition financing), (4) having provided or providing certain commodity, derivatives, foreign exchange and other trading services to Parent and/or certain of its affiliates, and (5) having provided or providing certain treasury management products and services to Parent and/or certain of its affiliates. In addition, BofA Securities and/or certain of its affiliates have maintained, currently are maintaining, and in the future may maintain, significant commercial (including vendor and/or customer) relationships with Parent and/or certain of its affiliates. From February 1, 2020 through January 31, 2022, BofA Securities and its affiliates received or derived aggregate revenues for investment and corporate banking services from Parent and its affiliates, including IIF, of approximately $45 million. According to the section entitled “—The Parties to the Merger”, J.P. Morgan Investment Management Inc., an affiliate of JPMC, is the investment advisor to IIF. BofA Securities determined that the approximately $45 million described above would equal approximately 5% of the aggregate revenues received or derived by BofA Securities and its affiliates from JPMC and entities that BofA Securities believed to be affiliates of JPMC for investment and corporate banking services during the same period.
Forward-Looking Financial Information
The Company does not as a matter of course make public forward-looking financial information as to future revenues, earnings, or other results, other than providing estimated ranges of expected earnings and earnings growth as disclosed in regular press releases and investor materials. However, for internal purposes and in connection with the process leading to the execution of the Merger Agreement, the management of the Company prepared certain projections of future financial and operating
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performance of the Company for the years 2022 through 2025 (the “Company Forecasts”). These Company Forecasts are included in this Proxy Statement because we provided such Company Forecasts to our financial advisor and to IIF in connection with the Merger Agreement discussions. The following Company Forecasts were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to forward-looking financial information, but, in the view of the management of the Company, were prepared on a reasonable basis, reflected the best then-currently available estimates and judgments at the time of its preparation, and presented at the time of their preparation, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company. However, the Company Forecasts are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this Proxy Statement are cautioned not to place undue reliance on the Company Forecasts.
Neither our independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to Company Forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such Company Forecasts or their achievability, and assume no responsibility for, and disclaim any association with, the Company Forecasts.
The Company Forecasts were not prepared with a view toward compliance with United States generally accepted accounting principles (“GAAP”), published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Company Forecasts include non-GAAP financial measures, including Adjusted EBIT, Adjusted EBITDA and Unlevered Free Cash Flow. The Company believes that such non-GAAP financial measures provide information useful in assessing operating and financial performance across periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies.
The following table sets forth a summary of the Company Forecasts that we provided to IIF and our financial advisor in connection with the process leading to the execution of the Merger Agreement.
	2022E	2023E	2024E	2025E

Revenue	$1,712	$1,806	$1,893	$2,117
Adjusted EBIT(1)	$353	$427	$455	$543
Adjusted EBITDA(2)	$563	$659	$701	$809
GAAP Net Income	$208	$247	$271	$326
Unlevered Free Cash Flow(3)	$(435)	$(234)	$(177)	$112
(1)	Adjusted EBIT is defined by the Company as earnings before interest and income taxes, unburdened for impairment charges.
(2)	Adjusted EBITDA is defined by the Company as earnings before interest, income taxes, depreciation and amortization, unburdened for impairment charges.
(3)
Unlevered Free Cash Flow was calculated by BofA Securities at the direction of, and approved by the Board of the Company, for use by BofA Securities for purposes of BofA Securities’ financial analyses described in the section entitled “—Opinion of BofA Securities, and is defined as earnings before interest and tax reduced for the tax impact at 27.6% (the marginal tax rate) (“tax effected EBIT”) plus depreciation and amortization, less capital expenditures, plus or minus change in net working capital, plus or minus tax savings from net operating losses (based on the difference between the tax rate reflected in the Company Forecasts provided by Company management and the marginal tax rate), and plus or minus other cash inflows or outflows.

The estimates and assumptions underlying the Company Forecasts are inherently uncertain and, though considered reasonable by the management of the Company as of the date of the preparation of such Company Forecasts, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the Company Forecasts, including, among other things, the matters described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 28 of this Proxy Statement. Accordingly, there can be no assurance that the Company Forecasts are indicative of the future performance of the Company, or that actual results will not differ materially from those presented in the Company Forecasts. Inclusion of the Company Forecasts in this Proxy Statement should not be regarded as a representation by any person that the results contained in the Company Forecasts will be achieved.
The Company Forecasts do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the Merger, possible financial and other effects of the Merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger. Further, the Company Forecasts do not take into account the effect of any possible failure of the Merger to occur. We have not updated or otherwise revised, and do not intend to update or otherwise revise the Company Forecasts to reflect circumstances existing
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since the preparation of such Company Forecasts or to reflect the occurrence of unanticipated events, including in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, we do not intend to update or revise the Company Forecasts in this Proxy Statement to reflect changes in general economic or industry conditions.
The information concerning Company Forecasts provided by us is not included in this Proxy Statement in order to induce any shareholder to vote in favor of the proposals at the Annual Meeting or to acquire securities of the Company.
Regulatory Matters Relating to the Merger
To complete the Merger, the Company and Parent need to obtain approvals, orders, clearances or consents from, or make filings with, a number of public utility, antitrust and other regulatory authorities. The material regulatory approvals, consents and filings are described below (collectively, the “required governmental approvals”). It is a condition to completion of the Merger that all required approvals, orders, clearances and consents be obtained on terms and conditions that do not result in a material adverse effect on the financial condition, assets, liabilities, businesses or results of operations of the Company and its subsidiaries (taken as a whole), Parent and its affiliates (taken as a whole), or the combined company consisting of Parent and its affiliates, including the Company and its subsidiaries (taken as a whole) (referred to as a “Burdensome Condition”). For purposes of determining whether any term or condition has a Burdensome Condition on Parent and its affiliates or the combined company, Parent and its affiliates and the combined company, respectively, are deemed to be a consolidated group of entities of the size and scale of the Company.
The required governmental approvals, described in greater detail below, include: (1) the filing of notification and report forms with the Antitrust Division of the DOJ and the FTC under the HSR Act, and expiration or early termination of any applicable waiting periods under the HSR Act, (2) authorization by the FERC under Section 203 of the FPA, (3) authorization of the FCC to assign or transfer control of our FCC licenses and (4) authorization and consent of the NJBPU (the foregoing items (1)-(4) are collectively referred to as “Required Approvals”).
Subject to the terms and conditions of the Merger Agreement, each of the Company and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other party in doing, all things necessary to cause the conditions to the closing of the Merger to be satisfied as promptly as reasonably practicable or to effect the closing of the Merger as promptly as reasonably practicable.
While the Company and Parent each believe that they will receive the Required Approvals and other clearances for the Merger, there can be no assurance that all of these approvals will be obtained or, if obtained, that these approvals will not contain terms or conditions that could reasonably be expected to result in a Burdensome Condition.
We intend to submit the Merger Proposal, along with other proposals, to our shareholders at the Annual Meeting. It is possible that a governmental entity will not have approved the Merger by the date of the Annual Meeting, which could delay or prevent completion of the Merger for a significant period of time after our shareholders have approved the proposals relating to the Merger. Any delay in the completion of the Merger could diminish the anticipated benefits of the Merger or result in additional transaction costs, loss of revenue or other effects associated with uncertainty surrounding the Merger. In addition, it is possible that, among other things, a governmental entity could condition its required governmental approval of the Merger upon the Company and Parent (or one of its affiliates) entering into an agreement to divest a portion of their combined businesses or assets or could restrict the operations of the combined businesses in accordance with specified business conduct rules. See “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 28. A governmental entity also could impose significant additional costs on the business of the Surviving Corporation, including requiring the Surviving Corporation to share a disproportionate amount of the expected or achieved benefits of the Merger with utility customers in a future rate case. Acceptance of any such conditions could diminish the benefits of the Merger to the Surviving Corporation and result in additional costs, loss of revenue or other effects. Alternatively, rejection of such conditions could result in the Company and Parent litigating with a governmental entity, which could delay the Merger or cause the Merger to be abandoned.
No additional shareholder approval is expected to be required for any decision by us after the Annual Meeting is held relating to any terms and conditions necessary to resolve any regulatory objections to the Merger and, possibly, to proceed with consummation of the Merger.
Antitrust and HSR Act Matters
The FTC and the DOJ frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. The HSR Act, and the rules and regulations promulgated thereunder, provide that certain transactions, including the Merger, may not be consummated until required information and materials have been filed with the DOJ and the FTC and the applicable waiting period has expired or been terminated. The HSR Act requires the parties to observe a 30 calendar-day waiting period after the submission of their HSR filings before consummating the Merger, unless the waiting period is terminated early by the DOJ and FTC, or, alternatively, is extended if the DOJ or the FTC issues a Request for Additional Information and Documentary Material to us and/or Parent or the appropriate entity as designated by the HSR Act.
At any time before or after the Merger, the DOJ or the FTC could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking divestiture of substantial assets of the Company, Parent or its subsidiaries. Private parties and state attorneys general may also bring an action under antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result of such challenge.
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Federal Energy Regulatory Commission
Certain subsidiaries of the Company are public utilities subject to the jurisdiction of the FERC under Part II of the FPA. Section 203 of the FPA requires prior FERC authorization for the sale or disposition of a public utility’s jurisdictional facilities , including through changes in upstream ownership that result in a change in control over the public utility. Consequently, the Merger requires prior authorization by the FERC pursuant to Section 203 of the FPA. We and Parent expect to jointly apply for FERC authorization.
The FERC shall approve the Merger if it finds that the Merger is consistent with the public interest and will not result in the cross-subsidization of a non-utility associate company or the pledge or encumbrance of utility assets for the benefit of an associate company (unless it finds that such cross-subsidization or pledge or encumbrance will be consistent with the public interest). The FERC has further stated that, in analyzing a merger or transaction under Section 203 of the FPA, it will evaluate the impact of the proposed merger on:
•	competition in wholesale electricity markets;
•	the applicant’s wholesale power and electric transmission rates; and
•	state and federal regulation.
The FERC will review these factors to determine whether the Merger is consistent with the public interest. If the FERC finds that the Merger would adversely affect competition , rates for electric transmission or the wholesale sale of electric energy, or regulation, or that the Merger would result in cross-subsidization or pledges or encumbrances that are not consistent with the public interest, it may condition its approval in such a manner as necessary to mitigate such adverse effects, or it may decline to approve the Merger. The FERC is required to rule on a merger application not later than 180 days from the date on which the completed application is filed. The FERC may, however, for good cause, issue an order extending the time for consideration of the merger application by an additional 180 days if the FERC finds that further consideration is required to determine whether the Merger meets the statutory standard. If the FERC does not issue an order within the statutory deadline, then the transaction is deemed to be approved. We expect that the FERC will approve the Merger within the initial 180-day review period. However, there is no guarantee that the FERC will approve the Merger, not extend the time period for its review, or not impose conditions on its approval.
Federal Communications Commission
Pursuant to FCC regulations implementing provisions of the Communications Act of 1934, as amended, an entity holding private radio licenses for internal communications purposes generally must obtain the prior approval of the FCC before the direct or indirect transfer of control or assignment of those licenses. We hold certain FCC licenses for private internal communications and, thus, must obtain prior FCC consent to assign or transfer control of those licenses. The parties anticipate that they will be able to obtain the required FCC approvals.
New Jersey Board of Public Utilities
Approval of the Merger by the NJBPU is required for the consummation of the Merger. The NJBPU has jurisdiction over the Merger pursuant to N.J.S.A. 48:2-51.1 and 48:3-10 which require NJBPU approval prior to the acquisition of control of a public utility either directly or indirectly through the medium of an affiliated or parent organization. Two of the subsidiaries of the Company, South Jersey Gas Company and Elizabethtown Gas Company, are “public utilities” as defined under N.J.S.A. 48:2-13. Consistent with the provisions of N.J.S.A. 48:2-51.1 and 48:3-10 and the standard of review and regulations set out in N.J.A.C. 14:1-5.14(c) and 14:1-5.10, the NJBPU shall not approve a change in control “unless it is satisfied that positive benefits will flow to customers and the State of New Jersey and, at a minimum, that there are no adverse impacts” on competition, rates, the employees of the affected public utilities, and on the provision of safe and adequate service at just and reasonable rates. We expect that the NJBPU will approve the Merger. However, there is no guarantee that the NJBPU will approve the Merger or that the NJBPU will not impose conditions on its approval.
Delisting and Deregistration of Company Securities
If the Merger is completed, shares of our common stock, our subordinated notes and our corporate units will be delisted from the NYSE and deregistered under the Exchange Act.
Litigation Relating to the Merger
In connection with the Merger Agreement, the Complaints have been filed as individual actions in United States District Courts for the Southern District of New York and for the Eastern District of New York.
The Complaints generally allege that the preliminary proxy statement filed by the Company with the SEC on March 30, 2022 misrepresents and/or omits certain purportedly material information relating to the Company’s financial projections and the analyses performed by BofA Securities for the Board in connection with the Merger. The Complaints assert violations of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder against the Company and the members of its Board. The Complaints seek, among other things, an injunction enjoining the shareholder vote on the Merger and the consummation of the Merger unless and until certain additional information is disclosed to Company shareholders, costs of the action, including plaintiffs’ attorneys’ fees and experts’ fees, and other relief the court may deem just and proper.
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The Company cannot predict the outcomes of the Complaints. The Company believes that the Complaints are without merit and the Company and the individual defendants intend to vigorously defend against the Complaints and any subsequently filed similar actions. If additional similar complaints are filed, absent new or significantly different allegations, the Company will not necessarily disclose such additional filings.
No Dissenters’ Rights
Under Section 14A:11-1 of the New Jersey Business Corporation Act, shareholders do not have the right to dissent from any plan of merger or consolidation with respect to shares (1) of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger or consolidation or (2) for which, pursuant to the plan of merger or consolidation, such shareholder will receive cash. Accordingly, Company shareholders do not have dissenters’ rights in connection with the Merger.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
U.S. Federal Income Tax Consequences of the Merger
The following is a discussion of U.S. federal income tax considerations of the exchange of shares of our common stock for cash pursuant to the Merger. This discussion is based on the provisions of the Code, applicable U.S. Treasury regulations (“Treasury Regulations”), judicial authorities, and administrative interpretations, each as in effect as of the date of this Proxy Statement. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax considerations described in this discussion or that a court would not sustain such challenge.
This discussion applies only to Holders of shares of our common stock who hold such shares as a “capital asset” within the meaning of section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a Holder in light of such Holder’s particular circumstances, or that may apply to a Holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, Holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, cooperatives, banks and certain other financial institutions, mutual funds, certain expatriates, Holders who hold shares of our common stock as part of a straddle, constructive sale, or conversion transaction, Holders who will hold, directly or indirectly, an equity interest in the Surviving Corporation, and Holders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements). Moreover, this discussion does not address the tax considerations of the Merger arising under any applicable state, local, or foreign tax laws or the application of other U.S. federal taxes, such as the federal estate tax, the federal gift tax, the “Medicare” tax on certain net investment income, or the alternative minimum tax.
If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. Each partner of a partnership holding shares of our common stock is urged to consult its tax advisor regarding the U.S. federal income tax considerations applicable to the exchange of shares of our common stock for cash pursuant to the Merger.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or other entity or arrangement taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our common stock, other than a partnership (or other entity or arrangement taxable as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.
For purposes of this discussion, a “Holder” is a U.S. Holder or a Non-U.S. Holder.
Each Holder is urged to consult its tax advisor regarding the application of the U.S. federal tax laws to its particular situation and the applicability and effect of state, local or foreign tax laws and tax treaties.
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Considerations for U.S. Holders. The receipt of cash in exchange for shares of our common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder who receives cash in exchange for shares of our common stock pursuant to the Merger will generally recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) such U.S. Holder’s adjusted tax basis in the shares of our common stock exchanged in the Merger. Any such capital gain or loss will generally constitute long-term capital gain or loss if the U.S. Holder’s holding period for our common stock exchanged is more than one year as of the date of the Merger. Long-term capital gains of individuals and certain noncorporate U.S. Holders are generally eligible for preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of our common stock at different times and different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock. Each U.S. Holder is urged to consult its tax advisor regarding the U.S. federal income tax considerations to such U.S. Holder of the exchange of shares of our common stock for cash pursuant to the Merger.
Considerations for Non-U.S. Holders. A Non-U.S. Holder who receives cash in exchange for shares of our common stock in the Merger will generally not be subject to U.S. federal income tax on gain recognized on such exchange unless:
•
such gain is effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States);

•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the Merger occurs and certain other conditions are satisfied; or
•	such Non-U.S. Holder’s shares of our common stock constitutes a “United States real property interest” as defined in the Code (a “USRPI”).
A Non-U.S. Holder described in the first bullet above will generally be subject to U.S. federal income tax in the same manner as a U.S. Holder with respect to the receipt of cash in exchange for our common stock in the Merger. Such a Non-U.S. Holder that is a corporation may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.
Gain recognized with respect to shares of our common stock surrendered in the Merger by a Non-U.S. Holder described in the second bullet above will generally be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable treaty), but may be offset by certain U.S.-source capital losses, if any, of such Non-U.S. Holder.
With respect to the third bullet above, a Non-U.S. Holder’s shares of our common stock will not be treated as a USRPI unless we are or have been a “United States real property holding corporation,” as defined in the Code (a “USRPHC”), at any time during the five-year period ending on the date of the Merger or the Non-U.S. Holder’s holding period, whichever period is shorter (the “applicable period”). Due to our overall mix of assets, it is possible that we are or have been a USRPHC. Even if we were treated as a USRPHC at any time during the applicable period, however, a Non-U.S. Holder’s shares of our common stock will not be treated as a USRPI unless (1) our common stock was not regularly traded on an established securities market (within the meaning of section 1.897-9T(d) of the Treasury Regulations) prior to the Merger, or (2) such Non-U.S. Holder owned, actually or constructively, more than five percent of our common stock during the applicable period. If a Non-U.S. Holder’s shares of our common stock constitutes a USRPI, such Non-U.S. Holder will generally be subject to U.S. federal income tax in the same manner as a U.S. Holder with respect to the receipt of cash in exchange for our common stock in the Merger.
Each Non-U.S. Holder is urged to consult its tax advisor regarding the U.S. federal income tax considerations to such Non-U.S. Holder of the exchange of shares of our common stock for cash pursuant to the Merger.
Information Reporting and Backup Withholding. Payments made in exchange for shares of our common stock pursuant to the Merger may be subject, under certain circumstances, to information reporting and backup withholding (at the applicable rate). To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption should complete and return IRS Form W-9, certifying that such U.S. Holder is a U.S. person, the taxpayer identification number provided is correct, and such U.S. Holder is not subject to backup withholding. In general, a Non-U.S. Holder will not be subject to backup withholding with respect to cash payments to the Non-U.S. Holder pursuant to the Merger if the Non-U.S. Holder has provided an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or an IRS Form W-8ECI if a Non-U.S. Holder’s gain is effectively connected with the conduct of a U.S. trade or business).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a Holder’s U.S. federal income tax liability, if any, provided that such Holder furnishes the required information to the IRS in a timely manner.
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This discussion of U.S. federal income tax considerations is intended for general information purposes only and is not tax advice. Each Holder is urged to consult its tax advisor regarding the application of the U.S. federal tax laws to its particular situation and the applicability and effect of state, local or foreign tax laws and tax treaties.
ADDITIONAL INTERESTS OF THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
In considering the recommendations of the Board with respect to the Merger, our shareholders should be aware that our directors and executive officers have certain interests, including financial interests, in the Merger that may be different from, or in addition to, the interests of our shareholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement, and in making its recommendation that our shareholders approve the Merger Proposal. See “The Proposed Merger—Background of the Merger” beginning on page 53 and “The Proposed Merger—Recommendation of the Company’s Board of Directors and its Reasons for the Merger” beginning on page 57 for more information. These interests are described in more detail below, and certain of them are quantified in the narrative and the table below in “—Potential Change in Control Payments to Named Executive Officers.”
Directors. As of the effective time, all TRSUs held by our non-employee directors will be accelerated and cashed out as described under “The Merger Agreement—Treatment of Company Equity Awards.” The table below sets forth the estimated values of the TRSUs held by our non-employee directors, which are subject to “single-trigger” accelerated vesting at the effective time. The values were calculated by assuming that the effective time occurred on March 10, 2022, which is the assumed date of the effectiveness of the Merger solely for purposes of this disclosure, and that the price per share of our common stock was $36.00 per share, which is the per share merger consideration.
Name	Number of Shares Subject to TRSUs That Have Not Vested	Payment upon Merger(1)
Sarah Barpoulis	5,836	$210,096
Victor Fortkiewicz	5,836	$210,096
Sheila Hartnett-Devlin	5,836	$210,096
G. Edison Holland Jr.	5,836	$210,096
Sunita Holzer	5,836	$210,096
Kevin O’Dowd	5,836	$210,096
Christopher Paladino	5,836	$210,096
Joseph Rigby	8,337	$300,132
Frank Sims	5,836	$210,096
(1)	Amounts are calculated by multiplying the merger consideration of $36.00 per share by the number of shares of our stock subject to RSAs held by each of the non-employee directors as of March 10, 2022.
Executive Officers. As of March 10, 2022, our named executive officers for purposes of the discussion below are: Michael J. Renna, President and Chief Executive Officer; Steven R. Cocchi, Senior Vice President and Chief Financial Officer; David Robbins, Jr., Senior Vice President, SJI; Melissa J. Orsen, Senior Vice President and President SJI Utilities, Inc.; Kathleen D. Larkin, Former Senior Vice President and Chief Human Resources Officer; and Eric Stein, Senior Vice President and General Counsel. Mr. Robbins retired from his role effective as of December 31, 2021 and as a result of his retirement he is only receiving payments related to his PRSUs. Ms. Larkin resigned from her role to pursue other opportunities effective as of August 9, 2021 and is not receiving any payments in connection with the Merger, and thus is not further addressed in the description below.
Assumptions. The potential payments to executive officers in the narrative and tables below are, unless otherwise noted, based on the following assumptions:
•	the relevant price per share of our common stock is $36.00 per share, which is the per share merger consideration;
•	the effective date of the Merger is March 10, 2022, which is the assumed date of the effectiveness of the Merger solely for purposes of this disclosure; and
•	the executive officers are terminated without “cause” or resign for “good reason,” in either case immediately following the assumed effective time on March 10, 2022.
The amounts set forth in the narrative and tables below are estimates of amounts that would be payable to the executive officers based on multiple assumptions that may or may not actually occur, including the assumptions described above. Some
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of the assumptions are based on information not currently available and, as a result, the actual amounts received by an executive officer may differ materially from the amounts shown below.
Equity Awards. As of the effective time, all unvested equity awards held by our executive officers (other than the potential 2023 Annual Grants, as described below) will be accelerated and cashed out at the effective time as described under “The Merger Agreement—Treatment of Company Equity Awards.” The estimated value of the accelerated vesting of equity awards held by the named executive officers is quantified in the table below under “—Potential Change in Control Payments to Named Executive Officers.” The estimated value of the benefits that our executive officers other than the named executive officers would receive in respect of their TRSUs and PRSUs in connection with the Merger is $708,374 in the aggregate.
If the closing of the Merger has not occurred by March 1, 2023, we may, in consultation with Parent, make annual grants of TRSUs and PRSUs to executives and other employees, with the total number of TRSUs capped at 84,844 and the total number of PRSUs capped at 125,505 (the “2023 Annual Grants”); provided that such caps shall be increased to reflect promotions, wage increases and new hires, in each case in the ordinary course of business consistent with past practice and in accordance with the Merger Agreement, and shall be decreased to reflect demotions, wage decreases and resignations or other terminations of employment. All TRSUs and PRSUs in respect of the 2023 Annual Grants shall be subject to the same vesting terms and conditions as applied to the annual grants of TRSUs and PRSUs made in 2022; provided that, effective as of the effective time, each TRSU and PRSU in respect of the 2023 Annual Grants that is outstanding immediately prior to the effective time shall not become vested as of the effective time and shall instead be converted into a cash-based award (at target for PRSUs) and shall thereafter remain subject to vesting based on the continued services of the recipient through the remainder of the scheduled vesting period. No such potential 2023 Annual Grants are taken into account herein.
Change in Control Agreements. All named executive officers are party to a Change in Control Agreement (“CIC Agreement”) with us that provides for severance benefits upon a qualifying termination of employment following a change in control. The consummation of the Merger will meet the definition of a change in control under the CIC Agreements.
The definitions of the terms “cause” and “good reason” are central to an understanding of the potential payments to the continuing executive officers pursuant to their change in control agreements. Below is a summary of those definitions; however, the full definitions may be found in documents filed with the SEC and listed as material contracts in the exhibits to our Annual Report on Form 10-K or, as applicable, Current Reports on Form 8-K, filed with the SEC.
No severance is payable if the executive officer’s employment is terminated for cause. In general, we have “cause” to terminate the executive officer in the event of (1) the willful and continued failure by the officer to substantially perform his or her duties hereunder other than any such failure resulting from the officer’s incapacity due to physical or mental illness or injury, subject to the right of the officer to correct the grounds for cause within 30 days after receipt of a notice specifying the grounds for cause; (2) the officer’s conviction of, plea of no contest to, or plea of nolo contendere to, a crime under state or federal law; (3) willful misconduct by the officer which is materially injurious to us, monetarily or otherwise; or (4) the officer’s unlawful use (including being under the influence) or possession of illegal drugs on our premises or while performing the officer’s duties and responsibilities.
“Good reason” for the purpose of the CIC Agreements generally includes (1) the assignment to the officer of duties inconsistent with the officer’s position, duties, responsibilities, titles, or offices immediately prior to the change in control, or any removal of the officer from or any failure to re-elect the officer to any such positions; (2) a material reduction in the officer’s base salary, other than in connection with an across-the-board, proportional reduction in annual base salary affecting all of our similarly-situated executives; (3) the failure to provide health, welfare, and fringe benefits substantially comparable in the aggregate to the health, welfare, and fringe benefits in which the officer is participating immediately prior to a change in control, or the taking of any action by the Companies which would materially reduce the Officer’s target opportunity under any annual bonus program; (4) a relocation of our corporate headquarters to a location more than 50 miles outside of Folsom, New Jersey, or the officer’s relocation by us to any place more than 50 miles from the location at which the officer performed the Officer’s duties; (5) a material breach of the CIC Agreement by us; or (6) any purported termination of the officer’s employment which is not effected pursuant to a written notice of termination. In order for a resignation to be for good reason, the officer must object in writing within 90 days following notification of the event constituting good reason, we must fail to cure such event within 30 days after delivery of such notice, and the officer must actually resign from employment within 30 days after the expiration of the 30-day cure period.
Under the CIC Agreements, severance is payable upon an involuntary termination without cause by us or resignation for good reason by the NEO, in each case, within 1 year following a change in control. Severance equals two times (three times for Mr. Renna) base salary and average annual incentive award for the three fiscal years immediately preceding the date of termination, along with our provision for two years (three years for Mr. Renna) of medical and dental benefits to the officer and his or her spouse and dependents at least equal to the benefits provided by us to other active peer executives, less the amount the officer would have been required to contribute if the officer were an active employee. The officer is also entitled to receive a prorated annual bonus at the target level of performance for the year of termination.
The CIC Agreements include a “modified cutback” if any payments under the CIC Agreement or any other agreement would otherwise constitute a parachute payment under Section 280G of the Code so that the payments will be limited to the greater of (1) the dollar amount which can be paid to the officer without triggering an excise tax under Section 4999 of the Code or (2) the greatest after-tax dollar amount after taking into account any excise tax incurred under Section 4999 of the Code with respect to such parachute payments.
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The estimated value of amounts that would become payable and benefits that would be provided under the change in control agreements to the named executive officers is quantified in the table below under “—Potential Change in Control Payments to Named Executive Officers.” The estimated value of the benefits that our executive officers other than the named executive officers would receive under the change in control agreements in connection with the Merger is $2,138,415 in the aggregate.
Retention Pool. Pursuant to the Merger Agreement, at the discretion of our chief executive officer, we may grant and pay cash retention awards to our non-senior officers of up to $5 million in the aggregate, and not to exceed $300,000 for any individual. The chief executive officer shall have discretion as to the timing of such retention payments, provided that no retention payments may be made prior to the closing of the Merger. We also may grant and pay additional cash retention awards in consultation with Parent and with Parent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. No retention bonuses have been granted to any of our named executive officers.
Potential Change in Control Payments to Named Executive Officers
The table below sets forth for each of the named executive officers estimates of the amounts of compensation that are based on or otherwise relate to the Merger. Certain amounts will or may become payable on a qualifying termination of employment following the Merger (i.e., on a “double-trigger” basis). Certain other benefits will become payable upon the occurrence of the closing of the Merger (i.e., on a “single-trigger” basis).
The amounts shown are, unless otherwise noted, calculated based on the assumptions described under “Assumptions” above and noted in the footnotes below, which may or may not actually occur. Some of the assumptions are based on information not currently available and, as a result, the actual amounts received by each named executive officer may differ materially from the amounts shown in the following table. Additionally, the amounts described below are subject to a potential reduction under the modified Section 280G cutback provision as described under “—Change in Control Agreements”.
Name	Cash(1)	Equity(2)	Perquisites/Benefits(3)	Total
Michael J. Renna	$5,490,351	$7,070,403	$117,375	$12,678,129
Steven R. Cocchi	$1,556,085	$1,448,234	$71,306	$3,075,625
David Robbins Jr.	-	$546,057	-	$546,057
Melissa J. Orsen	$1,438,715	$1,249,435	-	$2,688,150
Eric Stein	$1,064,661	$764,722	$73,011	$1,902,394
(1)
These double-trigger cash payments represent payments for severance under the applicable CIC Agreement as described above. The payments include the following amounts equal to two times (three times for Mr. Renna) base salary plus average annual bonuses: Mr. Renna ($5,329,666); Mr. Cocchi ($1,494,410); Mr. Robbins ($0); Ms. Orsen ($1,381,294); and Mr. Stein ($1,023,261). These payments also include a pro-rata payment of the named executive officer’s target annual cash bonus, totaling as follows with the assumed effective date of March 10, 2022: Mr. Renna ($160,685); Mr. Cocchi ($61,675); Mr. Robbins ($0); Ms. Orsen ($57,421); and Mr. Stein ($41,400).

(2)
This single trigger payment represents the value of all unvested TRSUs and PRSUs (at target) that will vest and convert into a right to receive $36.00, in each case, at the effective time pursuant to the Merger Agreement. As described under “The Merger Agreement—Treatment of Company Equity Awards,” pursuant to the Merger Agreement, the performance units will vest at the greater of the target level of performance or actual results as if the performance period ended on the business day immediately preceding the closing date of the Merger, as determined in good faith by us and Parent; accordingly, the value of these payments could be greater than the amount reflected in the table.

(3)	This double trigger amount represents the value of the medical and dental continuation coverage for the applicable severance period of two years (three years for Mr. Renna).
Narrative Disclosure to Named Officer Golden Parachute Compensation Table
For additional information relating to our named executive officers’ potential cash severance payments and the treatment of equity-based awards held by our named executive officers, see “—Additional Interests of the Directors and Officers in the Merger” beginning on page 72 of this Proxy Statement.
THE MERGER AGREEMENT
This section of the Proxy Statement describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex B to this Proxy Statement and incorporated into this Proxy Statement by reference. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this Proxy Statement.
Explanatory Note Regarding the Merger Agreement
The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex B to this Proxy Statement, are intended to provide information regarding the terms of the Merger Agreement and are not intended to provide any factual information about us or to modify or supplement any factual disclosures about us in our public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as,
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disclosures regarding any facts and circumstances relating to us. The Merger Agreement contains representations and warranties by and covenants of the Company, Parent and Merger Sub, and they were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications and other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts or being made for other purposes, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public disclosures and reports filed with the SEC. The representations, warranties and covenants in the Merger Agreement and any descriptions thereof should be read in conjunction with the disclosures in our periodic and current reports, proxy statements and other documents filed with the SEC.
Additional information about the Company may be found elsewhere in this Proxy Statement and our other public filings. See the section entitled “Where You Can Find More Information” beginning on page 124.
The Merger
The Merger Agreement provides for the Merger of Merger Sub with and into the Company, with the Company to continue as the Surviving Corporation and a wholly-owned subsidiary of Parent.
Completion and Effectiveness of the Merger
Unless the parties agree to an earlier date, we and Parent will complete the Merger no later than the date that is the third business day after all of the conditions to completion of the Merger contained in the Merger Agreement, which are described in the section entitled “The Merger Agreement—Conditions to the Merger” of this Proxy Statement, are satisfied or waived (to the extent permitted by law), including the Company shareholder approval (the “closing” and such date, the “closing date”). The Merger will become effective upon the filing of the certificate of Merger with the Office of the Department of the Treasury of the State of New Jersey.
Effects of the Merger; Merger Consideration
Common Stock
Except as described below, subject to the terms and conditions of the Merger Agreement, at the effective time, each share of our common stock issued and outstanding immediately prior to the effective time (other than shares owned by us as treasury stock or shares owned directly or indirectly by Parent, Merger Sub or any wholly owned subsidiary of the Company) will be converted into the right to receive $36.00 in cash, without interest.
The merger consideration will be appropriately and equitably adjusted to reflect fully the effect of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period (excluding, in each case, normal quarterly cash dividends), merger or other similar transaction with respect to our common stock (or securities convertible into or exercisable for shares of our common stock), in each case, having a record date after the date of the Merger Agreement and prior to the effective time.
Treasury Shares; Shares Owned by Parent
At the effective time, each share of our common stock (1) held as a treasury share by the Company or (2) owned of record by Parent, Merger Sub or any wholly owned subsidiary of the Company will, in each case, be canceled and cease to exist, and no consideration will be delivered in exchange for those shares.
Merger Sub Common Stock
At the effective time, each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time will be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.
Treatment of Company Equity Awards
Immediately prior to the effective time, each then-outstanding TRSU will be cancelled and, in exchange therefor, the Surviving Corporation will pay to each former holder of any such cancelled TRSU an amount in cash (without interest, and subject to deduction for any required withholding tax) equal to the product of (1) the merger consideration and (2) the number of shares of our common stock subject to such TRSU. Such payment will be made within five business days after the effective time.
Immediately prior to the effective time, each then-outstanding PRSU will be cancelled and, in exchange therefor, the Surviving Corporation will pay to each former holder of any such cancelled PRSU an amount in cash (without interest, and subject to deduction for any required withholding tax) equal to the product of (1) the merger consideration and (2) the greater of the number of shares of our common stock that would be delivered under the terms of the applicable award agreement based on
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(x) the actual achievement of the applicable performance criteria as if the performance period ended on the business day immediately preceding the closing date of the Merger, as determined in good faith by the Company and Parent, and (y) the achievement of the applicable performance criteria at the target level. Such payment will be made within five business days after the effective time.
Lost, Stolen and Destroyed Certificates
If any share certificate representing shares of our common stock has been lost, stolen or destroyed, upon compliance by the holder thereof with the replacement requirements established by the Company’s transfer agent acting as paying agent in connection with the Merger (the “Paying Agent”), including, if necessary, the posting of a bond as an indemnity by such holder for any claim that may be made against it or the Surviving Corporation with respect to such share certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed share certificate the merger consideration payable in respect thereof pursuant to the Merger Agreement.
Representations and Warranties
The Merger Agreement contains general representations and warranties made by each of Parent and Merger Sub on the one hand, and the Company on the other, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the Merger. These representations and warranties are subject to materiality, knowledge and other similar qualifications in many respects and expire at the effective time. The representations and warranties of each of Parent, Merger Sub and the Company have been made solely for the benefit of the other parties to the Merger Agreement. In addition, those representations and warranties may be intended not as statements of actual fact, but rather as a way of allocating risk between the parties, may have been modified by the disclosure letters attached to the Merger Agreement, are subject to the materiality standard described in the Merger Agreement, which may differ from what may be viewed as material by you, and were made only as of the date of the Merger Agreement and the closing date or another date as is specified in the Merger Agreement. Information concerning the subject matter of these representations or warranties may have changed since the date of the Merger Agreement. Parent and the Company will provide additional disclosure in their public reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the Merger Agreement and will update such disclosure as required by federal securities laws.
We made a number of representations and warranties to Parent and Merger Sub in the Merger Agreement, including representations and warranties relating to the following matters:
•	the organization, qualifications to do business and standing of the Company;
•	the capital structure and the absence of restrictions or encumbrances with respect to the capital stock of the Company;
•	our authority to enter into and consummate the transactions contemplated by the Merger Agreement, including the Merger, and the vote of our shareholders required to complete the Merger;
•
the absence of any conflict or violation of the organizational documents of the Company, any applicable laws or any contract of the Company as a result of entering into and consummating the transactions contemplated by the Merger Agreement;

•	the governmental and regulatory approvals required to complete the Merger;
•	our SEC filings and the financial statements contained in those filings;
•	our internal controls over financial reporting and disclosure controls and procedures;
•	our compliance with the Sarbanes-Oxley Act of 2002;
•	the absence of undisclosed liabilities that would be required by GAAP to be disclosed on a balance sheet;
•	the accuracy of information supplied by us in this Proxy Statement;
•	the absence of certain changes or events since December 31, 2020;
•	the absence of material litigation;
•	our compliance with applicable laws;
•	the authorizations, licenses and permits of the Company;
•	our benefit plans, labor and employment matters;
•	environmental matters;
•	our taxes and tax returns;
•	our contracts and the absence of breaches of material contracts;
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•	our insurance policies;
•	our owned and leased real properties and easements, permits and licenses;
•	our intellectual property;
•	our IT systems and security of personal information;
•	the inapplicability of any anti-takeover laws to the Merger;
•	regulatory status;
•	entitlements to any broker, finder, financial advisor or similar fee in connection with the transactions contemplated by the Merger Agreement;
•	the receipt of an opinion of BofA Securities; and
•	the absence of any additional representations and warranties.
Parent and Merger Sub each made a number of representations and warranties to us in the Merger Agreement, including representations and warranties relating to the following subject matters:
•	the organization, qualifications to do business and standing of Parent and of Merger Sub;
•	the authority of Parent and Merger Sub to enter into and consummate the transactions contemplated by the Merger Agreement without any other vote or corporate proceedings on the part of Parent;
•
the absence of any conflict or violation of the organizational documents of Parent or Merger Sub, any applicable laws or any contract of Parent as a result of entering into and consummating the transactions contemplated by the Merger Agreement;

•	the governmental and regulatory approvals required to complete the Merger;
•	the accuracy of information supplied by Parent or Merger Sub for inclusion in this Proxy Statement;
•	the absence of material litigation;
•	the ownership of Merger Sub by Parent;
•	the sufficiency of financing to consummate the Merger;
•	the absence of ownership by Parent, Merger Sub or their respective affiliates of our common stock;
•	the absence of certain arrangements between Parent, Merger Sub and their respective affiliates, on the one hand, and our directors, officers and employees, on the other hand;
•	entitlements to any broker, finder, financial advisor or similar fee in connection with the transactions contemplated by the Merger Agreement;
•	the solvency of Parent and Merger Sub before and after the Merger;
•	the absence of any additional representations and warranties; and
•	the non-reliance on any representation or warranty regarding the Company, other than those set forth in the Merger Agreement.
Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “material adverse effect” qualification, as discussed below.
Under the terms of the Merger Agreement, a material adverse effect on Parent means any fact, circumstance, effect, change, event or development that has or would reasonably be expected to have a material and adverse effect on the ability of Parent or Merger Sub to consummate, or that would reasonably be expected to prevent or materially impede, interfere with or delay Parent or Merger Sub’s consummation of, the transactions contemplated by the Merger Agreement. Further, under the terms of the Merger Agreement, a material adverse effect on the Company means any fact, circumstance, effect, change, event or development that has or would reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company. However, no such fact, circumstance, effect, change, event or development will constitute a material adverse effect on the Company, to the extent it results from:
•
any failure in and of itself by us to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period;

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•
any change attributable to the announcement, execution or delivery of the Merger Agreement or the pendency of the Merger, including (1) any action taken by us that is expressly required pursuant to the Merger Agreement, or is consented to by Parent, or any action taken by Parent, to obtain any consent from any governmental entity to the consummation of the Merger and the result of any such actions, (2) any claim arising out of or related to the Merger Agreement (including shareholder litigation), (3) any adverse change in supplier, employee, financing source, shareholder, regulatory, partner or similar relationships resulting therefrom or (4) any change that arises out of or relates to the identity of Parent or any of its affiliates as the acquirer of the Company;

•	any change in and of itself in the market price, credit rating or trading volume of shares of our common stock on the NYSE or any change affecting the ratings or the ratings outlook for the Company;
•	any change or effect arising from any requirements imposed by any governmental entities as a condition to obtaining the Required Approvals; or
•
casualty or condemnation related to the Company’s real property rights to the land, buildings, wires, pipes, structures and other improvements thereon and fixtures thereto and any improvements located thereon.

The following events are also excluded in determining whether a material adverse effect on the Company has occurred, but will be taken into account to the extent such matters disproportionately affect the Company as compared to other entities engaged in the relevant business in the geographic area affected by such event:
•	any change or condition affecting any industry in which we operate, including gas supply, transmission or distribution industries (including, in each case, any changes in the operations thereof);
•
any change affecting any economic, legislative or political condition or any change affecting any securities, credit, financial or other capital markets condition, in each case in the United States, in any foreign jurisdiction or in any specific geographical area;

•	any change or condition affecting the market for commodities, including any change in the price or availability of commodities;
•	any change in applicable law, regulation or GAAP (or authoritative interpretation thereof);
•
geopolitical conditions, the outbreak or escalation of hostilities, any act of war, sabotage or terrorism, cyber outages or other force majeure events, any epidemic, pandemic or outbreak of disease (including, for the avoidance of doubt, COVID-19) or any escalation or worsening of the foregoing;

•
any fact, circumstance, effect, change, event or development resulting from or arising out of or affecting the national, regional, state or local engineering or construction industries or the wholesale or retail markets for commodities, materials or supplies (including equipment supplies, steel, concrete, electric power, fuel, coal, natural gas, water or coal transportation) or the hedging markets therefor, including any change in commodity prices; or

•
any hurricane, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural disaster or severe weather-related event, circumstance or development, or any escalation or worsening of such conditions.

The Company’s Conduct of Business Before Completion of the Merger
Pursuant to the terms of the Merger Agreement, we have agreed, that, beginning as of the date of the Merger Agreement and until the effective time, except as contemplated or permitted by the Merger Agreement (including the items listed in our disclosure letter that have been excepted from the interim operating covenants), as required by applicable law or any proceeding with a governmental entity or for commercially reasonable actions taken by the Company or any subsidiary of the Company in response to or COVID-19 or public health measures in connection therewith, or as otherwise consented to in writing by Parent, to use commercially reasonable efforts to:
•	conduct our operations in the ordinary course of business in all material respects;
•	maintain in effect all material permits necessary for the lawful conduct of our business; and
•
preserve intact, in all material respects, our business organization, goodwill and existing relationships with employees, customers, suppliers, labor unions and certain governmental entities and any other person having a material business relationship with us.

In addition, we agreed that, beginning as of the date of the Merger Agreement and until the effective time, except as contemplated or permitted by the Merger Agreement (including the items listed in our disclosure letter that have been
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excepted from the interim operating covenants), as required by applicable law or any proceeding with a governmental entity or for commercially reasonable actions taken by the Company or any subsidiary of the Company in response to or COVID-19 or public health measures in connection therewith, or as otherwise consented to in writing by Parent, we will not:
•
declare, set aside or pay any dividends on, or make any other distributions in respect of, any capital stock, other equity interests or voting securities, subject to certain exceptions including (1) regular quarterly cash dividends payable by the Company in respect of shares of our common stock not in excess of (A) $0.3100 per share for quarterly dividends declared before November 20, 2022, and (B) $0.3193 per share for quarterly dividends declared on or after November 20, 2022, in each case, on a schedule consistent with our past practice and (2) a “stub period” dividend to holders of our common stock as of immediately prior to the effective time equal to the product of (x) the number of days from the record date for payment of the last quarterly dividend paid by us prior to the effective time and (y) a daily dividend rate determined by dividing the amount of the last quarterly dividend paid prior to the effective time by 91;

•	amend any of our organizational documents (except for immaterial or ministerial amendments or amendments required by changes in law);
•
issue, deliver, sell, pledge, dispose of or encumber equity securities or voting debt, subject to certain exceptions including the settlement of certain equity awards with respect to shares of our common stock;

•
adjust, split, combine, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of the Company or any subsidiary of the Company (subject to certain exceptions including the settlement of certain equity awards with respect to shares of our common stock) or reclassify, combine, split, subdivide or otherwise amend the terms of our capital stock;

•
make any acquisition, disposition, sale or transfer of an asset or business (including by merger, consolidation or acquisition of equity interests or assets), except for (1) any acquisition or disposition contemplated by the Company’s capital plan described in the disclosure letter, (2) any acquisition or disposition for consideration that is individually not in excess of $25,000,000 and in the aggregate not in excess of $50,000,000 or (3) any disposition of obsolete equipment in the ordinary course of business;

•	exercise any put or call or similar right with respect to equity securities of any person or authorize any joint venture to exercise any such right;
•
(1) enter into, modify or amend in any material respect, waive or terminate any contract of the type required to be filed by us as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933 or disclosed by us in connection with the Merger Agreement, except for (A) modifications, amendments, waivers or terminations in the ordinary course of business or (B) a termination without material penalty to us and (2) enter into any contract under which the consummation by the Company of the Merger would result in any breach or violation of, or constitute a default, or result in the loss of a benefit under, or give rise to any right of termination, cancellation or acceleration of, such contract;

•
make, or agree or commit to make, any capital expenditure, except for (1) certain expenditures contemplated by our capital plan plus a 10% variance for each principal category set forth therein, (2) additional expenditures not set forth in such plan which do not exceed $30 million in the aggregate in any 12 month period, (3) capital expenditures related to operational emergencies, subject to conditions or (4) as required by law or a governmental entity; provided, that, in the case of (3) or (4), we will provide Parent notice of such action taken as soon as reasonably practicable thereafter;

•
incur any indebtedness for borrowed money, except for (1) indebtedness in replacement of existing indebtedness having material terms and covenants substantially similar to the indebtedness so replaced (other than the market rate of interest), (2) guarantees by the Company or a subsidiary of the Company of existing indebtedness and (3) borrowings under existing revolving credit facilities (or replacements thereof on comparable terms) in the ordinary course of business;

•	form any new joint venture or materially modify the terms of an existing joint venture in a manner materially adverse to the Company and its subsidiaries;
•
make, authorize, enter into any commitment for, or make a capital contribution to, any joint venture, other than certain capital contributions set forth in the disclosure letter or as required by the joint venture’s organizational documents;

•
make or change any material tax election, change any method of tax accounting, settle or compromise any material tax liability, audit or other proceeding, compromise or surrender any material tax refund, credit or other similar benefit, or enter into any closing agreements relating to a material amount of taxes, file or amend any material tax return or grant any waiver or extension of any statute of limitations with respect to any material tax (other than extensions of time to file tax returns obtained in the ordinary course of business);

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•
(1) grant to individual any increase in compensation or benefits, except for promotions and other increases in the ordinary course of business and consistent with past practice, (2) grant to any individual any increase in change-in-control, severance, retention or termination pay, or enter into or amend any change-in-control, severance, retention or termination agreement with any company personnel, (3) establish, adopt, enter into, amend or terminate any Company benefit plan or agreement, except in the ordinary course of business and consistent with past practices that do not increase the cost to the Company or (4) take any action to accelerate the time of vesting, funding or payment of any compensation or benefits under any Company benefit plan or agreement, except, in the case of the foregoing clauses (1) through (4), for actions required pursuant to the terms of any of our existing Company benefit plans that has been made available to Parent;

•	make any material change in accounting methods, except to the extent as may be required by a change in applicable law or GAAP or by any governmental entity;
•
waive, release, assign, settle or compromise any material claims against us, except for those that are limited solely to the payment of monetary damages and that, with respect to the payment of such monetary damages, the amount of monetary damages to be paid by us where such damages do not exceed (1) the amount reflected on our balance sheet as of September 30, 2021 or (2) $10 million in the aggregate;

•	hire or engage any person to be an employee in a position at the level of officer or above;
•	terminate the employment of any employee at the level of officer or above, other than for cause;
•	waive the restrictive covenant obligations of any current or former employee, independent contractor, officer or director of the Company;
•
enter into, materially amend, terminate or extend any collective bargaining agreement or similar labor agreement, other than as required by applicable law, or voluntarily recognize or certify any union, works council or other employee representative body as the bargaining representative of any employees of the Company or its subsidiaries;

•	effectuate a “plant closing” or “mass layoff” as each term is defined in the Workers Adjustment and Retraining Notification Act;
•	enter into a new line of business or cease operations of an existing material line of business;
•	adopt or recommend a plan or agreement of complete or partial liquidation or dissolution, restructuring or other reorganization;
•
materially change any of our information technology policies and procedures, except as required by law or in accordance with good utility practices (as defined below), provided that the Company may respond to audit or information requests received by any governmental entity;

•
except as necessary in the ordinary course of business consistent with past practice, grant or acquire, agree to grant to or acquire from any person, or dispose of or permit to lapse any rights to any material intellectual property;

•
fail to maintain, terminate or cancel any material insurance coverage maintained by the Company or any subsidiary of the Company with respect to any material assets without using commercially reasonable efforts to replace such coverage with a comparable amount of insurance coverage to the extent available on commercially reasonable terms;

•
make any settlement election other than “Physical Settlement” under that certain Confirmation re: Registered Forward Transaction, dated as of March 18, 2021, between Bank of America, N.A. and the Company with respect to any Settlement Dates (as defined therein); or

•	authorize or enter into any contract, agreement or undertaking to do any of the foregoing.
Notwithstanding the foregoing, we may take reasonable actions in compliance with applicable laws and in accordance with the practices approved by a significant portion of the electric generating, transmission or distribution industries (“good utility practices”), as applicable, with respect to any operational emergencies, equipment failures, outages, or immediate threats to the health or safety of natural persons, provided, that we will provide Parent with notice of such action taken as soon as reasonably practicable thereafter. In addition, until the consummation of the Merger, we will exercise complete control and supervision over our operations, in compliance with the terms of the Merger Agreement.
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No Solicitation of Competing Proposals; Superior Proposal
Under the terms of the Merger Agreement, subject to certain exceptions described below, we have agreed that we will not, and will not authorize any of our affiliates or our representatives to, either directly or indirectly:
•
initiate, solicit or knowingly encourage or knowingly facilitate (including by providing information) any inquiries, proposals or offers with respect to, or the making or completion of, a Company acquisition proposal (as defined below) or that would reasonably be expected to lead to a Company acquisition proposal; or

•
engage or participate in any negotiations or discussions concerning, or provide or cause to be provided any non-public information or data relating to the Company in connection with, a Company acquisition proposal.

Notwithstanding the foregoing, at any time prior to obtaining the Company shareholder approval of the Merger Proposal, in response to a bona fide written Company acquisition proposal made after the date of the Merger Agreement that did not result from a material breach of our non-solicitation obligations and which the Board determines in good faith constitutes or may reasonably be expected to lead to a Company superior proposal (as defined below), we may (1) furnish information with respect to the Company or its subsidiaries or joint ventures to the person making such Company acquisition proposal and its representatives pursuant to a customary confidentiality agreement on terms that, taken as a whole, are not materially less restrictive to the other party than those contained in the confidentiality agreement between us and an affiliate of IIF (provided that any material non-public information has previously been provided to Parent or is provided to Parent prior to or concurrently with the provision of such information to such person), and (2) participate in discussions or negotiations with the person making such Company acquisition proposal (and its representatives) regarding such Company acquisition proposal.
Additionally, we are obligated to provide oral and written notice promptly (and in any event no later than 24 hours after receipt) to Parent of (1) any Company acquisition proposal or written request for non-public information relating to the Company, other than requests for information not reasonably expected to be related to an Acquisition Proposal the material terms and conditions of any such Company acquisition proposal and the identity of the person making any such Company acquisition proposal and (2) any written inquiry or request for discussion or negotiation regarding a Company acquisition proposal, including the identity of the person making any such Company acquisition proposal, inquiry or request and the material terms of any such Company acquisition proposal, inquiry or request. In addition, we are obligated to keep Parent reasonably informed in all material respects on a reasonably current basis (and in any event no later than 8:00 p.m. Eastern Time on the next business day) of the material terms and status (including any change to such terms) of any Company acquisition proposal. We will notify Parent in writing promptly (and in any event within 24 hours) after we begin engaging in discussions or negotiations concerning a Company acquisition proposal.
For purposes of this Proxy Statement:
•
a “Company acquisition proposal” means any inquiry, offer or proposal concerning (1) any merger, reorganization, consolidation, share exchange or other business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any subsidiary of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole (for the 12-month period ending on the last day of the Company’s most recently completed fiscal quarter); or (2) the acquisition in any manner, directly or indirectly, of over 20% of the equity securities or consolidated total assets of the Company; in each case other than the Merger; and

•
a “Company superior proposal” means a bona fide written Company acquisition proposal (with all of the references to 20% in the definition of Company acquisition proposal described above adjusted to increase the percentages referenced therein to 50%) that the Board determines in good faith (after consultation with its financial advisors and outside counsel) (1) is more favorable from a financial point of view to our shareholders than the Merger, taking into account all the terms and conditions of such proposal, and the Merger Agreement and (2) is reasonably capable of being completed, taking into account all financial, regulatory (including the likelihood and timeliness of receiving regulatory approvals), legal and other aspects of such proposal and all changes committed to in writing by Parent to adjust the terms and conditions of the Merger Agreement, the debt financing and the equity commitment, in each case, that are committed to in writing by Parent.

Obligation of the Board with Respect to Its Recommendation
In the Merger Agreement, the Board has agreed not to (1) qualify, withdraw or modify in any manner adverse to Parent or Merger Sub, or propose publicly to do so, its recommendation that our shareholders should approve the Merger Proposal, (2) approve or recommend, or propose publicly to adopt, approve or recommend, any other Company acquisition proposal, (3) cause or permit the Company or any subsidiary of the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement providing for a Company acquisition proposal, (4) fail to include in this Proxy Statement its recommendation that our shareholders approve the Merger Proposal, (5) fail to publicly reaffirm the recommendation following Parent’s written request to do so if a Company acquisition proposal is publicly announced or disclosed (provided that Parent may only make such request twice with respect to any particular Company acquisition proposal or any material publicly announced or disclosed amendment or modification
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thereto), on or prior to the earlier of the tenth business day after the delivery of such request by Parent and three business days prior to our shareholder meeting or (6) fail to recommend against any then-pending tender or exchange offer that constitutes an acquisition proposal within 10 business days of being announced.
Permitted Change of Recommendation – Company Superior Proposal
However, at any time prior to obtaining the Company shareholder approval, the Board may make a change of recommendation or terminate the Merger Agreement concurrently with payment to Parent of the Company termination fee following receipt of a Company superior proposal that did not result from a material breach of our non-solicitation obligation if all of the following conditions are met:
•
the Board determines in good faith, after consultation with outside counsel and its financial advisor that the failure to make a change of recommendation or terminate the Merger Agreement would be reasonably likely to be inconsistent with the Board’s exercise of its fiduciary duties under applicable law;

•
the Board provides Parent three business days’ written notice of its intent to make such a recommendation change, specifying its reasons therefor, including a description of the Company superior proposal; during such three business day period, we negotiate in good faith with Parent regarding any revisions to the Merger Agreement that Parent proposes to make to cause such Company superior proposal to no longer constitute a Company superior proposal; and

•
after receipt of a proposal by Parent, the Board continues to determine in good faith after consultation with outside legal counsel and a financial adviser that the failure to make such a recommendation change or to terminate the Merger Agreement would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

In the event of any amendment to the financial terms or any other material amendments of such Company superior proposal, the Company must again comply with the foregoing conditions, except that the negotiation period will be reduced to two business days.
Permitted Change of Recommendation – Company Intervening Event
Further, at any time prior to obtaining the Company shareholder approval, the Board may make a change of recommendation upon the occurrence of a Company intervening event if all of the following conditions are met:
•
the Board provides Parent three business days’ written notice of its intent to make such a recommendation change, specifying its reasons therefor, including a description of the Company intervening event;

•
during such three business day period, we negotiate in good faith with Parent regarding any revisions to the Merger Agreement that Parent proposes to make such that the failure of the Board to make a recommendation change in response to the Company intervening event would no longer be reasonably likely to be inconsistent with the Board’s exercise of its fiduciary duties under applicable law; and

•
the Board determines in good faith, after consultation with outside counsel and its financial advisor, that in light of such Company intervening event and taking into account any revised terms proposed by Parent, the failure to make a change of recommendation would be reasonably likely to be inconsistent with the Board’s exercise of its fiduciary duties under applicable law;

For purposes of this Proxy Statement, a “Company intervening event” means a material effect that (1) was not known to, or reasonably foreseeable by, the Board prior to the execution of the Merger Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable), which effect, or any material consequence thereof, becomes known to, or reasonably foreseeable by, the Board prior to our shareholder meeting held to approve the Merger Proposal and (2) does not relate to a Company acquisition proposal, but excluding (A) events or circumstances solely related to Parent or Merger Sub or any of their affiliates, (B) any change in the trading price or trading volume of the Company’s securities on any national securities exchange or other trading market (provided that the exception in this clause (B) does not prevent or otherwise affect the event or circumstance underlying such change from being taken into account) or (C) any matter relating to our non-solicitation obligations under the Merger Agreement.
Nothing contained in the Merger Agreement prohibits us from (1) taking and disclosing to our shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or (2) making any required disclosure to our shareholders if, in the good faith judgment of the Board, after consultation with outside counsel, failure to disclose such information would reasonably be expected to violate our obligations under applicable law.
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Reasonable Best Efforts to Complete the Merger
Under the terms of the Merger Agreement, each of Parent and the Company has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary to consummate the Merger and the transactions contemplated by the Merger Agreement, including:
•
causing the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the taking of such actions as are necessary to obtain any requisite consent or expiration of any applicable waiting period under the HSR Act;

•
obtaining the Required Approvals and all other authorizations, consents and other approvals of governmental entities or third parties that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement; provided, that Parent shall not be required to, and the Company shall not without Parent’s prior written consent, make, or commit or agree to make, any concession or payment to, or incur any obligation to, any person to obtain any such Required Approvals or other authorizations, consents or approvals or make, or commit or agree to make, any such concession or payment to, or incur any such obligation that is not conditioned on the consummation of the Merger; and

•	executing and delivering any additional instruments that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement.
The Company and Parent have agreed to cooperate with each other in determining whether any action or filing is required in connection with the Merger and in seeking any such actions, consents, approvals or waivers or making any such filings. Under the terms of the Merger Agreement, Parent has primary responsibility for scheduling and conducting any meeting with any governmental entity or intervenor in any proceeding relating to a Required Approval, coordinating and making any applications and filings with, and communicating with and resolving any investigation or other inquiry of, any agency or other governmental entity, and determining the strategy and timing for, and making all material decisions relating to, obtaining all Required Approvals, consents, permits and other approvals and confirmations from any governmental entity necessary, proper or advisable to consummate the Merger; provided that, Parent has agreed to consult with us reasonably in advance of taking any such action and consider in good faith our views and recommendations with respect thereto and keep us apprised of proposed strategy and other decisions. Parent will promptly notify us and we will notify Parent of any notice or other communication from any person alleging that such person’s consent is or may be required in connection with the Merger.
Under the terms of the Merger Agreement, neither party will, and each party will cause its affiliates not to, in each case without the prior written consent of the other party, acquire, or enter into any agreement to acquire, any person or business if the proposed acquisition would reasonably be expected to prevent or materially impede, interfere with or delay beyond the outside date (as defined under the heading “—Termination; Termination Fees; Expenses”), the receipt of any approval of any governmental entity contemplated by the Merger Agreement.
In addition, Parent is required to use its reasonable best efforts to avoid or eliminate each and every impediment that may be asserted by any governmental entity so as to enable the Merger to be consummated as soon as reasonably possible. However, notwithstanding the foregoing obligation, Parent will not be obligated to, and we will not be permitted (without the prior written consent of Parent) to, undertake any efforts or take any action, including proposing, negotiating, committing to, effecting, or accepting any undertakings, terms, conditions, liabilities, obligations, commitments, sanctions or other measures or provisions (including the sale, divestiture, licensing or disposition of assets or businesses of Parent or its affiliates or the Company, by consent decree, hold separate order or otherwise), if the taking of such efforts or action, individually or in the aggregate, has resulted or would reasonably be expected to result in a Burdensome Condition.
Access to Information
Under the terms of the Merger Agreement, we agree to afford Parent and its representatives reasonable access during our normal business hours and upon reasonable prior written notice to our officers, employees, properties, offices, other facilities and books and records. In addition, we will make available promptly to Parent (1) to the extent not publicly available, a copy of each material filing made by us, during the period from the date of the Merger Agreement until the earlier of the effective time or the termination of the Merger Agreement, pursuant to the requirements of securities laws filed with or sent to the SEC, the NJBPU or any other governmental entity and (2) all other material financial, operating and other data and information as Parent may reasonably request in writing. However, without our prior written consent, the foregoing obligations shall not permit Parent or its officers, employees or representatives to conduct any environmental testing or sampling, including facility surface and subsurface soils and water, air or building materials. Further, notwithstanding the obligations described above, we are not required to afford such access or furnish information to the extent that such disclosure (1) would breach any agreement with any third-party (provided, that we will use commercially reasonable efforts to obtain the required consent of such third party to disclose such document or information and will otherwise use good faith efforts to communicate the information without breaching such agreement), (2) would constitute a waiver of or jeopardize attorney-client privilege or other privilege (provided, that we will use commercially reasonable efforts to allow the disclosure of such document or information (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege or other privilege), (3) is commercially sensitive (as determined in our reasonable discretion) or (4) would otherwise violate any applicable Law.
Parent and Merger Sub are required to comply with their respective obligations under the confidentiality agreement executed by an affiliate of IIF and the Company dated as of December 10, 2021.
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Director and Officer Indemnification and Insurance
Under the terms of the Merger Agreement, following the effective time, Parent has agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time existing at the time of execution of the Merger Agreement in favor of our current or former directors or officers as provided in our organizational documents and any indemnification or other similar contracts of the Company, in each case, as in effect on the date of the Merger Agreement, will continue in full force and effect in accordance with their terms. In addition, Parent has agreed to, or to cause the Surviving Corporation to, indemnify and hold harmless each present or former director or officer of the Company or any subsidiary of the Company against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any action, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such person is or was an officer, director, fiduciary or agent of the Company or a subsidiary of the Company or with respect to matters existing or occurring at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time.
In the event of any such action, (1) Parent has agreed to advance expenses incurred in the defense of any claim or investigation related thereto; provided that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by applicable law or the Surviving Corporation’s organizational documents, to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification, (2) neither Parent nor the Surviving Corporation shall settle, compromise or consent to judgment in any proceeding unless such settlement, compromise or consent includes an unconditional release of the person entitled to indemnification from all liability from such proceeding and (3) the Surviving Corporation will cooperate in good faith in the defense of any such matter.
Under the terms of the Merger Agreement, at our option, we may purchase, prior to the effective time, a six-year prepaid “tail policy” on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by us with respect to matters arising on or before the effective time. If such tail prepaid policy has been obtained by us prior to the effective time, Parent will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation. If we do not purchase such “tail policy” prior to the effective time, for a period of six years from the effective time, Parent will either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by us or cause to be provided substitute policies (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance and fiduciary liability insurance) or purchase or cause the Surviving Corporation to purchase, a “tail policy,” in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate than such policy with respect to matters arising on or before the effective time; provided, that we will not, and Parent will not be required to, pay with respect to such insurance policies, in respect of any one policy year, annual premiums in excess of 300% of the last annual premium paid by us prior to the date of the Merger Agreement.
Employee Matters
For one year following the effective time, Parent will cause the Surviving Corporation to provide each Company employee who continues employment with us as of the effective time with (1) a substantially similar work location as held by the employee immediately prior to the effective time (subject to Parent’s ability to require any Company employee who is working remotely to return to in-person work at the employee’s applicable office location), (2) a base salary or wage rate that is no less favorable than that provided to the Company employee immediately prior to the effective time, (3) aggregate cash incentive compensation opportunities that are substantially comparable, in the aggregate, to those provided to the Company employee immediately prior to the effective time and (4) employee benefits that are substantially comparable, in the aggregate, to those provided to the Company employee immediately prior to the effective time. However, these protections will not alter the at-will employment relationship of any Company employee.
For one year following the effective time, Parent will cause the Surviving Corporation to (1) maintain post-retirement arrangements that are substantially comparable in the aggregate to those post-retirement welfare arrangements in place for the Company’s current or former employees as of the effective time and (2) maintain the severance-related provisions of existing benefits plans and agreements and to provide 100% of the severance payments and benefits required to be provided under such plans or agreements to any employee terminated during this period.
Parent will, and will cause the Surviving Corporation to, honor the terms of the Company’s existing collective bargaining agreements as in effect at the effective time.
Pursuant to the Merger Agreement, as of and after the effective time, Parent will, or will cause the Surviving Corporation to, give Company employees who continue their employment with us as of the effective time full credit for purposes of eligibility, vesting, level of benefits and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plans or entitlement to benefits under any retiree health or welfare plan), under any employee compensation, incentive, and benefit plans and arrangements maintained for the benefit of such employees as of and after the effective time by Parent or the Surviving Corporation for such employees’ service with the Company (each, a “Parent Plan”) to the same extent recognized by the Company under its benefits plans immediately prior to the effective time and except to the extent doing so would result in a duplication of benefits. With respect to each Parent Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), Parent and its subsidiaries will use commercially reasonable efforts to (1) cause there to be waived any pre-existing condition or eligibility limitations and (2) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such Company employees under similar Company benefits plans prior to the effective time.
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Proceedings
Pursuant to the Merger Agreement, prior to the consummation of the Merger, the Company or a subsidiary of the Company may (1) initiate new rate cases or any other proceeding, or continue to pursue regulatory and other proceedings, that are described in the disclosure letter and (2) with Parent’s prior written consent, (A) enter into any settlement or stipulation in respect of any proceedings described in the disclosure letter, (B) initiate new rate cases or any other proceeding with governmental entities that would not reasonably be expected to affect the authorized capital structure or authorized return on equity of the Company or materially affect the return on equity of the Company or a subsidiary of the Company and (C) initiate any other proceeding with governmental entities in the ordinary course of business. The Company must keep Parent informed as promptly as reasonably practicable of any material communications or meetings with any governmental entity with respect to the foregoing proceedings and provide copies of any written communications or materials. The Company must also consult with Parent and give Parent a reasonable opportunity, within time constraints imposed in such proceedings, to comment on material written communications or materials submitted to any governmental entity with respect to such proceedings, which the Company will consider in good faith.
Financing and Financing Cooperation
The Merger is not conditioned upon receipt of financing by Parent or Merger Sub.
To the extent the proceeds of the debt financing are required to consummate the Merger and the other transactions contemplated by the Merger Agreement, Parent has agreed to use its reasonable best efforts to, and to use its reasonable best efforts to cause its controlling affiliates to consummate and obtain the debt financing, including maintaining and complying with all of its obligations under the Debt Commitment Letter and that certain fee letter, each as entered into among Parent and the Lenders. Parent has agreed, upon our request from time to time, to keep us reasonably informed on a current and timely basis of the status of Parent’s efforts to obtain the debt financing and to satisfy the conditions thereof, including advising and updating us, in a reasonable level of detail, with respect to status, proposed closing date and material terms of the definitive documentation related to the debt financing, and to give us prompt written notice if Parent receives written notice of any material breach, default, termination or repudiation by any party to the Debt Commitment Letter or the fee letter.
We will use our reasonable best efforts to cooperate with Parent in connection with the arrangement of the debt financing as reasonably requested by Parent. Under the terms of the Merger Agreement, we have no obligation to incur any costs, fees or liabilities with respect to the debt financing prior to the effective time. Parent has agreed to reimburse us for all reasonable and documented out-of-pocket costs incurred by us in connection with our cooperation related to the debt financing and to indemnify and hold harmless the Company and each of its officers, directors, employees, agents and other representatives from and against all damages, claims, costs and expenses suffered or incurred by them arising out of such cooperation or the debt financing and any information used in connection therewith, other than those damages, claims, costs or expenses resulting from our gross negligence, fraud, bad faith or willful misconduct, or that of any of our officers, directors, employees, agents or other representatives.
Parent has also agreed that it will promptly take all actions to cause the funding of the equity commitment pursuant to the Equity Commitment Letter.
Conditions to the Merger
Conditions to Each Party’s Obligations. Each party’s obligation to complete the Merger is subject to the satisfaction or waiver of the following conditions:
•	Company shareholder approval of the Merger Proposal;
•
the absence of any restraining order, injunction or other judgment, order or decree or other legal restraint or prohibition, whether preliminary, temporary or permanent, in effect that prevents, makes illegal or prohibits the consummation of the Merger; and

•
receipt, at or prior to the effective time, of all Required Approvals, including the expiration or termination of any waiting period under the HSR Act applicable to the Merger, and all such approvals being final.

Conditions to Parent’s and Merger Sub’s Obligations. The obligation of Parent and Merger Sub to complete the Merger is subject to the satisfaction or waiver of the following additional conditions:
•
(1) The representations and warranties of the Company regarding capitalization must be true and correct in all respects as of the date of the Merger Agreement and as of the closing date as though made as of the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) except for de minimis inaccuracies, (2) the representations and warranties of the Company regarding our authority to consummate the Merger as contemplated under the Merger Agreement, the inapplicability of anti-takeover laws and brokers’ fees and expenses must be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date as if made as of the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), (3) the representation and warranty of the Company regarding the conduct of the Company’s businesses in the ordinary course of business and the absence of any material adverse effect on the Company must be true and correct in all respects as of the date of the Merger Agreement and as of the closing date as

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if made as of the closing date and (4) the other representations and warranties of the Company in the Merger Agreement must be true and correct as of the date of the Merger Agreement and as of the closing date as though made as of the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company (disregarding any materiality or material adverse effect qualifications);
•	We must have performed, in all material respects, all obligations required to be performed by us under the Merger Agreement at or prior to the effective time;
•
Parent must have received a certificate signed on our behalf by an executive officer of the Company certifying the satisfaction by us of the conditions in the Merger Agreement regarding the truth and correctness of the representations and warranties of the Company contained in the Merger Agreement, our performance of the obligations required to be performed by us under the Merger Agreement and the absence of any material adverse effect on us since February 23, 2022;

•
No applicable law, order, filing or consent with any governmental entity or Required Approval shall impose or require any undertakings, terms, conditions, liabilities, obligations, commitments or sanctions, or other measures or provisions (including the sale, divestiture, licensing or disposition of assets or businesses of Parent or its affiliates or the Company, by consent decree, hold separate order or otherwise) that, individually or in the aggregate, constitute, or would reasonably be expected to constitute, a Burdensome Condition; and

•
Since February 23, 2022, there must not have occurred any event or development which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Company.

Conditions to the Company’s Obligations. Our obligation to complete the Merger is subject to the satisfaction or waiver of the following further conditions:
•
The representations and warranties of Parent and Merger Sub must be true and correct as of the date of the Merger Agreement and as of the closing date as though made as of the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent (disregarding any materiality or material adverse effect qualifications);

•	each of Parent and Merger Sub must have performed, in all material respects, all obligations required to be performed by them under the Merger Agreement at or prior to the effective time; and
•
we must have received a certificate signed on behalf of Parent by an executive officer of Parent certifying the satisfaction by Parent and Merger Sub of the conditions in the Merger Agreement regarding the truth and correctness of the representations and warranties of Parent and Merger Sub contained in the Merger Agreement and the performance by Parent and Merger Sub of the obligations required to be performed by them under the Merger Agreement.

Each of Parent, Merger Sub and the Company may, to the extent permitted by applicable law, waive the conditions to the performance of its respective obligations under the Merger Agreement and complete the Merger even though one or more of these conditions have not been met. We cannot give any assurance that all of the conditions of the Merger will be either satisfied or waived or that the Merger will occur.
Termination; Termination Fees; Expenses
Termination
The Merger Agreement may be terminated by either the Company or Parent in accordance with its terms at any time prior to the effective time, whether before or after the Company shareholder approval:
•	by mutual written consent of Parent and the Company; and
•	by either Parent or the Company if:
•
the closing of the Merger is not completed by the outside date; provided that if, prior to the outside date, all of the conditions to the closing of the Merger set forth in the Merger Agreement have been satisfied or waived, or will then be capable of being satisfied (except for conditions regarding Required Approvals, absence of legal restraints and those conditions that by their nature are to be satisfied at the closing of the Merger), either Parent or the Company may, prior to 5:00 p.m. Eastern time on the outside date, extend the outside date to May 23, 2023, provided that neither party will

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have the right to terminate the Merger Agreement if any action of such party or failure of such party to perform or comply with the covenants and agreements of such party set forth in the Merger Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by the outside date and such action or failure to perform constitutes a breach of the Merger Agreement;
•
any court of competent jurisdiction or other governmental entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting the Merger or any of the other transactions contemplated by the Merger Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that the party seeking to terminate the Merger Agreement shall have sought to contest, appeal and remove such judgment, order, injunction, rule, decree, ruling or other action in accordance with the Merger agreement; or

•	the Company shareholder approval is not obtained at our shareholder meeting, or at any adjournment thereof.
The Merger Agreement may be terminated in accordance with its terms by Parent as follows:
•	at any time prior to the receipt of the Company shareholder approval, if the Board effects a change of its recommendation with respect to the Merger; or
•
if (1) there is a breach by us of our representations, warranties, covenants or agreements under the Merger Agreement that results in a failure of the conditions relating to the accuracy of our representations and warranties or our performance or compliance with our obligations and (2) such breach cannot be cured by the outside date, provided that Parent delivers 30 days’ written notice to us of Parent’s intent to terminate and Parent or Merger Sub is not then in material breach of any of their covenants or agreements under the Merger Agreement.

The Merger Agreement may be terminated in accordance with its terms by us as follows:
•
at any time prior to the receipt of the Company shareholder approval in order to enter into a transaction that is a Company superior proposal, if (1) we have complied in all material respects with our non-solicitation obligations and (2) prior to or concurrently with such termination, we pay the Company termination fee;

•
if (1) there is a breach by Parent or Merger Sub of their representations, warranties, covenants or agreements under the Merger Agreement that results in a failure of the conditions relating to the accuracy of their representations and warranties or their performance or compliance with their obligations and (2) such breach cannot be cured by the outside date, provided that we deliver 30 days’ written notice to Parent of our intent to terminate and we are not then in material breach of any of our covenants or agreements under the Merger Agreement; or

•
if (1) all of the conditions set forth in the Merger Agreement have been satisfied or waived in accordance with the terms of the Merger Agreement as of the date that the Merger should have closed (except for those conditions that by their terms are to be satisfied at the closing but which conditions would be satisfied or would be capable of being satisfied if the closing date were the date of such termination), (2) Parent and Merger Sub do not complete the closing on the day that the closing should have been consummated pursuant to the terms of the Merger Agreement, (3) we have delivered to Parent an irrevocable notice that we stand ready, willing and able to consummate the closing, and (4) Parent and Merger Sub fail to consummate the closing within four business days following their receipt of written notice from us requesting such consummation.

Termination Fees
Under the terms of the Merger Agreement, Parent must pay us the Parent termination fee in the event that:
•
Parent or the Company exercises its right to terminate the Merger Agreement as a result of a failure to close by the outside date and, at the time of such termination, any of the following conditions exist: (1) any of the Required Approvals have not been obtained, (2) there exists a legal restraint in connection with the Required Approvals making illegal or prohibiting the consummation of the Merger or (3) the Required Approvals have been obtained, but one of more of them contain a Burdensome Condition; provided that all other conditions to consummation of the Merger have been satisfied (or are capable of being satisfied);

•
Parent or the Company exercises its right to terminate the Merger Agreement as a result of the existence of legal restraints to the Merger such that the corresponding condition to consummation of the Merger has not been satisfied and such legal restraint has become final and non-appealable; provided that the applicable legal restraint giving rise to such termination arises in connection with the Required Approvals, and provided that all other conditions to consummation of the Merger have been satisfied (or are capable of being satisfied);

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•
we exercise our right to terminate the Merger Agreement based on a failure of Parent to perform its covenants or agreements under the Merger Agreement pertaining to obtaining Required Approvals and consents; provided that all other conditions to consummation of the Merger have been satisfied (or are capable of being satisfied); or

•
we exercise our right to terminate the Merger Agreement based on (1) the failure of the closing to be consummated on the day it should have been consummated under the terms of the Merger Agreement when all conditions to closing set forth in the Merger Agreement have been satisfied or waived, (2) us having provided Parent with notice that we are ready, willing and able to consummate the closing and (3) Parent and Merger Sub having failed to consummate the closing within four business days following their receipt of written notice from us requesting such consummation.

Under the terms of the Merger Agreement, we must pay Parent the Company termination fee in the event that:
•	we terminate the Merger Agreement in order to enter into an agreement relating to a Company superior proposal;
•	Parent exercises its right to terminate the Merger Agreement based on the Board having effected a change of recommendation in respect of the Merger; or
•
the Merger Agreement is terminated (1) by either (A) Parent or the Company because the closing has not occurred by the outside date (but only under circumstances in which the Parent termination fee is not payable) or the Company shareholder approval is not obtained, or (B) by Parent, if we are in breach of our representations, warranties, covenants or agreements under the Merger Agreement we have breached our representations, warranties, covenants or agreements under the Merger Agreement such that the closing condition related thereto cannot be satisfied by the outside date, (2) prior to our shareholder meeting or, in the case of a failure to close by the outside date or a breach of our representations, warranties, covenants or agreements giving rise to Parent’s right to terminate, prior to such termination, a Company acquisition proposal has been publicly announced or publicly made known to our shareholders, and not publicly withdrawn prior to such termination or shareholder vote, as applicable, and (3) within 12 months after such termination, we enter into a definitive agreement with respect to, or consummate consummated, a Company acquisition proposal (with all of the references to 20% in the definition of Company acquisition proposal described above adjusted to increase the percentages referenced therein to 50%).

Expenses
Except as described in the Merger Agreement, each party will bear its own expenses in connection with the Merger.
Miscellaneous
Specific Performance
The parties are entitled to an injunction, specific performance or other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement by petition to the courts of the State of New Jersey, and such remedy is in addition to any other remedy to which the parties are entitled at law or in equity. The parties have agreed that each party will be entitled to seek specific performance to prevent or cure breaches of the Merger Agreement and enforce specifically the terms of the Merger Agreement, including the obligation to effect the consummation of the Merger.
Notwithstanding the foregoing, we are entitled to seek specific performance or other equitable remedy to specifically enforce Parent’s and Merger Sub’s obligations to effect the closing on the terms and conditions set forth in the Merger Agreement only if:
•
with respect to the consummation of the Merger (including the payment of the merger consideration and drawing down the equity commitment related thereto), (1) all of the conditions to closing set forth in the Merger Agreement have been satisfied (other than those conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of those conditions at the closing), (2) to the extent the proceeds of the debt financing are required to consummate the Merger and the other transactions contemplated by the Merger Agreement, the debt financing (or substitute financing) is funded or the Lenders have confirmed in writing that the debt financing (or substitute financing) will be funded at the closing if the equity commitment is funded at the closing and (3) Parent fails to complete the closing pursuant to the terms of the Merger Agreement; and

•
we have irrevocably confirmed by written notice to Parent that (1) we are ready, willing and able to consummate the Merger and the other transactions contemplated hereby and (2) if specific performance is granted and the equity commitment is funded, the closing will occur substantially simultaneously with the drawdown of the equity commitment.

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Amendment
The Merger Agreement may be amended, modified or supplemented at any time prior to the effective time, whether before or after receipt of the Company shareholder approval, by Parent, the Company and Merger Sub by action taken or authorized by their respective boards of directors; provided, that after Company shareholder approval has been obtained, no amendment made be made that pursuant to applicable law requires further approval or adoption by our shareholders without such further approval or adoption. No adverse amendments to or waivers of certain definitions and provisions of the Merger Agreement relating to the Lenders or the debt financing will be effective without the prior written consent of the Lenders.
MARKET PRICE OF THE COMPANY’S COMMON STOCK AND DIVIDEND DATA
Shares of our common stock are listed for trading on the NYSE under the symbol “SJI.” The closing price of shares of our common stock on February 22, 2022, which was the last trading day prior to the announcement of the proposed Merger, was $23.77 per share. The merger consideration represents a 51.5% premium to such closing price. On April 8, 2022, the most recent practicable date before the printing of this Proxy Statement, the closing price for our common stock was $34.47 per share. You are encouraged to obtain current market quotations for our common stock prior to making any decision with respect to the Merger.
The following table sets forth, for the fiscal quarters indicated, the quarterly closing high and low sales prices of Company common stock on NYSE, as well as the quarterly dividend per share:
	Common Stock Price ($)
	High	Low	Dividends Declared per Common Share
Fiscal Year Ended December 31, 2020
First Quarter	33.21	20.12	0.2950
Second Quarter	29.63	22.44	0.2950
Third Quarter	24.61	18.48	0.2950
Fourth Quarter	24.97	19.02	0.3025
Fiscal Year Ended December 31, 2021
First Quarter	28.80	21.08	0.3025
Second Quarter	27.94	22.99	0.3025
Third Quarter	26.43	21.26	0.3025
Fourth Quarter	26.12	21.25	0.3100
Fiscal Year Ending December 31, 2022
First Quarter	35.14	23.35	0.3100
REQUIRED VOTE OF SHAREHOLDERS
Approval of the Merger Proposal is a condition to completion of the Merger.
The vote on the Merger Proposal is a vote separate and apart from the vote to approve any other proposal to be considered at the Annual Meeting. Accordingly, a shareholder may vote to approve the Merger Proposal and vote not to approve the Merger Advisory Compensation Proposal, the Director Elections Proposal, the Auditor Ratification Proposal, the Annual Advisory Compensation Proposal or the Adjournment Proposal, and vice versa.
Approval of the Merger Proposal requires the affirmative vote of at least a majority of the votes cast by the holders of shares entitled to vote thereon at the Annual Meeting. Accordingly, for shareholders of record who are not present in person or represented by proxy at the Annual Meeting and for beneficial owners who fail to instruct their bank, broker, trust or other nominee to vote on any proposal, a failure to vote will have no effect on the outcome of the vote for the Merger Proposal. Additionally, abstentions will have no effect on the outcome of the Merger Proposal.
The Board, after due and careful discussion and consideration, unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of the Company and its shareholders, (2) approved, authorized, adopted and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Agreement, (3) directed that the Merger Agreement, the Merger and the other transactions contemplated thereby be submitted for consideration at a shareholder meeting of the Company and (4) resolved to recommend the approval and adoption of the Merger Agreement, the Merger and the other transactions contemplated thereby by the shareholders of the Company.
THE BOARD ACCORDINGLY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL
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PROPOSAL 3 THE MERGER ADVISORY COMPENSATION PROPOSAL

The Company is asking its shareholders to approve, on an advisory (non-binding) basis, the compensation that will or may be paid to the Company’s named executive officers in connection with the Merger, as described in “The Proposed Merger—Additional Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 72. Because the vote on the Merger Advisory Compensation Proposal is advisory only, it will not be binding on the Board and may not be construed as overruling any decision by the Board. Accordingly, if the Merger Proposal is approved and the Merger is completed, the Merger-related compensation will be payable to the Company’s named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the approval of the Merger Advisory Compensation Proposal.
Required Vote of Shareholders
The Board unanimously recommends that Company shareholders vote “FOR” the Merger Advisory Compensation Proposal. Approval of the Merger Advisory Compensation Proposal requires the affirmative vote of at least a majority of the votes cast by the holders of shares entitled to vote thereon at the Annual Meeting. Accordingly, for shareholders of record who are not present in person or represented by proxy at the Annual Meeting and for beneficial owners who fail to instruct their bank, broker, trust or other nominee to vote on any proposal, a failure to vote will have no effect on the outcome of the vote for the Advisory Compensation Proposal. Additionally, abstentions will have no effect on the outcome of the Merger Advisory Compensation Proposal.
The vote on the Merger Advisory Compensation Proposal is a vote separate and apart from the vote to approve any other proposal to be considered at the Annual Meeting. Accordingly, a shareholder may vote to approve the Merger Advisory Compensation Proposal and vote not to approve the Merger Proposal, the Director Elections Proposal, the Annual Advisory Compensation Proposal, the Auditor Ratification Proposal or the Adjournment Proposal, and vice versa.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER ADVISORY COMPENSATION PROPOSAL
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PROPOSAL 4 ANNUAL ADVISORY COMPENSATION PROPOSAL
EXECUTIVE COMPENSATION
Executive Officers
Set forth below is information regarding the age, positions and offices held with us and the business experience of each of our executive officers.
Executive Officers
Michael J. Renna – President and Chief Executive Officer
Mr. Renna, 54, has served as SJI’s President and Chief Executive Officer since May 2015 and as a director of SJI since January 2014. Mr. Renna’s bio appears on page 34.
Leonard Brinson, Jr. – Senior Vice President, Chief Information Officer

Mr. Brinson, 65, has served as SJI’s Senior Vice President and Chief Information Officer since July 2021. Mr. Brinson joined SJI as Vice President and Chief Information Officer in April 2017. Mr. Brinson also serves on the Senior Leadership Team where he drives the corporate strategy to ensure continued growth across the business. Prior to joining SJI, he held several leadership roles in the insurance, natural gas and energy, and automotive industries.

Steven R. Cocchi – Senior Vice President and Chief Financial Officer

Mr. Cocchi, 44, has served as SJI’s Senior Vice President and Chief Financial Officer since September 2020, having previously served as Interim Chief Financial Officer since July 2020. Prior to his current role, Mr. Cocchi served as Chief Strategy and Development Officer, responsible for the oversight and strategic direction of the company’s growth initiatives, from January 2018 to September 2020. Mr. Cocchi joined SJI in 2009 as Director of Legal Affairs and from 2009 to 2017 held a series of increasingly senior roles.

Melissa J. Orsen – Senior Vice President, SJI and President of SJI Utilities

Ms. Orsen, 46, has served as Senior Vice President, SJI and President of SJI Utilities since August 2021. Prior to this, she served as Senior Vice President, SJI and President and Chief Operations Officer of South Jersey Gas from July 2020 to July 2021 Ms. Orsen joined SJI in January 2018 as Senior Vice President, General Counsel. Before joining SJI, Ms. Orsen served as the CEO of the New Jersey Economic Development Authority, where she directed more than $1 billion in economic development activities across the state. Earlier in her career, she served as Chief of Staff to the former Lieutenant Governor and Secretary of State of New Jersey and as Deputy Commissioner to the Department of Community Affairs, where she focused on the state's recovery after Superstorm Sandy. Ms. Orsen was also a Deputy Attorney General, with a focus on federal and appellate litigation.

Karen Phillips – Senior Vice President of Human Resources

Ms. Phillips, 59, has served as SJI’s Senior Vice President of Human Resources since February 2022. Prior to this, she served as Vice President of Human Resources from January 2018 to January 2022. Ms. Phillips joined SJI in 2016 as Senior Director of Organizational Design and Leadership Development. As part of The Senior Leadership Team, she also works alongside SJI’s other senior executives to help drive corporate strategy and ensure the company’s continued growth. Prior to joining SJI, Ms. Phillips held several leadership roles in human resources and organizational development across various industries, including retail, finance and healthcare.

Eric Stein – Senior Vice President and General Counsel

Mr. Stein, 43, has served as SJI’s Senior Vice President and General Counsel since August 2021. From July 2020 to July 2021, he served as Vice President and General Counsel, and from September 2018 to July 2020 as Vice President and Deputy General Counsel. Mr. Stein joined the company in 2016 as the Assistant Governance Officer and Assistant Corporate Secretary. In that role, he served as the legal lead for the $1.7 billion acquisition of Elizabethtown Gas Company and Elkton Gas Company. Mr. Stein serves on the Senior Leadership Team where he drives the corporate strategy to ensure continued growth across the business.

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Compensation Discussion & Analysis
This year’s Compensation Discussion and Analysis (“CD&A”) reviews the objectives and elements of SJI’s executive compensation program and discusses the 2021 compensation of our Named Executive Officers (“NEOs”) listed below. It also explains the actions the Compensation Committee took based on its ongoing commitment to consider investor feedback and ensure our senior leadership team remains focused on creating long-term shareholder value.
2021 Named Executive Officers
Name	Position as of December 31, 2021
Michael J. Renna	President and Chief Executive Officer
Steven R. Cocchi	Senior Vice President and Chief Financial Officer
David Robbins, Jr.(1)	Senior Vice President, SJI
Melissa J. Orsen(2)	Senior Vice President and President SJI Utilities, Inc.
Kathleen D. Larkin(3)	Former Senior Vice President and Chief Human Resources Officer
Eric Stein(4)	Senior Vice President and General Counsel
(1)
Mr. Robbins stepped down from his position as President of SJI Utilities, Inc. effective August 1, 2021 and continued to serve as Senior Vice President of SJI to ensure a seamless transition until his retirement on December 31, 2021.

(2)	Ms. Orsen succeeded Mr. Robbins as Senior Vice President & President of SJI Utilities from her previous role of President and Chief Operations Officer SJG effective August 1, 2021.
(3)	Ms. Larkin resigned from her role as Senior Vice President and Chief Human Resources Officer to pursue other opportunities effective August 9, 2021.
(4)	Mr. Stein was promoted to Senior Vice President and General Counsel effective August 1, 2021.
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Proposal 4 Annual Advisory Compensation Proposal
EXECUTIVE SUMMARY
Results of 2021 Say-On-Pay/Ongoing Shareholder Engagement
Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year. In 2021, 95% of the votes cast supported our executive compensation decisions. We interpreted the results of our 2021 vote as an endorsement of our executive compensation program’s improved design and direction. Nevertheless, we continued our shareholder engagement efforts as part of our commitment to ensure we keep an open and ongoing dialogue with our shareholders on company strategy and performance, corporate governance, executive compensation, sustainability, and other topics.
During 2021, we again reached out to our largest shareholders, aggregating approximately 79% of our outstanding shares. Shareholders reiterated their support for the changes we implemented over the last two years and the overall compensation program design and were appreciative of our ongoing efforts to consider their feedback as our program evolves. Below is an overview of the significant modifications we have implemented over the last three years, including how environmental, social and governance (“ESG”) influences executive compensation decisions.
Executive Compensation and Our History of Board Involvement
Board Responsiveness & Key Program Changes

• Added quantifiable ESG metrics focused on safety, diversity and inclusion and employee engagement objectives to the AIP Corporate Scorecard
• Did not provide any one-time Special Recognition Awards to current NEOs during 2019 and discontinued the use of such awards to all NEOs*
• The SERP was closed to new participants in 2016 and in 2019 determined the SERP will no longer be used to provide enhanced future benefits under any circumstances
*Inducement bonuses and equity grants for newly hired NEOs and/or pay adjustments (i.e., base salary and/or target incentive award opportunity increases) related to internal promotions are not considered Special Recognition Awards

• Significantly increased shareholder outreach efforts
• Implemented relative TSR (50%) and EPS growth (50%) metrics for performance-vested equity awards for LTI awards
• No payouts on the relative TSR portion of the award if the Company does not achieve three-year relative, threshold TSR
• The payout (as a percentage of target) will be based on EPS performance results and capped at 50%
• Changed AIP to a formulaic program that considers quantitative goals set at the beginning of the year, along with individual performance, to determine final payouts. Awards:
• Are based on achievement of financial (70%) and strategic (30%) metrics
• Can be modified by up to +/- 25% to differentiate and reward NEOs, based on the accomplishment of specific individual performance goals
• Are capped at 100% if SJI’s one-year relative TSR does not achieve threshold performance vs. Peers, even if SJI outperforms performance targets
• Can range between 0%-150% of target

• Viewed the overwhelming shareholder support we received in 2020 and 2021 as a strong endorsement of our progress and the changes made over the last two years. As such, we made no significant design changes to our executive compensation program for 2021

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Proposal 4 Annual Advisory Compensation Proposal
2021 Financial Achievements
Despite the historic challenge of the COVID-19 pandemic, we saw significant improvement in our results. 2021 economic earnings increased $15.0 million, or 9.2%, despite the ongoing challenge of the pandemic, driven by increased profitability from our core operating entities SJI Utilities and SJI Energy Enterprises. 2021 highlights include continued strong customer growth and infrastructure modernization, advancement of key regulatory initiatives and clean energy investments, and significant balance sheet improvement. Based on solid results, SJI’s Board of Directors increased the indicated annual dividend to $1.24 per share, reflecting 23 consecutive years of rising dividends.
Key financial highlights are as follows:
•	SJI GAAP Earnings were $88.5 million in 2021, compared to $157.3 million in 2020
•	SJI Economic Earnings* were $178.0 million in 2021, compared to $163.0 million in 2020
•	GAAP EPS were $0.80 in 2021 compared with $1.62 in 2020
•	Economic EPS were $1.62 in 2021 compared with $1.68 in 2020
Utility. SJI's utility entities include the regulated operations of South Jersey Gas (SJG) and Elizabethtown Gas (ETG). 2021 GAAP earnings were $178.4 million compared with $156.1 million in 2020. Economic earnings were $170.5 million compared with $157.3 in 2020. Improved profitability reflects a strong $39.8 million increase in margin, driven by the addition of more than 10,000 new customers, infrastructure investments focused on safety, reliability and energy efficiency, and rate relief at SJG.
Non-Utility. SJI's non-utility entities include Energy Management, Energy Production and Midstream. 2021 GAAP earnings were $(52.7) million compared to $45.9 million in 2020. Economic earnings were $44.3 million compared with $45.9 million in 2020.
•	Energy Management includes Wholesale Services (Fuel Management/Marketing) and Retail Services (Account
Services/Energy Consulting). 2021 GAAP earnings were $40.1 million compared to $26.9 million in 2020. Economic earnings were $36.9 million compared with $26.0 million in 2020. Improved profitability was driven by increased asset optimization opportunities and increased contributions from consulting activities, meter reading and appliance service contract fees.
•
Energy Production includes renewable (fuel cell/solar) and decarbonization (REV/RNG development) investments. 2021 GAAP earnings were ($7.1) million compared with $14.9 million in 2020. Economic earnings were $5.8 million compared with $15.7 million in 2020. 2021 results reflect income associated with past fuel cell and solar investments and the timing of recognition of investment tax credits (ITC) from current investments, as well as contributions from SJI's 35% equity interest in REV. RNG development activities at eight dairy farms is proceeding on track, with in-service anticipated later this year.

•
Midstream includes SJI's 20% equity interest in the PennEast Pipeline. 2021 GAAP earnings were $(85.8) million compared with $4.2 million in 2020, reflecting an impairment charge of $87.4 million. Economic earnings were $1.6 million compared to $4.2 million, reflecting allowance for funds used during construction (AFUDC) related to the project. As previously communicated, following extensive evaluation and discussion, the PennEast partners determined that further development of the project is no longer supported.

*Annex A includes a reconciliation of our income from continuing operations and earnings per share from continuing operations to Economic Earnings and Economic Earnings per share (in thousands, except per share data). Income from continuing operations and earnings per share from continuing operations are the most directly comparable measures reported under GAAP.
Key Business and Operational Highlights
While the COVID-19 pandemic remained a daily challenge in 2021, South Jersey Industries again experienced solid growth across our core businesses, continued to provide exceptional service to our customers, and took bold new steps to become a cleaner, more modern and more resilient energy provider.
Delivering Shareholder Value
Driven by solid growth across our core operating businesses, SJI continued to deliver value for shareholders by meeting, and in some cases exceeding, the financial goals we outlined for 2021. While modernizing our infrastructure and investing in clean energy technologies, we added more than 10,000 new customers, increased earnings by $15 million, and raised our dividend for the 23rd consecutive year.
Advancing a Clean Energy Future
At SJI, we continue to deliver on our mission by meeting customer demands for safe, affordable and reliable natural gas, while also investing in innovative clean energy technologies that drive long-term value and advance the environmental goals of our State and region. These investments help modernize SJI to meet market demands while also shaping our future in the clean energy space.
In the Spring of 2021, we announced a bold decarbonization timeline including a 70 percent reduction of operational carbon emissions and consumption by the year 2030 (and 100 percent reduction by 2040), while committing 25 percent of annual capital expenditures for sustainability projects.
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Proposal 4 Annual Advisory Compensation Proposal
SJI also expanded its exciting, multi-faceted clean energy strategy by acquiring more fuel cells, eight new Renewable Natural Gas production facilities in Connecticut, Michigan and New York furthering green hydrogen development projects. We also secured our largest-ever regulatory approval for energy efficiency programs amounting to $216 million - helping customers save money, conserve energy, and reduce their carbon footprint.
In addition, our ongoing replacement and modernization of hundreds of miles of aging steel and cast-iron pipe helps to reduce methane leaks and positions SJI to deliver the clean fuels of the future and reduce the overall carbon content of our gas supply.
Supporting Our Customer and Communities
The heart and soul of any utility company are its customers. As the second-largest gas utility company in New Jersey, we learn by listening. We are proud to report for the seventh consecutive year, Elizabethtown Gas was ranked Highest in Customer Satisfaction with Residential Natural Gas Service in the East among Midsize Utilities by J.D. Power. The ranking reflects high marks from customers for our prices, corporate citizenship, and external communications*.
SJI looks to strengthen the communities we serve through educational partnerships, charitable giving, economic development, safety initiatives, volunteerism, and local career opportunities. In 2021, SJI and its subsidiaries contributed more than half a million dollars to local communities, with SJI’s employees alone raising $155,000 through its annual employee giving campaign. Contributions raised were distributed to programs that support the families, businesses, and communities we serve, including local food banks, health care providers, social services organizations, civic and economic development organizations, educational foundations, and more.
Always Prioritizing Safety and Reliability
Safety is a core value at SJI and will always come first as we make decisions about our workforce and improvements to our company. In 2021, the American Gas Association recognized South Jersey Gas and Elizabethtown Gas for their outstanding safety performances. This was the second straight year both utilities won “Industry Leader in Accident Prevention” awards, reflecting SJI’s core value of safety and its commitment to “Make Every Day a Safe Day”. SJI launched a new Safety Management System to consistently manage and measure safety performance across operations. Among the advances, the safety training department integrated a new virtual reality training system to help field technicians prepare for common and unexpected response situations. SJI Utilities ramped up its training programs with first responder agencies, providing about two dozen in-person and virtual training sessions on natural gas safety.
In July 2021, South Jersey Gas cut the ribbon on the New Sentury Pump Station in South Harrison Twp, NJ. This $69 million infrastructure project improves reliability for customers by maintaining consistent pressure in the gas distribution lines in the event of severe weather or a man-made disruption.
Committed to Diversity, Inclusion, and Engagement
SJI is committed to fostering a diverse and inclusive environment where we value differences and work together to better serve each other, our key stakeholders, and the communities we serve. Through the work of our Diversity Council and growing diversity, inclusion, and engagement team, SJI laid out a new diversity, equity and inclusion strategy focusing on psychological safety, civic engagement and partnerships, and supplier diversity. In addition, SJI employee resource groups continue to connect workforce members with networking and volunteerism opportunities. In 2021, we made significant strides to ensure that our company reflects the diversity of the communities we serve. As we look ahead, we are committed to strengthening our DE&I strategy together as One SJI.
Path Ahead
As announced earlier this year, the Board of Directors approved the Merger of SJI into an affiliate of Infrastructure Investments Fund (IIF), a private investment vehicle focused on critical infrastructure assets. Advised by a dedicated infrastructure investment group within J.P. Morgan Investment Management Inc., IIF is a trusted partner and long-term investor in utility and renewable energy companies, and as a result of this transaction we will be well positioned to execute on our clean energy and decarbonization initiatives in support of the environmental goals of our State and region.
In addition, as a private company and with IIF’s support, we will have additional resources to continue to modernize our critical infrastructure, maintain our high standard of customer service at reasonable rates, and further enhance the safety, reliability, and sustainability of our businesses.
SJI is over 100 years young. Much has changed in the past century, but our commitment to our customers, employees, and the communities we serve remains consistent. With great enthusiasm and anticipation, we are preparing our Company for our next 100 years of operations to be even better than the last.
* Disclaimer- Elizabethtown Gas received the highest score in the East Midsize segment of the J.D. Power 2015-2021 Gas Utility Residential Customer Satisfaction Studies of customers’ satisfaction nationally among gas residential customers. Visit jdpower.com/awards for more details.
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Proposal 4 Annual Advisory Compensation Proposal
Key 2021 Compensation Outcomes
Consistent with the Company’s pay-for-performance philosophy, our 2021 business results were reflected in the pay decisions made for our CEO and the other NEOs in 2021. Compensation outcomes for 2021 included the following items:
Base Salaries
At the beginning of 2021, the Compensation Committee approved base salary increases for all the NEOs to continue to better align their base salaries with the market and recognize their individual performance in their roles. Ms. Orsen received an additional increase effective August 1, 2021, in recognition of her promotion and additional responsibilities as President of SJI Utilities.
AIP
AIP Award Payouts: We met or outperformed on our financial, strategic and individual performance targets, and exceeded the Company’s one-year relative TSR threshold performance (25th percentile) versus the companies in our compensation peer group (as defined in “What Guides Our Program—The Role of Market References/Benchmarking in Setting Compensation”). As a result, AIP award payouts were based on the Corporate Balanced Scorecard results of 122.4% and the individual performance modifier for each NEO. See “2021 Executive Compensation Program Elements—Annual Incentives.” in this CD&A for details.
LTI
LTI Award Payouts: Consistent with the terms of the LTI awards and based on performance, the NEOs earned 61% of their target PRSUs for the 2019-2021 performance cycle. This attainment is the combination of above threshold performance for three-year relative TSR and threshold performance for three-year EPS growth. See “Payouts on 2019 PRSU Awards” in this CD&A for details.
Good Governance Foundation
The following features of our executive compensation program promote sound compensation governance and are designed in the best interests of our shareholders and executives:
What We Do	What We Don’t Do
Seventy percent (70%) of LTI awards are performance-based for the NEOs	No excise tax gross ups

Three-year performance periods under our LTI awards	No repricing or exchange of equity awards without shareholder approval

Use a mix of absolute and relative financial performance metrics (including relative TSR) in the incentive plans, to avoid duplication of incentives across AIP and LTI plans	No employment agreements

Caps on incentive awards	No hedging or pledging of Company stock for employees or directors
Use of ESG metrics in the AIP	No tax gross ups for perquisites
Change-in-control “double-trigger” for equity award vesting and severance benefits	No one-time special recognition awards, other than inducement awards or internal promotion awards

Robust claw-back policy applying to all incentive awards

Limited number of perquisites
Independent compensation consultant
Robust stock ownership guidelines
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Proposal 4 Annual Advisory Compensation Proposal
WHAT GUIDES OUR PROGRAM
Compensation Philosophy and Guiding Principles
The executive compensation program is designed to keep our senior leadership team focused on the seamless execution of the Company’s strategic plan and deliver shareholder value over the long term. As such, executive compensation program decisions are grounded in the following principles:
•
Alignment with Shareholder Interests. Our executive compensation program should emphasize variable compensation, with a focus on equity-based compensation, as a valuable means of aligning the interests of our NEOs with those of our shareholders.

•
Accountability for Performance. Our executive compensation program should directly and measurably link pay to business and individual performance with a substantial portion of compensation designed to create incentives for superior performance and meaningful consequences for below target performance.

•
Support our Business Goals. Our executive compensation program should drive short- and long-term financial, operational and strategic objectives and reward NEOs for performance relative to the businesses for which they are responsible as well as for overall Company performance.

•
Competition Among Peers. Our executive compensation program should enable us to attract and retain key executives by providing a total compensation program that is competitive with the market in which we compete for executive talent.

Elements of Pay
Our compensation philosophy is supported by the following principal pay elements:
Pay Element	Description	Rationale
Base Salary	Fixed cash opportunity	Provides stable market-based compensation for role, level of responsibility and experience. Forms basis for other pay elements
Annual Incentive Plan (“AIP”)
Annual cash compensation with variable payout based on achievement of pre-determined Economic Earnings, Return on Invested Capital (“ROIC”), strategic goals (customer, safety, and strategy) and individual objectives for the fiscal year
Drives and incentivizes annual performance across key financial, strategic and individual performance measures. Also includes a significant emphasis on ESG initiatives in our Corporate Scorecard
Long-Term Incentives (“LTI”)
LTI is granted:
• 70% in PRSUs, based on three-year relative Total Shareholder Return (“TSR”) vs. peers and three-year Cumulative Economic Earnings Per Share (“EPS”), with caps on TSR and EPS portions based on TSR, and
• 30% in TRSUs

PRSU portion of awards, representing significant majority of total LTI opportunity, requires achievement of threshold level of performance for any payout; Combination of PRSUs and TRSUs drives long-term financial performance, shareholder value and executive retention

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Proposal 4 Annual Advisory Compensation Proposal
Pay Mix
The charts below show the target total direct compensation of our CEO and our other NEOs for 2021*. These charts illustrate that a majority of NEO total direct compensation is at-risk (76% for our CEO and an average of 63% for our other NEOs).

* Ms. Larkin is excluded from all other NEOs in the charts above because she left the Company on August 9, 2021, and as a result, did not receive 12 months of compensation for 2021.
The Decision-Making Process
The Compensation Committee oversees the executive compensation program for our NEOs and operates pursuant to a charter that complies with SEC rules and the corporate standards of the New York Stock Exchange (“NYSE”). The Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee works closely with its independent consultant and senior management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which may be accessed on our website at https://www.sjindustries.com/investors/corporate-governance/committee-charters/compensation-committee.
The Role of the Compensation Committee: The Compensation Committee has the power and authority to oversee our compensation policies and programs and makes all compensation-related decisions for our NEOs. The Compensation Committee considers recommendations from its independent compensation consultant as well as the CEO (other than with respect to his own compensation); however, the Compensation Committee ultimately has final approval over all compensation decisions for all of our executive officers other than the CEO. The CEO does not participate in the deliberations of the Compensation Committee regarding his own compensation. Independent members of the Board make all final determinations regarding CEO compensation.
The Compensation Committee seeks to ensure that the total compensation paid to our NEOs is aligned with shareholder interests, is fair, reasonable and competitive, provides an appropriate balance of base salary and short-term and long-term incentives and does not cause unnecessary risk-taking. All performance goals for the NEOs’ AIP awards are established at the beginning of each year for use in the performance evaluation process. The Compensation Committee has the discretion to modify any recommended grant sizes and performance targets and, within the confines of the annual and long-term incentive compensation plans, the payouts to our executive officers.
The Role of the CEO: The CEO annually reviews the performance of, and makes recommendations regarding, each of our NEOs (other than himself) to the Compensation Committee. The conclusions reached and recommendations based upon these reviews, including with respect to salary adjustment and annual and long-term incentive compensation plan target and actual payout amounts and performance metrics, are presented to the Compensation Committee.
The Role of the Independent Consultant: The Compensation Committee has the authority to engage and retain an independent compensation consultant to provide independent counsel and advice. At least annually, the Compensation Committee formally conducts an evaluation as to the effectiveness of the independent compensation consultant and periodically runs a request for proposal process to ensure the independent compensation consultant is meeting its needs. For 2021, the Compensation Committee continued its engagement with Pearl Meyer & Partners, LLC (“Pearl Meyer”) as the independent compensation consultant for matters related to executive compensation.
The following services were provided by Pearl Meyer in 2021:
•	Review and recommendation regarding the peer group for use in 2021 executive compensation determinations
•	Annual competitive market assessment and recommendations for 2021 compensation decisions
•	Review, design and recommendations for the 2021 annual and long-term incentive plans
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Proposal 4 Annual Advisory Compensation Proposal
•	Other ad-hoc requests related to executive compensation market practice
The Compensation Committee also reviews indirect compensation (non-qualified retirement plan and other benefits and change in control agreements) on a three-year cycle, or more frequently, if warranted, based on market conditions and the recommendation of the independent benefits consultant. During 2021, in connection with its review of SJI’s executive benefit programs, the Compensation Committee retained an independent benefits consultant, Pinnacle Financial Group to examine all components of the executive benefits program and provide an analysis of how the benefits compare with peers and the broad market. The last review was presented to the Compensation Committee on August 30, 2021.
The Compensation Committee reviewed its engagement with Pearl Meyer and Pinnacle Financial Group, including based on the factors set forth in the corporate governance standards of the New York Stock Exchange, and determined that there are no conflicts of interest between these firms and the Compensation Committee.
The Role of Market References/Benchmarking in Setting Compensation
2021 Compensation Peer Group: Along with reviewing the executive compensation program, the Compensation Committee reviews and determines the appropriate peer group companies for benchmarking purposes. Consistent with the goal of providing competitive compensation, the executive compensation programs are compared to those programs in place at identified peer companies. For the purposes of setting 2021 compensation levels, the Compensation Committee, in consultation with its independent consultant, Pearl Meyer, selected a peer group that was comprised of the following 12 similarly sized gas and other utility companies with comparable revenue and market capitalization:
Atmos Energy Corp.	Avista Corp.	Black Hills Corporation
National Fuel Gas Co.	New Jersey Resources Corp.	Northwest Natural Gas Co.
NorthWestern Corp.	ONE Gas, Inc.	PNM Resources, Inc.
Portland General Electric Co.	Southwest Gas Corp.	Spire, Inc.
This peer group was consistent with the peer group used in 2020.
The Company used the above peer group for purposes of comparing base salary, AIP, LTI, total direct compensation (base salary plus AIP and LTI opportunities) and executive benefits.
The Compensation Committee believes that the peer group data and industry compensation studies give the Compensation Committee an independent view of the market “value” of each position on a comparative basis. While the Company does not target any particular percentile at which to align pay, the Compensation Committee uses the peer group median as a reference point when assessing compensation levels. Actual levels of pay depend on a variety of factors such as experience and individual and Company performance.
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Proposal 4 Annual Advisory Compensation Proposal
2021 EXECUTIVE COMPENSATION PROGRAM ELEMENTS
Base Salary
The Compensation Committee determines base salaries for the NEOs each year accounting for multiple factors, including breadth, scope and complexity of the role, internal equity, succession planning and retention objectives, market positioning and budget. The Compensation Committee also considers the analyses provided by our independent compensation consultant. At the beginning of 2021, the Compensation Committee approved base salary increases for all the NEOs to continue to better align their base salaries with the market and recognize their individual performance in their roles. Ms. Orsen received an additional increase effective August 1, 2021, in recognition of her promotion and additional responsibilities as President of SJI Utilities.
NEO	Annual Base Salary at FYE 2020	Annual Base Salary at FYE 2021	Percent Increase (Approximate)
Michael J. Renna	$765,000	$815,000	6.5%
Steven R. Cocchi	$375,000	$395,000	5.3%
David Robbins Jr	$424,000	$441,500	4.1%
Melissa J. Orsen(1)	$355,000	$385,000	8.5%
Kathleen D. Larkin(2)	$315,000	$324,500	3.0%
Eric Stein(3)		$315,000
(1)
Ms. Orsen was appointed President of SJI Utilities effective August 1, 2021. In conjunction with her promotion and new responsibilities, and to better align her base salary with the market, her base salary was increased by 5.3%. Combined with her regular annual increase of 3%, Ms. Orsen’s base salary increased by a total of 8.5%.

(2)	As reflected in the Summary Compensation Table on page 110, Ms. Larkin’s 2021 base salary was pro-rated to reflect her departure from the Company effective August 9, 2021.
(3)	Mr. Stein was not an NEO during 2020. He was promoted to a Senior Executive position effective August 1, 2021.
Annual Incentives
Target Opportunities: Target annual incentive opportunities under the AIP are expressed as a percentage of base salary and are established based on the NEO’s level of responsibility and ability to impact the Company’s overall results. The Compensation Committee also considers market data in setting target award amounts. Actual AIP awards can range from 0% to 150% of each NEO’s target AIP opportunity (subject to a threshold of 50%) based on the achievement of the performance criteria discussed below. At the beginning of 2021, the Compensation Committee approved target award increases to Messrs. Cocchi and Robbins to continue to better align their target award opportunities with the market. Ms. Orsen received an adjustment to her target award opportunity effective August 1, 2021, in recognition of her promotion and additional responsibilities as President of SJI Utilities. The 2021 target AIP award opportunities are set forth below:
	2021 Target AIP Award
NEO	% of Salary	$ Value
Michael J. Renna	100%	$815,000
Steven R. Cocchi	75%	$296,250
David Robbins Jr.	75%	$331,125
Melissa J. Orsen	75%	$288,750
Kathleen D. Larkin(1)	60%	$194,700
Eric Stein	50%	$157,500
(1)	Upon her departure from the Company effective August 9, 2021, Ms. Larkin received a cash payment equal to 60.6% of her target annual cash bonus based upon her employment period in calendar year 2021.
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Proposal 4 Annual Advisory Compensation Proposal
2021 Annual Incentive Plan Design: The AIP is a formulaic program that considers quantitative goals set at the beginning of the year, along with individual performance, to determine the final payout. The design works as follows:

•	Awards for all NEOs are based on the achievement of financial and strategic metrics outlined in a pre-determined Corporate Scorecard with no variations in weightings among the NEOs.
•
The Committee has the discretion to modify award payouts downward or upward to differentiate and reward NEOs, based on the accomplishment of specific individual performance goals that are directly linked to SJI’s business strategy and reinforces SJI’s commitment to sustainability.

•
Payouts are capped at 100% if SJI’s one-year relative TSR does not achieve threshold performance (25th percentile) vs. peers, even if SJI outperforms financial, strategic and individual performance targets. For 2021, SJI’s one-year relative TSR was ranked at the 75th percentile of its peers, well above the 25th percentile threshold performance level.

•	Actual individual AIP payouts can range between 0% and 150% of target.
2021 Corporate Scorecard: The AIP is structured to reflect specific and measurable Company goals, approved by the Compensation Committee at the beginning of the year, including key objectives in financial, customer, safety and strategy. We believe that the performance metrics included in the AIP drive annual performance and aligns with the Company’s focus on continued long-term value creation. We place important emphasis on ESG and align progress on our ESG initiatives to pay decisions through the AIP. Our Corporate Scorecard includes quantitative and qualitative ESG metrics by which the Board can track progress on specific environmental, safety, customer satisfaction, diversity and inclusion and employee engagement objectives. For 2021, 21.66% of the overall weighting of the Corporate Scorecard is on the achievement of ESG-related metrics. The Compensation Committee uses the same Corporate Scorecard for all NEOs to promote an enterprise-wide focus and simplify our program. The Corporate Scorecard is based on the following metrics:
Primary Measure	Primary Weighting	Key Metrics
Financial*	70%	Economic Earnings (60%)
		ROIC (10%)
Strategic	30%	Customer (10%)
		Safety (10%)
		Strategy (10%)
*	The economic earnings and ROIC goals and payout scales are set at the beginning of the fiscal year, based on expected levels of performance for that coming year.
Why Economic Earnings?
✔	It is tracked and well understood by investors, rating agencies and equity analysts in their valuations of our business
✔	It reinforces our objectives for sustained long-term performance and shareholder value creation
✔	It provides our management team with clear line of sight to long-term financial results and allows us to effectively manage our business
Why ROIC?
✔	It gauges how effectively we use shareholder capital in our capital-intensive industry and manage investments to generate an adequate return
✔	It drives long-term shareholder value and is closely correlated with equity valuations
✔	It ensures we generate a return above the cost of the capital and risk-adjusted hurdle rates and prevents over-investment in low-return or high-risk projects
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Proposal 4 Annual Advisory Compensation Proposal
Definition of Economic Earnings: We employ a hedging strategy related to our non-regulated lines of business including gas storage and gas transportation derivative trading. Economic earnings exclude the mark to market valuation of the derivative side of our gas storage and gas transportation hedging activities. Only considering the change in market value of the derivative and not the physical gas can lead to large variations on our actual earnings between periods. Economic earnings also exclude the impact of transactions, contractual arrangements or other events where management believes period to period comparison of SJI’s operations could be difficult or potentially confusing. Examples of amounts excluded are the impact of noncontrolling interest; impairment charges; the impact of pricing disputes with third parties; costs to acquire ETG and ELK; costs incurred and gains recognized on the acquisitions of Annandale (fuel cell projects) and EnerConnex; costs to prepare to exit the transaction service agreement (TSA); costs incurred and gains/losses recognized on sales of solar, MTF/ACB, ELK and SJE's retail gas business; costs incurred to cease operations at three landfill gas-to-energy production facilities; customer credits related to the acquisition of ETG and ELK; ERIP costs; severance and other employee separation costs; and additional tax adjustments including a state deferred valuation allowance and a one-time tax expense resulting from SJG's Stipulation of Settlement with the BPU.
Definition of ROIC: ROIC is a performance ratio that measures the percentage return that the Company earns on invested capital. ROIC= (Economic Earnings + after tax interest expense) / (Equity + Debt)
Non-GAAP Financial Measures: Economic earnings and ROIC are non-GAAP financial measures. Local Distribution with significant wholesale marketing businesses, such as SJI, typically use non-GAAP financial measures because such measures eliminate unrealized gains and losses from our derivative and storage activities, as well as certain transactions that could make period-to-period comparisons confusing. We believe that economic earnings and ROIC provide investors with a clear picture of operating performance and profitability and that such non-GAAP measures are both commonly used and widely accepted by institutional investors, rating agencies and equity analysts. A schedule reconciling economic earnings (from which ROIC is subsequently derived) to GAAP earnings is available in Annex A.
CORPORATE SCORECARD
		Metrics
	Weight	Below Threshold	Threshold	Target	Stretch	Actual Results(1)
Payout as % of Target		0%	50%	100%	150%
Quantitative Goals
FINANCIAL	70%
Economic Earnings (in millions)	60%	<$159.0	$159.0	$171.0	$183.0	$178.0
Return on Invested Capital (ROIC)(2)	10%	<4.0%	4.0%	4.5%	>5.0%	4.8%
STRATEGIC	30%
Customer	10%
Gross Additions (SJG & ETG)		<12,309	12,309	13,485	≥13,760	12,310
Customer Satisfaction: Achieve top tier ranking as measured by JD Power CSI combined average score for SJG & ETG		Average Rank = <6	Average Rank = >6	Average Rank = >3	Average Rank = >2	2
Miles of BS/CI replaced		<180	180	190	≥200	164
Safety	10%
Days Away, Restrictions & Transfers (DART) Injury Rate combined total SJG & ETG		>10	10	7	≤5	4
PMVA's - combined total SJG & ETG		>12	12	10	≤7	10
Leak Response - combined total SJG & ETG		<97%	97%	98%	99%	98.3%
(1) Actual results are determined based on straight line interpolation between threshold and maximum (50% to 150%).

(2)  Return on Invested Capital (ROIC) is economic earnings from continuing operations excluding the after-tax cost of financing, divided by total capitalization including equity, short-term and long-term debt.

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Proposal 4 Annual Advisory Compensation Proposal
CORPORATE SCORECARD CONTINUED
Strategy (see “Strategic Factors” below)	10%

For 2021, the Compensation Committee used a consistent framework of pre-determined qualitative strategic factors linked to specific objectives to measure leadership team performance. None of the objectives are dispositive or individually weighted. Actual results for qualitative goals are determined based on the following rating scale: Partially Meets (50%), Meets (100%), Meets & Exceeds (125%) or Exceeds (150%).

Qualitative Goals
ACTUAL RESULTS
STRATEGIC FACTORS	KEY ACHIEVEMENTS	RATING
Launch Comprehensive Decarbonization Strategy
• Announced industry leading carbon emissions reduction targets (70% by 2030; 100% by 2040; 25% of annual capex)
• Commenced construction for RNG production at 8 SJI owned dairy farms (plus 2 REV farms)
• Announced acquisition of Yates 5MW fuel cell project
• Installed solar at company buildings (Waterford, Millville, Glassboro, Pleasantville, Stewartsville, Flemington)
• Launched solar & green hydrogen project at SJG South Harrison Pump Station
• Acquired 5.6MW combined solar & storage project
		Exceeds
Achieve Key Regulatory Goals
• Filed ETG rate case
• Vineland LNG pipeline improvements approved
• Energy Efficiency Programs approved at SJG ($133M) & ETG ($74M); decoupling instituted at ETG
• IIP progressing, but slower than planned due to change at Rate Counsel and expansion of program to new material types
• COVID regulatory asset extended through end of 2022
		Meets
Promote OneSJI (Culture of Innovation and Operational Excellence)
• Formed D&I Council and hosted listening sessions
• Launched SJI - LEAD Leadership Behaviors Initiative
• Engagement Survey results yielded 76.1% favorable, an increase of 7.4% from 2019
• JD Power Customer Satisfaction: ETG 1st in peer group for 7th consecutive year; SJG #3
• Safety: SJG and ETG OSHA Recordable, DART Rate, Preventable MV Rate and Driver Score all better than target
		Meets & Exceeds
Improve Key Financial Metrics and Liquidity
• Executed on $525M+ equity raise to strengthen balance sheet and credit metrics and fund capex plans
• FFO/Debt above 11% at year end and projected to increase to 12-13% by 2025
• S&P and Moody’s removed negative watch
• Restructured revolving credit facilities into Master Credit Facility, improving liquidity and rating agency view of facilities
		Meets & Exceeds
Corporate Scorecard Achievement (as % of Target)		122.4%
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Proposal 4 Annual Advisory Compensation Proposal
Individual Performance: In addition to being evaluated against the 2021 Corporate Scorecard described above, NEOs may earn a portion of their AIP award based on individual performance. Individual goals are directly linked to our business strategy and reinforce our commitment to sustainability. Each NEO had his or her own individual objectives tied to overall objectives in four key categories: Growth, Operational Excellence, Culture, and Foundation. Under the AIP, the Compensation Committee may, in its own discretion, decide to adjust payouts by +/-25% based on individual performance against the goals in these four categories.

Category	Weight
Growth: Lead a dynamic and market responsive organization committed to unlocking the full potential of innovation and technology to deliver sustained growth	25%
Operational Excellence: Fuel growth through best in class operations. Maintain a relentless focus on efficiency and productivity to minimize the impact on customer bills and our balance sheet from planned utility capital spend	25%
Culture: Unlock our full potential through a “Can Do” culture empowered by agility, engagement and tenacity	25%
Foundation: Deliver on our purpose and core mission; Safety, Reliability, Affordability, Sustainability	25%
Individual objectives for each NEO were developed and approved by the Compensation Committee at or close to the beginning of 2021. Specific objectives were based on their roles, responsibilities and area of operation. The NEOs were evaluated individually and relative to their specific objectives in order to provide specific performance feedback to support ongoing good governance and to align with our performance management process. Below is a summary of each NEO’s, individual performance achievements for 2021, with the individual rating for each NEO disclosed in the table under “Calculation of Payouts.”
NEO		Summary of Key Individual Achievements
Michael J. Renna President and CEO	•
Led organization through major strategic repositioning and challenges presented by the Pandemic; delivered on key strategic goals; maintained exceptional performance across key operating, safety, service and strategic metrics.

	•	Financial - achieved upper end of guidance range and consensus EPS targets.
	•	Safety - achieved top quartile safety performance in both SJG and ETG.
•
Operational - improved utility service levels- achieved Top JD Power Customer Satisfaction rating at ETG for 7th consecutive year with SJG moving into the third place slot; infrastructure modernization efforts continue with SJG replacing all aged bare steel and cast-iron pipe and ETG achieving planned replacement miles.

	•	Regulatory - received approval for expanded Energy Efficiency programs at both SJG and ETG; received approval for improvements and upgrades in advance of major system redundancy investment at SJG.
•
Decarbonization - positioned SJI as a leader in decarbonization, breaking ground on 10 Renewable Natural Gas projects, announcing the development of a second fuel cell investment in New York City; constructing solar across our facilities, at a former Landfill Gas to Electricity site in New Jersey; and a solar and battery storage facility in Massachusetts. Also announced two Green Hydrogen Projects for blending into SJG.

	•	Culture - Through our OneSJI initiative, we aligned our Strategy, Customer Promise, and Leadership Priorities creating a clear and collective ownership of our Values, Purpose and Vision.
Steven R. Cocchi Senior Vice President and CFO	•	Led large equity raise and refinancing’s, resulting in improved credit and balance sheet metrics, removal of negative watch by S&P and providing capital necessary to finance growth plans.
	•	Updated long-term strategic plan and delivered Investor Day announcing 5-8% long term EPS CAGR, $3.5B capital plan, continued dividend growth and decarbonization strategy.
	•	Drove continued emphasis on OneSJI initiative across the finance organization, with focus on engagement, DE&I culture, leadership development, and implementation of technology improvements.
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Proposal 4 Annual Advisory Compensation Proposal
NEO		Summary of Key Individual Achievements
David Robbins Jr. Senior Vice President, SJI	•	Achieved Best in Class Safety performance and JD Power Customer Satisfaction Ratings of 1st at ETG and 3rd at SJG.
	•	Enhanced operational efficiencies with ETG and SJG through process improvements.
	•	Achieved financial goals through strong customer growth, operational excellence and O&M management and positive regulatory outcomes.
	•	Successfully transitioned duties and responsibilities to successor.
Melissa J. Orsen Senior Vice President and President SJI Utilities	•	Achieved Best in Class Safety performance and JD Power Customer Satisfaction Ratings of 1st at ETG and 3rd at SJG.
	•	Enhanced operational efficiencies with ETG and SJG through process improvements.
	•	Achieved financial goals through strong customer growth, operational excellence and O&M management and positive regulatory outcomes.
Eric Stein Senior Vice President and General Counsel	•
Oversaw the legal department that successfully resolved multiple disputes, recovered $11 million of pre-paid taxes that were in dispute, and lead the legal review and negotiation of various M&A transactions in the renewable energy markets.

	•	Implemented an improved corporate compliance department that oversees policy administration and general corporate compliance across SJI.
	•	Championed the OneSJI initiative by chairing the Diversity Council and oversaw the development of our ESG strategy and the efforts to enhance our ESG disclosures and achieve our sustainability goals.
Relative TSR Modifier to 2021 Corporate Scorecard: For 2021, SJI’s one-year relative TSR came in at the 75th percentile.
Calculation of Payouts: The following table summarizes the actual AIP earned by each NEO for the 2021 performance year based on the achievement of goals detailed above.
	Performance Achievement and Award Outcomes
NEO	Target AIP Award	X	Corporate Scorecard	X	Individual Modifier (+/-25% of Target)	=	Award Payout (as % of Target)(2)	Award Payout ($)(3)
Michael J. Renna	$815,000		122.4%		120.0%		146.9%	1,197,072
Steven R. Cocchi	$296,250		122.4%		118.75%		145.4%	430,599
David Robbins Jr.	$331,125		122.4%		115.0%		140.8%	466,092
Melissa J. Orsen	$288,750		122.4%		115.0%		140.8%	406,445
Kathleen D. Larkin(1)	$194,700							117,887
Eric Stein	$157,500		122.4%		112.5%		137.7%	216,878
(1)	Upon her departure from the Company effective August 9, 2021, Ms. Larkin received a cash payment equal to approximately 60.6% of her target annual cash bonus.
(2)	Actual individual AIP payouts cannot exceed 150% of target.
(3)	Amounts may not add due to rounding.
Long-Term Incentive (“LTI”) Opportunities
Awards Granted in 2021: Equity compensation directly aligns the interests of the NEOs with those of our shareholders. In 2021, the Company granted long-term equity incentives as follows:
Type of Equity Award	Weight	Description
PRSUs	70%	50% vest based on three-year relative TSR (vs. peers); 50% vest based on three-year Cumulative Economic Earnings Per Share (“EPS”) Promotes continued focus on both short- and long-term performance
TRSUs	30%	Vest ratably (1/3rd) over three years; TRSUs support the Company’s leadership retention objectives and foster a culture of ownership
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Proposal 4 Annual Advisory Compensation Proposal
Fiscal 2021 LTI Target Award Opportunities: Target long-term equity incentive awards are expressed as a total dollar value based on a percentage of the NEO’s base salary on the date of the grant and are established based on the NEO’s level of responsibility and ability to impact the Company’s overall results. The Compensation Committee also considers market data in setting target award. For awards granted on May 4, 2021, the specified percentage of each NEO’s base salary used for purposes of determining the amount of long-term equity incentive awards granted and the corresponding dollar values are shown in the table below. Details with respect to the number of shares, stock prices on the date of grant and grant date values for the NEOs’ 2021 LTI grants are provided in the “Grants of Plan-Based Awards and Outstanding Equity Awards” tables.
	2021 Target LTI Awards ($ Value)
NEO	% of Salary	PRSUs	TRSUs	Total
Michael J. Renna	225%	$1,283,625	$550,125	$1,833,750
Steven R. Cocchi	100%	$276,500	$118,500	$395,000
David Robbins Jr.	125%	$386,313	$165,563	$551,876
Melissa J. Orsen	85%	$217,592	$93,254	$310,846
Kathleen D. Larkin(1)	85%	$193,078	$82,748	$275,826
Eric Stein	70%	$103,250	$103,250	$206,500
(1)
In connection with her departure on August 9, 2021, Ms. Larkin forfeited all PRSUs under the 2021 LTI equity grant. She received prorated shares of TRSUs in the amount of 60.6% of the 1st tranche based on termination date of August 9, 2021 and forfeited the 2nd and 3rd tranches of the TRSU equity grant.

A Closer Look at 2021 PRSUs: PRSU awards are earned based on the achievement of certain financial performance measures earned upon the completion of a three-year performance period, with vesting occurring once at the end of the three-year period. These measures are determined at the beginning of the three-year period and are as follows:
•	50% based on the Company’s three-year relative TSR (vs. peer group performance)
•	50% based on three-year Cumulative Economic EPS
Relative TSR directly ties to shareholder return, and Cumulative Economic EPS is a financial measure that links awards to longer-term operating performance and financial goals. The relative TSR goals are set at levels consistent with market practice for similar relative TSR based long-term performance awards and reflect rigorous performance hurdles. The Cumulative Economic EPS goals are set at levels consistent with our long-term financial plan and guidance. For the 2021 awards, Cumulative Economic EPS is measured based on SJI’s economic earnings per average diluted shares outstanding. For a discussion of economic earnings, see “2021 Executive Compensation Program Elements—Annual Incentives— 2021 Corporate Scorecard.”
The PRSU goals and payout scales are set at the beginning of the three-year performance period. The Compensation Committee has developed a schedule to determine the actual amount of the LTI awards earned, evaluated for each measure separately, as shown below. Specific performance and the resulting payout are interpolated on a straight-line basis between the levels indicated below. If maximum performance is met, PRSUs are capped at 200% of target. If the Company does not achieve the threshold for three-year relative TSR, there will be no payout on the relative TSR portion of the award, and the payout (as a percentage of target) will be based on EPS performance results and capped at 50% of target, even if EPS performance is in excess of a 50% payout under the EPS performance metric. Provided below are the pay-and-performance scales for the 2021 PRSU awards:
Performance Measure	<Threshold	Threshold	Target	Stretch	Maximum
Three-Year TSR Ranking v. Peers	<25th percentile	25th percentile	50th percentile	80th percentile	99th percentile
TSR Metric – Payout as a % of Target	0%	40%	100%	150%	200%
Three-Year Cumulative Economic EPS	<$4.75	$4.75	$5.00	$5.20	$5.40
EPS Metric Payout as a % of Target	0%	50%	100%	150%	200%
South Jersey Industries, Inc. | 2022 Proxy Statement |	106

Proposal 4 Annual Advisory Compensation Proposal
Payouts on 2019 PRSU Awards: The LTI goals and payout scales are set prior to the applicable three-year performance cycle. For the LTI performance cycle ended in fiscal 2021, goals were set prior to the beginning of fiscal 2019 and were based 50% on three-year TSR vs. the peer group and 50% on three-year EPS growth. The goals, payout scales and actual results for the 2019-2021 PRSU awards were as follows:
Performance Measure	<Threshold	Threshold	Target	Stretch	Maximum
Three-Year TSR Ranking v. Peers	<35th percentile	35th percentile	50th percentile	80th percentile	99th percentile
Three-Year EPS Growth	<5.5%	5.5%	8%	9%	10%
Payout as a % of Target	0%	50%	100%	150%	200%
For the 2019-2021 performance period, the Company achieved between threshold and target (41.6 percentile) with respect to three-year relative TSR, resulting in a 72% payout. Results for three-year EPS growth were 5.5% resulting in a threshold payout of 50%. The total weighted PRSU payout was 61% of target for all NEOs.
The NEOs who were granted PRSUs in 2019 received actual vested shares as outlined below. We believe that these payouts reflect our disciplined approach to executive compensation and balanced pay-for-performance philosophy and the demanding nature of the performance metrics thoughtfully set by our Committee.
NEO	Shares Granted at Target (#)	Actual Shares Vested (#)(1)
Michael J. Renna	38,396	26,667
Steven R. Cocchi	5,915	4,108
David Robbins Jr.	10,950	7,605
Melissa Orsen	6,731	4,675
(1)	Amount includes accumulated dividend equivalent shares.
107	| South Jersey Industries, Inc. | 2022 Proxy Statement

Proposal 4 Annual Advisory Compensation Proposal
Other Executive Compensation Practices and Policies
Stock Ownership Guidelines
The Company has stock ownership guidelines in place for NEOs to reinforce alignment with shareholders. CEO stock ownership guideline is five (5) times the CEO’s annual base salary. All other NEOs are required to own shares of Company common stock with a market value equal to a minimum of two (2) times their annual base salary. All the NEOs are required to retain at least 50 percent of vested and/or earned shares, net of taxes, until their stock ownership guideline has been met. As of December 31, 2021, Mr. Renna and Mr. Robbins have met their ownership guidelines. Mr. Cocchi and Ms. Orsen continue to accumulate shares and are on track to meet their guidelines in 2024. Mr. Stein was recently promoted and continues to accumulate shares to meet his guidelines.
Claw-back Policy
The Company has a claw-back policy that applies to all annual incentive awards and long-term equity awards held by officers including our NEOs. The policy allows for the recoupment of incentive compensation in the event of a material negative financial restatement due to fraud, negligence, or intentional misconduct. The policy also allows for recoupment of incentives in the event of a material violation of the Company’s Code of Ethics or any other material Company policy.
Anti-Hedging, and Anti-Pledging Policy
The Company has anti-hedging and anti-pledging policies that prohibit all employees and directors from engaging without exception in any hedging, pledging or other monetization transactions with respect to the Company’s securities.
Risk Assessment
The Compensation Committee reviews its compensation programs in order to help mitigate the effects of excessive risk-taking. Through a combination of incentive compensation that has a short and long-term focus, the Company tries to establish an appropriate balance between achieving short-term and long-term goals. In addition, the Compensation Committee utilizes multiple metrics to help ensure that there is not undue focus on any particular financial result to the detriment of other aspects of the business. Payout schedules related to the metrics are measured after the completion of the appropriate time horizon to help ensure a full assessment of the metric. Finally, in formulating and reviewing the executive compensation policies, the Compensation Committee considers whether the policy’s design encourages excessive risk-taking and attaches specific measurable objectives to the extent possible. During 2021, the Company, consisting of a team from the Human Resources and Risk Management departments, conducted a comprehensive assessment of the compensation programs administered by the Company and each of its subsidiaries. These evaluations focused on potential risks inherent in the compensation programs. Having reviewed the extensive risk assessment conducted by the Company, the Compensation Committee determined that the compensation programs are not reasonably likely to have a material adverse effect upon the Company and do not encourage unnecessary or excessive risk.
Retirement, Health and Welfare, and Other Benefits
Each of the NEOs is eligible for other employee benefit plans generally available to all employees (e.g., qualified pension plan, deferred compensation plan, major medical and health insurance, disability insurance, 401(k) Plan) on the same terms as all other employees. NEOs and certain other employees may also be eligible for the following:
Non-Qualified Supplemental Retirement Plan, or SERP: Employees who became officers prior to April 30, 2016 are covered by the SERP upon attaining age 50. Compensation under the SERP is considered as base salary plus annual incentives. See Executive Compensation Tables-Pension Benefits Table for further detail. In 2016, the SERP was closed to new participants, and beginning in 2020, no NEO may receive additional credits under the SERP.
Non-Qualified Defined Contribution Retirement Plan (the “DCRP”): Beginning May 1, 2016, newly appointed Officers may participate in the DCRP. Each year, officers in the DCRP may receive an “Employer Credit” which is a company contribution that is a percentage of annual cash compensation ranging from 8%-12% of annual cash compensation (base salary and AIP payout) based on the individual’s age. DCRP account balances are not vested until age 50. Plan participants that terminate (voluntarily or involuntarily) prior to age 50 forfeit their entire account balance.
Supplemental Saving Plan Contributions: The Code limits the contributions that may be made by, or on behalf of, an individual under defined contribution plans such as the Company’s 401(k) Plan. Eligible employees are paid the amount of Company contributions that may not be made because of this limitation. Amounts paid pursuant to this policy are included in the All Other Compensation Table that serves as a supplement to the 2021 Summary Compensation Table.
Disability Insurance: All employees, including the NEOs, are eligible for short-term disability benefits equal to 60% of base salary. Long-term disability (LTD) begins upon the expiration of temporary disability benefits and is generally paid at a rate of 60% of the NEO’s base salary up to a monthly maximum benefit of $10,000. Due to limitations in the group LTD benefits, in 2017, a supplemental LTD plan was implemented to cover up to 60% of salary and cash bonus up to a monthly maximum benefit of $25,000.
Life Insurance: Officers, including the NEOs, are provided with both life insurance and 24-Hour Accident Protection coverage. The insurance premiums for these benefits are paid by the Company and the NEO is responsible for resultant
South Jersey Industries, Inc. | 2022 Proxy Statement |	108

Proposal 4 Annual Advisory Compensation Proposal
federal, state or local income taxes. Amounts paid pursuant to this policy are included in the All Other Compensation Table that serves as a supplement to the 2021 Summary Compensation Table.
Other Benefits and Perquisites: We offer limited perquisites and other personal benefits to our NEOs at competitive levels with those provided by our Peer Group companies, as well as the larger group of companies within the general industry that are similar in overall size and relative performance. We believe the other benefits we provided to our NEOs were necessary to help us attract and retain our senior executive team and the values of these benefits were reasonable, competitive, and consistent with the overall executive compensation program. For more information on the perquisites and certain other benefits provided to the NEOs in 2021, see the All Other Compensation Table that serves as a supplement to the 2021 Summary Compensation Table.
Severance/Change in Control Agreements
SJI has not entered into separate employment agreements with any employee, including any of the NEOs. Instead, the Company has an Officer Severance Plan to provide certain benefits to Company Officers, including the NEOs, upon an involuntary termination without cause by the Company or resignation for good reason by the NEO, absent a change in control. The Company has also adopted separate Change in Control (“CIC”) agreements which provide the Company’s executive officers, including the NEOs, with certain severance benefits upon a qualifying termination following a change in control. Effective January 1, 2019, CIC agreements are in effect for three years with successive one-year extensions until the Board affirmatively decides not to renew the agreement. Further details regarding the severance and change in control benefits are provided under the “Executive Compensation Tables-Change in Control Agreements and Other Potential Post-Employment Payments” section.
Equity award agreements provide for “double trigger” vesting upon a change in control. For termination upon a change in control, TRSUs vest in full and PRSUs will be prorated and paid out based on target. In the absence of a change in control, pursuant to the 2015 Omnibus Equity Compensation Plan, in the event of a termination by the Company without Cause, or if the employee terminates employment for Good Reason, unvested TRSUs vest on a prorated basis and unvested PRSUs are forfeited. See the “Executive Compensation Tables- Change in Control Agreements and Other Potential Post-Employment Payments” for further details.
Compensation Committee Report
We have reviewed the Compensation Discussion and Analysis with management. Based on our review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and Form 10-K for the year ended December 31, 2021.
COMPENSATION COMMITTEE
Frank Sims, Chair
G. Edison Holland
Sunita Holzer
Joseph M. Rigby
109	| South Jersey Industries, Inc. | 2022 Proxy Statement

Executive Compensation Tables
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Compensation Earnings ($) (3)	All Other Compensation (4)	Totals ($)	Totals Without Change in Pension Value and Nonqualified Compensation Earnings ($) (5)
Michael J. Renna President and Chief Executive Officer	2021	814,230	—	1,904,180	1,197,072	1,397,000	47,041	5,359,523	3,962,523
	2020	794,423	—	1,737,843	765,000	2,880,000	51,754	6,229,020	3,349,020
	2019	764,365	—	1,745,743	817,594	2,966,000	53,261	6,346,963	3,380,963
Steven R. Cocchi Senior Vice President and Chief Financial Officer	2021	394,692	—	410,142	430,599	—	21,628	1,257,061	1,257,061
	2020	344,354	—	267,720	262,500	—	22,693	897,267	897,267
David Robbins, Jr. Senior Vice President, SJI	2021	441,230	—	573,063	466,092	886,000	40,240	2,406,625	1,520,625
	2020	413,462	—	495,590	296,800	1,278,000	38,022	2,521,874	1,243,874
	2019	392,374	—	497,839	334,679	1,722,000	26,824	2,973,716	1,251,716
Melissa J. Orsen Senior Vice President and President SJI Utilities, Inc.	2021	373,494	—	322,765	406,445	—	103,212	1,205,916	1,205,916
	2020	368,654	—	304,636	213,000	—	87,838	974,128	974,128
	2019	352,250	—	306,001	237,495	—	76,958	972,704	972,704
Kathleen D. Larkin Former Senior Vice President and Chief Human Resources Officer	2021(6)	200,794	—	286,387	—	—	547,026	1,034,207	1,034,207
	2020(7)	199,904	—	412,961	121,357	—	43,456	777,678	777,678
Eric Stein Senior Vice President and Chief General Counsel	2021	302,800	—	206,490	216,878	—	65,301	791,469	791,469
(1)
Represents the full grant date fair value of awards in connection with the grants of performance-vested restricted stock units (PRSUs) and time-vested restricted stock units (TRSUs), calculated in accordance with FASB ASC Topic 718. See footnote 2 of the financial statements in Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021 for additional information, including valuation assumptions used in calculating the fair value of the award. In accordance with SEC rules, the value of the 2021 PRSU awards on the grant date at the maximum performance payout level, calculated by multiplying the maximum number of shares by the closing stock price of the Company’s common stock on the grant date are as follows: Mr. Renna $2,567,246; Mr. Cocchi $552,954; Mr. Robbins $772,616; Ms. Orsen $435,169, Ms. Larkin $386,131, Mr. Stein $206,490. For further information concerning the grant of awards made to the Named Executive Officers during the year ended December 31, 2021 please see the “2021 Grant of Plan Based Awards” table below.

(2)	This amount represents the aggregate annual incentive awards paid out to each Named Executive with respect to 2019, 2020 and 2021 performance under the Company’s Annual Incentive Plan.
(3)
Amounts in this column represent the aggregate change in the actuarial present value of each NEO’s accumulated benefit in the SERP and Retirement Plan for Employees of South Jersey Industries, Inc. The SERP covers officers of South Jersey Industries who became officers prior to April 30, 2016 and are eligible to participate once they have attained age 50. Only Mr. Renna and Mr. Robbins are currently eligible to participate in the SERP since they joined the Company prior to April 30, 2016 and have attained age 50.

(4)
Includes employer contributions to the Company’s 401(k) Plan, payment for 401(k) contributions not permitted under the Code, the value of life insurance and other perquisites. The 2021 values for these items are listed in the “All Other Compensation Table” on page 111.

(5)
This column reflects the amount reported in the Totals column (required by the SEC) minus the value reported in the Change in Pension Value and Nonqualified Compensation Earnings column. We include this supplemental column because the value reported in the Change in Pension Value and Nonqualified Compensation Earnings column is dependent on a number of external variables, such as assumptions on life expectancy and interest rates, which are not reflective of Company performance and are outside of the Compensation Committee’s control. We believe that inclusion of these nuanced year-over-year changes in pension value is not representative of NEO pay over time, and a better representation of our ongoing compensation program is reflected in understanding total compensation without the impact of actuarial changes in pension values. This column is intended to supplement, and not be a substitute for, the amounts reported in the Totals column pursuant to SEC regulations.

(6)
In connection with her departure on August 9, 2021, Ms. Larkin forfeited all PRSUs under the 2021 LTI equity grant. She received prorated shares of TRSUs in the amount of 60.6% of the 1st tranche and forfeited the 2nd and 3rd tranches of the TRSU equity grant. Thus, this column does not represent the equity value actually received by Ms. Larkin. For the value of the prorated shares Ms. Larkin received upon her departure, see the table under “Change in Control Agreements and Other Potential Post-Employment Payments.”

(7)
In connection with her departure on August 9, 2021, Ms. Larkin forfeited all PRSUs under the 2020 LTI equity and inducement grant. Ms. Larkin received prorated shares of the TRSU under the LTI equity and inducement grant in the amount of 60.6% of the 2nd tranche and forfeited the 3rd tranches of both TRSU equity grants. Thus, this column does not represent the equity value actually received by Ms. Larkin. For the value of the prorated shares Ms. Larkin received upon her departure, see the table under “Change in Control Agreements and Other Potential Post-Employment Payments.”

South Jersey Industries, Inc. | 2022 Proxy Statement |	110

Executive Compensation Tables
All Other Compensation
As of Fiscal Year End 2021
	Michael J. Renna	Steven R. Cocchi	David Robbins, Jr.	Melissa J. Orsen	Kathleen D. Larkin	Eric Stein
401(k) Plan	$ 12,499	$8,340	$12,722	$10,900	$2,496	$13,322
Supplemental Savings Plan Contributions	$26,211	$4,475	$7,561	$4,174	—	$640
Defined Contribution Retirement Plan	—	—	—	$77,993	$38,241	$41,574
Life Insurance	$4,360	$887	$4,308	$1,306	$1,905	$668
Severance(a)	—	—	—	—	$454,387	—
Perquisites(b)	$1,471	$7,926	$13,149	$6,839	$49,997	$9,097
Perquisites(c)	—	—	—	$2,000	—	—
Perquisites(d)	$2,500	—	$2,500		—	—
Total Value	$47,041	$21,628	$40,240	$103,212	$547,026	$65,301
(a)
Ms. Larkin’s Severance includes the amounts payable to her pursuant to the terms of the Officer Severance Plan, as well as a cash payment of $117,887 equal to 60.6% of her target annual cash bonus. Ms. Larkin left the Company on August 9, 2021. For more information, see “Change in Control Agreements and Other Potential Post-Employment Payments.”

(b)
The amounts of the perquisites reflect the value of the Company-provided automobile for each NEO. Ms. Larkin’s amount includes the value of her company car at time of termination, in recognition of her contributions and efforts transitioning her responsibilities to her successor.

(c)	The amounts of the perquisites reflect the value of SJI Medical Waiver.
(d)	The amounts of the perquisites reflect the Financial Planning/Tax Preparation Reimbursement.
111	| South Jersey Industries, Inc. | 2022 Proxy Statement

Executive Compensation Tables
Grants of Plan-Based Awards
The following table sets forth certain information concerning the grant of awards made to the Named Executive Officers during the year ended December 31, 2021.
Grants of Plan-Based Awards - 2021
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts of Shares Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael J. Renna	1/1/2021(5)	407,500	815,000	1,222,500	—	—	—	—	—
	5/4/2021(6)	—	—	—	25,338	50,676	101,352	—	1,354,063
	5/4/2021(7)	—	—	—	—	—	—	21,718	550,117
Steven R. Cocchi	1/1/2021(5)	148,125	296,250	444,375	—	—	—	—	—
	5/4/2021(6)	—	—	—	5,458	10,915	21,830	—	291,649
	5/4/2021(7)	—	—	—	—	—	—	4,678	118,494
David Robbins, Jr.	1/1/2021(5)	165,563	331,125	496,688	—	—	—	—	—
	5/4/2021(6)	—	—	—	7,626	15,251	30,502	—	407,507
	5/4/2021(7)	—	—	—	—	—	—	6,536	165,557
Melissa J. Orsen	1/1/2021(5)	144,375	288,750	433,125	—	—	—	—	—
	5/4/2021(6)	—	—	—	4,295	8,590	17,180	—	229,525
	5/4/2021(7)	—	—	—	—	—	—	3,681	93,240
Kathleen D. Larkin	1/1/2021(5)(8)	97,350	194,700	292,050	—	—	—	—	—
	5/4/2021(6)(9)	—	—	—	3,811	7,622	15,244	—	203,660
	5/4/2021(7)(9)	—	—	—	—	—	—	3,266	82,728
Eric Stein	1/1/2021(5)	78,750	157,500	236,250	—	—	—	—
	5/4/2021(6)	—	—	—	2,038	4,076	8,152	—	103,245
	5/4/2021(7)	—	—	—	—	—	—	4,076	103,245
(1)
Amounts represent potential cash awards payable to our NEOs determined by the level of performance achieved against the 2021 goals. Actual cash awards paid to our NEOs for 2021 performance are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Represents the possible payout of shares of the performance-vested restricted stock unit grants to each NEO.
(3)	Represents the time-vested restricted stock unit grants to each NEO.
(4)
Represents the full grant date fair value of the grants of restricted stock units calculated in accordance with FASB ASC Topic 718. See Footnote 2 of the financial statements in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021 for additional information, including valuation assumptions used in calculating the fair value of the awards.

(5)	Represents potential payouts under the 2021 Annual Incentive Plan.
(6)	Represents performance-vested restricted stock unit grants with a performance period from 2021-2023. The Compensation Committee approved the compensation and equity program on May 4, 2021.
(7)	Represents standard time-vested restricted stock unit grants subject to the participant remaining employed. The Compensation Committee approved the compensation and equity program on May 4, 2021.
(8)	Upon her departure from the Company effective August 9, 2021, Ms. Larkin received a cash payment equal to approximately 60.6% of her target annual cash bonus.
(9)
In connection with her departure from the Company, Ms. Larkin forfeited all $203,660 of performance-vested stock. Ms. Larkin forfeited $66,026 of time-vested stock, with the difference being prorated 60.6% in 2021 and distributed upon separation.

South Jersey Industries, Inc. | 2022 Proxy Statement |	112

Executive Compensation Tables
Equity Awards
The following table sets forth certain information concerning outstanding restricted stock unit awards for the Named Executive Officers as of December 31, 2021.
Outstanding Equity Awards at Fiscal Year-End - 2021
Stock Awards
Name	Year of Grant	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Michael J. Renna	2021(4)	—	—	52,579	1,373,366
	2021(5)	22,534	588,578	—	—
	2020(6)	—	—	52,016	1,358,656
	2020(7)	14,862	388,191	—	—
	2019(8)	—	—	43,716	1,141,871
	2019(9)	6,245	163,120	—	—
Steven R. Cocchi	2021(4)	—	—	11,325	295,807
	2021(5)	4,854	126,778	—	—
	2020(6)	—	—	8,014	209,313
	2020(7)	2,289	59,796	—	—
	2019(8)	—	—	6,735	175,908
	2019(9)	962	25,130	—	—
David Robbins, Jr.	2021(4)	—	—	15,824	413,316
	2021(5)	6,781	177,132	—	—
	2020(6)	—	—	14,834	387,457
	2020(7)	4,238	110,690	—	—
	2019(8)	—	—	12,467	325,646
	2019(9)	1,781	46,512	—	—
Melissa J. Orsen	2021(4)	—	—	8,913	232,797
	2021(5)	3,819	99,758	—	—
	2020(6)	—	—	9,118	238,165
	2020(7)	2,605	68,047	—	—
	2019(8)	—	—	7,664	200,175
	2019(9)	1,095	28,609	—	—
113	| South Jersey Industries, Inc. | 2022 Proxy Statement

Executive Compensation Tables
Name	Year of Grant	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Kathleen D. Larkin	2021(4)(12)	—	—	—	—
	2021(5)(12)	—	—	—	—
	2020(6)(12)	—	—	—	—
	2020(7)(12)	—	—	—	—
	2020(10)(12)	—	—	—	—
	2020(11)(12)	—	—	—	—
Eric Stein	2021(4)	—	—	4,229	110,463
	2021(5)	4,229	110,463	—	—
	2020(6)	—	—	1,560	40,749
	2020(7)	1,040	27,157	—	—
	2019(8)	—	—	—	—
	2019(9)	833	21,769	—	—
	2019(13)	1,854	48,420	—	—
(1)	Represents grants of time-vested restricted stock units and accumulated dividend equivalent shares earned through December 31, 2021.
(2)	Market value of Company common stock at December 31, 2021 was $26.12.
(3)
Represents grants of performance-vested restricted stock units at target performance and accumulated dividend equivalent shares earned through December 31, 2021. Actual awards could range from 50 percent to 200 percent of target performance, with 0 percent payout for below threshold performance.

(4)
These awards consist of performance-vested restricted stock units that would vest in March 2024 if the performance criteria are satisfied. The number of shares is shown at target assuming the performance criteria are satisfied.

(5)	These awards consist of time-vested restricted stock units. The awards will vest in three equal installments in May 4, 2022, January 3, 2023 and January 2, 2024 subject to continued service.
(6)
These awards consist of performance-vested restricted stock units that would vest in March 2023 if the performance criteria are satisfied. The number of shares is shown at target assuming the performance criteria are satisfied.

(7)
These awards consist of time-vested restricted stock units. The first two portions vested on June 15, 2021 and January 3, 2022 and the remaining portion will vest on January 3, 2023 subject to continued service.

(8)
These awards consist of performance-vested restricted stock units that would vest in March 2022 if the performance criteria are satisfied. The number of shares is shown at target assuming the performance criteria are satisfied. For more information on actual payouts, see “Compensation Discussion and Analysis—2021 Executive Compensation Elements—Long-Term Incentive (‘LTI’) Opportunities.”

(9)	These awards consist of time-vested restricted stock units. These shares vested in three portions on April 22,2020, January 1, 2021 and January 1, 2022.
(10)	This award consists of the inducement grant of PRSUs associated with Ms. Larkin’s new hire arrangement on May 11, 2020.
(11)	This award consists of the inducement grant of TRSUs associated with Ms. Larkin’s new hire arrangement on May 11, 2020.
(12)	In connection with her departure on August 9, 2021, Ms. Larkin forfeited all PRSUs. She received prorated shares of TRSUs. Please see “Stock Vested—2021 Stock Awards” below for further explanation.
(13)	This award is time-vested restricted stock units. The shares will vest on November 21, 2022.
South Jersey Industries, Inc. | 2022 Proxy Statement |	114

Executive Compensation Tables
Stock Vesting – 2021
The following table sets forth certain information concerning the vesting of restricted stock for the Company’s Named Executive Officers during the year ended December 31, 2021. No options are outstanding, and none were exercised by the NEOs during the year ended December 31, 2021. The number of shares acquired on vesting shown below includes accrued dividends on vested shares.
Stock Vested – 2021 Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Michael J. Renna	40,668	1,004,261
Steven R. Cocchi	8,807	220,184
David Robbins, Jr.	14,917	372,816
Melissa J. Orsen	9,455	236,345
Kathleen D. Larkin	5,394	138,691
Eric Stein	1,824	44,047
(1)
This column represents the portion of the time-vested restricted stock unit awards granted in 2018 that vested January 1, 2021, the portion of the time-vested restricted stock unit awards granted in 2019 that vested January 1, 2021, and the portion of the time-vested restricted stock units granted in 2020 that vested June 15, 2021. This column also includes the portion of the 2020 inducement award granted to Ms. Larkin on May 11, 2020 and a pro-rated portion of the time vested restricted stock unit awards granted in 2020 and 2021 that vested upon separation on August 9, 2021 for Ms. Larkin.

(2)
The dollar value is calculated by multiplying the number of shares that vested by the market value of the Company’s common stock on the respective vesting date. The closing prices on the vesting dates of January 1, 2021, March 1, 2021, May 11, 2021, June 15, 2021, and August 9, 2021 were $21.55, $25.61, $25.85, $27.25 and $24.98 respectively.

115	| South Jersey Industries, Inc. | 2022 Proxy Statement

Executive Compensation Tables
Pension Benefits Table
Name	Plan Name(1) (2)(3)	Number of Years Credited Service Under Plan at FAS Measurement Date	Present Value of Accumulated Benefit (4)	Payments During Last Fiscal Year
Michael J. Renna	Retirement Plan for Employees of SJI	23	$1,130,000	$0
	SJI Supplemental Executive Retirement Plan	24	$13,393,000	$0
Steven R. Cocchi	Retirement Plan for Employees of SJI	N/A	N/A	N/A
	SJI Supplemental Executive Retirement Plan	—	—	—
David Robbins, Jr.	Retirement Plan for Employees of SJI	25	$1,464,000	$0
	SJI Supplemental Executive Retirement Plan	26	$6,743,000	$0
Melissa J. Orsen	Retirement Plan for Employees of SJI	N/A	N/A	N/A
	SJI Supplemental Executive Retirement Plan	N/A	N/A	N/A
Kathleen D. Larkin	Retirement Plan for Employees of SJI	N/A	N/A	N/A
	SJI Supplemental Executive Retirement Plan	N/A	N/A	N/A
Eric Stein	Retirement Plan for Employees of SJI	N/A	N/A	N/A
	SJI Supplemental Executive Retirement Plan	N/A	N/A	N/A
(1)
Employees who became an officer prior to April 30, 2016 will be eligible for the South Jersey Industries, Inc. Supplemental Executive Retirement Plan (the “SERP”) once they have attained age 50. A participant is eligible for a normal retirement benefit under the SERP after having attained age 60. We base the normal retirement benefit on 2 percent of the participant’s “final average compensation” multiplied by years of credited service (up to 30 years), plus an additional 5 percent of final average compensation. “Final average compensation” is the average of the participant’s base pay plus annual incentive award for the highest three years in the final six years of employment. A participant is eligible for an early retirement benefit under the SERP after having attained age 55. A participant’s early retirement benefit equals his or her normal retirement benefit reduced by 2 percent per year. The SERP benefit for officers hired on or after July 1, 2003 reflects a reduction for the annuity equivalent of the employer provided benefit under the Company’s 401(k) Plan. The SERP’s normal form of payment is a life annuity with six years guaranteed.

(2)
The Retirement Plan for Employees of South Jersey Industries, Inc. (the “Retirement Plan”) provides benefits to non-bargaining employees who were hired before July 1, 2003. Eligibility for the Retirement Plan for Employees of SJI began after one year of service. The plan defines Normal Retirement Age as age 65. A Participant is eligible for a non-reduced benefit under the Retirement Plan after having attained age 60 with 5 years of service. We base the normal retirement benefit on the sum of (a) the participant’s accrued benefit as of September 30, 1989 increased 5 percent per year thereafter, and (b) 1.00 percent of the participant’s “final average compensation” plus 0.35 percent of the participant’s final average compensation in excess of covered compensation, multiplied by years of credited service after September 30, 1989 (up to 35 years less credited service as of September 30, 1989). “Final average compensation” is the average of the participant’s base pay plus commissions for the highest three years of the final six years of employment immediately preceding retirement, as defined by the plan. A participant is eligible for an early retirement benefit under the Retirement Plan after having attained age 55 and completed five years of service. A participant’s early retirement benefit equals his or her normal retirement benefit reduced by 2 percent per year prior to age 60. The Retirement Plan’s normal form of payment is a life annuity with six years guaranteed.

(3)	Mr. Robbins is currently eligible for reduced early retirement and Mr. Renna is not yet eligible for retirement.
(4)	We base present values for participants on a 3.02 percent discount rate and PRI-2012 base tables with MP-2020 generational projection scale (postretirement only), and no preretirement decrements.
South Jersey Industries, Inc. | 2022 Proxy Statement |	116

Executive Compensation Tables
Nonqualified Deferred Compensation Table
The following table sets forth certain information regarding the Company’s Restricted Stock Deferral Plan and Non-Qualified Deferred Compensation Plan. The Restricted Stock Deferral Plan permits the deferral of fully vested restricted stock units earned by the Company’s NEOs pursuant to previously issued performance-vested, restricted stock unit grants. The Company does not make contributions to the plan, and all earnings referenced in the table represent dividends paid on outstanding shares of common stock.
Beginning July 2017, the company implemented a Non-Qualified Deferred Compensation Plan which offers NEOs and other highly compensated employees the ability to defer pretax base compensation and AIP awards in excess of the maximum benefits that may be provided under the Saving Plan as a result of limits imposed by the Code. Generally, NEOs may elect to defer up to 75 percent of salary and up to 100 percent of AIP. Deferral elections are made annually by eligible participants in respect to compensation to be earned for the following year.
Name	Plan Name	Executive Contributions in Last FY($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals Distribution ($)	Aggregate Balance in Last FYE ($)
Michael J. Renna	Restricted Stock Deferral Plan
Non-Qualified Deferred Compensation plan
Steven R. Cocchi	Restricted Stock Deferral Plan			1,251(1)		25,223(2)
Non-Qualified Deferred Compensation plan
David Robbins Jr.	Restricted Stock Deferral Plan
Non-Qualified Deferred Compensation plan
Melissa J. Orsen	Restricted Stock Deferral Plan
Non-Qualified Deferred Compensation plan
Kathleen D. Larkin	Restricted Stock Deferral Plan
Non-Qualified Deferred Compensation plan
Eric Stein	Restricted Stock Deferral Plan			227(1)		4,568(2)
Non-Qualified Deferred Compensation plan
(1)
These amounts are not reported in the Summary Compensation Table as they represent dividends earned on the deferred common stock. Dividends are payable on all outstanding shares of the Company’s common stock.

(2)
The amounts for the aggregate balance in the Restricted Stock Deferral Plan represent the market value of vested shares of previously restricted stock deferred including dividend equivalents earned less any withdrawals by the NEOs calculated by multiplying the number of shares of deferred stock by the closing price per share of the Company’s common stock as of December 31, 2021, which was $26.12. The Company has, in previous years, disclosed the issuance of the restricted shares as compensation in the Summary Compensation Table for such year.

117	| South Jersey Industries, Inc. | 2022 Proxy Statement

Executive Compensation Tables
Change in Control Agreements and Other Potential Post-Employment Payments
All Named Executive Officers are party to a Change in Control Agreement (“CIC Agreement”) that provides for the following severance benefits upon a qualifying termination following a change in control:
•
Severance is payable upon an involuntary termination without cause by the Company or resignation for good reason by the NEO following a change in control. No severance is payable under the CIC agreement upon an involuntary termination without a change in control;

•
Severance equals two times (three times for the CEO) base salary and average annual incentive award for the three fiscal years immediately preceding the date of termination, along with the reimbursement of COBRA coverage costs for the applicable two-or three-year period, less the employee contribution rate;

•	A pro-rated annual incentive payment at target for the fiscal year in which the termination occurs; and
•	Accelerated vesting of all time-vested equity awards. All unvested outstanding PRSU awards vest on a pro-rated basis and pay at target level performance.
In addition to the CIC Agreements, all Named Executive Officers participate in the South Jersey Industries, Inc. Officer Severance Plan effective January 1, 2013 (the “Officer Severance Plan”) that provides for the following benefits upon an involuntary termination without cause by the Company or resignation for good reason by the NEO, absent a change in control:
•	A lump sum cash payment equal to one-time annual base salary;
•
A monthly reimbursement of the COBRA premium cost for the NEOs and their dependents (where applicable) for 12 months less the required employee contribution rate, provided that the NEOs are eligible for and timely elect COBRA continuation coverage; and

•	Pro-rated vesting of TRSU awards while PRSU awards are forfeited.
Below is an estimate of the amounts payable to each NEO assuming various termination of employment scenarios on December 31, 2021. For Ms. Larkin, who left the Company on August 9, 2021, the below shows benefits actually received.
South Jersey Industries, Inc. | 2022 Proxy Statement |	118

Executive Compensation Tables
Termination
			Involuntary Termination/ Good Reason
	Retirement ($)	For Cause ($)	Following a CIC(1) ($)	Without a CIC(2) ($)	Death ($)	Disability ($)
Michael J. Renna
Cash Compensation(3)	-	-	5,897,469	854,125	1,197,072	1,197,072
Equity Compensation(4)	-	-	3,645,315	553,408	4,568,452	4,568,452
Life Insurance Death Benefits(5)	-	-	-	-	1,630,000	-
Accidental Death & Dismemberment(6)	-	-	-	-	1,630,000	1,630,000
Total Compensation	—	-	9,542,784	1,407,533	9,025,524	7,395,524
Steven R. Cocchi
Cash Compensation(3)	-	-	1,635,425	430,653	430,599	430,599
Equity Compensation(4)	-	-	625,730	97,287	824,128	824,128
Life Insurance Death Benefits(5)	-	-	-	-	790,000	-
Accidental Death & Dismemberment(6)	-	-	-	-	790,000	790,000
Total Compensation	—	-	2,261,155	527,940	2,834,727	2,044,727
David Robbins, Jr.
Cash Compensation(3)	466,092	-	-	-	-	-
Equity Compensation(4)	756,267	-	-	-	-	-
Life Insurance Death Benefits(5)	-	-	-	-	-	-
Accidental Death & Dismemberment(6)	-	-	-	-	-	-
Total Compensation	1,222,359	-	-	-	-	-
Melissa J. Orsen
Cash Compensation(3)	-	-	1,533,080	385,000	406,445	406,445
Equity Compensation(4)	-	-	632,966	95,885	789,483	789,483
Life Insurance Death Benefits(5)	-	-	-	-	770,000	-
Accidental Death & Dismemberment(6)	-	-	-	-	770,000	770,000
Total Compensation	—	-	2,166,046	480,885	2,735,927	1,965,927
Kathleen D. Larkin
Cash Compensation(3)	-	-	-	530,032	-	-
Equity Compensation(4)	-	-	-	50,869	-	-
Life Insurance Death Benefits(5)	-	-	-	-	-	-
Accidental Death & Dismemberment(6)	-	-	-	-	-	-
Total Compensation	—	-	-	580,901	-	-
Eric Stein
Cash Compensation(3)	-	-	1,056,061	351,506	216,878	216,878
Equity Compensation(4)	-	-	223,355	72,169	310,601	310,601
Life Insurance Death Benefits(5)	-	-	-	-	630,000	-
Accidental Death & Dismemberment(6)	-	-	-	-	630,000	630,000
Total Compensation	—	-	1,279,416	423,674	1,787,479	1,157,479
(1)
Amounts in this column represent the benefits the named executive officers would be entitled to receive in the event a transaction had occurred on December 31, 2021 that constituted a change in control ("CIC") under the terms of the Officer ClC Agreements, 2015 Omnibus Equity Compensation Plan, equity award agreements, and other compensation plans.

(2)
Amounts in this column represent the benefits the named executive officers would be entitled to receive in the event of a qualifying termination under the terms of the Officer Severance Plan, the 2015 Omnibus Equity Compensation Plan, equity award agreements, and other compensation plans.

(3)
Amounts in this row represent cash payments for (a) lump sum severance, (b) pro-rated annual bonuses for the year of termination, and (c) COBRA reimbursements. For Ms. Larkin, the amount in this row includes property transfer value and other out-boarding services. Severance amounts in connection with a CIC are equal to three times (for Mr. Renna), and two-times (for other executives), the executive's year end salary and average bonus paid for fiscal years 2019, 2020, and 2021. Severance amounts not in connection with a CIC are equal to one year of the executive's year end salary. The pro-rated bonus amount in the CIC scenario is based on target performance results; in the retirement, death and disability scenarios, the bonus is based on actual performance through December 31, 2021. Assumes 36 months (for the CEO) and 24 months (for other executives) of COBRA reimbursements in the CIC Scenario; for involuntary terminations not in connection with a CIC assumes 12 months of COBRA reimbursements.

(4)
Amounts in this row represent the value of accelerated or continued vesting of time and performance-vested restricted stock units under the terms of the Officer CIC Agreements, Severance Plan, the 2015 Omnibus Equity Compensation Plan and equity award agreements. Awards, including accumulated dividend equivalent shares, have been valued using the closing sales price per share of the Company’s common stock on the NYSE on December 31, 2021 of $26.12. Values assume full vesting of all of the executives’ unvested time-vested restricted stock units for involuntary/good reason, death, and permanent disability terminations and partial vesting in the event of a retirement. For performance-vested restricted stock units, assumes pro-rated vesting at target performance levels for terminations in connection with a CIC. In the event of retirement, death and permanent disability scenarios, vesting continues using actual payout levels for the 2019 grants and assumes target levels for the 2020 and 2021 grants. In connection with her departure on August 9, 2021 and pursuant to the Officer Severance Plan, Ms. Larkin forfeited all PRSUs under the 2020 and 2021 LTI equity grants and 2020 inducement grant. Ms. Larkin received prorated shares of TRSUs in the amount of 60.6% of the 1st tranche and forfeited the 2nd and 3rd tranche of the 2021 TRSU grant. Ms. Larkin received prorated shares of TRSUs in the amount of 60.6% of the 2nd tranche of the 2020 TRSU grant and the inducement TRSU grant and forfeited the 3rd tranche of each of these TRSU grants.

(5)	Reflects amounts payable through third party life insurance policies equal to 2 times the executive's base salary.
(6)
Reflects amounts payable through third party insurance policies that provide an accidental death benefit payment equal to two times base salary. This is in addition to life insurance. In the event of a permanent disability event the executive would receive two times base salary.

119	| South Jersey Industries, Inc. | 2022 Proxy Statement

Executive Compensation Tables
Below is a description of the additional assumptions that were used in determining the payments in the tables above upon termination as of December 31, 2021:
Retirement
NEOs are entitled to pro-rated vesting of PRSUs upon retirement, based on the applicable 3-year performance period and actual performance. NEOs are also entitled to pro-rated vesting of TRSU awards upon retirement, based on the applicable 3-year vesting period and achievement of the performance conditions.
Change in Control (CIC)
A change in control generally means any of the following:
•
consummation of a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not own 50 percent or more of the shares of the surviving corporation;

•	sale or other disposition of substantially all of the assets of the Company;
•
election to the Board of Directors of SJI a new majority different from the current slate, unless each such new director stands for election as a management nominee and is elected by shareholders immediately prior to the election of any such new majority; or

•	the acquisition by any person(s) of 30 percent or more of the stock of SJI having general voting rights in the election of directors
Section 280G Modified Cutback
Termination Following a Change in Control (Good Reason or Without Cause): The CIC Agreements include a modified cutback if any payments payable to the NEO (whether under the CIC Agreements or otherwise) would otherwise constitute a parachute payment under Section 280G of the Code so that the payments will be limited to the greater of (i) the dollar amount which can be paid to the NEO without triggering an excise tax under Section 4999 of the Code or (ii) the greatest after-tax dollar amount after taking into account any excise tax incurred under Section 4999 of the Code with respect to such parachute payments.
Equity Compensation
Retirement: NEOs are entitled to pro-rated vesting of PRSUs upon retirement, based on the applicable 3-year performance period and actual performance. NEOs are also entitled to pro-rated vesting of TRSU awards upon retirement, based on the applicable 3-year vesting period.
Change in Control: Upon a qualifying termination following a change in control, all unvested PRSU awards that are outstanding vest on a pro-rated basis and pay at target level performance. TRSU awards that are outstanding will fully vest. A qualifying termination includes an involuntary termination without cause by the Company or a resignation for good reason by the NEO, each following a change in control.
Termination Without a Change in Control: Under the Officer Severance Plan, upon an NEO’s qualifying termination, TRSU awards that are outstanding will vest on a pro-rated basis. PRSU awards that are outstanding are forfeited. A qualifying termination includes an involuntary termination without cause for the Company or a resignation for good reason by the NEO, absent a change in control.
CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, we are disclosing the ratio of our CEO’s compensation to the compensation of the employee identified at median. We used the same median employee as identified in our calculation of the 2020 pay ratio, as we determined there was no significant change in our employee population. As disclosed last year, we determined our median employee based on 2019 W-2 gross earnings for all full-time and part-time individuals who were employed by the Company as of December 31, 2019, excluding our CEO. Compensation was annualized for employees hired or on leaves of absence during the year.
We calculated the median employee’s total 2021 compensation in the same way as calculated for our NEOs in the Summary Compensation Table included in this Proxy Statement. Using this methodology, the annual total compensation of our median employee was $109,812. Our CEO’s annual total compensation for 2021, as set forth in the Summary Compensation Table was $5,359,523. Therefore, our CEO to median employee pay ratio was 49 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
South Jersey Industries, Inc. | 2022 Proxy Statement |	120

Executive Compensation Tables
Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information as of December 31, 2021 relating to equity compensation plans of the Company pursuant to which grants of restricted stock, restricted stock units, options or other rights to acquire shares may be made from time to time.
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (1)	(b) Weighted-average exercise price of outstanding options, warrants and rights ($)	(c) Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a) (#)
Equity compensation plans approved by security holders (2)	743,838	—	1,101,497
Equity compensation plans not approved by security holders	—	—	—
Total	743,838	—	1,101,497
(1)
Represents TRSUs and PRSUs issuable under outstanding awards pursuant to the 2015 Omnibus Equity Compensation Plan. The restricted stock units are issuable for no additional consideration, and therefore, the shares are not included in the calculation of the weighted average exercise price. In accordance with SEC guidance, the number of shares of common stock to be issued in respect of the PRSUs has been calculated based on the assumption that the maximum levels of performance applicable to the PRSUs will be achieved.

(2)	These plans include those used to make awards of TRSUs and PRSUs to the Company’s Officers and restricted stock to the Directors under the 2015 Omnibus Equity Compensation Plan.
121	| South Jersey Industries, Inc. | 2022 Proxy Statement

PROPOSAL 5 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for recommending the appointment of the independent registered public accounting firm to the Board and is directly responsible for the compensation and oversight of the independent auditor. Annually, prior to making its recommendation, the Audit Committee considers the audit firm’s capabilities, effectiveness, industry experience, and use of technology and data analytics in its audits; knowledge of the Company including its personnel, processes, accounting systems and risk profile; tenure serving the Company; and independence, and other firms with comparable professional qualifications.
Deloitte is a top accounting firm with expertise in public utility accounting. Deloitte has been the Company’s, or its predecessor Company’s, auditor since 1948 giving it a unique understanding of Company’s businesses and personnel. The Audit Committee considered the impact of tenure on Deloitte’s independence and determined Deloitte remains independent as, among other factors, the lead engagement partner is required to rotate off the Company’s audit every 5 years. The current lead engagement partner will rotate off after the 2023 audit. Further, the Audit Committee pre-approves all audit and non-audit services and related compensation and monitors the potential impact on independence. Finally, the Company has a policy restricting hiring certain persons formerly associated with Deloitte into an accounting or financial reporting oversight role to help ensure Deloitte’s continuing independence.
During 2021, the audit services performed for the Company consisted of (1) audits of the Company’s and its subsidiaries’ financial statements and the effectiveness of the Company’s internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002, Section 404 and the preparation of reports based on such audits related to filings with the Securities and Exchange Commission; and (2) services performed in connection with financing transactions.
The Audit Committee evaluates the quality of Deloitte’s services annually, considering the quality of their audit services, industry knowledge from an audit and tax perspective, continued independence, information from PCAOB inspection reports, and the Audit Committee’s discussions with management about Deloitte’s performance.
After considering all factors, the Audit Committee and the Board believe that the continued retention of Deloitte to serve as the Company’s Independent Registered Public Accounting Firm for 2022 is in the best interest of the Company and its shareholders. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Deloitte to our shareholders for ratification because we value the views of our shareholders on the Company’s Independent Registered Public Accounting Firm. If our shareholders fail to ratify the selection of Deloitte, it will be considered notice to the Board and Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may select a different Independent Registered Public Accounting Firm at any time during the year if it determines such change would be in the best interests of the Company and our shareholders. Representatives of Deloitte will be at the meeting to respond to appropriate questions and make a statement if they wish.
The Board of Directors unanimously recommends a vote “FOR” the ratification of the reappointment of Deloitte & Touche LLP, as the Independent Registered Public Accounting Firm.
South Jersey Industries, Inc. | 2022 Proxy Statement |	122

PROPOSAL 6 THE ADJOURNMENT PROPOSAL

The Annual Meeting may be adjourned to another time and place, including if necessary to permit solicitation of additional proxies if there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to this Proxy Statement is timely provided to Company shareholders. The Company is asking its shareholders to authorize the holder of any proxy solicited by the Board to vote in favor of any adjournment of the Annual Meeting to solicit additional proxies if a quorum is not present or there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to this Proxy Statement is timely provided to shareholders.
Required Vote of Shareholders
The Board unanimously recommends that shareholders vote “FOR” the proposal to adjourn the Annual Meeting, if necessary. Approval of the Adjournment Proposal requires the affirmative vote of at least a majority of the votes cast by the holders of shares entitled to vote thereon at the Annual Meeting. Accordingly, for shareholders of record who are not present in person or represented by proxy at the Annual Meeting and for beneficial owners who fail to instruct their bank, broker, trust or other nominee to vote on any proposal, a failure to vote will have no effect on the outcome of the vote for the Adjournment Proposal. Additionally, abstentions will have no effect on the outcome of the Adjournment Proposal.
The vote on the Adjournment Proposal is a vote separate and apart from the vote to approve any other proposal to be considered at the Annual Meeting. Accordingly, a shareholder may vote to approve the Adjournment Proposal and vote not to approve the Merger Proposal, the Director Elections Proposal, the Annual Advisory Compensation Proposal, the Auditor Ratification Proposal or the Merger Advisory Compensation Proposal, and vice versa.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL
123	| South Jersey Industries, Inc. | 2022 Proxy Statement

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings also are available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in, or incorporated by reference in, this Proxy Statement. This Proxy Statement incorporates by reference the documents listed below that we have previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in connection with SEC rules). These documents contain important information about the Company and its financial position.
The following Company filings with the SEC are incorporated by reference:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 24, 2022; and
•	our Current Reports on Form 8-K, each filed on February 24, 2022 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act).
We are also incorporating by reference additional documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this Proxy Statement and the date of the Annual Meeting (other than, in each case, documents or information deemed to have been furnished and not filed in connection with SEC rules). We also incorporate by reference the Merger Agreement attached to this Proxy Statement as Annex B and the Opinion of BofA Securities, attached to this Proxy Statement as Annex C.
If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Proxy Statement. Shareholders may obtain documents incorporated by reference into this Proxy Statement by requesting them in writing from the Company free of charge by directing a request to Investor Relations at investors.sjindustries.com or by requesting them in writing or by telephone at the following address and telephone number:
South Jersey Industries, Inc.
1 South Jersey Plaza
Folsom, NJ 08037
(609) 561-9000
You also can get more information by visiting our website at www.sjindustries.com. Website materials are not part of this Proxy Statement.
All information contained in this Proxy Statement relating to the Company has been supplied by the Company, and all information relating to IIF, Parent or Merger Sub has been supplied by IIF and Parent.
You should rely only on the information contained or incorporated by reference into this Proxy Statement to vote on the proposals to be considered by the shareholders at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. The information contained in this Proxy Statement speaks only as of the date indicated on the cover of this Proxy Statement unless the information specifically indicates that another date applies.
South Jersey Industries, Inc. | 2022 Proxy Statement |	124

FINANCIAL
2021 Annual Report on Form 10-K and Financial Information
A copy of the Company’s 2021 Annual Report on Form 10-K accompanies this Proxy Statement.
Upon written request of any person who on the Record Date for the Annual Meeting was a record owner of the common stock, or who represents in good faith that he or she was on that date a beneficial owner of such stock and is entitled to vote at the Annual Meeting, the Company will send to that person, without charge, a copy of its 2021 Annual Report on Form 10-K and this Proxy Statement. Requests for the proxy materials should be directed to Edythe Nipper, Corporate Secretary, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.
By Order of the Board of Directors,

Corporate Secretary
125	| South Jersey Industries, Inc. | 2022 Proxy Statement

Annex A – Non-GAAP Measures

We define Economic Earnings as: Income from Continuing Operations, (i) less the change in unrealized gains and plus the change in unrealized losses on non-utility derivative transactions; (ii) less income and plus losses attributable to noncontrolling interests; and (iii) less the impact of transactions, contractual arrangements or other events where management believes period to period comparisons of SJI's operations could be difficult or potentially confusing. With respect to part (iii) of the definition of Economic Earnings, items excluded from Economic Earnings for 2021, 2020 and 2019 are described in (A)-(G) in the table below.
Economic Earnings is a significant financial measure used by our management to indicate the amount and timing of income from continuing operations that we expect to earn after taking into account the impact of the items described above. Management uses Economic Earnings to manage its business and to determine such items as incentive/compensation arrangements and allocation of resources. Specifically regarding derivatives, we believe that this financial measure indicates to investors the profitability of the entire derivative-related transaction and not just the portion that is subject to mark-to-market valuation under GAAP. We believe that considering only the change in market value on the derivative side of the transaction can produce a false sense as to the ultimate profitability of the total transaction as no change in value is reflected for the non-derivative portion of the transaction.
The following table presents a reconciliation of our income from continuing operations and earnings per share from continuing operations to Economic Earnings and Economic Earnings per share (in thousands, except per share data):
	2021	2020	2019

Income from Continuing Operations	$88,514	$157,297	$77,189
Minus/Plus:
Unrealized Mark-to-Market (Gains) Losses on Derivatives	(5,567)	(5,145)	14,546
(Income) Loss Attributable to Noncontrolling Interests	(653)	42	—
Impairment of Equity Method Investments (A)	102,872	—	—
Loss on Property, Plant and Equipment (B)	—	—	10,745
Net Losses from a Legal Proceeding in a Pricing Dispute (C)	—	—	2,336
Acquisition/Sale Net Costs (D)	1,438	2,174	3,468
Other Costs (E)	(7,855)	1,983	4,179
Income Taxes (F)	(14,897)	527	(9,423)
Additional Tax Adjustments (G)	14,176	6,081	—
Economic Earnings	$178,028	$162,959	$103,040
Earnings per Share from Continuing Operations	$0.80	$1.62	$0.84
Minus/Plus:
Unrealized Mark-to-Market (Gains) Losses on Derivatives	(0.05)	(0.05)	0.16
Impairment of Equity Method Investments (A)	0.93	—	—
Loss on Property, Plant and Equipment (B)	—	—	0.12
Net Losses from a Legal Proceeding in a Pricing Dispute (C)	—	—	0.02
Acquisition/Sale Net Costs (D)	0.01	0.02	0.04
Other Costs (E)	(0.07)	0.02	0.04
Income Taxes (F)	(0.13)	0.01	(0.10)
Additional Tax Adjustments (G)	0.13	0.06	—
Economic Earnings per Share	$1.62	$1.68	$1.12
(A)
Represents an other-than-temporary impairment charges on the Company’s equity method investment in PennEast and Energenic, as well as an other-than-temporary impairment charge recognized by Marina related to the realizability of the outstanding notes receivable, including accrued interests related to Energenic.

(B)
Represents impairment charges taken in 2019 on solar generating facilities along with the agreement to sell MTF and ACB, which were both driven by the expected purchase prices being less than the carrying value of the assets.

(C)
Represents net losses, including interest, legal fees and the realized difference in the market value of the commodity (including financial hedges), resulting from a ruling in a legal proceeding related to a pricing dispute between SJI and a gas supplier that began in October 2014.

A-1	| South Jersey Industries, Inc. | 2022 Proxy Statement

(D)	Represents the following:
•	costs incurred in 2021 to finalize the transactions related to acquiring Bronx Midco and solar projects
•	the final working capital payment on the sale of ELK, which was finalized during the first quarter of 2021
•	costs incurred in 2020 to acquire EnerConnex, Annadale, and four solar LLCs
•	gain recorded in 2020 on the step-acquisition of EnerConnex
•	costs incurred and gains/losses recognized in 2020 on the sales of MTF/ACB and ELK
•	costs incurred and gains recognized in 2020 and 2019 on the sale of certain solar assets. The gains pertain to those projects that were not impaired in previous periods.
(E)
For 2021, includes a gain recognized by ETG from a UTUA settlement agreement. For 2021, 2020 and 2019, represents severance and other employee separation costs, along with costs incurred to cease operations at landfill gas-to-energy production facilities, including ACLE in 2021.

(F)	The income taxes on (A) through (E) above are determined using a combined average statutory tax rate applicable to each period presented.
(G)	Represents additional tax adjustments, primarily including:
•	in 2021, a federal deferred tax asset valuation allowance at SJI related to the impairment charge described in (A)
•	in 2020, a state deferred tax valuation allowance at SJI
•	in 2020, a one-time tax expense resulting from SJG's stipulation of settlement with the BPU.

South Jersey Industries, Inc. | 2022 Proxy Statement |	A-2

Annex B
AGREEMENT AND PLAN OF MERGER

by and among

NJ BOARDWALK HOLDINGS LLC,

BOARDWALK MERGER SUB, INC.

and

SOUTH JERSEY INDUSTRIES, INC.

Dated as of February 23, 2022

B-i

B-ii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 23, 2022, among NJ Boardwalk Holdings LLC, a Delaware limited liability company (“Parent”), Boardwalk Merger Sub, Inc., a New Jersey corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and South Jersey Industries, Inc., a New Jersey corporation (the “Company”).
RECITALS
WHEREAS, the parties intend to effect the merger (the “Merger”) of Merger Sub with and into the Company, with the Company surviving the Merger on the terms and subject to the conditions set forth herein;
WHEREAS, the Board of Directors of the Company has unanimously (a) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable and fair to and in the best interests of the Company and its shareholders, and its other constituencies as set forth in Section 14A:6-1 of the New Jersey Business Corporation Act (as amended, the “NJBCA”), (b) approved, authorized, adopted and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (c) directed that this Agreement be submitted for consideration at the Company Shareholders Meeting and (d) resolved, subject to Section 5.4, to recommend the approval of this Agreement by the shareholders of the Company;
WHEREAS, the sole member of Parent has (a) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable and fair to and in the best interests of Parent and its sole member and (b) approved, authorized and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement in accordance with the Delaware Limited Liability Company Act;
WHEREAS, the Board of Directors of Merger Sub has unanimously (a) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable and fair to and in the best interests of Merger Sub and its sole shareholder, (b) approved, authorized, adopted and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement and (c) resolved to recommend the approval of the transactions contemplated hereby, including the Merger, to Parent, as the sole shareholder of Merger Sub, and directed that this Agreement be submitted to Parent for approval in accordance with the NJBCA;
WHEREAS, Parent has approved this Agreement and the transactions contemplated hereby by written consent in its capacity as the sole shareholder of Merger Sub;
WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, IIF US Holding 2 LP (the “Sponsor”), an Affiliate of Parent and Merger Sub, has entered into an equity commitment letter, dated as of the date hereof (the “Equity Commitment Agreement”), pursuant to which the Sponsor has agreed to provide funding to Parent in the circumstances set forth therein (the “Equity Financing”); and
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger as specified herein.
AGREEMENT
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:
ARTICLE I
THE MERGER
Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the NJBCA, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent.

Section 1.2 The Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Eastern time, at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, NY, 10166-0193, on the third Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), unless another date, time or place is mutually agreed to in writing by Parent and the Company; provided, that the Closing may occur remotely via electronic exchange of required closing documentation in lieu of an in-person Closing, and the parties shall cooperate in connection therewith. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”
Section 1.3 Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the “Certificate of Merger”) in a form mutually agreed by Parent and the Company and meeting the requirements of Section 14A:10-4.1 of the NJBCA to be duly executed and filed with the Office of the Department of the Treasury of the State of New Jersey (the “New Jersey Department of the Treasury”), as provided under the NJBCA. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the New Jersey Department of the Treasury or at such other date or time as Parent and the Company shall agree in writing and shall specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).
Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the NJBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all obligations, liabilities and duties of the Company and Merger Sub shall become the obligations, liabilities and duties of the Surviving Corporation.
Section 1.5 Surviving Corporation Organizational Documents. At the Effective Time, subject to Section 5.13, the certificate of incorporation and the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (and subject to the provisions of Section 5.13); provided, that the name of the Surviving Corporation shall be “South Jersey Industries, Inc.”.
Section 1.6 Surviving Corporation Directors and Officers.
(a) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.
(b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.
ARTICLE II
MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES AND BOOK-ENTRY SHARES
Section 2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any shares of capital stock of the Company, Parent or Merger Sub:
(a) Each share of common stock, par value $1.25 per share, of the Company (such shares, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled in accordance with Section 2.1(b)) shall thereupon be converted automatically into and shall thereafter represent the right to receive $36.00 in cash (the “Merger Consideration”), without interest. As of the Effective Time, all Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter only represent the right to receive the Merger Consideration to be paid in accordance with Section 2.3, without interest.
(b) Each Share held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub or any wholly owned Subsidiary of the Company immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, no par value, of the Surviving Corporation.
(d) If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible into or exchangeable into or exercisable for shares of such capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period (excluding, in each case, normal quarterly cash dividends), merger or other similar transaction, the Merger Consideration shall be equitably adjusted, to provide to the holders of Shares the same economic effect as contemplated by this Agreement prior to such action; provided, that nothing in this Section 2.1(d) shall be deemed to authorize or permit the Company to effect any such change that is not otherwise specifically authorized or permitted by this Agreement.
Section 2.2 Treatment of Company RSUs and Company PSUs.
(a) Immediately prior to the Effective Time, each then-outstanding restricted stock unit with respect to the Company’s Shares that vests solely based on the passage of time and was granted pursuant to any equity compensation plan, arrangement or agreement of the Company, including the Company’s Omnibus Equity Compensation Plan (the “Company Equity Plans”), whether vested or unvested (a “Company RSU”), shall be cancelled and, in exchange therefor, the Surviving Corporation shall pay to each former holder of any such cancelled Company RSU an amount in cash (without interest, and subject to deduction for any required withholding Tax in accordance with Section 2.4) equal to the product of (i) the Merger Consideration and (ii) the number of Shares subject to such Company RSU.
(b) Immediately prior to the Effective Time, each then-outstanding restricted stock unit with respect to the Company’s Shares that vests in whole or in part based on the achievement of performance goals and was granted pursuant to a Company Equity Plan, whether vested or unvested (a “Company PSU”), shall be cancelled and, in exchange therefor, the Surviving Corporation shall pay to each former holder of any such cancelled Company PSU an amount in cash (without interest, and subject to deduction for any required withholding Tax in accordance with Section 2.4) equal to the product of (i) the Merger Consideration and (ii) the greater of the number of Shares that would be delivered under the terms of the applicable award agreement based on (1) the actual achievement of the applicable performance criteria as if the performance period ended on the Business Day immediately preceding the Closing Date, as determined in good faith by the Company and Parent, and (2) the achievement of the applicable performance criteria at the target level.
(c) The Surviving Corporation shall pay the holders of Company RSUs and Company PSUs the cash payments described in this Section 2.2 through the Surviving Corporation’s payroll system (or, for non-employees, directly to such individuals) promptly after the Effective Time, but in any event not later than the fifth Business Day after the Effective Time.
(d) Prior to the Effective Time, the Company shall adopt such resolutions and take any such other actions requested by Parent as may be reasonably required to effectuate the provisions of this Section 2.2. Any such resolutions or other materials referenced in this Section 2.2(d) shall be subject to Parent’s prior review and the Company shall incorporate any reasonable comments timely provided by Parent.
Section 2.3 Exchange and Payment Procedures.
(a) Prior to the Effective Time, Merger Sub shall enter into an agreement (in a form reasonably acceptable to the Company) with the Company’s transfer agent to act as paying agent for the shareholders of the Company in connection with the Merger (the “Paying Agent”) to receive the Merger Consideration to which shareholders of the Company shall become entitled pursuant to this Article II. Prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent cash in an amount sufficient to pay the aggregate Merger Consideration (such cash being hereinafter referred to as the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to pay the Merger Consideration due pursuant to this Article II, except as provided in this Agreement. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, incurred by it in connection with the exchange of Shares for the Merger Consideration and other amounts contemplated by this Article II.

(b) Promptly after the Effective Time and in any event not later than the second Business Day following the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of an outstanding certificate or outstanding certificates (“Certificates”) that immediately prior to the Effective Time represented outstanding Shares that were converted into the right to receive the Merger Consideration with respect thereto pursuant to Section 2.1(a), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of such Certificates in exchange for the Merger Consideration payable with respect thereto pursuant to Section 2.1(a). Upon surrender of a Certificate to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by Parent or the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate (subject to deduction for any required withholding Tax), and the Certificate so surrendered shall forthwith be cancelled. Promptly after the Effective Time and in any event not later than the second Business Day following the Effective Time, the Paying Agent shall issue and deliver to each holder of uncertificated Shares represented by book entry (“Book-Entry Shares”) a check or wire transfer for the amount of cash that such holder is entitled to receive pursuant to Section 2.1(a) in respect of such Book-Entry Shares, without such holder being required to deliver a Certificate or an executed letter of transmittal, “agent’s message” or other documents to the Paying Agent, and such Book-Entry Shares shall then be cancelled. No interest will be paid or accrued for the benefit of holders of Certificates or Book-Entry Shares on the Merger Consideration payable in respect of Certificates or Book-Entry Shares.
(c) If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not applicable.
(d) Until surrendered as contemplated by this Section 2.3, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration payable in respect of Shares theretofore represented by such Certificate or Book-Entry Shares, as applicable, pursuant to Section 2.1(a), without any interest thereon.
(e) Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) so that (i) if the Closing occurs at or prior to 11:30 a.m. (Eastern time) on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount in cash in immediately available funds equal to the number of Shares held of record by DTC or such nominee immediately prior to the Effective Time multiplied by the Merger Consideration (such amount, the “DTC Payment”), and (ii) if the Closing occurs after 11:30 a.m. (Eastern time) on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the first Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.
(f) All cash paid upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates or Book-Entry Shares that evidenced ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares other than the right to receive the applicable Merger Consideration. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article II.

(g) The Paying Agent shall invest any cash included in the Payment Fund as directed by Parent, on a daily basis; provided, that any investment of such cash shall in all events be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively. If for any reason (including investment losses) the cash in the Payment Fund is insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder (but subject to Section 2.4), Parent shall promptly deposit cash into the Payment Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations. Any interest and other income resulting from such investments shall be payable to the Surviving Corporation.
(h) At any time following the date that is six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto and including the proceeds of any investment thereof) which have been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates or Book-Entry Shares. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Merger Consideration.
(i) If any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Paying Agent, including, if necessary, the posting by such Person of a bond, in such reasonable and customary amount as Paying Agent may direct, as an indemnity by such Person for any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.
(j) None of Parent, Merger Sub, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Payment Fund delivered to the Surviving Corporation or a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share has not been surrendered before such date on which any cash in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Entity, any such cash in respect of such Certificate or Book-Entry Share shall, to the extent permitted by Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.
Section 2.4 Withholding Rights. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Shares, Company RSUs, Company PSUs or otherwise pursuant to this Agreement such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986 (the “Code”), or any provision of state, local or foreign Tax Law. Such withholding with respect to any payment that is treated as compensation to the Company Employees and service providers shall be in accordance with the payroll practices of the Company. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as disclosed or reflected in the Company SEC Documents filed prior to the date of this Agreement (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature, in each case, other than any specific factual information contained therein), or (b) as set forth in the disclosure letter delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any information in a particular section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent), the Company represents and warrants to Parent and Merger Sub as follows:
Section 3.1 Organization, Standing and Power.
(a) The Company (i) is an entity duly organized, validly existing and in good standing under the Laws of the State of New Jersey, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), for any such failures to have such power and authority or to be so qualified or licensed or in good standing as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) The Company has previously furnished or otherwise made available to Parent a true and complete copy of the Company’s certificate of incorporation in effect as of the date of this Agreement (the “Company Charter”) and bylaws in effect as of the date of this Agreement (the “Company Bylaws”), in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. The Company is not in violation of any provision of the Company Charter or Company Bylaws in any material respect.
(c) Each of the Company’s Subsidiaries (together with the Company, the “Company Entities”, and each, a “Company Entity”) (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in each case of clauses (i), (ii) and (iii), as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d) To the knowledge of the Company, each of the Joint Ventures (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in each case of clauses (i), (ii) and (iii), as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.2 Capital Stock.
(a) The authorized capital stock of the Company consists of 220,000,000 Shares and 2,500,000 shares of preference stock, no par value (“Preference Stock”). As of February 22, 2022 (the “Measurement Date”), (i) 117,379,409 Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were free of preemptive rights, (ii) 42,711 Shares were held in treasury, (iii) 1,806,223 Shares were reserved and available for issuance pursuant to the Company Equity Plans, of which amount (A) 280,509 Shares were underlying outstanding Company RSUs and (B) 413,223 Shares were underlying outstanding Company PSUs assuming achievement of the applicable performance criteria at the target level, (iv) no shares of Preference Stock were issued and outstanding, (v) 4,996,062 Shares were reserved and available for issuance pursuant to that certain Forward Sale Agreement, dated March 17, 2021, between the Company and Bank of America, N.A., as forward purchaser and (vi) 6,700,000 purchase contracts were in effect, each forming a component of an equity unit and obligating the Company to issue up to 2.2472 Shares per equity unit (exclusive of make-whole shares). Based on the assumptions set forth in Section 3.2(a) of the Company Disclosure Letter, under such purchase contracts, the Company would be required to pay the amount shown in Section 3.2(a) of the Company Disclosure Letter as the early settlement amount for each such purchase contract in connection with the Closing.

(b) Except as set forth in Section 3.2(a) and except for changes since the Measurement Date resulting from issuance of Shares pursuant to Company RSUs or Company PSUs outstanding on the Measurement Date, as of the date of this Agreement (A) there are not outstanding or authorized any (1) shares of capital stock or other voting securities of the Company, (2) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (3) options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (4) bonds, debentures, notes or other indebtedness having the right to vote (or which are convertible into or exercisable for capital stock or voting securities of the Company) on any matters on which shareholders may vote in relation to any Company Entity or Joint Venture, (B) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (C) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of any Company Entity or, to the knowledge of the Company, any Joint Venture, to which a Company Entity or Joint Venture is a party.
(c) Each of the outstanding shares of capital stock, or other equity or voting interest, of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares or interests are owned by the Company or another wholly owned Subsidiary of the Company and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances (collectively, other than encumbrances under applicable securities Laws, “Liens”) of any nature whatsoever, except where any such failure to own any such shares free and clear of Liens would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.2(c) of the Company Disclosure Letter sets forth a true and complete list of (i) each Subsidiary of the Company, (ii) its jurisdiction of incorporation or organization, (iii) the number and type of outstanding capital stock or voting securities of, or other equity interests in, each Subsidiary, (iv) the direct or indirect ownership percentage in each Subsidiary of the Company or the Subsidiary of the Company that has a direct ownership interest in such Subsidiary and (v) as of the date of this Agreement, to the knowledge of the Company, the identity of each other Person, if applicable, that owns equity interests in each such Subsidiary, and each such Person’s ownership percentage in such Subsidiary.
(d) To the knowledge of the Company, each of the outstanding shares of capital stock, or other equity or voting interest, of each of the Joint Ventures is duly authorized, validly issued, fully paid and nonassessable and all such shares or interests are owned by the Company or another wholly owned Subsidiary of the Company and are owned free and clear of all Liens of any nature whatsoever, except where any such failure to own any such shares free and clear of Liens has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.2(d) of the Company Disclosure Letter sets forth a true and complete list of (i) each Joint Venture, (ii) its jurisdiction of incorporation or organization, (iii) the number and type of outstanding capital stock or voting securities of, or other equity interests in, each Joint Venture, (iv) the direct ownership percentage in each Joint Venture of the Company Entity that has a direct ownership interest in such Joint Venture and (v) as of the date of this Agreement, to the knowledge of the Company, the identity of each other Person that owns equity interests in each such Joint Venture, and each such Person’s ownership percentage in such Joint Venture. No Company Entity is required to make any additional capital contributions to any Joint Venture. None of the Shares are held by any Subsidiary of the Company or any Joint Venture.
(e) Except for the capital stock or other voting securities of, or equity interests in, its Subsidiaries and Joint Ventures, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or equity interests in, any Person.
Section 3.3 Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the approval of this Agreement by the holders of at least a majority of the votes cast by the holders of shares entitled to vote thereon at the Company Shareholders Meeting (the “Company Shareholder Approval”), to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject, in the case of the consummation of the Merger, to obtaining the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). As of the date hereof, the Board of Directors of the Company (the “Company Board”) has unanimously approved and declared advisable this Agreement, the Merger and the transactions contemplated hereby and, subject to Section 5.4, has resolved to recommend that the Company’s shareholders approve this Agreement, the Merger and the transactions contemplated hereby (the “Company Board Recommendation”). The Company Shareholder Approval is the only vote or consent of the holders of any class or series of capital stock of the Company necessary to approve this Agreement or the Merger or the other transactions contemplated hereby.
Section 3.4 No Conflict; Consents and Approvals.
(a) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Merger and the other transactions contemplated hereby, do not and will not (i) subject, solely with respect to the consummation of the Merger and the other transactions contemplated hereby, to obtaining the Company Shareholder Approval, conflict with or violate the Company Charter or Company Bylaws or the equivalent organizational documents of any of the Company’s Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (viii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree (collectively, “Law”) applicable to any Company Entity or by which any of their respective properties are bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation or acceleration of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation (each, a “Contract”) to which any Company Entity is a party or by which any Company Entity or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Merger and the other transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental, quasi-governmental, regulatory or administrative (including stock exchange) authority, agency, court, commission, or other body (each, a “Governmental Entity”), except for (i) such filings as may be required under applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder, and under state securities, takeover and “blue sky” laws, (ii) the filing with the New Jersey Department of the Treasury of the Certificate of Merger as required by the NJBCA, (iii) such filings as necessary to comply with the applicable requirements of the New York Stock Exchange (“NYSE”), (iv) the filings with and the approval of the Federal Energy Regulatory Commission (“FERC”) under Section 203 of the Federal Power Act, (v) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (vi) the filings with and approval from the New Jersey Board of Public Utilities (the “NJBPU”), (vii) the filings with and approval from the Federal Communications Commission (together with the filings and approvals contemplated by clauses (iv) and (vi), the “Required Approvals”) and (viii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.5 SEC Reports; Financial Statements.
(a) The Company has filed, furnished or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the U.S. Securities and Exchange Commission (the “SEC”) since January 1, 2020 (all such forms, reports, statements, certificates and other documents filed since January 1, 2020, collectively, the “Company SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment, each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933 (the “Securities Act”), the Exchange Act, and the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed. As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such amendment or superseding filing), none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b) The audited consolidated financial statements of the Company (including any related notes thereto) included in the Company SEC Documents have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company Entities at the respective dates thereof and the results of their operations and cash flows for the periods indicated. The unaudited consolidated financial statements of the Company (including any related notes thereto) included in the Company SEC Documents have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and fairly present in all material respects the consolidated financial position of the Company Entities as of the respective dates thereof and the results of their operations and cash flows for the periods indicated (subject to normal period-end adjustments). To the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or an outstanding SEC investigation. There are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents, or any resolved comments received from the SEC that have not yet been reflected in the Company SEC Documents.
(c) The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are effective in all reasonable respects to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities. The Company maintains internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. To the knowledge of the Company, such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP in all material respects. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, known to the Company, whether or not material, that involves management or other employees who have significant roles in the Company’s internal control over financial reporting, and each such deficiency, weakness or fraud so disclosed, if any, has been disclosed to Parent prior to the date of this Agreement.
Section 3.6 No Undisclosed Liabilities. No Company Entity has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of the Company Entities, except for liabilities and obligations (a) reflected or reserved against in the Company’s consolidated balance sheet as of December 31, 2020 (or the notes thereto) included in the Company SEC Documents, (b) incurred in the ordinary course of business since January 1, 2021, (c) incurred pursuant to the transactions contemplated by this Agreement and (d) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.7 Certain Information. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the shareholders of the Company in connection with the Company Shareholders Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) will, at the date it is first mailed to the shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub or any of their respective Representatives for inclusion or incorporation by reference in the Proxy Statement.
Section 3.8 Absence of Certain Changes or Events. From December 31, 2020 through the date of this Agreement, the Company Entities and, to the knowledge of the Company, the Joint Ventures, have conducted their respective businesses in the ordinary course of business in all material respects. From December 31, 2020 through the date of this Agreement, there has not been any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.9 Litigation. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) there is no suit, claim, action, proceeding, arbitration, mediation or investigation (each, an “Action”) pending or, to the knowledge of the Company, threatened against the Company Entities or, to the knowledge of the Company, any Joint Ventures, or any of their respective properties by or before any Governmental Entity and (b) none of the Company Entities, and, to the knowledge of the Company, none of the Joint Ventures, nor any of their respective properties is or are subject to any judgment, order, injunction, rule or decree of any Governmental Entity. This Section 3.9 does not relate to ERISA, Company Plans, Environmental Matters, Taxes or Intellectual Property (which are the subject of Sections 3.11, 3.13, 3.14 and 3.18 respectively).
Section 3.10 Compliance with Laws. Except with respect to ERISA, Company Plans, Environmental Matters, Taxes and Intellectual Property (which are the subject of Sections 3.11, 3.13, 3.14 and 3.18 respectively), the Company Entities, and, to the knowledge of the Company, each Joint Venture, are, and at all times since January 1, 2020 have been, in compliance with all Laws (including Anti-Corruption Laws) applicable to them or by which any of their respective properties are bound, except where any non-compliance has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2020, no Company Entity and, to the knowledge of the Company, no Joint Venture, has received any written notice or notification, or to the knowledge of the Company, any other communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any applicable Law, except where such violations or non-compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except with respect to Environmental Laws (which are the subject of Section 3.13), the Company Entities have in effect all permits, licenses, exemptions, authorizations, franchises, orders and approvals of all Governmental Entities (collectively, “Permits”) necessary for them to own, lease or operate their properties and to carry on their businesses as now conducted, except for any Permits the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company Entities, to the knowledge of the Company, none of the Joint Ventures or, to the knowledge of the Company, none of their respective directors, officers, employees, agents or representatives: (i) is a Designated Person, (ii) is a Person that is owned or controlled by a Designated Person; (iii) is located, organized or resident in a Sanctioned Country; or (iv) has or is now, in connection with the business of the Company Entities or the Joint Ventures, engaged in, any dealings or transactions (A) with any

Designated Person, (B) in any Sanctioned Country, or (C) otherwise in material violation of Sanctions. For the previous five years, the Company has maintained and implemented policies, procedures and controls designed to ensure compliance with all Anti-Corruption Laws applicable to the Company Entities.
Section 3.11 Benefit Plans.
(a) Section 3.11(a) of the Company Disclosure Letter sets forth a true and complete list of each material “employee benefit plan” (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), whether or not subject to ERISA) and all material stock purchase, stock option, severance, employment, consulting, change-in-control, retention, fringe benefit, bonus, incentive, deferred compensation and all other material employee benefit plans, agreements, programs, policies or arrangements, whether or not subject to ERISA, whether formal or informal, written or unwritten, under which any current or former employee, officer, director, or independent contractor of the Company Entities has any present or future right to benefits or any Company Entity has any present or future liability, other than any plan, agreement, program or policy or arrangement mandated by applicable Law. All such plans, agreements, programs, policies and arrangements (without regard to materiality) shall be collectively referred to as the “Company Plans.” With respect to each Company Plan, the Company has furnished or made available to Parent, to the extent applicable, current, accurate and complete copies of: (i) the governing document (or, if such arrangement is not in writing, a written description of the material terms thereof), including any amendment thereto, (ii) any related trust agreement, insurance, annuity or other funding instruments related thereto, (iii) the most recent determination or opinion letter of the Internal Revenue Service (the “IRS”), (iv) the most recent summary plan description and summaries of material modification and (v) for the two most recent fiscal years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.
(b) With respect to the Company Plans, except as would not reasonably be expected to result in material liability to the Company, individually or in the aggregate:
(i) each Company Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA and the Code, and no prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Company Plan, and all contributions required to be made under the terms of any Company Plan have been timely made;
(ii) there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of the Company, threatened, relating to the Company Plans (other than routine claims for benefits) nor are there facts or circumstances that exist that would reasonably be expected to give rise to any such Actions; and
(iii) no Company Entity maintains any Company Plan that is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(b) of the Code.
(c) Each Company Plan intended to be qualified under Section 401(a) of the Code is so qualified and has received a determination, advisory and/or opinion letter, as applicable, from the IRS upon which it may rely as of the date of this Agreement regarding the form of such Company Plan (or the deadline for obtaining such a letter has not expired as of the date of this Agreement) and no event has occurred or condition exists that would reasonably be expected to result in the loss of such tax-qualification.
(d) Except as provided in Section 3.11(d) of the Company Disclosure Letter, no Company Plan is: (i) subject to Title IV of ERISA or subject to Section 412 of the Code (a “Title IV Plan”), (ii) a “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (iii) a multiple employer plan (within the meaning of Section 413(c) of the Code) or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.
(e) With respect to each Title IV Plan: (i) the minimum funding standards under Section 302 of ERISA and Section 412 of the Code have been satisfied in all material respects and no waiver of any minimum funding standard or extension of any amortization period has been requested or granted and (ii) no proceedings have been commenced or threatened by the Pension Benefit Guaranty Corporation to terminate such Title IV Plan. Neither the Company nor any Company Commonly Controlled Entity has incurred any Controlled Group Liability that has not been satisfied in full.
(f) The Company Entities have timely satisfied the reporting and disclosure requirements set out in Sections 101(b)(1), 103 and 104(a) of ERISA in all material respects with respect to each Company Plan, and no circumstances exist that would expose a Company Entity to a material civil penalty under Section 502(c)(2) of ERISA or a material failure to file penalty under Section 6652(e) of the Code.
(g) No Company Entity has any material liability for any assessable payment under Section 4980H(B) of the Code, and each Company Entity has timely complied with the applicable employer information return reporting provisions under Sections 6055 and 6056 of the Code in all material respects.
(h) Except as provided in Section 3.11(h) of the Company Disclosure Letter, none of the Company Plans obligates the Company to provide a current or former employee, consultant, director or other service provider (or any beneficiary or dependent thereof) of the Company any life insurance or medical or health benefits after his or her termination of employment or service with the Company, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any similar state Law.
(i) Except as set forth on Section 3.11(i) of the Company Disclosure Letter, neither the execution and delivery of this Agreement, nor the consummation of the Merger and the other transactions contemplated by this Agreement will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former officer, employee, or director of any Company Entity or with respect to any Company Plan, (ii) increase any benefits otherwise payable under any Company Plan, (iii) result in the acceleration of the time of payment, vesting or funding of any such compensation or benefits under any Company Plan or (iv) result in the forgiveness of any indebtedness of any current or former officer, employee, or director of any Company Entity.
(j) Neither the execution and delivery of this Agreement, nor the consummation of the Merger and the other transactions contemplated by this Agreement will (either alone or in combination with another event) result in any payment or benefit (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that could reasonably be construed, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). No Person is entitled to receive any additional payment (including any Tax gross-up) from the Company as a result of the imposition of any Taxes required by Section 4999 of the Code.
Section 3.12 Labor Matters.
(a) Except for the union contracts set forth on Section 3.12(a) of the Company Disclosure Letter (the “Company Union Contracts”), no Company Entity is a party to, bound by, or in the process of negotiating, any labor agreement, collective bargaining agreement, or other labor-related agreement or arrangement with any labor union, labor organization, or works council. Except for employees covered by a Company Union Contract, no employees of a Company Entity are represented by any other labor union, labor organization, or works council. No labor union, labor organization, works council, or group of employees of any Company Entity has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the knowledge of the Company, there are no, and since January 1, 2020 there have been no, labor union organizing activities with respect to any employees of any Company Entity. Since January 1, 2020, there have been no actual or, to the knowledge of the Company, threatened, unfair labor practice charges, material grievances, material arbitrations, material labor disputes, strikes, work stoppages, slowdowns, lockouts, picketing, hand billing, or other labor disputes against or affecting any Company Entity. No Company Entity is required under applicable Law or Contract to provide notice to, or to enter into any consultation procedure with, any union, labor organization, or works council in connection with the execution of this Agreement or the Merger and the other transactions contemplated by this Agreement.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2020, the Company has complied and is in compliance with all Company Union Contracts and applicable Laws pertaining to employment or labor matters, including all Laws relating to terms and conditions of employment, labor relations, unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, whistleblowing, unemployment insurance, and COVID-19. Since January 1, 2020, the Company has not engaged in any action requiring any notifications under the Worker Adjustment and Retraining Notification Act or any similar federal, state, or local Laws (the “WARN Act”). Except as would not and would not reasonably be expected to, individually or in the aggregate, result in material liability to the Company, there are no claims, suits, investigations, or other legal proceedings pending or, to the knowledge of the Company, threatened by or on behalf of any employee of the Company, that relate to employment or labor matters. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all employees of the Company classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified as exempt. Except as would not and would not reasonably be expected to, individually or in the aggregate, result in material liability to the Company, each individual who is currently providing services to any Company Entity, or who previously provided services to any Company Entity, as an independent contractor or consultant, is or was properly classified and properly treated as an independent contractor or consultant by such Company Entity.
(c) To the knowledge of the Company, no employee of any Company Entity is in any respect in violation in any material respect of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation: (i) to any Company Entity or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by any Company Entity or (B) to the knowledge or use of trade secrets or proprietary information.
(d) No Company Entity is party to a settlement agreement with a current or former director, officer, employee or independent contractor of any Company Entity that was entered into on or after January 1, 2017 and involves allegations relating to sexual harassment, sexual misconduct or any type of discrimination by either (i) an officer of a Company Entity or (ii) an employee of a Company Entity at the level of Vice President or above. To the knowledge of the Company, in the last five years, no allegations of sexual harassment, sexual misconduct or any type of discrimination have been made against (i) any officer of a Company Entity or (ii) an employee of a Company Entity at a level of Vice President or above.
Section 3.13 Environmental Matters.
(a) Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i) the Company Entities, and to the knowledge of the Company, the Joint Ventures, are, and have been at all times since January 1, 2020, in compliance with all applicable Environmental Laws;
(ii) each Company Entity, and to the knowledge of the Company, each Joint Venture, has all Environmental Permits required pursuant to applicable Environmental Laws to operate as they presently operate; no Company Entity, and to the knowledge of the Company, no Joint Venture, has received a written notice from any Governmental Entity seeking to modify, revoke, suspend or terminate any such Environmental Permit; and no proceeding is pending to modify, revoke, suspend, or terminate any such Environmental Permit;
(iii) to the knowledge of the Company, there are no Materials of Environmental Concern at any property owned or operated by any Company Entity or Joint Venture, or any property formerly owned or operated by it or any of its Subsidiaries, including releases or threatened releases of Materials of Environmental Concern at such properties, except under circumstances that are not reasonably likely to result in liability of any Company Entity or Joint Venture under any applicable Environmental Law;

(iv) to the knowledge of the Company, no Company Entity or Joint Venture has received any written request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute, concerning any release or threatened release of Materials of Environmental Concern at any location except, with respect to any such request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate Governmental Entity or otherwise, with no further obligations or liabilities on the part of any Company Entity or Joint Venture;
(v) no Company Entity, and to the knowledge of the Company, no Joint Venture, has received any written notice, claim or complaint, or is presently subject to any proceeding, or, to the knowledge of the Company, investigation, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, including claims relating to exposure to Materials of Environmental Concern, and to the knowledge of the Company, no such matter has been threatened in writing;
(vi) no Company Entity, and to the knowledge of the Company, no Joint Venture, is subject to any order, judgment or decree pursuant to Environmental Law or with respect to Materials of Environmental Concern; and
(vii) no Company Entity, and to the knowledge of the Company, no Joint Venture, has assumed, retained or agreed to provide indemnification in any agreement (excluding leases, credit agreements and other agreements entered into in the ordinary course of business) with respect to liabilities arising pursuant to Environmental Laws.
(b) Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 3.13 are the only representations and warranties in this Agreement with respect to Environmental Laws or Materials of Environmental Concern.
(c) For purposes of this Agreement, the following terms shall have the meanings assigned below:
(i) “Environmental Laws” means foreign, federal, regional, supernational, provincial, state or, local laws (including common law), statutes, ordinances, rules, regulations, orders, judgments and other enforceable requirements of any Governmental Entity, relating to pollution or protection of the environment, natural resources or human health and safety.
(ii) “Environmental Permits” means all permits, licenses, registrations, and other authorizations and approvals required under applicable Environmental Laws.
(iii) “Materials of Environmental Concern” means (A) those substances, materials, contaminants or wastes defined in or regulated as “hazardous,” “toxic,” “radioactive,” a “pollutant,” or a “contaminant,” or words of similar import under any applicable Environmental Law, (B) petroleum and petroleum products, including crude oil and any fractions thereof, (C) natural gas, synthetic gas and any mixtures thereof, (D) polychlorinated biphenyls, friable asbestos and radon, (E) per- and polyfluoroalkyl substances (including PFAs, PFOA, PFOS, Gen X and PFBs) or (F) any other chemical, material or substance, exposure to which is prohibited, limited, or regulated by any applicable Environmental Law or which may result in liability arising from injury to persons, property or resources.
Section 3.14 Taxes. Except for failures, violations inaccuracies, omissions or proceedings that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) all Tax Returns required by applicable Law to be filed by or on behalf of any Company Entity have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns were true, accurate and complete;
(b) the Company Entities have timely paid all Taxes required to be paid by them (whether or not shown or required to be shown as due on any Tax Return);
(c) no Liens for Taxes exist with respect to any assets or properties of any Company Entity, except for (A) statutory Liens for Taxes not yet due and payable and (B) Taxes being contested in good faith;

(d) there are no audit, examination, investigation or other proceedings pending or threatened in writing against or with respect to any Company Entity with respect to any Tax and no Company Entity has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax which has not yet expired (excluding extensions of time to file Tax Returns obtained in the ordinary course);
(e) the Company Entities have complied with all applicable Laws relating to the withholding of Taxes;
(f) (i) no Company Entity has any liabilities for unpaid Taxes as of the date of the latest balance sheet included in the consolidated financial statements that had not been accrued or reserved on such balance sheet in accordance with GAAP, and (ii) no Company Entity has incurred any liability for Taxes since the date of the latest balance sheet included in the consolidated financial statements except in the ordinary course of business;
(g) no Company Entity has any liability for Taxes of any Person (other than a Company Entity) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law), by reason of Contract, assumption, transferee or successor liability, or by operation of Law or otherwise;
(h) no Company Entity is a party to or is otherwise bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than between Company Entities), except for such an agreement or arrangement entered into in the ordinary course of business that is not primarily related to Taxes;
(i) within the past three years, no Company Entity has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code;
(j) no Company Entity has any Tax rulings, requests for rulings, closing agreements or other similar agreements in effect or filed with any Governmental Entity;
(k) no Company Entity will be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period ending after the Closing Date as a result of any (A) adjustment pursuant to Section 481 of the Code (or any similar provision of state, local or non-U.S. Law) for a taxable period on or before the Closing Date, (B) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, (C) installment sale, intercompany transaction or open transaction disposition made on or prior to the Closing Date or (D) prepaid amount received on or prior to the Closing Date; and
(l) no Company Entity has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.
(m) As used in this Agreement:
(i) “Taxes” means federal, state, provincial, local or foreign taxes, customs, tariffs, imposts, levies, duties, other like assessments or charges in the nature of a tax imposed by a Governmental Entity, including all interest, penalties and additions imposed with respect to such amounts.
(ii) “Tax Returns” means all domestic or foreign (whether national, federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, including any amended tax return.
Section 3.15 Contracts.
(a) Except for this Agreement and except for Contracts filed as exhibits to any Company SEC Documents filed prior to the date hereof, as of the date hereof, no Company Entity is a party to, and none of its properties or assets is bound by, any of the following categories of Contracts (each such Contract required to be filed as an exhibit to any Company SEC Document or required to be listed in Section 3.15(a) of the Company Disclosure Letter, a “Material Contract”):

(i) any Contract required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act that has not been so filed (except for a Company Plan listed in Section 3.11(a) of the Company Disclosure Letter);
(ii) any Contract to which any Company Entity is a party that (a) restricts the ability of any Company Entity to engage in or compete in any business in any manner that is material to any Company Entity, (b) requires any Company Entity to conduct any business on a “most favored nations” basis with any third party that restricts in any material respect the business of any Company Entity, or (c) provides for “exclusivity,” rights of first refusal or offer or any similar requirement or right in favor of any third party that restricts in any material respect the business of any Company Entity;
(iii) any Contract to which any Company Entity is a party that provides for payments to or from any Company Entity in excess of $25,000,000 in the aggregate annually;
(iv) any Contract creating, guaranteeing or securing indebtedness for borrowed money of any Company Entity in excess of $25,000,000;
(v) any Contract with respect to the creation, formation, governance or control of any material partnerships, joint ventures or joint ownership arrangements with third parties;
(vi) any Contract that (A) relates to the acquisition of assets (other than in the ordinary course of business) or capital stock or other securities (by merger, capital contribution or otherwise) of any Person after the date of this Agreement with a total consideration of more than $25,000,000 in the aggregate, (B) relates to the disposition (other than in the ordinary course of business) after the date of this Agreement, directly or indirectly, of assets of any Company Entity with a total consideration of more than $25,000,000 in the aggregate or any capital stock or other securities (by merger, capital contribution or otherwise) of any Company Entity or (C) contains a put, call, right of first refusal or similar right pursuant to which a Company Entity could be required to purchase or sell, as applicable, any of the foregoing;
(vii) any Contract that otherwise limits or restricts the payment or dividends or distributions in respect of the capital stock or equity interests of any Company Entity;
(viii) any Contract entered into since January 1, 2020 that relates to the sale, transfer or other disposition of a business or assets by any Company Entity pursuant to which any Company Entity has any continuing indemnification, guarantee, “earnout” or other contingent, deferred or fixed payment obligations that would reasonably be expected to result in aggregate payments in excess of $10,000,000;
(ix) any Contract that requires any Company Entity to make any advance, loan or commitment therefor or provide any credit support for or any capital contribution to, or other investment in, any Person (other than any Company Entity) in excess of $25,000,000;
(x) any Contract with a term exceeding one year after the date of this Agreement for future purchases, exchange or sales of gas, oil or electric energy in excess of $25,000,000 in the aggregate after the date of this Agreement;
(xi) any Company Union Contract;
(xii) any Contract with a term exceeding one year after the date of this Agreement which is a financial derivative interest rate hedge with a value in excess of $10,000,000;
(xiii) any Contract creating, forming, governing or providing for a Joint Venture; and
(xiv) any Contract with a Governmental Entity, other than any Contract relating to real property or franchise agreements, that provides for payments to or from any Company Entity in excess of $25,000,000.
(b) Each Material Contract is valid and binding on each Company Entity party thereto or bound thereby, and to the knowledge of the Company, any other party thereto, enforceable against it, and to the knowledge of the Company, any other party thereto in accordance with its terms, and is in full force and effect, and each Company Entity party thereto or bound thereby and, to the knowledge of the Company, each other party thereto has performed in all material respects all obligations required to be performed by it under each Material Contract, except where such failure to be valid and binding or such non-performance has not had and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not have or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no default under any Material Contract by any Company Entity party thereto or, to the knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by any Company Entity party thereto or, to the knowledge of the Company, any other party thereto.
Section 3.16 Insurance. Except as has not had or would not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all fire and casualty, general liability, director and officer, business interruption, product liability, sprinkler and water damage, cybersecurity and other material insurance policies maintained by any Company Entity (“Insurance Policies”) are in full force and effect and provide insurance in such amounts and against such risks as management has determined to be prudent in accordance with industry practices, (b) all premiums due with respect to all Insurance Policies have been paid, (c) no Company Entity is in breach or default under, and to the knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute such a breach of or default under, or permit termination or modification under, any such Insurance Policies, and (d) since the most recent renewal date, no Company Entity has received any written notice threatening termination of, or premium increases with respect to, or material alteration of coverage under, any such policies, other than premium increases or alterations of coverage occurring in the ordinary course during the renewal process for any such policies.
Section 3.17 Properties. Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Entity has either good fee title or valid leasehold, easement or other real property rights, to the land, buildings, wires, pipes, structures and other improvements thereon and fixtures thereto necessary to permit it to conduct its business as and where currently conducted. Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and except as may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), (a) all leases, easements or other agreements under which any Company Entity leases, accesses, uses or occupies real property necessary to permit it to conduct its business as currently conducted are valid, binding and in full force and effect against the Company Entity and, to the knowledge of the Company, the counterparties thereto, in accordance with their respective terms, and (b) each Company Entity and, to the knowledge of the Company, the counterparties thereto are not in default under any of such leases, easements or other agreements described in the foregoing clause (a). This Section 3.17 does not relate to Environmental Permits, Environmental Laws, Materials of Environmental Concern or other environmental matters; or Intellectual Property, which are addressed in Section 3.13 and Section 3.18, respectively.
Section 3.18 Intellectual Property.
(a) Section 3.18(a) of the Company Disclosure Letter sets forth a correct and complete list (in all material respects) of all (i) issued patents and patent applications, (ii) trademark registrations and applications and material unregistered trademarks, and (iii) copyright registrations and applications owned by the Company in any jurisdiction in the world. Except as would not have or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, a Company Entity is the sole and exclusive beneficial and, with respect to applications and registrations (including patents), record owner of all of the Intellectual Property items set forth in Section 3.18(a) of the Company Disclosure Letter.
(b) Except as would not have or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Entity owns, or has the valid right to use, all Intellectual Property used in its business as presently conducted and such conduct does not infringe or otherwise violate any Person’s Intellectual Property, (ii) there is no Action alleging such infringement or other violation pending or threatened in writing against any Company Entity, (iii) to the knowledge of the Company, no Person is infringing or otherwise violating any Intellectual Property owned by any Company Entity, and (iv) no Action alleging such infringement or other violation are pending or threatened in writing against any Person by any Company Entity.
(c) The Company has taken reasonable steps to maintain the confidentiality of all material trade secrets held by any Company Entity. To the knowledge of the Company, since January 1, 2020, there has not been any material disclosure of or unauthorized access to or use of material trade secrets of any Company Entity that has resulted or is likely to result in the loss of trade secret protection for such information.
(d) Since January 1, 2020, (i) to the knowledge of the Company, there have been no security breaches, intrusions or instances of unauthorized access, use or disclosure in any information technology systems to the extent within the control of any Company Entity, to the knowledge of the Company, with respect to information or property provided by or for any Company Entity, any other third-party-controlled information technology systems used by or for the benefit of any Company Entity (including, but not limited to, the Company Entities’ cloud, SaaS or hosted services arrangements) (collectively, “IT Systems”), (ii) no Company Entity has notified or been required to notify any Person or Governmental Entity of any security breach or other incident affecting the IT Systems or any information or data stored or contained therein, and (iii) there have not been and are no Actions, complaints, citations or fines pending, issued or received, or, to the knowledge of the Company, threatened against any Company Entity by any Person with respect to privacy or other incidents, or with respect to any Company Entity’s handling, use or processing of information within any Company Entity’s possession or control, that, in the case of (i), (ii) and (iii), were or are, individually or in the aggregate, material to the business of the Company Entities. Since January 1, 2020, each Company Entity has conducted commercially reasonable privacy and cybersecurity testing, audits and assessments at reasonable and appropriate intervals, and, to the knowledge of the Company, there have been no specific material vulnerabilities or risks with respect to cybersecurity or privacy except for those that have been reasonably remediated on a reasonably prompt basis.
(e) Since January 1, 2020, each Company Entity implements and maintains appropriate administrative, technical and organizational measures to protect confidential information, Personal Information and the IT Systems, including against unlawful destruction or unauthorized access, use, modification or loss, and complies in all material respects with applicable Law with respect to cybersecurity and privacy, as well as its contractual obligations and its policies and procedures with respect to cybersecurity and privacy (such policies and procedures, “IT Policies and Procedures”). Each Company Entity has aligned its IT Policies and Procedures with applicable federal, state and industry standards, including the annual reporting and other requirements of the NJBPU cybersecurity docket (Dkt. No. AO160301969), in all material respects.
(f) The representations and warranties contained in this Section 3.18 are the sole and exclusive representations and warranties of the Company relating to infringement or misappropriation of Intellectual Property, and no other representation or warranty of the Company contained herein shall be construed to relate to infringement or misappropriation of Intellectual Property.
Section 3.19 State Takeover Statutes. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.8, no “fair price,” “moratorium,” “control share acquisition” or similar antitakeover Law (collectively, “Takeover Laws”) enacted under of any state Laws in the United States apply to this Agreement, the Merger or any of the other transactions contemplated hereby.
Section 3.20 Regulatory Status.
(a) Section 3.20(a) of the Company Disclosure Letter sets forth each Company Entity and Joint Venture that is subject to regulation as a “public utility”, as such term is defined under the laws of the State of New Jersey or the Federal Power Act, by the NJBPU or FERC. None of the Subsidiaries of the Company is regulated as a public utility by any state other than the State of New Jersey. The Company is a “holding company” under the Public Utility Holding Company Act of 2005 that qualifies for the exemptions in 18 C.F.R. § 366.3(b)(2).
(b) All filings (except for immaterial filings) required to be made by any Company Entity and, to the knowledge of the Company, by any Joint Venture, since January 1, 2020 with the NJBPU or FERC, as the case may be, have been made, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related documents, and all such filings complied, as of their respective dates, and currently comply, with all requirements of applicable Laws, except for filings the failure of which to make or the failure of which to make in compliance with all requirements of applicable Laws, have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.21 Brokers. Except for BofA Securities, Inc., no broker, investment banker, financial advisor or other Person, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Company Entity. The Company has made available to Parent true and complete copies of all agreements between the Company and BofA Securities, Inc., which agreements disclose all fees payable to BofA Securities, Inc.
Section 3.22 Opinion of Financial Advisors. BofA Securities, Inc. has delivered to the Company Board its written opinion dated as of the date of this Agreement (or oral opinion to be confirmed in writing), to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Shares and, as of the date of this Agreement, such opinion has not been modified or withdrawn. Promptly following execution of this Agreement, the Company will provide copies of such opinion to Parent for informational purposes only.
Section 3.23 No Other Representations or Warranties. Except for the representations and warranties contained in Article IV, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any information provided to the Company.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB
Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:
Section 4.1 Organization, Standing and Power.
(a) Each of Parent and Merger Sub (i) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), for any such failures to have such power and authority or to be so qualified or licensed or in good standing has not had and as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b) Parent has previously furnished to the Company a true and complete copy of the Organizational Documents of each of Parent and Merger Sub, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. Neither Parent nor Merger Sub is in violation of any provision of its Organizational Documents in any material respect.
Section 4.2 Authority. Each of Parent and Merger Sub has all necessary entity power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby have been duly authorized by the sole member and Board of Directors of Parent and Merger Sub, respectively, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). The vote or consent of Parent as the sole shareholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger or the other transactions contemplated hereby.
Section 4.3 No Conflict; Consents and Approvals.
(a) The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, do not and will not (i) conflict with or violate the Organizational Documents of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any of their respective properties are bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation or acceleration of, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b) The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) such filings as may be required under applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and under state securities, takeover and “blue sky” laws, (ii) the filing with the New Jersey Department of the Treasury of the Certificate of Merger as required by the NJBCA, (iii) such filings as necessary to comply with the applicable requirements of the NYSE, (iv) the Required Approvals and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.4 Certain Information. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any of its Representatives for inclusion or incorporation by reference in the Proxy Statement.
Section 4.5 Litigation. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, as of the date hereof (a) there is no Action pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective properties by or before any Governmental Entity and (b) neither Parent nor any of its Subsidiaries nor any of their respective properties is or are subject to any judgment, order, injunction, rule or decree of any Governmental Entity.
Section 4.6 Ownership and Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the Merger and the other transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than in connection with this Agreement and the Merger and the other transactions contemplated hereby. The authorized capital stock of Merger Sub consists of 100 shares of common stock, no par value, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent.
Section 4.7 Financing.
(a) Concurrently with the execution of this Agreement, the Sponsor has executed the Equity Commitment Agreement. The Equity Commitment Agreement is in full force and effect, is a valid, binding and enforceable obligation of the Sponsor and no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Sponsor under the Equity Commitment Agreement. The Equity Commitment Agreement is not subject to any conditions or other contractual contingencies other than as set forth therein. Parent has delivered to the Company a true and complete copy of the executed Equity Commitment Agreement pursuant to which the Sponsor has committed, subject only to the terms and conditions set forth therein, to provide the Equity Financing to Parent.
(b) Parent has delivered to the Company true and complete fully executed copies of (a) the commitment letter, dated as of the date hereof, among Parent, Keybank National Association, Keybanc Capital Markets, PNC Bank, National Association and PNC Capital Markets LLC (the “Debt Commitment Letter”) and (b) the fee letter, dated as of the date hereof, among Parent, Keybank National Association, Keybanc Capital Markets, PNC Bank, National Association and PNC Capital Markets LLC (in each case, as redacted to remove only the fee amounts, pricing caps, the rates and amounts included in the “market flex” and other economic provisions, none of which could affect the conditionality, principal amount or availability of the Debt Financing), in each case, including all exhibits, schedules, annexes and amendments to such letters in effect as of the date of this Agreement (collectively, the “Debt Letters”, and together with the Equity Commitment Agreement, the “Financing Commitments”) pursuant to which the lender parties thereto have agreed, subject only to the terms and conditions set forth therein, to provide or cause to be provided the debt amounts set forth therein (the “Debt Financing”, and together with the Equity Financing, the “Financing”).
(c) None of the Financing Commitments has been amended or modified prior to the execution and delivery of this Agreement, no such amendment or modification is contemplated as of the date of this Agreement, and the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded as of the date of this Agreement. As of the date of this Agreement, the Financing Commitments are in full force and effect and constitute the legal, valid and binding obligation of each of Parent or Merger Sub and, to the knowledge of Parent, the other parties thereto (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). As of the date of this Agreement, there are no side letters or other Contracts or arrangements (oral or written) related to the Financing that could affect the conditionality, principal amount available to pay the Merger Consideration and other payment obligations of Parent and Merger Sub hereunder or availability of the Financing other than as expressly set forth in the Financing Commitments. As of the date of this Agreement, to the knowledge of Parent, no event has occurred that (with or without notice or lapse of time, or both) would constitute a breach or default under the Financing Commitments. As of the date of this Agreement, assuming the accuracy of the Company’s representations and warranties set forth in Article III and the satisfaction of the conditions set forth in Section 6.1 and Section 6.3, neither Parent nor Merger Sub has any reason to believe that any of the conditions to the Financing contemplated by the Financing Commitments will not be satisfied or waived on a timely basis or that the Financing contemplated by the Financing Commitments will not be made available on the Closing Date in accordance with the terms of the Financing Commitments. Parent or Merger Sub has fully paid any and all commitment fees or other fees required by the terms of the Financing Commitments to be paid on or before the date of this Agreement. Subject to the terms and conditions of the Financing Commitments and subject to the satisfaction of the conditions contained in Sections 6.1 and 6.3, assuming the accuracy of the Company’s representations and warranties set forth in Article III and assuming compliance by the Company with the covenants set forth herein, the aggregate proceeds contemplated by the Financing Commitments, together with other financial resources of Parent and Merger Sub including unrestricted cash, cash equivalents and marketable securities (net of any applicable tax liabilities) of Parent, Merger Sub, the Company and the Company’s Subsidiaries on the Closing Date, will be sufficient for Parent and Merger Sub to pay all of their respective obligations under this Agreement, including the (i) payment of the Merger Consideration and all other amounts payable pursuant to Article II, (ii) repayment, prepayment or discharge of the obligations of the Company Entities under the agreements set forth on Section 4.7 of the Company Disclosure Letter that would become due (after giving effect to the Merger) and are intended to be repaid at Closing and (iii) payment all fees and expenses expected to be incurred in connection therewith.
Section 4.8 Ownership of Shares. Neither Parent nor Merger Sub nor any of Parent’s affiliates or associates is, nor at any time during the last five years has either Parent or Merger Sub or any affiliate or associate of either of the foregoing, been, an interested stockholder of the Company (each of “affiliate”, “associate” and “interested stockholder” as defined in 14A:10A-3 of the NJBCA). Neither Parent nor Merger Sub nor any of Parent’s Affiliates owns (directly or indirectly, beneficially or of record) any Shares or holds any rights to acquire or vote any Shares except pursuant to this Agreement.
Section 4.9 Certain Arrangements. As of the date of this Agreement, none of Parent, Merger Sub nor any of their respective Affiliates or any other Person on behalf of Parent or Merger Sub or their respective Affiliates has entered into any contract, or has authorized, made or entered into any commitment, agreement, instrument, obligation, formal or informal arrangement, undertaking or other understanding (whether or not binding), whether written or oral, with any shareholder (in their capacity as such) of the Company or any, director, officer, employee or other Affiliate of any Company Entity (a) relating to (i) this Agreement or the Merger or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time, or (b) pursuant to which any (i) holder of Shares would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s Shares; (ii) holder of Shares has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) Person other than the Sponsor has agreed to provide, directly or indirectly, an equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.
Section 4.10 Brokers. Except for Centerview Partners LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.
Section 4.11 Solvency. Assuming (a) the representations and warranties of the Company made in this Agreement are true and correct in all material respects (disregarding any references to “knowledge of the Company,” “Company Material Adverse Effect,” “materiality” or similar qualifications contained in such representations), (b) the compliance by the Company of its obligations hereunder, (c) all material contingent liabilities of the business of the Company are disclosed herein, in the Company Disclosure Letter or in the Company SEC Documents, (d) the satisfaction of the conditions set forth in Article VI and (e) that the most recent projections, forecasts or estimates of the Company that have been provided to Parent have been prepared in good faith based on assumptions that were and continue to be reasonable, Parent and Merger Sub, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the Merger and the other transactions contemplated hereby to occur at the Closing, including the Merger, the Debt Financing, any Substitute Financing, the payment of the Merger Consideration, and the payment of all related fees and expenses, will not be, Insolvent.
Section 4.12 No Other Representations or Warranties. Except for the representations and warranties contained in Article III, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to any Company Entity with respect to any other information provided to Parent or Merger Sub in connection with the Merger and the other transactions contemplated by this Agreement. Neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain “data rooms” or management presentations in expectation of the Merger and the other transactions contemplated by this Agreement.
Section 4.13 No Reliance. Parent and Merger Sub each acknowledges and agrees that it has conducted its own independent investigation of the Company Entities and the transactions contemplated hereby, and has not relied on any representation or warranty by any Person regarding the Company Entities, other than those as expressly set forth in Article III. Without limiting the foregoing, except for the representations and warranties set forth in Article III or in any certificate delivered in connection with this Agreement, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its shareholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding any Company Entity or its respective businesses and operations and that Parent and Merger Sub will have no claim against the Company or any of its shareholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto.

ARTICLE V
COVENANTS
Section 5.1 Conduct of Business of the Company.
(a) The Company covenants and agrees that, during the period from the date hereof until the Effective Time, except (1) as contemplated or permitted by this Agreement, (2) as disclosed in Section 5.1 of the Company Disclosure Letter, (3) as required by applicable Law (including Public Health Measures), or as required in connection with any Proceedings, or for commercially reasonable actions taken by any Company Entity in response to any Public Health Measures or COVID-19 or (4) as Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to use commercially reasonable efforts to (x) conduct its business in the ordinary course of business in all material respects, including filing all required Company SEC Documents and making all required filings with the NJBPU, (y) maintain in effect all material Permits necessary for the lawful conduct of its business and (z) preserve intact, in all material respects, its business organization, goodwill and existing relationships with employees, customers, suppliers, labor unions and Governmental Entities and any other Person having a material business relationship with it; provided, that no action by any Company Entity with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this section unless such action constitutes a breach of such provision of Section 5.1(b).
(b) Between the date of this Agreement and the Effective Time, except (1) as permitted by this Agreement, (2) as disclosed in Section 5.1 of the Company Disclosure Letter, (3) as required by applicable Law (including Public Health Measures), or as required in connection with any Proceedings, or for commercially reasonable actions taken by any Company Entity in response to any Public Health Measures or COVID-19 or (4) as Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), no Company Entity shall:
(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, except for (A) quarterly cash dividends payable by the Company in respect of the Shares with declaration, record and payment dates consistent with the Company’s past practices and in an amount per Share not in excess of (1) $0.3100 for quarterly dividends declared before November 20, 2022 and (2) $0.3193 for quarterly dividends declared on or after November 20, 2022, and (B) a “stub period” dividend to holders of record of Shares as of immediately prior to the Effective Time equal to the product of (1) the number of days from the record date for payment of the last quarterly dividend paid by the Company prior to the Effective Time, multiplied by (2) a daily dividend rate determined by dividing the amount of the last quarterly dividend paid prior to the Effective Time by ninety-one (91);
(ii) amend or otherwise change its Organizational Documents (except for immaterial or ministerial amendments or amendments required by changes in Law);
(iii) issue, deliver, sell, pledge, dispose of or encumber any shares of capital stock, or grant to any Person any right to acquire any shares of its capital stock, except (A) in connection with the exercise, settlement or vesting of Company RSUs and Company PSUs in each case in accordance with the terms of any Company Plan, (B) as required by any Company Plan as in effect on the date hereof, (C) to new hires after the date hereof to the extent consented to pursuant to Section 5.1(b)(xvi) or (C) as otherwise set forth in Section 5.1(b)(iii) of the Company Disclosure Letter;
(iv) adjust, split, combine, redeem, repurchase or otherwise acquire any shares of capital stock of any Company Entity (except in connection with the cashless exercise or similar transactions pursuant to the exercise or settlement of stock-based awards or obligations outstanding as of the date hereof or permitted to be granted after the date hereof), or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock;
(v) make any acquisition or disposition, sale or transfer of an asset or business (including by merger, consolidation or acquisition of stock or any other equity interests or assets) except for (A) any acquisition or disposition contemplated by the capital plan set forth in Section 5.1(b)(viii) of the

Company Disclosure Letter, (B) any acquisition or disposition for consideration that is individually not in excess of $25,000,000 and in the aggregate not in excess of $50,000,000 or (C) any disposition of obsolete or worn-out equipment in the ordinary course of business;
(vi) exercise any put or call or similar right with respect to equity securities of any Person or authorize any Joint Venture to exercise any such right;
(vii) (A) enter into, modify or amend in any material respect, or terminate or waive any material right under, any Material Contract (or any Contract which would have been a Material Contract if entered into as of the date of this Agreement) (except for (x) any entry into, modification, amendment, termination or waiver in the ordinary course of business or (y) a termination without material penalty or loss of material benefit to the Company); or (B) enter into any Contract under which the consummation by the Company of the Merger or the other transactions contemplated hereby will result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation or acceleration of, such Contract;
(viii) make, or agree or commit to make, any capital expenditure, except (A) in accordance with the capital plan set forth in Section 5.1(b)(viii) of the Company Disclosure Letter, plus a 10% variance, (B) capital expenditures related to operational emergencies subject to Section 5.1(c), (C) as required by Law or a Governmental Entity or (D) with respect to any capital expenditures not addressed by the foregoing clauses (A) through (C), not to exceed $30,000,000 in the aggregate in any 12-month period; provided, that in the case of clauses (B) and (C), the Company shall provide Parent with notice of such action taken as soon as reasonably practicable thereafter;
(ix) incur any indebtedness for borrowed money or guarantee of indebtedness for borrowed money, except for (A) indebtedness in replacement of existing indebtedness having material terms and covenants substantially similar to the indebtedness so replaced (other than the market rate of interest) (provided, that the aggregate commitments or principal amounts thereof shall not be increased), (B) guarantees by any Company Entity of existing indebtedness or (C) borrowings under existing revolving credit facilities (or replacements thereof on comparable terms) in the ordinary course of business;
(x) form any new Joint Ventures or materially modify the terms of any existing Joint Ventures in a manner that is adverse to the Company Entities;
(xi) make, authorize, enter into any commitment for, or make a capital contribution to, any Joint Venture, other than the capital contributions set forth in Section 5.1(b)(xi) of the Company Disclosure Letter or otherwise required by the Organizational Documents of a Joint Venture;
(xii) make or change any material Tax election, change any method of Tax accounting, settle or compromise any material Tax liability, audit or other proceeding, compromise or surrender any material refund, credit or other similar benefit, enter into any closing agreements relating to a material amount of Taxes, file or amend any income or other material Tax Return, grant any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any material Tax (excluding extensions of time to file Tax Returns obtained in the ordinary course);
(xiii) (A) grant to any individual any increase in compensation or benefits (including paying any amount not due), except for promotions and other increases in the ordinary course of business consistent with past practices (subject to applicable New Jersey labor Laws), (B) grant to any individual any increase in change-in-control, severance, retention or termination pay, or enter into or amend any change-in-control, severance, retention or termination agreement with any such person, (C) establish, adopt, enter into, amend or terminate any Company Plan, in each case, except in the ordinary course of business consistent with past practices and that do not increase the cost to the Company, or (D) take any action to accelerate the time of vesting, funding or payment of any compensation or benefits under any Company Plan, except in the case of the foregoing clause (A) through (D) for actions required pursuant to the terms of any Company Plan existing on the date hereof that has been made available to Parent;

(xiv) make any material change in accounting methods, principles or practices, except to the extent as may have been required by a change in applicable Law or GAAP or by any Governmental Entity (including the SEC, the Public Company Accounting Oversight Board and the Financial Accounting Standards Board);
(xv) waive, release, assign, settle or compromise any material Action against any Company Entity, except to the extent permitted by Section 5.17 and except for waivers, releases, assignments, settlements or compromises that are limited solely to the payment of monetary damages and that, with respect to the payment of such monetary damages, the amount of monetary damages to be paid by any Company Entity does not exceed (A) the amount with respect thereto reflected on the Company’s balance sheet at September 30, 2021 (including the notes thereto) or (B) $10,000,000, in the aggregate, in excess of the proceeds received or to be received from any insurance policies in connection with such payment; provided that Transaction Litigation shall be subject to Section 5.18;
(xvi) hire or engage any Person to be an employee in a position at the level of officer or above;
(xvii) terminate the employment of any employee at the level of officer or above, other than for cause;
(xviii) waive the restrictive covenant obligations of any current or former employee, independent contractor, officer or director of any Company Entity;
(xix) enter into, materially amend, terminate or extend any collective bargaining agreement or similar labor agreement, other than as required by applicable Law, or voluntarily recognize or certify any union, works council or other employee representative body as the bargaining representative of any employees of any Company Entity;
(xx) effectuate a “plant closing” or “mass layoff,” as those terms are defined in the WARN Act;
(xxi) enter into a new line of business or cease operations of an existing material line of business;
(xxii) adopt or recommend a plan or agreement of complete or partial liquidation or dissolution, restructuring or other reorganization;
(xxiii) materially change any of its IT Policies and Procedures except as required by applicable Law or in accordance with Good Utility Practice; provided, however, that the Company may respond to any information requests or audits received by any Governmental Entity;
(xxiv) except as necessary in the ordinary course of business consistent with past practice, grant or acquire, agree to grant to or acquire from any Person, or dispose of or permit to lapse any rights to any material Intellectual Property;
(xxv) except to the extent permitted by Section 5.17, initiate or pursue any Proceedings with or before any Governmental Entity;
(xxvi) fail to maintain, terminate or cancel any material insurance coverage maintained by any Company Entity with respect to any material assets without using commercially reasonable efforts to replace such coverage with a comparable amount of insurance coverage to the extent available on commercially reasonable terms;
(xxvii) make any settlement election other than “Physical Settlement” under, and as defined in, that certain Confirmation re: Registered Forward Transaction, dated as of March 18, 2021, between Bank of America, N.A. and the Company with respect to any Settlement Dates (as defined therein); or
(xxviii) agree to take any of the actions described in Sections 5.1(b)(i) through 5.1(b)(xxvii).
(c) Emergencies. Notwithstanding anything to the contrary herein, the Company Entities may take reasonable actions in compliance with applicable Law and Good Utility Practice (i) with respect to any operational emergencies (including any restoration measures in response to any hurricane, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural disaster, severe weather-related event, circumstance or development, act of terrorism or sabotage), equipment failures, outages or an immediate and material threat to the health or safety of natural Persons; provided, that the Company shall provide Parent with notice of such action taken as soon as reasonably practicable thereafter.
Section 5.2 Reserved.
Section 5.3 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company Entities’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
Section 5.4 No Solicitation by the Company; Acquisition Proposals.
(a) The Company Entities shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, and the Company Entities shall instruct their respective directors, officers and employees, investment bankers, attorneys, accountants and other agents, advisors or representatives (collectively, “Representatives”) to terminate any solicitation, encouragement, discussions or negotiations with any Person or its Representatives (other than Parent and Merger Sub and their Representatives) conducted prior to the date of this Agreement with respect to any Acquisition Proposal and shall terminate any Person’s (other than the Company, Parent and Merger Sub and their respective Representatives) access to physical or electronic data rooms that was provided to such Person regarding, and shall not provide any Person material non-public information regarding, an Acquisition Proposal or any other transaction or potential transaction outside the ordinary course of business, and otherwise request the prompt return or destruction of material non-public information previously furnished to such Persons.
(b) The Company agrees that no Company Entity shall, and that it shall direct its and their respective Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate (including by providing information; provided, that any communication undertaken by the Company in the ordinary course of business and not related, directly or indirectly, to an Acquisition Proposal or the Merger or any other similar transaction shall not, in and of itself be deemed an action by the Company to encourage or facilitate) any inquiries, proposals or offers with respect to, or the making or completion of, an Acquisition Proposal or that would reasonably be expected to lead to an Acquisition Proposal, or (ii) engage or participate in any negotiations or discussions (other than to (x) state that they are not permitted to have discussions or (y) seek clarification regarding the terms of an Acquisition Proposal) concerning, or provide or cause to be provided any non-public information or data relating to any Company Entity or Joint Venture in connection with, an Acquisition Proposal; provided, it is understood and agreed that any determination or action by the Company Board permitted under, and taken in compliance with, Section 5.4(c) or 5.4(d) or Section 7.1(c)(ii) shall not be deemed to be a breach of this Section 5.4.
(c) Notwithstanding anything to the contrary in Section 5.4, at any time prior to obtaining the Company Shareholder Approval, the Company may, in response to a bona fide written Acquisition Proposal made after the date of this Agreement that does not result from a material breach of Section 5.4(a) or Section 5.4(b) that the Company Board determines in good faith constitutes or may reasonably be expected to lead to a Superior Proposal, (i) furnish information with respect to the Company Entities and Joint Ventures to the Person making such Acquisition Proposal pursuant to a customary confidentiality agreement on terms that, taken as a whole, are not materially less restrictive to the other party than those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and it being understood that the Company may enter into a confidentiality agreement without a standstill provision) (any agreement satisfying such criteria being an “Acceptable Confidentiality Agreement”) and (ii) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; provided, that the Company shall provide or make available to Parent any material non-public information concerning any Company Entity or Joint Venture that is provided to the Person making such Acquisition Proposal or its Representatives which was not previously provided or made available to Parent before or substantially concurrently with the time it is made available to such Person or its Representatives. Any violation of this Section 5.4(c) by any

Representative of the Company or any of its Affiliates, in each case, at the Company’s direction, shall constitute a breach of this Section 5.4(c) by the Company. Notwithstanding anything to the contrary herein, at any time prior to obtaining the Company Shareholder Approval, the Company may grant a waiver, amendment or release under any confidentiality or standstill agreement to the extent (x) necessary to allow a confidential Acquisition Proposal to be made to the Company or the Company Board so long as the Company Board promptly (and in any event, within twenty-four (24) hours) notifies Parent thereof after granting any such waiver, amendment or release and (y) the Company Board determines in good faith (after consultation with outside legal counsel) that the failure to grant such waiver, amendment or release would be reasonably likely to be inconsistent with the Company Board’s exercise of its fiduciary duties under applicable Law.
(d) Neither the Company Board nor any committee thereof shall (i) qualify, withdraw or modify in a manner adverse to Parent or Merger Sub the Company Board Recommendation, or publicly propose to do so, (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal, (iii) cause or permit any Company Entity to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other similar agreement (other than an Acceptable Confidentiality Agreement in accordance with this Section 5.4) providing for an Acquisition Proposal, (iv) fail to include the Company Board Recommendation in the Proxy Statement when mailed, (v) if an Acquisition Proposal is publicly announced or disclosed, fail to publicly reaffirm the Company Board Recommendation within ten Business Days following Parent’s written request to do (provided that Parent may only make such request twice with respect to any particular Acquisition Proposal), (or, with respect to any Acquisition Proposals or material amendments, revisions or changes to the terms of any such previously publicly disclosed Acquisition Proposal that are publicly disclosed within the last ten Business Days prior to the then-scheduled Company Shareholders Meeting, fail to take the actions referred to in this clause (v), with references to the applicable ten Business Day period being replaced with three Business Days) or (vi) fail to recommend against any then-pending tender or exchange offer that constitutes an Acquisition Proposal within 10 Business Days after it is announced (any of such actions in clauses (i)-(vi), an “Adverse Recommendation Change”). Notwithstanding anything to the contrary in, but subject to compliance with, this Section 5.4, if, prior to obtaining the Company Shareholder Approval, (i) the Company Board determines in good faith, after consultation with outside counsel and its financial advisor that the failure to make an Adverse Recommendation Change or terminate this Agreement in accordance with Section 7.1(c)(ii) would be reasonably likely to be inconsistent with the Company Board’s exercise of its fiduciary duties under applicable Law and (ii) the Company receives a written bona fide Acquisition Proposal that did not result from a material breach of Section 5.4(a) or Section 5.4(b) that the Company Board determines in good faith, after consultation with outside counsel and its financial advisor, constitutes a Superior Proposal, then (x) the Company Board may make an Adverse Recommendation Change or authorize the Company to terminate this Agreement pursuant to Section 7.1(c)(ii), and (y) the Company, upon receiving such authorization from the Company Board, may enter into a definitive acquisition agreement with respect to such Superior Proposal if, with respect to this clause (y), the Company concurrently terminates this Agreement pursuant to Section 7.1(c)(ii). The Company Board shall not be entitled to effect an Adverse Recommendation Change or authorize the termination of this Agreement pursuant to Section 7.1(c)(ii) unless:
(i) the Company notifies Parent in writing at least three Business Days before taking that action of its intention to do so, and specifies the reasons therefor, including, if applicable, the identity of the Person making the Superior Proposal and attaching the most current draft of any acquisition agreement with respect to such Superior Proposal or, if no draft exists, a summary of the material terms and conditions of such Superior Proposal (it being understood that any amendment to the financial terms or any other material amendments of such Superior Proposal shall require a new written notice by the Company and a new notice period and the provisions of clauses (ii) and (iii) below shall apply mutatis mutandis except that, in the case of such a new notice, all references to three Business Days in this Section 5.4(d) shall be deemed to be two Business Days);
(ii) to the extent Parent wishes to negotiate, the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent and its Representatives during such applicable period, to enable Parent to effect revisions to the terms and conditions of this Agreement that would, if a Superior Proposal has been made, cause such Superior Proposal to no longer constitute a Superior

Proposal or, in connection with an Adverse Recommendation Change, would cause the Company Board to no longer believe that the failure to make an Adverse Recommendation Change would be reasonably likely to be inconsistent with the Company Board’s exercise of its fiduciary duties under applicable Law; and
(iii) if Parent makes a proposal during such applicable period to adjust the terms and conditions of this Agreement or the Financing Commitments, the Company Board after taking into consideration the adjusted terms and conditions of this Agreement or the Financing Commitments as proposed by Parent, continues to determine in good faith (after consultation with outside counsel and its financial advisor) that such Superior Proposal continues to be a Superior Proposal, if applicable, and that the failure to make an Adverse Recommendation Change or terminate this Agreement, as applicable, would be reasonably likely to be inconsistent with the Company Board’s exercise of its fiduciary duties under applicable Law.
(e) The Company promptly (and in any event within 24 hours of receipt) shall advise Parent orally and in writing of the receipt by any Company Entity or its Representative of (i) any written Acquisition Proposal, (ii) any written request for non-public information relating to the Company Entities or Joint Ventures, other than requests for information not reasonably expected to be related to an Acquisition Proposal and (iii) any written inquiry or request for discussion or negotiation regarding an Acquisition Proposal, including in each case the identity of the Person making any such Acquisition Proposal, inquiry or request and the material terms of any such Acquisition Proposal, inquiry or request. The Company shall keep Parent reasonably informed in all material respects on a reasonably current basis (and in any event no later than 8:00 p.m. Eastern time on the next Business Day) of the material terms and status (including any change to the terms thereof) of any Acquisition Proposal. Without limiting the foregoing, the Company shall notify Parent in writing promptly (and in any event within 24 hours) after it determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal.
(f) Notwithstanding anything to the contrary set forth in this Section 5.4, upon the occurrence of any Intervening Event, the Company Board may, at any time prior to the Company Shareholders Meeting, make an Adverse Recommendation Change if all of the following conditions are met:
(i) the Company shall have (A) provided to Parent three Business Days’ prior written notice, which shall (1) set forth in reasonable detail information describing the Intervening Event and the rationale for the Adverse Recommendation Change and (2) state expressly that, subject to clause (ii) below, the Company Board has determined to make an Adverse Recommendation Change and (B) prior to making such an Adverse Recommendation Change, used commercially reasonable efforts to engage in good faith with Parent (to the extent Parent wishes to engage) during such three Business Day period to consider any adjustments proposed by Parent to the terms and conditions of this Agreement such that the failure of the Company Board to make an Adverse Recommendation Change in response to the Intervening Event in accordance with clause (ii) below would no longer be reasonably likely to be inconsistent with the Company Board’s exercise of its fiduciary duties under applicable Law; and
(ii) the Company Board shall have determined in good faith, after consultation with its outside legal counsel and its financial advisor, that in light of such Intervening Event and taking into account any revised terms proposed by Parent, the failure to make an Adverse Recommendation Change would be reasonably likely to be inconsistent with the Company Board’s exercise of its fiduciary duties under applicable Law.
(g) Nothing set forth in this Agreement shall prevent the Company or the Company Board from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or from (ii) making any required disclosure to the Company’s shareholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure to disclose such information would reasonably be expected to violate its obligations under applicable Law, it being understood, however, that this clause (ii) shall not be deemed to permit the Company Board to make an Adverse Recommendation Change or authorize the termination of this Agreement pursuant to Section 7.1(c)(ii) except, in each case, to the extent permitted by Section 5.7(d) or Section 5.7(f).
(h) As used in this Agreement:
(i) “Acquisition Proposal” means any inquiry, proposal or offer from any Person or group of Persons other than Parent or one of its Subsidiaries for (A) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Company or any Subsidiary or Subsidiaries of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company Entities, taken as a whole (for the 12-month period ending on the last day of the Company’s most recently completed fiscal quarter) or (B) the acquisition in any manner, directly or indirectly, of over 20% of the equity securities or consolidated total assets of the Company, in each case other than the Merger.
(ii) “Intervening Event” means a material effect that (A) was not known to, or reasonably foreseeable by, the Company Board prior to the execution of this Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable), which effect, or any material consequence thereof, becomes known to, or reasonably foreseeable by, the Company Board prior to the Company Shareholders Meeting and (B) does not relate to an Acquisition Proposal, but excluding (1) events or circumstances solely related to Parent or Merger Sub or any of their Affiliates, (2) any change in the trading price or trading volume of the Company’s securities on any national securities exchange or other trading market (provided that the exception in this clause (2) shall not prevent or otherwise affect the event or circumstance underlying such change from being taken into account) or (3) any matter contemplated by Section 5.7, including any noncompliance with Section 5.7 or any consequence thereof.
(iii) “Superior Proposal” means any bona fide written Acquisition Proposal (A) on terms which the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of Shares than the Merger, taking into account all the terms and conditions of such proposal, and this Agreement and (B) that the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors is reasonably capable of being completed, taking into account all financial, regulatory (including the likelihood and timeliness of receiving regulatory approvals), legal and other aspects of such proposal and all changes committed to in writing by Parent to adjust the terms and conditions of this Agreement and the Financing Commitments; provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”
Section 5.5 Preparation of Proxy Statement; Shareholders’ Meeting.
(a) As promptly as reasonably practicable following the date of this Agreement (but no later than 45 days following the date of this Agreement), the Company shall, with the assistance of Parent, prepare the Proxy Statement and file the Proxy Statement with the SEC. Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall use its commercially reasonable efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. The Company shall as soon as reasonably practicable notify Parent and Merger Sub of the receipt of any comments from the SEC with respect to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information and shall provide Parent with copies of all correspondence between it and its Affiliates and Representatives, on the one hand, and the SEC, on the other hand.
(b) As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, the Company, acting through the Company Board, shall (i) take all action necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the Company Shareholder

Approval (the “Company Shareholders Meeting”) and (ii) except to the extent that the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 5.4(d) or Section 5.4(f), include in the Proxy Statement the Company Board Recommendation and solicit, and use its reasonable best efforts to obtain, the Company Shareholder Approval at the Company Shareholders Meeting (including by soliciting proxies in favor of the approval of this Agreement); provided, that the Company shall be permitted to delay or postpone convening the Company Shareholders Meeting (but not beyond the Outside Date) (i) if in the good faith judgment of the Company Board or any committee thereof (after consultation with its outside legal counsel and with Parent) such delay or postponement is reasonably necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the shareholders of the Company in a reasonable amount of time in advance of the Company Shareholders Meeting, (ii) if as of the time for which the Company Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting or to the extent that at such time the Company has not received proxies sufficient to allow the receipt of the Company Shareholder Approval at the Company Shareholders Meeting, or (iii) to the extent required by applicable Law (it being understood that the Company may not postpone or adjourn the Company Shareholders Meeting more than two times or for more than 45 calendar days in total pursuant to clauses (i) and (ii) without Parent’s prior written consent). The date of the Company Shareholders Meeting and the record date therefor shall be set in consultation with Parent. The Company shall keep Parent updated with respect to proxy solicitation efforts and tallies as reasonably requested by Parent.
(c) Notwithstanding anything to the contrary herein, unless the Company Board has made an Adverse Recommendation Change, prior to filing the Proxy Statement in preliminary form with the SEC, responding to any comment from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement or mailing the Proxy Statement in definitive form to the shareholders of the Company, the Company shall provide Parent with a reasonable opportunity to review and comment on such document or response and consider in good faith any of Parent’s comments thereon.
Section 5.6 Access to Information; Confidentiality.
(a) From the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice, the Company shall, and shall use its reasonable best efforts to cause its Subsidiaries, officers, directors and Representatives to, afford to Parent reasonable access during normal business hours, consistent with applicable Law (including any Public Health Measures), to the Company Entities’ officers, employees, properties, offices, other facilities and books and records, and shall furnish Parent with (i) to the extent not publicly available, a copy of each material filing made by any Company Entity during such period pursuant to the requirements of securities Laws or filed with or sent to the SEC, the NJBPU or any other Governmental Entity and (ii) all other material financial, operating and other data and information, in each case as Parent shall reasonably request in writing (it being agreed, however, that without the Company’s prior written consent, the foregoing shall not permit Parent or its officers, employees or representatives to conduct any environmental testing or sampling, including facility surface and subsurface soils and water, air or building materials). Notwithstanding the foregoing, (i) any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company Entities or otherwise result in any significant interference with the prompt and timely discharge by the employees of the Company Entities of their normal duties and (ii) Parent and its representatives acting on Parent’s behalf shall not contact any officers or employees of the Company other than the officers and employees set forth on Section 5.6 of the Company Disclosure Letter (the “Company Representatives”) without the prior written consent of a Company Representative. No Company Entity shall be required to provide access to or to disclose information where such access or disclosure would (i) breach any agreement with any third-party (provided, that the Company shall use its commercially reasonable efforts to obtain the required consent of such third party to disclose such document or information and shall otherwise use good faith efforts to communicate the information without breaching such agreement), (ii) constitute a waiver of or jeopardize the attorney-client or other privilege held by any Company Entity (provided, that the Company shall use its commercially reasonable efforts to allow the disclosure of such document or information (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege or other privilege), (iii) is commercially sensitive (as determined in the Company’s reasonable discretion) or (iv) otherwise violate any applicable Law.

(b) EXCEPT FOR INCIDENTS CAUSED BY THE COMPANY’S OR ITS AFFILIATE’S WILLFUL MISCONDUCT, PARENT SHALL INDEMNIFY THE COMPANY AND ITS AFFILIATES AND REPRESENTATIVES FROM, AND HOLD THE COMPANY AND ITS AFFILIATES AND REPRESENTATIVES HARMLESS AGAINST, ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES, JUDGMENTS, INQUIRIES, FINES AND REASONABLE FEES, COSTS, EXPENSES, INCLUDING ATTORNEYS’ FEES AND DISBURSEMENTS, AND THE COST OF ENFORCING THIS INDEMNITY ARISING OUT OF OR RESULTING FROM ANY ACCESS PROVIDED PURSUANT TO THIS SECTION 5.6.
(c) Each of Parent and Merger Sub will hold and treat and will cause its Representatives to hold and treat in confidence all documents and information concerning the Company Entities furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated December 10, 2021, between IIF Acquisitions LLC and the Company (the “Confidentiality Agreement”), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.
(d) Notwithstanding the foregoing, nothing in this Section 5.6(d) shall limit any customary disclosures made by Parent and its Affiliates to the Debt Financing Sources, rating agencies, prospective Debt Financing Sources, underwriters, initial purchasers, solicitation agents, lenders (and related agents) or otherwise in connection with efforts or activities by Parent or the Debt Financing Sources to obtain the Debt Financing or under the Debt Letters or any alternative equity or debt financings, all or a portion of which (i) will be used to fund the Merger Consideration or (ii) is intended to fund the operations of the Company Entities after the Closing; provided, further, that the recipients of such information and any other information contemplated to be provided by the Company pursuant to Section 5.12, agree to customary confidentiality arrangements, including “click through” confidentiality agreements and confidentiality provisions contained in customary bank books and offering memoranda.
Section 5.7 Further Action; Regulatory Approvals; Required Actions.
(a) Subject to the terms and conditions of this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with each other in order to do, all things necessary, proper or advisable under applicable Law (including under any Antitrust Law) to consummate the Merger and the other transactions contemplated by this Agreement, including: (i) causing the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the taking of such actions as are necessary to obtain any requisite consent or expiration of any applicable waiting period under the HSR Act; (ii) obtaining the other Required Approvals and all other authorizations, consents and other approvals of Governmental Entities or third parties that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated hereby, including with respect to any such authorizations, consents and other approvals that any of the parties are notified by any Governmental Entity are necessary in connection with the Merger and the other transactions contemplated hereby, provided, that Parent shall not be required to, and the Company shall not without Parent’s prior written consent, make, or commit or agree to make, any concession or payment to, or incur any obligation to, any Person to obtain any such Required Approvals or other authorizations, consents or approvals or make, or commit or agree to make, any such concession or payment to, or incur any such obligation that is not conditioned on the consummation of the Merger and (iii) executing and delivering any additional instruments that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated hereby.
(b) In furtherance and not in limitation of the provisions of Section 5.7(a), each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, as applicable, agrees to:
(i) make or cause to be made, in consultation and cooperation with the other, at a mutually agreeable time after the date of this Agreement and in any event by no later than 75 days from the date of this Agreement (1) an appropriate filing of a Notification and Report Form pursuant to the HSR Act relating to the Merger and (2) all other necessary filings with other Governmental Entities under any other Antitrust Law;

(ii) other than those filings referenced in clause (i), make or cause to be made, as promptly as reasonably practicable after the date of this Agreement and in any event within 60 days after the date of this Agreement, which may be extended by mutual agreement of the parties, all necessary filings with other Governmental Entities relating to the Merger, including any such filings necessary to obtain any other Required Approval;
(iii) furnish to the other all assistance, cooperation and information reasonably required for any such filing and in order to achieve the effects set forth in this Section 5.7;
(iv) unless prohibited by applicable Law or by a Governmental Entity, give the other party reasonable prior notice of any such filing and, to the extent reasonably practicable, of any communication with any Governmental Entity relating to the Merger (including with respect to any of the actions referred to in this Section 5.7) and, to the extent reasonably practicable, permit the other to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other in connection with any such filing or communication;
(v) provide any information reasonably requested by any Governmental Entity in connection with any review or investigation of the Merger and the other transactions contemplated by this Agreement; provided, that with respect to the Required Approvals, neither party shall be prevented from filing reasonable objections to discovery requests in any contested proceeding relating to obtaining such Required Approval;
(vi) respond as promptly as reasonably practicable to any inquiries received from any Governmental Entity or any other authority enforcing applicable Antitrust Laws for additional information or documentation in connection with antitrust, competition or similar matters (including a “second request” under the HSR Act) and not extend any waiting period under the HSR Act or enter into any agreement with any such Governmental Entity or other authorities not to consummate the Merger, except with the prior written consent of the other party;
(vii) unless prohibited by applicable Law or a Governmental Entity, to the extent reasonably practicable, (A) not participate in or attend any meeting or engage in any substantive conversation with any Governmental Entity in respect of the Merger or other transactions contemplated hereby without the other party, (B) to the extent reasonably practicable, give the other reasonable prior notice of, and summaries after (if applicable), any such meeting or conversation and, in the event one party is prohibited by applicable Law or by the applicable Governmental Entity from participating in or attending any such meeting or engaging in any such conversation, keep such party apprised with respect thereto, (C) cooperate in the filing of any substantive memoranda, white papers, filings, pleadings, correspondence or other written communications explaining or defending this Agreement or the Merger, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity or any intervenor in any proceeding relating to a Required Approval and (D) furnish the other party with copies of all substantive correspondence, filings and communications between it and its Affiliates and their respective Representatives on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to this Agreement or the Merger; provided, that the parties shall be permitted, to the extent permitted by applicable Law or a Governmental Entity, to designate any correspondence, filing or communication as “outside counsel only” to the extent such correspondence, filing or communication contains commercially sensitive information and the receiving outside counsel shall not provide these materials to the party it represents.
(c) Neither party will, and each party will cause its Affiliates not to, in each case without the prior written consent of the other party, acquire, or enter into any agreement to acquire, any Person or business if the proposed acquisition would reasonably be expected to prevent or materially impede, interfere with or delay beyond the Outside Date, the receipt of any approval of any Governmental Entity contemplated by this Section 5.7. In furtherance of and without limiting any of Parent’s covenants and agreements under this Section 5.7, Parent shall use its reasonable best efforts to avoid or eliminate each and every impediment that may be asserted by a Governmental Entity so as to enable the Closing to occur as soon as reasonably possible, which such reasonable best efforts shall include the following:

(i) defending any Action, including appeals, asserted in any court or other proceeding by any Person, including any Governmental Entity, that seeks to or could prevent or prohibit or impede, interfere with or delay the consummation of the Closing;
(ii) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of any assets or businesses of Parent or its Affiliates or the Company, including entering into customary ancillary agreements on commercially reasonable terms relating to any such sale, divestiture, licensing or disposition;
(iii) agreeing to any limitation on the conduct of Parent or its Affiliates (including, after the Closing, the Surviving Corporation); and
(iv) agreeing to take any other action as may be required by a Governmental Entity in order to effect each of the following: (A) obtaining all Required Approvals before the Outside Date, (B) avoiding the entry of, or having vacated, lifted, dissolved, reversed or overturned any decision, verdict, judgment, order, decree, ruling, writ, subpoena, assessment or arbitration award of a Governmental Entity, whether temporary, preliminary or permanent, that is in effect that prohibits, prevents or restricts consummation of, or impedes, interferes with or delays, the Closing and (C) effecting the expiration or termination of any waiting period, which would otherwise have the effect of preventing, prohibiting or restricting consummation of the Closing or impeding, interfering with or delaying the Closing.
provided, that the provisions of this Section 5.7 or any other provision of this Agreement shall not be construed to (i) require Parent, Merger Sub or any Affiliate of Parent or (ii) permit the Company without the prior written consent of Parent, to undertake any efforts or take any action, including proposing, negotiating, committing to, effecting, or accepting any undertakings, terms, conditions, liabilities, obligations, commitments, sanctions or other measures or provisions (including the sale, divestiture, licensing or disposition of assets or businesses of Parent or its Affiliates or the Company, by consent decree, hold separate order or otherwise), if the taking of such efforts or action, individually or in the aggregate, has resulted or would reasonably be expected to result in a Burdensome Condition.
(d) Notwithstanding anything in this Section 5.7 or any other provision of this Agreement to the contrary, subject to applicable Law, Parent shall have primary responsibility for, and shall take the lead in, scheduling and conducting any meeting with any Governmental Entity or any intervenor in any proceeding relating to a Required Approval, coordinating and making any applications and filings with, and communicating with and resolving any investigation or other inquiry of, any agency or other Governmental Entity, and determining the strategy and timing for, and making all material decisions relating to, obtaining the Required Approvals and other approvals from any Governmental Entity or other Person necessary, proper or advisable to consummate the Merger; provided, that Parent agrees to consult with the Company reasonably in advance of taking any such action and consider in good faith the Company’s views and recommendations with respect thereto and keep the Company apprised of proposed strategy and other decisions. Parent shall promptly notify the Company and the Company shall notify Parent of any notice or other communication from any Person alleging that such Person’s consent is or may be required in connection with the Merger.
(e) Notwithstanding the foregoing, commercially and/or competitively sensitive information and materials of a party will be provided to the other party on an outside counsel-only basis while, to the extent feasible, making a version in which the commercial and/or competitively sensitive information has been redacted available to the other party.
(f) Parent shall pay all filing fees and other charges for the filings required under this Section 5.7 by the Company and Parent.
Section 5.8 Employment and Employee Benefits Matters; Other Plans.
(a) Without limiting any additional rights that any current or former employee of any Company Entity (each, a “Company Employee”) may have under any Company Plan, except as otherwise agreed in writing between Parent and a Company Employee, Parent shall cause the Surviving Corporation and each of its Subsidiaries, for the period commencing at the Effective Time and ending on the first anniversary thereof (the “Continuation Period”), to maintain for any Company Employee (i) a substantially similar work location as held by the Company Employee immediately prior to the Effective Time (subject to Parent’s ability to require any Company Employee who is working remotely to return to in-person work at the Company Employee’s applicable office location), (ii) a base salary or wage rate that is, as applicable, no less favorable than that provided to the Company Employee immediately prior to the Effective Time, (iii) aggregate cash incentive compensation opportunities (such term to include bonus opportunities and commissions) that are substantially comparable, in the aggregate, to those provided to the Company Employee immediately prior to the Effective Time and (iv) employee health, welfare and retirement benefits provided under Company Plans that are substantially comparable in the aggregate to those provided to such Company Employees immediately prior to the Effective Time.
(b) Without limiting any additional rights that any Company Employee may have under any Company Plan, during the Continuation Period, except as otherwise agreed in writing between Parent and a Company Employee, Parent shall cause the Surviving Corporation and each of its Subsidiaries to (i) maintain post-retirement welfare benefits that are substantially comparable in the aggregate to those post-retirement welfare benefits that the Company’s current or former employees are entitled to receive under the Company’s post-retirement welfare arrangements that are in place as of the Effective Time and (ii) maintain the severance-related provisions of existing Company Plans and to provide 100% of the severance payments and benefits required thereunder to be provided to any Company Employee terminated during the Continuation Period.
(c) With respect to each Company Employee who is covered by a Company Union Contract (each, a “Represented Employee”), Parent shall, or shall cause the Surviving Corporation to, continue to honor the Company Union Contracts, in each case as in effect at the Effective Time, in accordance with their terms (it being understood that this sentence shall not be construed to limit the ability of Parent or the Surviving Corporation to amend or terminate any such Company Union Contract, to the extent permitted by the terms of the applicable Company Union Contract and applicable Law). The provisions of this Section 5.8 shall be subject to any applicable provisions of the Company Union Contracts and applicable Law in respect of such Represented Employee, to the extent the provisions of this Section 5.8 are inconsistent with or otherwise in conflict with the provisions of any such Company Union Contract or applicable Law.
(d) As of and after the Effective Time, Parent will, or will cause the Surviving Corporation to, give Company Employees full credit for purposes of eligibility, vesting, level of benefits and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plans or entitlement to benefits under any retiree health or welfare plan), under any employee compensation, incentive, and benefit (including vacation) plans, programs, policies and arrangements maintained for the benefit of Company Employees as of and after the Effective Time by Parent, its Subsidiaries or the Surviving Corporation for the Company Employees’ service with the Company, its Subsidiaries and their predecessor entities (each, a “Parent Plan”) to the same extent recognized by the Company under the Company Plans immediately prior to the Effective Time and except to the extent doing so would result in a duplication of benefits. With respect to each Parent Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), Parent and its Subsidiaries shall use commercially reasonable efforts to (i) cause there to be waived any pre-existing condition or eligibility limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Company Employees under similar Company Plans prior to the Effective Time.
(e) Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Agreement shall (i) be treated as an amendment to any Company Plan, (ii) obligate Parent or the Surviving Corporation to maintain any particular benefit plan or arrangement or (iii) prevent Parent or the Surviving Corporation from amending or terminating any benefit plan or arrangement. Nothing herein is intended to provide any Company Employee any third party beneficiary rights under this Agreement. Nothing contained herein shall alter the at-will employment relationship of any Company Employee.
Section 5.9 Takeover Laws. If any Takeover Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, each of the Company and Parent and their respective Board of Directors shall take all actions necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Law on this Agreement, the Merger and the other transactions contemplated hereby.

Section 5.10 NYSE Delisting. Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the delisting by the Surviving Corporation of the Shares from the NYSE and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.
Section 5.11 Financing.
(a) To the extent the proceeds of the Debt Financing are required to consummate the Merger and the other transactions contemplated hereby, Parent shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause its Affiliates that control, directly or indirectly, Parent or any of its Affiliates that are a party to the Debt Letters (the “Specified Affiliates” ) to, consummate the Debt Financing on the terms and conditions thereof (as the same may be amended or otherwise modified in accordance with the terms of this Section 5.11 and including any “market flex” provisions thereof) on or prior to the Closing Date, including (i) (1) maintaining in effect the Debt Letters and complying with all of their respective obligations thereunder to the extent required as a condition to the Debt Financing and (2) negotiating, entering into and delivering definitive agreements with respect to the Debt Financing reflecting the terms contained in the Debt Letters (including any “market flex” provisions thereof) (or with other terms agreed by Parent and the Debt Financing Sources, subject to the restrictions on amendments and other modifications of the Debt Letters set forth below), so that such agreements are in effect no later than the Closing, and (ii) satisfying on a timely basis all the conditions to the Debt Financing and the definitive agreements related thereto that are applicable to Parent and the Specified Affiliates that are within their control.
(b) To the extent the proceeds of the Debt Financing are required to consummate the Merger and the other transactions contemplated hereby: (i) in the event that all conditions set forth in Sections 6.1 and 6.3 have been satisfied or waived or, upon funding shall be satisfied or waived, Parent shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause the Specified Affiliates to, cause the Debt Financing Sources to fund the Debt Financing in accordance with its terms on the Closing Date, (ii) Parent shall not, and shall cause the Specified Affiliates not to, take or refrain from taking, directly or indirectly, any action that would reasonably be expected to result in a failure of any of the conditions contained in the Debt Letters or in any definitive agreement related to the Debt Financing and (iii) Parent shall not, and shall cause the Specified Affiliates not to, object to the utilization of any “market flex” provisions by any Debt Financing Source.
(c) Upon request by the Company from time to time, Parent shall keep the Company reasonably informed on a current and timely basis of the status of Parent’s efforts to obtain the Debt Financing and to satisfy the conditions thereof, including advising and updating the Company, in a reasonable level of detail, with respect to status, proposed closing date and material terms of the definitive documentation related to the Debt Financing, providing copies of substantially final drafts of the credit agreement and other primary definitive documents and giving the Company prompt notice if Parent receives written notice of any material breach or default (or alleged or purported material breach or default) by any party to the Debt Letters of which Parent has become aware or any termination or repudiation (or alleged or purported termination or repudiation) of the Debt Letters.
(d) Parent may amend, modify, terminate, assign, replace or agree to any waiver under the Debt Letters (including to add lenders, arrangers, agents, bookrunners, managers and other financing sources) without the prior written approval of the Company; provided, that Parent shall not, without Company’s prior written consent, permit any such amendment, modification, assignment, termination, replacement or waiver to be made to, or consent to any waiver of, any provision of or remedy under the Debt Letters which would (1) reduce the aggregate amount of the Debt Financing such that the aggregate funds that would be available to Parent on the Closing Date, together with the Contribution (as defined in the Equity Commitment Agreement) under the Equity Commitment Agreement by the Sponsor, would not be sufficient to pay the Merger Consideration or (2) impose new or additional conditions to the Debt Financing or otherwise expand, amend, modify or waive any provision of the Debt Letters in a manner that in any such case would reasonably be expected to (A) materially delay or make less likely the funding of the Debt Financing (or satisfaction of the conditions to the Debt Financing) on the Closing Date, (B) adversely impact the ability of Parent to enforce its rights against the Debt Financing Sources or any other parties to the Debt Letters or the definitive agreements with respect thereto or (C) adversely affect in any material respect the ability of Parent to timely consummate the Merger and the other transactions contemplated hereby. For purposes hereof, (1) the term “Debt Financing” shall be deemed to include the financing contemplated by the Debt Letters, as amended, replaced, supplemented, modified or waived in accordance with this Section 5.11(d) or Section 5.11(e), and (2) the term “Debt Letters” shall be deemed to include the Debt Letters as may be amended, replaced, supplemented, modified or waived in accordance with this Section 5.11(d) or Section 5.11(e) and any commitment letters and/or fees letters related to any Substitute Financing. Parent shall promptly deliver to the Company copies of any termination, amendment, modification, waiver or replacement of the Debt Letters (provided, that any fee letter may be redacted to remove only the fee amounts, pricing caps, the rates and amounts included in the “market flex” and other economic provisions (none of which could affect the conditionality, principal amount or availability of the Debt Financing)).
(e) If funds in the amounts set forth in the Debt Letters, or any portion thereof, become unavailable except as a result of a reduction in commitments under the Debt Letters as permitted under Section 5.11(d), to the extent the proceeds of the Debt Financing are required to consummate the Merger and the other transactions contemplated hereby, Parent shall, and shall cause the Specified Affiliates to, as promptly as practicable following the occurrence of such event, (i) notify the Company in writing thereof, (ii) use its reasonable best efforts to obtain substitute financing sufficient to enable Parent to consummate the Merger and the other transactions contemplated hereby in accordance with its terms and otherwise on conditions no less favorable in the aggregate to Parent than as set forth in the Debt Commitment Letter as of the date hereof (the “Substitute Financing”) and (iii) use its reasonable best efforts to obtain a new financing commitment letter that provides for such Substitute Financing and, promptly after execution thereof, deliver to the Company true, complete and correct copies of the new commitment letter and the related fee letters (in redacted form reasonably satisfactory to the Persons providing such Substitute Financing removing only the fee amounts, pricing caps, the rates and amounts included in the “market flex” and other economic provisions (none of which could affect the conditionality, principal amount or availability of the Debt Financing)) and related definitive financing documents with respect to such Substitute Financing; provided, that Parent shall not be required to obtain financing that includes terms and conditions materially less favorable (taking into account any “market flex” provision) to Parent (as determined in the reasonable judgment of Parent) relative to those in the Debt Financing being replaced.
(f) Notwithstanding anything contained in this Agreement to the contrary, Parent and Merger Sub expressly acknowledge and agree that neither Parent’s nor Merger Sub’s obligations hereunder are conditioned in any manner upon Parent or Merger Sub obtaining the Debt Financing, any Substitute Financing or any other financing.
(g) To the extent necessary for Parent to fulfill its obligations under this Agreement, Parent shall promptly take all actions to cause the funding of the Contribution (as defined in the Equity Commitment Agreement) under the Equity Commitment Agreement by the Sponsor, including the commencement of litigation against the Sponsor, solely to the extent the conditions to the funding of the Contribution by the Sponsor pursuant to the Equity Commitment Agreement have been satisfied in accordance with the terms thereof. Notwithstanding anything in this Agreement to the contrary, Parent shall not amend, modify or supplement any of the terms or conditions of (or otherwise waive any rights under) the Equity Commitment Agreement or otherwise terminate the same without the prior written consent of the Company.
Section 5.12 Financing Cooperation.
(a) From the date hereof until the Closing (or the earlier termination of this Agreement pursuant to Article VII), subject to the limitations set forth in this Section 5.12, and unless otherwise agreed by Parent, the Company will, and will use its reasonable best efforts to cause its Representatives to, use its or their reasonable best efforts to cooperate with Parent in a timely manner as reasonably requested by Parent in connection with Parent’s arrangement of the Debt Financing (it being agreed that, solely for purposes of this Section 5.12 and the use of the term Debt Financing Source in this Section 5.12, “Debt Financing” shall include any alternative equity or debt financings (i) all or a portion of which will be used to fund the Merger Consideration or (ii) which is intended to fund the operations of the Company Entities after the Closing). Such cooperation will include:

(i) using reasonable best efforts to cooperate with the marketing efforts of Parent for all or any part of the Debt Financing, including making appropriate officers reasonably available, with appropriate advance notice, for participation in lender or investor meetings, due diligence sessions, meetings with ratings agencies and road shows, and reasonable assistance in the preparation of confidential information memoranda, private placement memoranda, prospectuses, lender and investor presentations, and similar documents as may be reasonably requested by Parent or any Debt Financing Source, in each case, with respect to information relating to the Company in connection with such marketing efforts;
(ii) furnishing Parent and the Debt Financing Sources with the Required Financial Information and any other information with respect to the Company as is reasonably requested by Parent or any Debt Financing Source and is customarily (A) required for the marketing, arrangement and syndication of financings similar to the Debt Financing or (B) used in the preparation of customary offering or information documents or rating agency, lender presentations or road shows relating to the Debt Financing; provided, that, the Company will use its reasonable best efforts to update such Required Financial Information provided to Parent pursuant to Section 5.12 as may be necessary so that such Required Financial Information does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading;
(iii) requesting that the Company’s independent accountants participate in drafting sessions and accounting due diligence sessions and cooperate with the Debt Financing (including as set forth in the Debt Letters as in effect on the date of this Agreement) or in connection with a customary offering of securities, including the type described in the Debt Commitment Letter, consistent with their customary practice, including requesting that they provide customary consents and comfort letters (including “negative assurance” comfort) to the extent required in connection with the marketing and syndication of the Debt Financing (including as set forth in the Debt Letters as in effect on the date of this Agreement) or as are customarily required in an offering of securities of the type contemplated by the Debt Financing;
(iv) providing customary authorization and representation letters related to the Debt Financing and obtaining or providing certificates as are customary in financings of such type and other customary documents (other than legal opinions) relating to the Debt Financing as reasonably requested by Parent;
(v) furnishing all documentation and other information required by a Governmental Entity or any Debt Financing Source under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), and/or the requirements of 31 C.F.R. § 1010.230 at least five Business Days prior to the anticipated Closing Date to the extent reasonably requested by Parent at least 10 Business Days prior to the anticipated Closing Date;
(vi) using reasonable best efforts to assist Parent in obtaining any credit ratings from rating agencies contemplated by the Debt Letters;
(vii) using reasonable best efforts to obtain such consents, waivers, estoppels, approvals, authorizations and instruments which may be requested by Parent in connection with the Debt Financing;
(viii) taking all reasonable and customary organizational action, subject to the occurrence of the Closing, reasonably requested by Parent and necessary to permit and/or authorize the consummation of the Debt Financing;
(ix) to the extent reasonably requested by Parent, making available appropriate members of senior management of the Company to assist in the negotiation of financing agreements and other documents and instruments; and
(x) using reasonable best efforts to cooperate with Parent and the Debt Financing Sources in connection with the payoff, redemption, satisfaction and discharge, defeasance, amendment or other modification of existing indebtedness of any Company Entity identified on Section 4.7 of the Company Disclosure Letter, whether in the form of any amendment, tender offer, change of control offer, exchange offer, redemption, satisfaction and discharge, consent solicitation, or otherwise; provided, that such reasonable best efforts shall not require any Company Entity to pay any amendment, waiver, consent or similar fees or any amounts in respect of any repayment, redemption, satisfaction and discharge or exchange of any such indebtedness. Notwithstanding anything to the contrary in this Agreement, for the avoidance of doubt, the consummation of any transaction described in this clause (x) shall not be a condition to Closing;
provided, that nothing in this Agreement shall require the Company to cause the delivery of (1) legal opinions or reliance letters or any certificate as to solvency or any other certificate necessary for the Debt Financing, other than as contemplated by Section 5.12(a)(iv) or (2) any pro forma financials or other financial information in a form not customarily prepared by the Company with respect to such period.
(b) Notwithstanding anything to the contrary contained in this Agreement (including this Section 5.12): (i) nothing in this Agreement (including this Section 5.12) shall require any such cooperation to the extent that it would (1) require any Company Entity to pay any commitment or other fees, reimburse any expenses or otherwise incur any liabilities or give any indemnities prior to the Closing, (2) unreasonably interfere with the ongoing business or operations of any Company Entity, (3) require any Company Entity to enter into or approve any agreement or other documentation effective prior to the Closing, (4) result in any conflict with the Company Charter, the Company Bylaws or the Organizational Documents of any of the Company’s Subsidiaries, (5) reasonably be expected to result in a violation or breach of, or a default (with or without notice, lapse of time or both) under, any Contract to which any Company Entity is a party, including this Agreement, (6) reasonably be expected to result in a violation of applicable Law (including with respect to privacy of employees) or (7) reasonably be expected to threaten the loss of any attorney-client privilege or other applicable legal privilege; and (ii) no action, liability or obligation (including any obligation to pay any commitment or other fees or reimburse any expenses) of any Company Entity or Representatives under any certificate, agreement, arrangement, document or instrument relating to the Debt Financing (other than customary authorization and representation letters) shall be effective until the Closing. The Surviving Corporation will comply with its post-Closing payment obligations under the Purchase Contract and Pledge Agreement, dated as of March 22, 2021, between the Company and U.S. Bank National Association, as purchase contract agent, collateral agent, custodial agent and securities intermediary, subject to the terms and conditions of such agreement. The Company hereby consents to the use of its logos in connection with the Debt Financing in a form and manner mutually agreed with the Company; provided, that such logos are used solely in a manner that is not intended, or reasonably likely, to harm or disparage the Company or the reputation or goodwill of any of the foregoing.
(c) PARENT SHALL (I) PROMPTLY UPON REQUEST BY THE COMPANY, REIMBURSE THE COMPANY FOR ALL OF ITS REASONABLE AND DOCUMENTED OUT-OF-POCKET FEES AND EXPENSES (INCLUDING REASONABLE AND DOCUMENTED FEES AND EXPENSES OF COUNSEL AND ACCOUNTANTS) INCURRED BY THE COMPANY, ITS SUBSIDIARIES OR ANY OF ITS OR THEIR REPRESENTATIVES IN CONNECTION WITH ANY COOPERATION CONTEMPLATED BY THIS SECTION 5.12 AND (II) INDEMNIFY AND HOLD HARMLESS THE COMPANY, ITS SUBSIDIARIES AND ITS AND THEIR REPRESENTATIVES AGAINST ANY CLAIM, LOSS, DAMAGE, INJURY, LIABILITY, JUDGMENT, AWARD, PENALTY, FINE, COST (INCLUDING COST OF INVESTIGATION), EXPENSE (INCLUDING REASONABLE AND DOCUMENTED FEES AND EXPENSES OF COUNSEL AND ACCOUNTANTS) OR SETTLEMENT PAYMENT INCURRED AS A RESULT OF, OR IN CONNECTION WITH, SUCH COOPERATION OR THE DEBT FINANCING AND ANY INFORMATION USED IN CONNECTION THEREWITH OTHER THAN THOSE CLAIMS, LOSSES, DAMAGES, INJURIES, LIABILITIES, JUDGMENTS, AWARDS, PENALTIES, FINES, COSTS, EXPENSES AND SETTLEMENT PAYMENT ARISING OUT OF OR RESULTING FROM THE GROSS NEGLIGENCE, FRAUD, BAD FAITH OR WILLFUL MISCONDUCT OF THE COMPANY OR ANY OF ITS REPRESENTATIVES AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION.
Section 5.13 Indemnification, Exculpation and Insurance.
(a) Without limiting any additional rights that any director or officer may have under any agreement or Company Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present (as of the Effective Time) and former officer or director of any Company Entity (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was an officer, director, fiduciary or agent of any Company Entity or with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law and the Company Charter and Company Bylaws as at the date hereof. In the event of any such Action, (A) each Indemnified Party shall be entitled to advancement of expenses incurred in the defense of any Action from Parent or the Surviving Corporation to the fullest extent permitted under applicable Law and the Company Charter and Company Bylaws as at the date hereof within 10 Business Days of receipt by Parent or the Surviving Corporation from the Indemnified Party of a request therefor; provided, that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by the NJBCA or the Company Charter or Company Bylaws, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification, (B) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, proceeding, investigation or claim or such Indemnified Party otherwise consents, and (C) the Surviving Corporation shall cooperate in the defense of any such matter.
(b) Except as may be required by applicable Law, Parent and the Company agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Organizational Documents of the Company Entities or in any indemnification agreement between such Indemnified Party and any Company Entity shall survive the Merger and continue in full force and effect, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.
(c) At the Company’s option, the Company may purchase, prior to the Effective Time, a six-year prepaid “tail policy” on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company Entities respect to matters arising on or before the Effective Time, covering without limitation the Merger and the other transactions contemplated hereby. If such tail prepaid policy has been obtained by the Company prior to the Effective Time, Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation. Unless prior to the Effective Time the Company shall have purchased such “tail policy”, for a period of six years from the Effective Time, Parent shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company Entities or cause to be provided substitute policies (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance and fiduciary liability insurance) or purchase or cause the Surviving Corporation to purchase, a “tail policy,” in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate than such policy with respect to matters arising on or before the Effective Time; provided, that prior to the Effective Time, the Company shall not, with respect to such tail prepaid policy, and after the Effective Time, Parent shall not be required to, pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount.
(d) Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Effective Time) is instituted against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.13 shall continue in effect until the final disposition of such Action.

(e) The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. The provisions of this Section 5.13 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.
(f) In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to the obligations set forth in this Section 5.13.
Section 5.14 Rule 16b-3. Prior to the Effective Time, the Company shall use commercially reasonable efforts to take all such steps as may be required to cause dispositions of Company equity securities (including derivative securities) pursuant to the Merger and the other transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.15 Public Announcements. Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any public announcement without the prior consent of the other party, which consent shall not be unreasonably withheld, except (i) as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system or (ii) with respect to any Adverse Recommendation Change or a Superior Proposal or any matter related to any of the foregoing, or at any time following, any Adverse Recommendation Change, (iii) with respect to any dispute between or among the parties regarding this Agreement, the Merger or the other transactions contemplated hereby or (iv) with respect to a press release or other public statement that is consistent in all material respects with previous press releases, public disclosures or public statements made by a party in accordance with this Agreement, including in investor conference calls, SEC filings, Q&As or other publicly disclosed documents, in each case under this clause (iv), to the extent such disclosure is still accurate. Parent and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and the Company. Nothing in this Section 5.15 shall limit the ability of any party to make internal announcements to its respective employees that are consistent in all material respects with the prior public disclosures regarding the Merger or the other transactions contemplated by this Agreement.
Section 5.16 Obligations of Merger Sub. Prior to the Effective Time, Merger Sub shall not engage in any activity of any nature except for activities related to or in furtherance of the Merger. Parent hereby (i) guarantees the due, prompt and faithful payment performance and discharge by Merger Sub of, and compliance by Merger Sub with, all of the covenants and agreements of Merger Sub under this Agreement and (ii) agrees to take all actions necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement.
Section 5.17 Proceedings. Between the date of this Agreement and the Closing, any Company Entity may (a) initiate new rate cases or any other proceeding, or continue to pursue regulatory and other proceedings, in each case as set forth in Section 5.17(a) of the Company Disclosure Letter and (b) with the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), (i) enter into any settlement or stipulation in respect of any Proceedings set forth in Section 5.17(b)(i) of the Company Disclosure Letter, (ii) initiate new rate cases or any other proceeding with Governmental Entities that would not reasonably be expected to affect the authorized capital structure or authorized return on equity of any Company Entity or materially affect the return on equity of any Company Entity and (iii) initiate any other proceeding with Governmental Entities in the ordinary course of business (the foregoing clauses (a) and (b)(ii) and (iii), collectively, the “Proceedings”); provided, that the Company shall (A) keep Parent informed as promptly as reasonably practicable of any material communications or meetings with any Governmental Entity with respect to Proceedings and shall provide copies of any written communications or materials and (B) consult with Parent and give Parent a reasonable opportunity, within time constraints imposed in such Proceedings, to comment on material written communications or materials submitted to any Governmental Entity, in each case with respect to any Proceedings, which the Company shall consider in good faith. If a Proceeding is combined with any proceeding relating to obtaining any Required Approval, the provisions of Section 5.7 will apply with respect to such Proceeding.
Section 5.18 Transaction Litigation. The Company shall promptly notify Parent of any shareholder litigation arising from this Agreement or the Merger that is brought against any Company Entity or members of the Company Board (“Transaction Litigation”). The Company shall reasonably consult with Parent with respect to the defense or settlement of any Transaction Litigation and shall not settle any Transaction Litigation without Parent’s consent (not to be unreasonably withheld, conditioned or delayed).
ARTICLE VI
CONDITIONS PRECEDENT
Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:
(a) Shareholder Approval. The Company Shareholder Approval shall have been obtained.
(b) No Injunctions or Legal Restraints; Illegality. No restraining order, injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition, whether preliminary, temporary or permanent, shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger.
(c) Regulatory Approvals. (i) Any applicable waiting period (and any extension thereof) under the HSR Act relating to the Merger and the other transactions contemplated by this Agreement shall have expired or been terminated and (ii) each of the other Required Approvals shall have been obtained and such approvals shall have become Final Orders. For purposes of this Section 6.1(c), a “Final Order” means a written order by the relevant Governmental Entity that (i) has not been reversed, stayed, enjoined, set aside, annulled or suspended and is in full force and effect, (ii) with respect to which, if applicable, any mandatory waiting period prescribed by Law before the Merger may be consummated has expired or been terminated, and (iii) as to which all conditions to the consummation of the Merger prescribed by Law have been satisfied.
Section 6.2 Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time of the following conditions:
(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, “Parent Material Adverse Effect” and similar qualifiers set forth in such representations and warranties shall be disregarded).
(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.
(c) Officers’ Certificate. The Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Sections 6.2(a) and 6.2(b).

Section 6.3 Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time of the following conditions:
(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.2(a), Section 3.2(b), shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) except for de minimis inaccuracies, (ii) the representations and warranties of the Company set forth in Section 3.3, Section 3.19 and Section 3.21 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), (iii) the representation and warranty of the Company set forth in Section 3.8 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date and (iv) the other representations and warranties of the Company set forth in Article III shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, “Company Material Adverse Effect” and similar qualifiers set forth in such representations and warranties shall be disregarded).
(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.
(c) Officers’ Certificate. Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in Sections 6.3(a), 6.3(b) and 6.3(e).
(d) Absence of Burdensome Condition. No Law, order, filing or consent with any Governmental Entity or Required Approval shall impose or require any undertakings, terms, conditions, liabilities, obligations, commitments, sanctions or other measures or provisions (including the sale, divestiture, licensing or disposition of assets or businesses of Parent or its Affiliates or the Company, by consent decree, hold separate order or otherwise) that, individually or in the aggregate, constitute, or would reasonably be expected to constitute, a Burdensome Condition.
(e) Absence of Company Material Adverse Effect. Since the date of this Agreement, no Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect shall have occurred and be continuing.
Section 6.4 Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s breach of this Agreement.
ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER
Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Shareholder Approval has been obtained (with any termination by Parent also being an effective termination by Merger Sub):
(a) by mutual written consent of Parent and the Company;
(b) by either Parent or the Company:
(i) if the Merger shall not have been consummated on or before February 23, 2023 (the “Outside Date”); provided that if, prior to the Outside Date, all of the conditions to the Closing set forth in Article VI have been satisfied or waived, as applicable, or shall then be capable of being satisfied (except for any conditions set forth in Section 6.1(b), Section 6.1(c) and those conditions that by their nature are to be satisfied at the Closing), either the Company or Parent may, prior to 5:00 p.m. Eastern time on February 23, 2023, deliver written notice to the other to extend the Outside Date to May 23, 2023 (and if so extended, such later date being the Outside Date); provided, further, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(i) if any action of such party or failure of such party to perform or comply with the covenants and agreements of such party set forth in this Agreement shall have been the cause of, or resulted in, the failure of the Merger to be consummated by the Outside Date and such action or failure to perform constitutes a breach of this Agreement;
(ii) if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting the Merger or any of the other transactions contemplated by this Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have sought to contest, appeal and remove such judgment, order, injunction, rule, decree, ruling or other action in accordance with Section 5.7; or
(iii) if the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval of this Agreement was taken;
(c) by the Company:
(i) if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.1 or Section 6.2 and (B) cannot be cured by the Outside Date; provided, that the Company shall have given Parent written notice, delivered at least 30 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(c)(i) and the basis for such termination; provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if it is then in material breach of any of its covenants or agreements set forth in this Agreement;
(ii) in order to enter into a transaction that is a Superior Proposal, if prior to the receipt of the Company Shareholder Approval, (A) the Company has complied in all material respects with its obligations under Section 5.4 and (B) prior to or concurrently with such termination, the Company pays the fee due under Section 7.3; or
(iii) if (1) all of the conditions set forth in Section 6.1, Section 6.2 and Section 6.3 have been satisfied or waived in accordance with this Agreement (except for those conditions that by their terms are to be satisfied at the Closing but which conditions would be satisfied or would be capable of being satisfied if the Closing Date were the date of such termination), (2) Parent and Merger Sub do not complete the Closing on the day that the Closing should have been consummated pursuant to Section 1.2, (3) the Company shall have delivered to Parent an irrevocable written notice that it stands ready, willing and able to consummate the Closing, and (4) Parent and Merger Sub fail to consummate the Closing within four Business Days following their receipt of written notice from the Company requesting such consummation; or
(d) by Parent:
(i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.1 or Section 6.3 and (B) cannot be cured by the Outside Date; provided, that Parent shall have given the Company written notice, delivered at least 30 days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination; provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements set forth in this Agreement; or
(ii) if the Company Board shall have effected an Adverse Recommendation Change; provided, that Parent shall not have the right to terminate this Agreement under this Section 7.1(d)(ii) after the Company Shareholder Approval is obtained at the Company Shareholders Meeting.

The party desiring to terminate this Agreement pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall give written notice of such termination to the other parties.
Section 7.2 Effect of Termination. In the event of termination of the Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement and the provisions of Sections 3.21 and 4.10 (Brokers), (ii) Section 5.6(b) (Access to Information; Confidentiality), Section 5.12(c) (Financing Cooperation), this Section 7.2, Section 7.3 (Fees and Expenses), Section 8.2 (Notices), Section 8.5 (Entire Agreement), Section 8.6 (Parties in Interest), Section 8.7 (Governing Law), Section 8.8 (Submission to Jurisdiction), Section 8.9 (Assignment; Successors), Section 8.10 (Enforcement), Section 8.12 (Severability), Section 8.13 (Waiver of Jury Trial) and Section 8.16 (No Presumption Against Drafting Party) shall survive the termination hereof; provided, that none of Parent, Merger Sub or the Company shall be released from any liabilities or damages arising out of a willful breach of this Agreement prior to such termination.
Section 7.3 Fees and Expenses.
(a) Except as otherwise provided in Section 5.6(b), Section 5.7(f), Section 5.12(c) and this Section 7.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
(b) In the event that:
(i) this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(i) (but only if the Parent Termination Fee is not also payable under Section 7.3(c) below) or Section 7.1(b)(iii) or by Parent pursuant to Section 7.1(d)(i) and (A) at any time after the date of this Agreement and prior to the termination under Section 7.1(d)(i) or 7.1(b)(i) or the taking of a vote to approve this Agreement at the Company Shareholders Meeting or any adjournment or postponement thereof (in the case of a termination pursuant to Section 7.1(b)(iii)), an Acquisition Proposal shall have been publicly announced or publicly made known to the shareholders of the Company, and not publicly withdrawn prior to such termination under Section 7.1(d)(i) or Section 7.1(b)(i) or such vote to approve this Agreement under Section 7.1(b)(iii), as applicable and (B) within 12 months after such termination, the Company shall have entered into a definitive agreement with respect to, or shall have consummated, an Acquisition Proposal (provided, that for purposes of this Section 7.3(b)(i), the references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%”);
(ii) this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii); or
(iii) this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii), then, in any such case, the Company shall pay Parent a termination fee of $140,000,000 (the “Company Termination Fee”). Payment of the Company Termination Fee, if applicable, shall be made by wire transfer of same day funds to the account or accounts designated by Parent (i) on the earlier of (A) the date the Company shall have entered into a definitive agreement with respect to or (B) the date the Company shall have consummated, an Acquisition Proposal in the case of a Company Termination Fee payable pursuant to Section 7.3(b)(i), (ii) prior to or concurrently with such termination in the case of a termination by the Company pursuant to Section 7.1(c)(ii) or (iii) not later than the second Business Day after termination, in the case of termination by Parent pursuant to Section 7.1(d)(ii).
(c) In the event that:
(i) either Parent or the Company terminates this Agreement pursuant to Section 7.1(b)(i) and, at the time of such termination, any of the conditions set forth in Section 6.1(c), Section 6.3(d) or, in connection with the Required Approvals, Section 6.1(b) shall have not been satisfied;
(ii) either Parent or the Company terminates this Agreement pursuant to Section 7.1(b)(ii) (if, and only if, the applicable legal restraint giving rise to such termination arises in connection with the Required Approvals); or

(iii) the Company terminates this Agreement pursuant to Section 7.1(c)(i) based on a failure by Parent to perform its covenants or agreements under Section 5.7, and in each case of the foregoing clauses (i), (ii) and (iii), at the time of such termination, all other conditions to the Closing set forth in Section 6.1(a), Section 6.1(b) (other than with respect to legal restraints arising in connection with the Required Approvals), Section 6.3(a), Section 6.3(b) and Section 6.3(c), Section 6.3(e) shall have been satisfied or waived (except for (1) those conditions that by their nature are to be satisfied at the Closing but which conditions would be satisfied or would be capable of being satisfied if the Closing Date were the date of such termination or (2) those conditions that have not been satisfied as a result of a breach of this Agreement by Parent or Merger Sub); or
(iv) the Company terminates this Agreement pursuant to Section 7.1(c)(iii), then, in any such case, Parent shall pay to the Company the Parent Termination Fee (to an account designated in writing by the Company). Payment of the Parent Termination Fee shall be made prior to or concurrently with such termination of this Agreement by Parent or no later than three Business Days after the date of the a termination by the Company.
(d) The parties acknowledge that the agreements contained in Section 7.3(b) and 7.3(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. If Parent fails to promptly pay an amount due pursuant to Section 7.3(c) or the Company fails to promptly pay an amount due pursuant to Section 7.3(b) and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences an Action that results in a judgment against the Company for the amount set forth in Section 7.3(b) or any portion thereof, or a judgment against Parent for the amount set forth in Section 7.3(c), or any portion thereof, the Company shall pay to Parent, on the one hand, or Parent shall pay to the Company, on the other hand, its costs and expenses (including reasonable attorneys’ fees and the fees and expenses of any expert or consultant engaged by the Company) in connection with such Action, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the U.S. prime rate as quoted by The Wall Street Journal in effect on the date such payment was required to be made. Any amount payable pursuant to Section 7.3(b) or Section 7.3(c) shall be paid by the applicable party by wire transfer of same-day funds prior to or on the date such payment is required to be made under Section 7.3(b) or Section 7.3(c), as applicable.
(e) Each of the parties acknowledges and agrees that the Company Termination Fee or the Parent Termination Fee, as applicable, is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent or the Company in the circumstances in which such Company Termination Fee or Parent Termination Fee, as applicable, is due and payable, for the efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger and the other transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. As such, (i) without limiting the rights of the Company under Section 8.10, and the reimbursement obligations hereunder, prior to the termination of this Agreement, if this Agreement is terminated under circumstances in which Parent is obligated to pay the Parent Termination Fee under Section 7.3(c), upon payment of the Parent Termination Fee, and, if applicable, the costs and expenses of the Company pursuant to Section 7.3(d) in accordance herewith, Parent and any of its Affiliates and Representatives shall have no further liability with respect to this Agreement or the transactions contemplated hereby to the Company or the holders of the Shares, and payment of the applicable fee and such costs and expenses by Parent shall be the Company’s sole and exclusive remedy against Parent, any of its Affiliates and Representatives and against the Debt Financing Related Parties for any Action, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by the Company or any other Person in connection with this Agreement, the Debt Letters, the Equity Commitment Agreement, the transactions contemplated hereby or any matter forming the basis for such termination, and the Company shall not have, and expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity), including against any Debt Financing Related Party, and (ii) without limiting the rights of Parent and Merger Sub under Section 8.10, and the reimbursement obligations hereunder, if this Agreement is terminated under circumstances in which the Company is obligated to pay the Company

Termination Fee under Section 7.3(b), upon payment of the Company Termination Fee and, if applicable, the costs and expenses of Parent pursuant to Section 7.3(d) in accordance herewith, the Company shall have no further liability with respect to this Agreement or the transactions contemplated hereby to Parent, Merger Sub or any of their respective Affiliates or Representatives, and payment of the Company Termination Fee and such costs and expenses by the Company shall be Parent’s sole and exclusive remedy for any Action, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by Parent, Parent’s Subsidiaries and any other Person in connection with this Agreement, the transactions contemplated hereby (and the termination thereof) or any matter forming the basis for such termination, and Parent and Merger Sub shall not have, and each expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity). The parties acknowledge and agree that in no event shall the Company or Parent, as applicable, be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion.
Section 7.4 Amendment or Supplement. This Agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective Boards of Directors at any time prior to the Effective Time, whether before or after the Company Shareholder Approval has been obtained; provided, that after the Company Shareholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment. No adverse amendments to or waivers of any Debt Financing Source Provision or amendments to the definitions of “Debt Financing Sources” or “Debt Financing Related Parties” shall be effective without the prior written consent of the Debt Financing Sources.
Section 7.5 Extension of Time; Waiver. At any time prior to the Effective Time, the Company, on the one hand, and Parent and Merger Sub, on the other hand may (with respect to the Company, by action taken or authorized by its Board of Directors), to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein; provided, that after the Company Shareholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.
Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by electronic mail (notice deemed given upon transmission; provided, that no “bounceback” or notice of non-delivery is received), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to Parent, Merger Sub or the Surviving Corporation, to:
NJ Boardwalk Holdings LLC
c/o J.P. Morgan Asset Management
277 Park Avenue, 22nd Floor
New York, NY 10172
	Attention:	Amanda Wallace
	E-mail:	amanda.wallace@jpmorgan.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, DC 20005
	Attention:	Jeremy D. London; Paul S. Kraske
	E-mail:	jeremy.london@skadden.com
paul.kraske@skadden.com

(ii)	if to Company, to:

South Jersey Industries, Inc.
1 South Jersey Plaza
Folsom, New Jersey 08037
	Attention:	Eric Stein
	E-mail:	estein@sjindustries.com

with copies (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
	Attention:	Saee Muzumdar; George Stamas; Andrew Kaplan
	E-mail:	smuzumdar@gibsondunn.com
gstamas@gibsondunn.com
akaplan@gibsondunn.com
Section 8.3 Certain Definitions. For purposes of this Agreement, each capitalized term has the meaning given to it, or specified, in Exhibit A.
Section 8.4 Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The phrase “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary course of business, consistent with past practice; provided, that any commercially reasonable action taken, or omitted to be taken, that relates to, or arises out of, any pandemic, endemic or disease outbreak (including COVID-19 or any worsening threat) shall be deemed to be in the ordinary course of business. References to days mean calendar days unless otherwise specified. Any (i) Contract referred to herein or in the Company Disclosure Letter means such Contract as from time to time amended, modified or supplemented prior to the date hereof, unless otherwise specifically indicated, and (ii) Law defined or referred to herein means (1) such Law as from time to time amended, modified or supplemented prior to the date hereof, unless otherwise specifically indicated, and (2) any rules and regulations promulgated under such Law by a Governmental Entity.
Section 8.5 Entire Agreement. This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Confidentiality Agreement, the Debt Letters and the Equity Commitment Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.
Section 8.6 Parties in Interest. This Agreement is not intended to, and shall not, confer upon any other Person other than the parties and their respective successors and permitted assigns any rights or remedies hereunder, except (a) with respect to Section 5.13 which shall inure to the benefit of the Persons benefiting therefrom who are intended to be third party beneficiaries thereof and (b) if the Effective Time occurs, (i) the right of the holders of Shares to receive the Merger Consideration and (ii) the rights of holders of Company RSUs and Company PSUs to receive the payments contemplated by the applicable provisions of Section 2.2 in accordance with the terms and conditions of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement or the characterization of actual facts or circumstances as of the date of this Agreement or as of any other date. Each of the Debt Financing Sources and each of their respective Affiliates and their respective current, former and future direct or indirect equity holders, controlling persons, stockholders, agents, Affiliates, members, managers, general or limited partners, assignees or representatives (collectively, the “Debt Financing Related Parties”) shall be express third-party beneficiaries with respect to Section 7.3(e), the last sentence of Section 7.4, this Section 8.6, Section 8.7, Section 8.10, Section 8.13, Section 8.8(b) and Section 8.17 (collectively, the “Debt Financing Source Provisions”).
Section 8.7 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement, the Merger or the other transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New Jersey. Notwithstanding the foregoing sentence, except as otherwise set forth in (i) the Debt Letters as in effect as of the date of this Agreement, all matters relating to the interpretation, construction, validity and enforcement (whether at law, in equity, in contract, in tort, or otherwise) against any of the Debt Financing Related Parties in any way relating to the Debt Letters or the performance thereof or the Debt Financing shall be exclusively governed by, and construed in accordance with, the domestic Law of the State of New York without giving effect to any choice or conflict of law provision or rule whether of the State of New York or any other jurisdiction that would cause the application of Law of any jurisdiction other than the State of New York and (ii) the Equity Commitment Agreement as in effect as of the date of this Agreement, all matters relating to the interpretation, construction, validity and enforcement (whether at law, in equity, in contract, in tort, or otherwise) against any of the parties thereto in any way relating to the Equity Commitment Agreement or the performance thereof or the Equity Financing shall be exclusively governed by, and construed in accordance with, the domestic Law of the State of New York without giving effect to any choice or conflict of law provision or rule whether of the State of New York or any other jurisdiction that would cause the application of Law of any jurisdiction other than the State of New York.
Section 8.8 Submission to Jurisdiction.
(a) Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined exclusively in the federal courts, or in the absence of federal jurisdiction, in state courts, in either case, in New Jersey. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement, the Merger and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New Jersey, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New Jersey as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement, the Merger or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New Jersey as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
(b) Notwithstanding anything to the contrary in this Agreement (including this Section 8.8), each party agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Related Parties in any way relating to this Agreement, including any dispute arising out of or relating to the Debt Letters or the performance thereof or the Debt Financing, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom).
Section 8.9 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, that Parent may make an assignment of its rights (but not its obligations) under this Agreement to any Debt Financing Source without the prior written consent of the Company. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
Section 8.10 Enforcement.
(a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Company, Parent and Merger Sub shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and, subject to Section 8.10(b), the Equity Financing to enforce specifically the terms and provisions of this Agreement and, subject to Section 8.10(b), the Financing in the courts as described in Section 8.7, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other party or parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

(b) Notwithstanding anything to the contrary in Section 8.10(a), it is explicitly agreed that the Company shall be entitled to seek specific performance of Parent’s obligation to cause the Equity Financing to be funded in accordance with terms of the Equity Commitment Agreement and to cause the consummation of the Merger, as applicable, to occur only if:
(i) with respect to the consummation of the Merger (including the payment of the Merger Consideration and drawing down the Equity Financing related thereto), (A) all of the conditions set forth in Article VI have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), (B) to the extent the proceeds of the Debt Financing are required to consummate the Merger and the other transactions contemplated hereby, the Debt Financing or Substitute Financing is funded or the Debt Financing Sources have confirmed in writing that the Debt Financing or Substitute Financing will be funded at the Closing if the Equity Financing is funded at the Closing and (C) Parent fails to complete the Closing pursuant to and in accordance with Section 1.2; and
(ii) the Company has irrevocably confirmed by written notice to Parent that (A) the Company is ready, willing and able to consummate the Merger and the other transactions contemplated hereby and (B) if specific performance is granted and the Equity Financing is funded, the Closing will occur substantially simultaneously with the drawdown of the Equity Financing.
(c) For the avoidance of doubt, in no event shall the exercise of the any Company Entities’ right to seek specific performance pursuant to this Section 8.10 reduce, restrict or otherwise limit the Company’s right to terminate this Agreement pursuant to Article VII and/or pursue all applicable remedies at law, including seeking payment of the Parent Termination Fee. Notwithstanding the foregoing, while the Company may pursue both a grant of specific performance and payment of the Parent Termination Fee, in no event shall the Company be entitled to both a grant of specific performance and payment of the Parent Termination Fee. As a result, the Company shall not be entitled to receive the Parent Termination Fee if the Company has been granted specific performance of this Agreement, the Closing actually occurs and Parent makes all of the payments contemplated by Article II.
(d) Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Parent and Merger Sub together for any losses, damages, costs or expenses of the Company or its Affiliates related to the failure of the Merger and the other transactions contemplated by this Agreement, or a breach of this Agreement by Parent or Merger Sub or otherwise (including a willful breach by Parent or Merger Sub of this Agreement), shall be limited to an amount equal to: (i) the amount of the Parent Termination Fee, plus (ii) the aggregate amount of any expense reimbursement and indemnification obligations pursuant to Section 5.12(c), Section 5.6(b), and Section 7.3(d) (collectively, the “Liability Limitation”), and in no event shall any Company Entity or its Affiliates be entitled to money damages in excess of the Liability Limitation in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement or in respect of any other document, whether at law or equity, in contract, in tort or otherwise; provided, that this Section 8.10(d) shall not limit the Company’s ability to obtain specific performance in accordance with the terms of this Agreement.
Section 8.11 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.
Section 8.12 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
Section 8.13 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR

COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE DEBT LETTERS, THE DEBT FINANCING OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY DEBT FINANCING RELATED PARTIES.
Section 8.14 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
Section 8.15 Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.
Section 8.16 No Presumption Against Drafting Party. Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
Section 8.17 Liability of Debt Financing Related Parties. Notwithstanding anything to the contrary contained herein, the Company hereby waives any rights or claims against any Debt Financing Related Party in connection with this Agreement, the Debt Financing, the Debt Letters or the transactions contemplated hereby or thereby, and no Debt Financing Related Party shall have any rights or claims against the Company in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise; provided, that following consummation of the Merger, the foregoing will not limit the rights of the parties to the Debt Financing under the Debt Letters.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
NJ BOARDWALK HOLDINGS LLC

By:	/s/ Andrew Gilbert
	Name:	Andrew Gilbert
	Title:	Authorized Signatory

BOARDWALK MERGER SUB, INC.

By:	/s/ Andrew Gilbert
	Name:	Andrew Gilbert
	Title:	Authorized Signatory

SOUTH JERSEY INDUSTRIES, INC.

By:	/s/ Michael J. Renna
	Name:	Michael J. Renna
	Title:	President and Chief Executive Officer
SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

EXHIBIT A
DEFINED TERMS
Section 1.1 Certain Defined Terms. For purposes of this Agreement, each of the following terms has the meaning specified in this Section 1.1 of Exhibit A:
(a) “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided, that for the avoidance of doubt, none of JPMorgan Chase Bank, N.A., J.P. Morgan Investment Management Inc. or any of their Affiliates is an Affiliate of Parent or Merger Sub.
(b) “Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and all Laws of any jurisdiction applicable to the Company and its Affiliates concerning or relating to bribery or corruption.
(c) “Antitrust Law” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
(d) “Burdensome Condition” means a material adverse effect on the financial condition, assets, liabilities, businesses or results of operations of (i) the Company Entities, taken as a whole, (ii) Parent and its Affiliates, taken as a whole or (iii) Parent and its Affiliates (including the Company Entities), taken as a whole, after giving effect to the Merger and the other transactions contemplated hereby (the “Combined Company”); provided, that for purposes of the foregoing clause (ii) and clause (iii), Parent and its Affiliates, taken as a whole, and the Combined Company, respectively, shall be deemed a consolidated group of entities of the size, scope and scale of a hypothetical company that is 100% of the size of the Company taken as a whole and with the business, assets, liabilities, financial condition and results of operations of the Company Entities, taken as a whole; provided, further, that all undertakings, terms, conditions, liabilities, obligations, commitments, sanctions or other measures or provisions shall be taken into account in determining whether there has been or is a Burdensome Condition.
(e) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New Jersey or New York are authorized or required by applicable Law to be closed.
(f) “Company Commonly Controlled Entity” means any person or entity that, together with the Company, is treated as a single employer under Section 414 of the Code.
(g) “Company Material Adverse Effect” means any fact, circumstance, effect, change, event or development (collectively, an “Effect”) that has or would reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company; provided, that no Effect resulting from or arising out of any of the following, individually or in the aggregate, shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred: (a) any change or condition affecting any industry in which the Company operates, including the gas supply, transmission or distribution industries (including, in each case, any changes in the operations thereof); (b) any change affecting any economic, legislative or political condition or any change affecting any securities, credit, financial or other capital markets condition, in each case in the United States, in any foreign jurisdiction or in any specific geographical area; (c) any failure in and of itself by the Company to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taking into account in determining whether there has or will be, a Company Material Adverse Effect); (d) any change attributable to the announcement, execution or delivery of this Agreement or the pendency of the Merger, including (i) any action taken by the Company that is expressly required pursuant to this Agreement, or is consented to by Parent, or any action taken by Parent or any Affiliate thereof, to obtain any consent from any Governmental Entity to the consummation of the Merger and the result of any such actions, (ii) any Action arising out of or related to this Agreement (including shareholder litigation), (iii) any adverse change in supplier, employee, financing source, shareholder, regulatory, partner or similar relationships resulting therefrom or (iv) any change that arises out of or relates to the identity of Parent or any of its Affiliates as the acquirer of the Company; (e) any change or condition affecting the market for commodities, including any change in the price or availability of commodities; (f) any change in and of itself in the market price, credit rating or trading volume of Shares on the NYSE or any change affecting the ratings or the ratings outlook for the Company (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has or will be, a Company Material Adverse Effect); (g) any change in applicable Law, regulation or GAAP (or authoritative interpretation thereof); (h) geopolitical conditions, the outbreak or escalation of hostilities, any act of war, sabotage or terrorism, cyber outages or other force majeure events, any epidemic, pandemic or outbreak of disease (including, for the avoidance of doubt, COVID-19) or any escalation or worsening of any of the foregoing; (i) any Effect resulting from or arising out of or affecting the national, regional, state or local engineering or construction industries or the wholesale or retail markets for commodities, materials or supplies (including equipment supplies, steel, concrete, electric power, fuel, coal, natural gas, water or coal transportation) or the hedging markets therefor, including any change in commodity prices; (j) any hurricane, strong winds, ice event, fire, tornado, tsunami, flood, earthquake, or other natural disasters or severe weather-related event, circumstance or development, or any escalation or worsening of such conditions; (k) any change or effect arising from any requirements imposed by any Governmental Entities as a condition to obtaining the clearances, consents and approvals contemplated by this Agreement; or (l) casualty or condemnation related to the Company’s real property rights to the land, buildings, wires, pipes, structures and other improvements thereon and fixtures thereto and any improvements located thereon; provided, that any Effect set forth in clauses (a), (b), (e), (g), (h), (i) and (j) above may be taken into account in determining whether a Company Material Adverse Effect has occurred solely to the extent such Effect has a disproportionate adverse effect on the Company, as compared to other entities engaged in the relevant business affected by such Effect (in which case, only the incremental disproportionate impact may be taken into account in determining whether there has been, or would be, a Company Material Adverse Effect).
(h) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
(i) “Controlled Group Liability” means any liability (contingent or otherwise) (A) under Title IV of ERISA, (B) under Sections 206(g), 302 or 303 of ERISA, (C) under Sections 412, 430, 431, 436 or 4971 of the Code, or (D) as a result of the failure to comply with the continuation of coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.
(j) “Debt Financing Sources” means the financial institutions identified in the Debt Commitment Letter, together with the agents, arrangers, lenders and other entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing and each other Person that commits to arrange or provide or otherwise provides the Debt Financing in accordance with this Agreement, whether by joinder to the Debt Commitment Letter or otherwise, including the parties to any joinder agreements, engagement letters, indentures or credit agreements entered into in connection therewith, together with their respective Affiliates and their respective Affiliates’ officers, directors, employees, controlling persons, agents and representatives and their respective successors and permitted assigns.
(k) “Designated Person” means any Person listed on a Sanctions List.
(l) “Good Utility Practice” means (a) any of the practices, methods and acts engaged in or approved by a significant portion of the gas supply, transmission or distribution industries, as applicable, during the relevant time period or (b) any of the practices, methods or acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, would reasonably have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition; provided, that Good Utility Practice is not intended to be limited to optimum practices, methods or acts to the exclusion of all others but rather to be acceptable practices, methods or acts generally accepted in the geographic location of the performance of such practice, method or act, provided, further that Good Utility Practice shall include the requirements set forth in N.J.S.A. 48:1-1 et seq. and N.J.A.C. 14:1-1 et seq.

(m) “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total liabilities, including contingent liabilities, (ii) the present fair saleable value of such Person’s assets is less than the amount required to pay the probable liability (subordinated, contingent or otherwise) of such Person on its debts, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts or liabilities that would be beyond its ability to pay such debts and liabilities as they mature, or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
(n) “Intellectual Property” means all intellectual property and industrial property rights of any kind or nature, including all U.S. and foreign trademarks, service marks, service names, internet domain names, trade dress and trade names, and all goodwill associated therewith and symbolized thereby, patents and all related continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions, and extensions thereof, trade secrets, registered and unregistered copyrights and works of authorship, rights in computer programs (whether in source code, object code or other form), proprietary rights in databases, compilations and data, to the extent recognized in any given jurisdiction, and registrations and applications for registration of any of the foregoing.
(o) “Joint Venture” means any Person, other than a Company Entity, of which (a) 20% or more of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly, by a Company Entity or (b) a Company Entity is entitled to elect, directly or indirectly, at least 20% of the board of directors (or managers) or similar governing body of such Person.
(p) “knowledge” (i) of the Company means the actual knowledge of the individuals listed on Section 1.1 of the Company Disclosure Letter and (ii) of Parent means the actual knowledge of the individuals listed on Section 1.1 of the Parent Disclosure Letter.
(q) “OFAC” means the Office of Foreign Assets Control.
(r) “Organizational Documents” means any corporate, partnership or limited liability organizational documents, including certificates or articles of incorporation, bylaws, certificates of formation, operating agreements (including limited liability company agreement and agreements of limited partnership), certificates of limited partnership, partnership agreements, shareholder agreements and certificates of existence, as applicable.
(s) “Parent Material Adverse Effect” means any Effect that has or would reasonably be expected to have a material and adverse effect on the ability of Parent or Merger Sub to consummate, or that would reasonably be expected to prevent or materially impede, interfere with or delay Parent or Merger Sub’s consummation of, the Merger and the other transactions contemplated by this Agreement.
(t) “Parent Termination Fee” means an amount in cash equal to $255,000,000.
(u) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity.
(v) “Personal Information” means (a) any and all information that, alone or in combination with other information, allows the identification of a living individual, (b) “personal data” as that term is defined in Article 4 of the European Union’s General Data Protection Regulation and all rules and regulations issued under any of the foregoing, and (c) “personally identifiable information” under any privacy or data security law in any jurisdiction applicable to the processing of that Personal Information (including, IP address, name, address, telephone number, email address, social security number, bank account number, driver’s license number, credit card number, credit history and criminal history).
(w) “Public Health Measures” means any closures, “shelter-in-place,” “stay at home,” workforce reduction, social distancing, shut down, closure, curfew or other restrictions or any other Laws, orders, directives, guidelines or recommendations issued by any Governmental Entity, the Centers for Disease Control and Prevention, the World Health Organization or any industry group in connection with COVID-19 or any other epidemic, pandemic or outbreak of disease, or in connection with or in response to any other public health conditions.

(x) “Required Financial Information” means the information required by paragraph 7 of Exhibit D to the Debt Commitment Letter.
(y) “Sanctioned Country” means a country or territory which is at any time subject to Sanctions.
(z) “Sanctions” means (a) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government and administered by OFAC, (b) economic or financial sanctions imposed, administered or enforced from time to time by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury, and (c) economic or financial sanctions imposed, administered or enforced from time to time by the United Nations Security Council, the European Union, or Her Majesty’s Treasury.
(aa) “Sanctions List” means any of the lists of specially designated nationals or designated persons or entities (or equivalent) held by the U.S. government and administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or any similar list maintained by any other U.S. government entity, the United Nations Security Council, the European Union, or Her Majesty’s Treasury, in each case as the same may be amended, supplemented or substituted from time to time.
(bb) “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or any combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or any combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall (a) be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or (b) control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.
Section 1.2 Other Defined Terms. In addition to the defined terms set forth in Section 1.1 of this Exhibit A, each of the following capitalized terms has the respective meaning specified in the Section set forth opposite such term below:
Definition	Location
Acceptable Confidentiality Agreement	5.4(c)
Acquisition Proposal	5.4(h)(i)
Action	3.9
Adverse Recommendation Change	5.4(d)
Agreement	Preamble
Book-Entry Shares	2.3(b)
Certificate of Merger	1.3
Certificates	2.3(b)
Closing	1.2
Closing Date	1.2
Code	2.4
Company	Preamble
Company Board	3.3
Company Board Recommendation	3.3
Company Bylaws	3.1(b)
Company Charter	3.1(b)
Company Disclosure Letter	Article III

Definition	Location
Company Employee	5.8(a)
Company Entities	3.1(c)
Company Equity Plans	2.2(a)
Company Plans	3.11(a)
Company PSU	2.2(b)
Company Representatives	5.6(a)
Company RSU	2.2(a)
Company SEC Documents	3.5(a)
Company Shareholder Approval	3.3
Company Shareholders Meeting	5.5(b)
Company Termination Fee	7.3(b)
Company Union Contracts	3.12(a)
Confidentiality Agreement	5.6(c)
Continuation Period	5.8(a)
Contract	3.4(a)
Debt Commitment Letter	4.7
Debt Financing	4.7
Debt Financing Related Parties	8.6
Debt Financing Source Provisions	8.6
Debt Letters	4.7
DTC	2.3(e)
DTC Payment	2.3(e)
Effective Time	1.3
Environmental Laws	3.13(c)(i)
Environmental Permits	3.13(c)(ii)
Equity Commitment Agreement	Recitals
Equity Financing	Recitals
ERISA	3.11(a)
Exchange Act	3.4(b)
FERC	3.4(b)
Financing	4.7
Financing Commitments	4.7
GAAP	3.5(b)
Governmental Entity	3.4(b)
HSR Act	3.4(b)
Indemnified Parties	5.13(a)
Insurance Policies	3.16
Intervening Event	5.4(h)(ii)
IRS	3.11(a)
IT Policies and Procedures	3.18(e)
IT Systems	3.18(d)
Law	3.4(a)
Liability Limitation	8.10(d)
Liens	3.2(c)
Material Contract	3.15
Materials of Environmental Concern	3.13(c)(iii)
Measurement Date	3.2(a)
Merger	Recitals
Merger Consideration	2.1(a)
Merger Sub	Preamble

Definition	Location
New Jersey Department of the Treasury	1.3
NJBCA	Recitals
NJBPU	3.4(b)
NYSE	3.4(b)
Outside Date	7.1(b)(i)
Parent	Preamble
Parent Plan	5.8(d)
Paying Agent	2.3(a)
Payment Fund	2.3(a)
Permits	3.10
Preference Stock	3.2(a)
Proceedings	5.17
Proxy Statement	3.7
Representatives	5.4(a)
Represented Employee	5.8(c)
Required Approvals	3.4(b)
SEC	3.5(a)
Securities Act	3.5(a)
Shares	2.1(a)
Specified Affiliates	5.11(a)
Sponsor	Recitals
Substitute Financing	5.11(e)
Superior Proposal	5.4(h)(iii)
Surviving Corporation	1.1
Takeover Laws	3.19
Tax Returns	3.14(m)(ii)
Taxes	3.14(m)(i)
Title IV Plan	3.11(d)
Transaction Litigation	5.18
WARN Act	3.12(b)

ANNEX C

BofA Securities, Inc.	GLOBAL CORPORATE & INVESTMENT BANKING
February 23, 2022
South Jersey Industries, Inc.
1 South Jersey Plaza
Folsom, New Jersey 08037
Members of the Board of Directors:
We understand that South Jersey Industries, Inc., a New Jersey corporation (“SJI”), proposes to enter into an Agreement and Plan of Merger (the “Agreement”), by and among SJI, NJ Boardwalk Holdings LLC, a Delaware limited liability company (“Parent”), and Boardwalk Merger Sub, Inc., a New Jersey corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into SJI (the “Merger”) and each outstanding share of the common stock, par value $1.25 per share, of SJI (“SJI Common Stock”), other than shares of SJI Common Stock held in treasury or owned, directly or indirectly, by Parent, Merger Sub or any wholly owned subsidiary of the Company (collectively, “Excluded Shares”), will be converted into the right to receive $36.00 in cash, without interest (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
You have requested our opinion as to the fairness, from a financial point of view, to the holders of SJI Common Stock (other than Excluded Shares) of the Consideration to be received by such holders in the Merger.
In connection with this opinion, we have, among other things:
(i)	reviewed certain publicly available business and financial information relating to SJI
(ii)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of SJI furnished to or discussed with us by the management of SJI, including certain financial forecasts relating to SJI prepared by the management of SJI (such forecasts, “SJI Forecasts”)

(iii)	discussed the past and current business, operations, financial condition and prospects of SJI with members of senior management of SJI
(iv)	reviewed the trading history for SJI Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant
(v)	compared certain financial and stock market information of SJI with similar information of other companies we deemed relevant
(vi)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant
(vii)	reviewed a draft, dated February 22, 2022, of the Agreement (the “Draft Agreement”); and
(viii)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.
In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of SJI that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the SJI Forecasts, we have been advised by SJI, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of SJI as to the future financial performance of SJI. We have relied, at the direction of SJI and with its consent, upon the assessments of the management of SJI as to the potential impact of market, governmental and regulatory trends and developments relating to or affecting SJI and its business. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of SJI or any other entity, nor have we made any physical inspection of the properties or assets of SJI or any other entity. We also have not evaluated the solvency or fair value of SJI, Parent or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of SJI, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on SJI or any other entity or the Merger (including the contemplated benefits thereof). We have also assumed, at the direction of SJI, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.
We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger or any terms, aspects or implications of any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, to the holders of SJI Common Stock (other than Excluded Shares) of the Consideration to be received by such holders in the Merger and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to SJI or in which SJI might engage or as to the underlying business decision of SJI to proceed with or effect the Merger. In addition, we are not expressing any view or opinion with respect to, and we have relied, with the consent of SJI, upon the assessments of SJI and its representatives regarding, legal, regulatory, accounting, tax and similar matters relating to SJI, any other entity or the Merger (including the contemplated benefits thereof) as to which we understand that SJI obtained such advice as it deemed necessary from qualified professionals. We further express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.
We have acted as financial advisor to SJI in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and the principal portion of which is contingent upon consummation of the Merger. In addition, SJI has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.
We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of SJI, Parent and certain of their respective affiliates.
We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to SJI and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to SJI in connection with certain matters, (ii) having acted or acting as a book-running manager, bookrunner, manager, placement agent, remarketing agent, sales agent, structuring agent and/or underwriter for various debt and equity offerings of SJI and certain of its affiliates, (iii) having acted or acting as a dealer, paying agent and issuing agent for a commercial paper program of SJI and/or an affiliate thereof, (iv) having acted or acting as an administrative agent, syndication agent, bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit facilities and other credit arrangements of SJI and/or certain of its affiliates (including acquisition financing), (v) having provided or providing certain derivatives and other trading services to SJI and/or certain of its affiliates, and (vi) having provided or providing certain treasury management products and services to SJI and/or certain of its affiliates.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Parent and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to certain affiliates of Parent in connection with certain mergers and acquisition transactions, (ii) having acted or acting as a bookrunner, dealer manager, manager, placement agent and/or underwriter for various debt and equity offerings of certain affiliates of Parent, (iii) having acted or acting as an arranger and syndication agent for, and/or as a lender under, certain term loans, letters of credit, credit facilities and other credit arrangements of Parent and/or certain of its affiliates (including acquisition financing), (iv) having provided or providing certain commodity, derivatives, foreign exchange and other trading services to Parent and/or certain of its affiliates, and (v) having provided or providing certain treasury management products and services to Parent and/or certain of its affiliates. In addition, we and/or certain of our affiliates have maintained, currently are maintaining, and in the future may maintain, significant commercial (including vendor and/or customer) relationships with Parent and/or certain of its affiliates.
It is understood that this letter is for the benefit and use of the Board of Directors of SJI (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.
Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on SJI, Parent or the Merger. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by the holders of SJI Common Stock (other than Excluded Shares) is fair, from a financial point of view, to such holders.
Very truly yours,
/s/ BOFA SECURITIES, INC.
BOFA SECURITIES, INC.

OUR MISSION is to provide safe, reliable, affordable energy services, ensuring the safety of our employees, customers and the communities we serve while also delivering value for our shareholders.

1 South Jersey Plaza
Folsom NJ 08037
609.561.9000
sjindustries.com

SOUTH JERSEY INDUSTRIES, INC.
C/0 BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions. For common shares, vote by 11:59 P.M. ET on May 9, 2022. For 401(k) Plan shares, vote by 11:59 P.M. ET on May 6, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SJI2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. For common shares, vote by 11:59 P.M. ET on May 9, 2022. For 401(k) Plan shares, vote by 11:59 P.M. ET on May 6, 2022. Have your proxy card in hand when you call and then following the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D77073-P72547 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOUTH JERSEY INDUSTRIES, INC.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 below:

		For	Against	Abstain
1.	To elect ten Directors (term expiring 2023).			
	Nominees:			
1a.	Sarah M. Barpoulis	☐	☐	☐
1b.	Victor A. Fortkiewicz	☐	☐	☐
1c.	Sheila Hartnett-Devlin, CFA	☐	☐	☐
1d.	G. Edison Holland, Jr.	☐	☐	☐
1e.	Sunita Holzer	☐	☐	☐
1f.	Kevin M. O'Dowd	☐	☐	☐
1g.	Christopher J. Paladino	☐	☐	☐
1h.	Michael J. Renna	☐	☐	☐
1i.	Joseph M. Rigby	☐	☐	☐
1j.	Frank L. Sims	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3, 4, 5 and 6.

NOTE: To transact other business that may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D77074-P72547

SOUTH JERSEY INDUSTRIES, INC.
Annual Meeting of Shareholders
May 10, 2022 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael J. Renna and Edythe Nipper, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SOUTH JERSEY INDUSTRIES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, Eastern Time on Tuesday, May 10, 2022, virtually at www.virtualshareholdermeeting.com/SJI2022 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies will vote in their discretion upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Continued and to be signed on reverse side